The Allstate Advisor Variable Annuities
(Advisor, Advisor Plus, Advisor Preferred)
Allstate Life Insurance Company
Street Address: 5801 SW 6th Ave., Topeka KS, 66606-0001
Mailing Address: P.O. Box 758566, Topeka, KS 66675-8566
Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
Prospectus dated May 1, 2017

Allstate Life Insurance Company (“Allstate Life”) is offering the following individual and group flexible premium deferred variable annuity contracts (each, a “Contract”):

•	Allstate Advisor

•	Allstate Advisor Plus

•	Allstate Advisor Preferred
This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Not all Contracts may be available in all states or through your sales representative. Please check with your sales representative for details.
T his prospectus is for informational or educational purposes. It is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. In providing these materials Allstate Life Insurance Company is not acting as a fiduciary as defined by any applicable laws and regulations. Please consult with a qualified investment professional if you wish to obtain investment advice.
Each Contract currently offers several investment alternatives (“investment alternatives”). The investment alternatives include fixed account options (“Fixed Account Options”), depending on the Contract, and include various* variable sub-accounts (“Variable Sub-Accounts”) of the Allstate Financial Advisors Separate Account I (“Variable Account”). Each Variable Sub-Account invests exclusively in shares of the following funds (“Funds”):

AIM Variable Insurance Fund (Invesco Variable Insurance Funds)
Fidelity® Variable Insurance Products (Service Class 2)
Franklin Templeton Variable Insurance Products Trust (Class 2)
Lord Abbett Series Fund, Inc. (Class VC)
Morgan Stanley Variable Insurance Fund, Inc. (formerly, The Universal Institutional Funds, Inc.) Oppenheimer Variable Account Funds (Service Shares) Putnam Variable Trust (Class IB)
* Certain Variable Sub-Accounts may not be available depending on the date you purchased your Contract. In addition, certain Variable Sub-Accounts are closed to Contract Owners not invested in the specified Variable Sub-Accounts by a designated date. Please see Investment Alternatives: The Variable Sub-Accounts section of this Prospectus for information about Variable Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.
Each Fund has multiple investment Portfolios (“Portfolios”). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.
For Allstate Advisor Plus Contracts, each time you make a purchase payment, we will add to your Contract value (“Contract Value”) a credit enhancement (“Credit Enhancement”) of up to 5% (depending on the issue age and your total purchase payments) of such purchase payment. Expenses for this Contract may be higher than a Contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.
We (Allstate Life) have filed a Statement of Additional Information, dated May 1, 2017, with the Securities and Exchange Commission (“SEC”). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. The contents of the Statement of Additional Information are described – see Table of Contents. For a free copy, please write or call us at the address or telephone number above, or go to the SEC’s Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC’s Web site.

ASADVISOR

IMPORTANT NOTICES
The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.
The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits in, or obligations of, or guaranteed or endorsed by, such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.
The Contracts are not FDIC insured.

i

Allstate Advisor Glossary

AB Factor- An element used to calculate the Accumulation Benefit that is determined by the Rider Period and Guarantee Option you selected as of the Rider Date.
Accumulation Benefit- An amount used to determine the minimum Contract Value on the Rider Maturity Date under the TrueReturn Accumulation Benefit Option, which is equal to the Benefit Base multiplied by the AB Factor.
Accumulation Phase - The period that begins on the date we issue your Contract ( “ Issue Date ” ) and continues until the Payout Start Date, which is the date we apply your money to provide income payments.
Accumulation Unit- A unit of measurement used to measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase. To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer.
Accumulation Unit Value- Each Variable Sub-Account has a separate value for its Accumulation Units (this is analogous to, but not the same as, the share price of a mutual fund).
Allstate Life (“we”) : The issuer of the Allstate Advisor, Allstate Advisor Plus, and Allstate Advisor Preferred Variable Annuities, each an individual and group flexible premium deferred variable annuity contract ( “ Contract ” ).
Annuitant- The individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.
Automatic Additions Program- A programs that permits subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.
Automatic Portfolio Rebalancing Program- A program that provides for the automatic rebalancing of the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations after the performance of each Sub-Account causes a shift in the percentage you allocated to each Sub-Account.
Beneficiary(ies)- The person(s) or entity(ies), who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies. You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract.

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Primary Beneficiary- the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

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Contingent Beneficiary- the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

Benefit Base- An amount used solely for the purpose of determining the accumulation or withdrawal benefit (or payments available) of an optional benefit and the Rider Fee. This amount is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value and is subsequently increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals as detailed in the sections that discuss the TrueReturn Accumulation Benefit and each of the Withdrawal Benefit Options. The Benefit Base will never be less than zero.
Benefit Payment- In connection with the Withdrawal Benefit Options, the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment.
Benefit Payment Remaining- In connection with the Withdrawal Benefit Options, the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base (and for the SureIncome Plus Withdrawal Benefit Option and the SureIncome for Life Withdrawal Benefit Option, the SureIncome ROP Death Benefit) by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years.
Benefit Year- In connection with the Withdrawal Benefit Options, the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

Co-Annuitant- An individual who will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply upon the death of the Co-Annuitant.
Contract*- Is an agreement between you, the Contract Owner, and Allstate Life a life insurance company.
Contract Anniversary - Each twelve month period from the date of your contract’s issue date.
Contract Owner (“you”) - The person(s) having the privileges of ownership defined in the Contract.
Contract Value- During the Accumulation Phase, your contract value is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.
Contract Year- The annual period of time measured from the date we issue your Contract or a Contract Anniversary.
Credit Enhancement- For Allstate Advisor Plus Contracts, an amount added to your Contract Value each time you make a purchase payment, of up to 5% of the purchase payment depending on your issue age and total purchase payments.
Dollar Cost Averaging Program- A program that, during the Accumulation Phase, automatically transfers a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts.
Due Proof of Death- Documentation needed when there is a request for payment of the death benefit. We will accept the following documentation as Due Proof of Death: a certified copy of death certificate, a certified copy of decree of a court of competent jurisdiction as to the finding of death, or any other proof acceptable to us.
Earnings Protection Death Benefit Option : An optional death benefit that increases the death benefit provided by the Contract if the oldest Contract Owner or Annuitant is age 70 or younger on the Rider Application Date by the lesser of: (1) 100% (50% if the oldest Contract Owner or Annuitant is over age 70 and both the Contact Owner and Annuitant are younger than 79 on the Rider Application Date) of In-Force Premium, excluding purchase payments made in the twelve month period immediately preceding the death of the Contract Owner or Annuitant; and (2) 40% (25% if the oldest Contract Owner or Annuitant is over age 70 and both the Contract Owner and Annuitant are younger than 79 on the Rider Application Date) of In-Force Earnings.
Enhanced Beneficiary Protection Option: An option available that provides for an enhanced death benefit that accumulates your Contract Value on the Rider Date plus any subsequent payments, at a daily rate equivalent to 5% per year (3% in some states), adjusted for withdrawals and subject to the terms of the benefit.
Excess of Earnings Withdrawal- An amount equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.
Fixed Account Options – Investment options offered through our general account that credit interest at rates we guarantee.
Free Withdrawal Amount- An amount equal to 15% of all purchase payments (excluding Credit Enhancements for Allstate Advisor Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge.
Funds- Each Variable Sub-account invests exclusively in shares of the following underlying funds (“Funds”):

Fidelity® Variable Insurance Products (Service Class 2)
Franklin Templeton Variable Insurance Products Trust (Class 2)
Lord Abbett Series Fund, Inc. (Class VC)
Oppenheimer Variable Account Funds (Service Shares)
Putnam Variable Trust (Class IB) AIM Variable Insurance Funds (Invesco Variable Insurance Funds) Morgan Stanley Variable Insurance Fund, Inc. (formerly, The Universal Institutional Funds, Inc.)

* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to “Contract” in this prospectus include certificates, unless the context requires otherwise. References to “Contract” also include all four Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.

Income Base: An amount used to determine a Retirement Guaranteed Income Benefit that equals the Contract Value on the Rider Date, adjusted for purchase payments and withdrawals, which accumulates interest on a daily basis at a rate equivalent to 5% per year (3% in some states) subject to certain conditions and as detailed in “Retirement Income Guarantee Riders.”
Income Plan- A series of payments made on a scheduled basis to you or to another person designated by you.
Income Protection Benefit Option- An option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments, that guarantees your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2.
In-Force Earnings- An amount equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.
In-force Premium- An amount equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.
Investment Alternatives- Variable Sub-Accounts that invest in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. For more complete information about each Portfolio, including the investment objective(s), expenses and risks associated with the Portfolio; please refer to the prospectuses for the Funds.
IRA Contract- A form of the Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.
Issue Date- The date we issue your Contract.
Market Value Adjustment- A calculation we apply to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under specified circumstances. The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates.
Maximum Anniversary Value: An amount used to determine the Maximum Anniversary Value (MAV) Death Benefit that equals the initial purchase payment (including Credit Enhancement in the case of Allstate Advisor Plus Contracts) on the Issue Date and is subsequently adjusted for purchase payments and withdrawals as detailed in “Death Benefit Amount.”
Maximum Anniversary Value (MAV) Death Benefit Option- An option available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date that provides the opportunity for an increased death benefit. On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value.
Payout Phase- The period of time that begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
Payout Start Date- The date we apply your money to provide income payments.
Payout Withdrawal- If you have elected Income Plan 3, your ability to terminate all or a portion of the income payments being made in exchange for their present value subject to an additional charge.
Portfolios- The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.
Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.
Retirement Income Guarantee Options: Two options that guarantee that the amount of income payments you receive will not be less than those determined by applying the applicable Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan. These riders are no longer offered.
Return of Premium (“ROP”) Death Benefit- A benefit that provides a death benefit equal to the sum of all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal.
Rider Anniversary- For the TrueReturn Accumulation Benefit Option, each twelve month period from the Rider Date.

Rider Application Date- The later of the date we receive the completed application or the request to add an option.
Rider Date - The date any optional benefit is made part of your Contract.
Rider Fee- An additional annual fee that you may pay if you elect certain optional benefits.
Rider Maturity Date- For the TrueReturn Accumulation Benefit Option, the date on which the benefit guarantees a minimum Contract Value, which is determined by the length of the Rider Period which you select and must occur before the latest Payout Start Date (the later of the youngest Annuitant’s 99th birthday or the 10th Contract Anniversary).
Rider Period- The period of time that begins on the Rider Date and ends on the Rider Maturity Date.
Rider Trade-In Option- An option that allows you to cancel your TrueReturn Accumulation Benefit Option or SureIncome Withdrawal Benefit Option and immediately add a new option, subject to certain requirements and conditions.
Right to Cancel- Your ability to cancel the Contract during the Trial Examination Period, and receive a refund (not including any Credit Enhancement).
Settlement Value - The amount paid in the event of a full withdrawal of the Contract Value.
Spousal Protection Benefit (Co-Annuitant) Option- An option that provides that the Co-Annuitant will be considered an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply on the death of the Co-Annuitant.
Standard Fixed Account Option- An option that, if you have selected the Allstate Advisor Contract, allows you to allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation and the length of the initial interest rate guarantee period.
SureIncome Covered Life- In connection with the SureIncome for Life Option, the oldest Contract Owner, or the oldest Annuitant if the Contract Owner is a non-living entity, on the Rider Date.
SureIncome Option Fee- The separate annual Rider Fee applicable if you elect the SureIncome Option.
SureIncome Plus Option Fee- The separate annual Rider Fee applicable if you elect the SureIncome Option.
SureIncome Plus Withdrawal Benefit Option (also referred to as SureIncome Plus Option)- An option that provides a guaranteed withdrawal benefit and gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the option, that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted. This option also provides an additional death benefit option.
SureIncome for Life Option Fee- The separate annual Rider Fee applicable if you elect the SureIncome for Life Option.
SureIncome for Life Withdrawal Benefit Option (also referred to as SureIncome for Life Option) - An option that provides a guaranteed withdrawal benefit and gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the option, as long as the SureIncome Covered Life is alive (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until the death of the SureIncome Covered Life, subject to certain restrictions. This option also provides an additional death benefit option.
SureIncome ROP Death Benefit-An option available under SureIncome for Life and SureIncome Plus that provides a death benefit equal to the Contract Value on the Rider Date and subsequently increased by purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) and decreased by withdrawals as described in “Death of Owner or Annuitant” in the “SureIncome Plus Withdrawal Benefit Option” section.
SureIncome Withdrawal Benefit Option (also referred to as SureIncome Option)- An option that provides a guaranteed withdrawal benefit and gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted.
Systematic Withdrawal Program- A program that permits you to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date.

Tax Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.
Transfer Period Account- Each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.
Trial Examination Period- The period during which you may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require.
TrueBalanceSM Asset Allocation Program- A program that spreads Contract Value across a range of asset classes but is no longer offered for new enrollments.
TrueReturn Accumulation Benefit Option - An option that guarantees a minimum Contract Value on the Rider Maturity Date subject to the terms of the benefit.
Valuation Date - The term used to indicated a “business day,” which means each day Monday through Friday that the New York Stock Exchange is open for business. Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time).
Variable Account- An account for which the income, gains, and losses are determined separately from the results of our other operations. The Variable Account consists of multiple Variable Sub- Accounts, each of which is available under the Contract.
Variable Sub-Account- An investment in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies.
Withdrawal Benefit Factor- In connection with the Withdrawal Benefit Options, a factor used to determine the “Benefit Payment” and Benefit Payment Remaining, which currently equals 8%.
Withdrawal Benefit Payout Phase- In connection with the Withdrawal Benefit Options, the period of time during which the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase. During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. Once all scheduled payments have been paid, the Contract will terminate.
Withdrawal Benefit Payout Start Date- In connection with the Withdrawal Benefit Options, the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.
Withdrawal Benefit Options- Collectively, the SureIncome Option, the SureIncome Plus Option and the SureIncome for Life Option.
Withdrawal Benefit Option Fee- Collectively, the SureIncome Option Fee, the SureIncome Plus Option Fee and the SureIncome for Life Option Fee.

Overview of Contracts

The Contracts offer many of the same basic features and benefits. † They differ primarily with respect to the charges imposed, as follows:

•	The Allstate Advisor Contract has a mortality and expense risk charge of 1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

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The Allstate Advisor Plus Contract offers Credit Enhancement of up to 5% on purchase payments, a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 8.5% with an 8-year withdrawal charge period;

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The Allstate Advisor Preferred Contract with 5-year Withdrawal Charge Option (“Package III”) has a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 5-year withdrawal charge period;

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The Allstate Advisor Preferred Contract with 3-year Withdrawal Charge Option (“Package II”) has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

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The Allstate Advisor Preferred Contract with No Withdrawal Charge Option (“Package I”) has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.19%*, and no withdrawal charges.

Other differences among the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

†
Some broker/dealers and banks may limit the purchase of optional benefits and may limit participation in certain programs. Your individual sales representative will describe any such limitations to you.

*	The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.
The Contracts at a Glance

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

Flexible Payments
We are no longer offering new contracts. You can add to your Contract as often and as much as you like, but each subsequent payment must be at least $1,000 ($50 for automatic payments).

We reserve the right to accept a lesser initial purchase payment amount for each Contract. We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract.

For Allstate Advisor Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement of up to 5% of such purchase payment.

Trial Examination Period
You may cancel your Contract within 20 days of receipt or any longer period as your state may require (“Trial Examination Period”). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. The amount you receive will be less applicable federal and state income tax withholding. If you cancel your Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See “Trial Examination Period” for details.

Expenses
Each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account. You also will bear the following expenses:

Allstate Advisor Contracts

• Annual mortality and expense risk charge equal to 1.10% of average daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Allstate Advisor Plus Contracts

• Annual mortality and expense risk charge equal to 1.40% of average daily net assets.

• Withdrawal charges ranging from 0% to 8.5% of purchase payments withdrawn.

Allstate Advisor Preferred Contracts (with 5-year Withdrawal Charge Option)

• Annual mortality and expense risk charge equal to 1.40% of average daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Allstate Advisor Preferred Contracts (with 3-year Withdrawal Charge Option)

• Annual mortality and expense risk charge equal to 1.50% of average daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Allstate Advisor Preferred Contracts (with No Withdrawal Charge Option) • Annual mortality and expense risk charge equal to 1.60% of average daily net assets.

• No withdrawal charge.

All Contracts

• Annual administrative expense charge of 0.19% (up to 0.35% for future Contracts).

• Annual contract maintenance charge of $30 (waived in certain cases).

• If you select the Maximum Anniversary Value (MAV) Death Benefit Option (“MAV Death Benefit Option”) you will pay an additional mortality and expense risk charge of 0.20%* (up to 0.30% for Options added in the future).

• If you select Enhanced Beneficiary Protection (Annual Increase) Option, you will pay an additional mortality and expense risk charge of 0.30%*.

• If you select the Earnings Protection Death Benefit Option you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner and oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later (“Rider Application Date”).

• If you select the TrueReturnSM Accumulation Benefit Option (“TrueReturn Option”) you would pay an additional annual fee (“Rider Fee”) of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary (“Contract Anniversary”) during the Rider Period. You may not select the TrueReturn Option together with a Retirement Income Guarantee Option or any Withdrawal Benefit Option.

• If you select the SureIncome Option, you would pay an additional annual fee (“SureIncome Option Fee”) of 0.50% of the Benefit Base on each Contract Anniversary (see the SureIncome Option Fee section). You may not select the SureIncome Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

• If you select the SureIncome Plus Withdrawal Benefit Option (“SureIncome Plus Option”) you would pay an additional annual fee (“SureIncome Plus Option Fee”) of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (see the SureIncome Plus Option Fee section). You may not select the SureIncome Plus Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

• If you select the SureIncome For Life Withdrawal Benefit Option (“SureIncome For Life Option”) you would pay an additional annual fee (“SureIncome For Life Option Fee”) of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (see the SureIncome For Life Option Fee section). You may not select the SureIncome For Life Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

• We discontinued offering Retirement Income Guarantee Option 1 (“RIG 1”) as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 1 prior to May 1, 2004, you will pay an additional annual fee (“Rider Fee”) of 0.40%* of the Income Base in effect on a Contract Anniversary.

• We discontinued offering Retirement Income Guarantee Option 2 (“RIG 2”) as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 2 prior to May 1, 2004, you will pay an additional annual Rider Fee of 0.55%* of the Income Base in effect on a Contract Anniversary.

• If you select the Income Protection Benefit Option you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

• If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts (“CSP”) you would pay an additional annual fee (“Rider Fee”) of 0.10%** (up to 0.15% for Options added in the future) of the Contract Value (“Contract Value”) on each Contract Anniversary. These Options are only available for certain types of IRA Contracts, which are Contracts issued with an Individual Retirement Annuity or Account (“IRA”) under Section 408 of the Internal Revenue Code. The CSP is only available for certain Custodial Individual Retirement Accounts established under Section 408 of the Internal Revenue Code. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.**

** No Rider Fee was charged for these Options for Contract Owners who added these Options prior to January 1, 2005. See the Expense Table section in this Prospectus for details.

• Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12th transfer in any Contract Year (“Contract Year”), which we measure from the date we issue your Contract or a Contract Anniversary.

• State premium tax (if your state imposes one).

• Not all Options are available in all states.

We may discontinue any of these options at any time prior to the time you elect to receive it.

* Different rates apply to Contract Owners who added these options prior to May 1, 2003. See the Expense Table section in this Prospectus for details.

Investment Alternatives
Each Contract offers several investment alternatives including:

• Fixed Account Options that credit interest at rates we guarantee, and

• Various* Variable Sub-Accounts investing in Portfolios offering professional money management by these investment advisers:

• Fidelity® Management & Research Company (FMR)

• Franklin Advisers, Inc.

• Franklin Advisory Services, LLC

• Franklin Mutual Advisers, LLC

• AIM Variable Insurance Fund (Invesco Variable Insurance Funds)

• Lord, Abbett & Co. LLC

• OppenheimerFunds, Inc.

• Putnam Investment Management, LLC

• Templeton Asset Management Ltd.

• Templeton Investment Counsel, LLC

• Morgan Stanley Investment Management Inc.

*Certain Variable Sub-Accounts may not be available depending on the date you purchased your Contract. In addition, Certain Variable Sub-Accounts are closed to Contract Owners not invested in the specified Variable Sub-Accounts by a designated date. Please see Investment Alternatives: The Variable Sub-Accounts section of this prospectus for more information.

Not all Fixed Account Options are available in all states or with all Contracts.

To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-457-7617.

Special Services
For your convenience, we offer these special services:

• Automatic Portfolio Rebalancing Program

• Automatic Additions Program

• Dollar Cost Averaging Program

• Systematic Withdrawal Program

• TrueBalanceSM Asset Allocation Program

Income Payments
You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

• life income with guaranteed number of payments

• joint and survivor life income with guaranteed number of payments

• guaranteed number of payments for a specified period

• life income with cash refund

• joint life income with cash refund

• life income with installment refund

• joint life income with installment refund

Prior to May 1, 2004, Allstate Life also offered two Retirement Income Guarantee Options that guarantee a minimum amount of fixed income payments you can receive if you elect to receive income payments.

In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.

Death Benefits
If you, the Annuitant, or Co-Annuitant die before the Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract. In addition to the death benefit included in your Contract (“Return of Premium Death Benefit” or “ROP Death Benefit”), the death benefit options we currently offer include:

• MAV Death Benefit Option;

• Enhanced Beneficiary Protection (Annual Increase) Option; and

• Earnings Protection Death Benefit Option

The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit, (“SureIncome ROP Death Benefit”).

Transfers
Before the Payout Start Date, you may transfer your Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the Standard Fixed Account or Market Value Adjusted Account Options is $100.

A charge may apply after the 12th transfer in each Contract Year.

Withdrawals
You may withdraw some or all of your Contract Value at any time during the Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value Adjustment may also apply.

Unless a Withdrawal Benefit Option is in effect under your Contract: if any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value; and your Contract will terminate if you withdraw all of your Contract Value.

How the Contracts Work

Each Contract basically works in two ways.
First, each Contract can help you (we assume you are the “Contract Owner”) save for retirement because you can invest in your Contract’s investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the “Accumulation Phase” of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the “Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.
Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these “Income Plans”) – see the Income Payments section in this Prospectus. You receive income payments during what we call the “Payout Phase” of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.
The time line below illustrates how you might use your Contract.

Other income payment options are also available. See “Income Payments.”
As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See “The Contracts.” In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See “Death Benefits.”
Please call us at 1-800-457-7617 if you have any question about how the Contracts work.
Expense Table

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see “Expenses,” below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.
Contract Owner Transaction Expenses
Withdrawal Charge (as a percentage of purchase payments withdrawn) *

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Allstate Advisor	7%	7%	6%	5%	4%	3%	2%	0%	0%
Allstate Advisor Plus	8.5%	8.5%	8.5%	7.5%	6.5%	5.5%	4%	2.5%	0%
Allstate Advisor Preferred with:
5-Year Withdrawal Charge Option	7%	6%	5%	4%	3%	0%
3-Year Withdrawal Charge Option	7%	6%	5%	0%
No Withdrawal Charge Option	None

All Contracts:
Annual Contract Maintenance Charge	$30**
Transfer Fee	up to 2.00% of the amount transferred***
* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge (“Free Withdrawal Amount”). See “Withdrawal Charges” for more information.
** Waived in certain cases. See “Expenses.”
*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.
Variable Account Annual Expenses (as a percentage of average daily net asset value deducted from each Variable Sub-Account)
If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

Basic Contract (without any optional benefit)	Mortality and Expense Risk Charge	Administrative Expense Charge*	Total Variable Account Annual Expense
Allstate Advisor	1.10%	0.19%	1.29%
Allstate Advisor Plus	1.40%	0.19%	1.59%
Allstate Advisor Preferred (5-year Withdrawal Charge Option)	1.40%	0.19%	1.59%
Allstate Advisor Preferred (3-year Withdrawal Charge Option)	1.50%	0.19%	1.69%
Allstate Advisor Preferred (No Withdrawal Charge Option)	1.60%	0.19%	1.79%
* We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract.
Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

MAV Death Benefit Option	0.20%* (up to 0.30% for Options added in the future)
Enhanced Beneficiary Protection (Annual Increase) Option	0.30%*
Earnings Protection Death Benefit Option (issue age 0-70)	0.25% (up to 0.35% for Options added in the future)
Earnings Protection Death Benefit Option (issue age 71-79)	0.40% (up to 0.50% for Options added in the future)
* For Contract Owners who added the MAV Death Benefit Option or Enhanced Beneficiary Protection (Annual Increase) Option prior to May 1, 2003, the additional mortality and expense risk charge associated with each Option is 0.15%.
If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced Beneficiary Protection (Annual Increase) Option, and Earnings Protection Death Benefit Option (issue age 71-79)	Mortality and Expense Risk Charge*	Administrative Expense Charge*	Total Variable Account Annual Expense
Allstate Advisor	2.00%	0.19%	2.19%
Allstate Advisor Plus	2.30%	0.19%	2.49%
Allstate Advisor Preferred (5-year Withdrawal Charge Option)	2.30%	0.19%	2.49%
Allstate Advisor Preferred (3-year Withdrawal Charge Option)	2.40%	0.19%	2.59%
Allstate Advisor Preferred (No Withdrawal Charge Option)	2.50%	0.19%	2.69%
* As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract.

TrueReturnSM Accumulation Benefit Option Fee
(annual rate as a percentage of Benefit Base on each Contract Anniversary)

TrueReturnSM Accumulation Benefit Option	0.50%*
* Up to 1.25% for Options added in the future. See “TrueReturnSM Accumulation Benefit Option” for details.
SureIncome Withdrawal Benefit Option Fee
(annual rate as a percentage of Benefit Base on each Contract Anniversary)

SureIncome Withdrawal Benefit Option	0.50%*
* Up to 1.25% for SureIncome Options added in the future. See “SureIncome Withdrawal Benefit Option” for details.
SureIncome Plus Withdrawal Benefit Option Fee
(annual rate as a percentage of Benefit Base on each Contract Anniversary)

SureIncome Plus Withdrawal Benefit Option	0.65%*
* Up to 1.25% for SureIncome Plus Options added in the future. See “SureIncome Plus Withdrawal Benefit Option” for details.
SureIncome For Life Withdrawal Benefit Option Fee
(annual rate as a percentage of Benefit Base on each Contract Anniversary)

SureIncome For Life Withdrawal Benefit Option	0.65%*
* Up to 1.25% for SureIncome For Life Options added in the future. See “SureIncome For Life Withdrawal Benefit Option” for details.
Retirement Income Guarantee Option Fee*
If you selected RIG 1, you would pay a Rider Fee at the annual rate of 0.40%** of the Income Base in effect on a Contract Anniversary. If you selected RIG 2, you would pay an additional Rider Fee at the annual rate of 0.55%** of the Income Base in effect on a Contract Anniversary. See “Retirement Income Guarantee Options” for details.
* We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees shown apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states).
** For Contract Owners who added RIG 1 prior to May 1, 2003, the annual rate is 0.25%. For Contract Owners who added RIG 2 prior to May 1, 2003, the annual rate is 0.45%.
Spousal Protection Benefit (Co-Annuitant) Option Fee
(as a percentage of Contract Value on each Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option	0.10%*
* Applies to Contract Owners who select the Option on or after January 1, 2005. Up to 0.15% for options added in the future.
Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee
(as a percentage of Contract Value on each Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option	0.10%*
* Applies to Contract Owners who select the Option on or after January 1, 2005. Up to 0.15% for options added in the future.
If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts on or after January 1, 2005, you will pay a Rider Fee at the annual rate of 0.10% of the Contract Value on each Contract Anniversary. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. If you selected either of these Options prior to January 1, 2005, there is no charge associated with your Option. See “Spousal Protection Benefit (Co-Annuitant) Option Fee and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee” for details.
Income Protection Benefit Option
The Contracts are also available with the Income Protection Benefit Option. See “Income Payments – Income Protection Benefit Option,” below, for a description of the Option. The charge for the Income Protection Benefit Option is currently 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the Income Protection Benefit Option charge to up to 0.75%. Once your Income Protection Benefit Option is in effect, however, we may not change the fee that applies to your Contract. See “Expenses – Mortality and Expense Risk Charge,” below, for details.
PORTFOLIO ANNUAL EXPENSES – Minimum and Maximum
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio’s fees and expenses appears in the prospectus for each Portfolio.

PORTFOLIO ANNUAL EXPENSES

	Minimum	Maximum
Total Annual Portfolio Operating Expenses (1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or services (12b-1) fees, and other expenses)	0.35%	1.64%

(1)	Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2016 (except as otherwise noted).
EXPENSE EXAMPLE
These examples are intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.
The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

•	invested $10,000 in the Contract for the time periods indicated;

•	earned a 5% annual return on your investment;

•	allocate all of your Account Value to the sub-Account with the Maximum Total Annual Fund Operating Expenses as listed in the Expense Table, and these remain the same each year.*

•	elected the MAV Death Benefit Option and the Enhanced Beneficiary Protection (Annual Increase) Option;

•	elected the Earnings Protection Death Benefit Option (assuming issue age 71-79);

•	elected the Spousal Protection Benefit (Co-Annuitant) Option; and

•	elected the SureIncome Plus Withdrawal Benefit Option. **

The examples also assume:

•	No tax charge applies.

•	For each charge, we deduct the maximum charge rather than current charge.

•	You make no transfers, or other transactions for which we charge a fee.
Amounts shown in the examples are rounded to the nearest dollar.
*      Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.
**      Note: The combination of optional benefits represents the maximum optional benefit charge.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

	ALLSTATE ADVISOR
	Assuming Maximum Total Annual Fund Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,280	$2,328	$3,261	$5,625
If you annuitize your annuity at the end of the applicable time period: [1]	$580	$1,728	$2,861	$5,625
If you do not surrender your annuity:	$580	$1,728	$2,861	$5,625

	ALLSTATE ADVISOR PLUS
	Assuming Maximum Total Annual Fund Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,460	$2,664	$3,645	$5,852
If you annuitize your annuity at the end of the applicable time period: [1]	$610	$1,814	$2,995	$5,852
If you do not surrender your annuity:	$610	$1,814	$2,995	$5,852

	ALLSTATE ADVISOR PREFERRED (with 5-year Withdrawal Charge Option)
	Assuming Maximum Total Annual Fund Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,310	$2,314	$3,295	$5,852
If you annuitize your annuity at the end of the applicable time period: [1]	$610	$1,814	$2,995	$5,852
If you do not surrender your annuity:	$610	$1,814	$2,995	$5,852

	ALLSTATE ADVISOR PREFERRED (with 3-year Withdrawal Charge Option)
	Assuming Maximum Total Annual Fund Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,320	$2,342	$3,040	$5,927
If you annuitize your annuity at the end of the applicable time period: [1]	$620	$1,842	$3,040	$5,927
If you do not surrender your annuity:	$620	$1,842	$3,040	$5,927

	ALLSTATE ADVISOR PREFERRED (with No Withdrawal Charge Option)
	Assuming Maximum Total Annual Fund Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$630	$1,871	$3,084	$6,000
If you annuitize your annuity at the end of the applicable time period: [1]	$630	$1,871	$3,084	$6,000
If you do not surrender your annuity:	$630	$1,871	$3,084	$6,000
1 Your ability to annuitize within the first 30 days of the first Annuity Year may be limited.
Financial Information

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the “Accumulation Unit.” Each Variable Sub-Account has a separate value for its Accumulation Units we call “Accumulation Unit Value.” Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.
Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix K of this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract.

The Contracts

CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

•	the investment alternatives during the Accumulation and Payout Phases,

•	the amount and timing of your purchase payments and withdrawals,

•	the programs you want to use to invest or withdraw money,

•	the income payment plan(s) you want to use to receive retirement income,

•	the Annuitant (either yourself or someone else) on whose life the income payments will be based,

•	the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or the Annuitant dies, and

•	any other rights that the Contract provides, including restricting income payments to Beneficiaries.
If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.
If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).
The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.
If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, or the Earnings Protection Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option or the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts (CSP), the maximum age of any Contract Owner or beneficial owner for CSP on the

Rider Application Date is currently age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is age 85. If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is age 85. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest Contract Owner (oldest annuitant if Contract Owner is a non-living person) on the Rider Application Date are ages 50 and 79, respectively.
The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, (“Code”) may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.
Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Contracts. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.
ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is age 90.
If you select the Enhanced Beneficiary Protection (MAV) Death Benefit Option, Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 79.
If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application Date is age 90.
If you select the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Annuitant on the Rider Application Date is age 90.
If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.
If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 85. If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 85. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest annuitant, if the Contract Owner is a non-living person, on the Rider Application Date are ages 50 and 79, respectively.
If you select an Income Plan that depends on the Annuitant or a joint Annuitant’s life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.
CO-ANNUITANT
Spousal Protection Benefit (Co-Annuitant) Option
Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

•	the individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA;

•	the Contract Owner must be age 90 or younger on the Rider Application Date;

•	the Co-Annuitant must be age 79 or younger on the Rider Application Date; and

•	the Co-Annuitant must be the sole Primary Beneficiary under the Contract.
Under the Spousal Protection Benefit (Co-Annuitant) Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See “Spousal Protection Benefit Option and Death of Co-Annuitant” for more information.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts.
Contracts that meet the following conditions and that elect the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts may name the spouse of the Annuitant as a Co-Annuitant:

•	the beneficially owned Contract must be a Custodial traditional IRA, Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA;

•	the Annuitant must be the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA;

•	the Co-Annuitant must be the legal spouse of the Annuitant and only one Co-Annuitant may be named;

•	the Co-Annuitant must be the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA;

•	the Annuitant must be age 90 or younger on the Rider Application Date; and

•	the Co-Annuitant must be age 79 or younger on the Rider Application Date.
Under the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. The Co-Annuitant is not considered the beneficial owner of the Custodial Traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA. See “Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant” for more information.
BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.
You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.
You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.
If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

•	your spouse or, if he or she is no longer alive,

•	your surviving children equally, or if you have no surviving children,

•	your estate.
If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is a grantor trust), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract Owner is a grantor trust), the remaining Beneficiaries in that class will divide the deceased Beneficiary’s share in proportion to the original share of the remaining Beneficiaries.
For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person A”) has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person B”), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.
If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.
MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.
ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.
Purchases

MINIMUM PURCHASE PAYMENTS
The minimum initial purchase payment for Non- Qualified Contracts is $10,000, ($2,000 for Contracts issued with an IRA or TSA). All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). For Allstate Advisor Plus Contracts, purchase payments do not include any Credit Enhancements. You may make purchase payments at any time prior to the Payout Start Date; however, any additional payments after the initial purchase payment may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of acceptance of purchase payments.
AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.
ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling us at 1-800-457-7617.
We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.
We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.
We use the term “business day” to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as “Valuation Dates.” Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.
There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.
With respect to any purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.
CREDIT ENHANCEMENT
For Allstate Advisor Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the date we receive the completed application for the Contract (“Application Date”). If the oldest Contract Owner or oldest Annuitant is age 86 or older and both are 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. An additional Credit Enhancement will be added to your Contract if the cumulative purchase payments (including the purchase payment being made) less cumulative withdrawals exceed a certain threshold. The thresholds apply individually to each Allstate Advisor Plus Contract you own. The additional Credit Enhancements and their corresponding thresholds are as follows:

Additional Credit Enhancement for Large Contracts	Cumulative Purchase Payments less Cumulative Withdrawals must exceed:
0.50% of the purchase payment	$500,000
1.00% of the purchase payment	$1,000,000
If you exercise your right to cancel the Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See “Trial Examination Period” below for details. The Allstate Advisor Plus Contract may not be available in all states.
We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the corresponding purchase payment. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.
We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See “Expenses.” Under certain circumstances (such as a period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.
TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20-day period after you receive the Contract, or such longer period that your state may require. If you exercise this “Right to Cancel,” the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. The amount you receive will be less applicable federal and state income tax withholding. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.
For Allstate Advisor Plus Contracts, we have received regulatory relief to enable us to recover the amount of any Credit Enhancement applied to Contracts that are cancelled during the Trial Examination Period. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement or the amount of charges deducted prior to cancellation, but will reflect, except in states where we are required to return the amount of your purchase payments, any investment gain or loss associated with your Variable Account purchase payments and with the full amount of the Credit Enhancement, including the deduction of mortality and expense risk charges and administrative expense charges.
We reserve the right to allocate your purchase payments to the Putnam VT Government Money Market – Class IB Sub-Account during the Trial Examination Period.
For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-Accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Putnam VT Government Money Market – Class IB Sub-Account. On the next Valuation Date 40 days after the Issue Date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.
State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for any state specific information.
Contract Value

On the Issue Date, the Contract Value is equal to your initial purchase payment (for Allstate Advisor Plus Contracts, your initial purchase payment plus the Credit Enhancement).
Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.
ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. For Allstate Advisor Plus Contracts, we would credit your Contract additional Accumulation Units of the Variable Sub-Account to reflect the Credit Enhancement paid on your purchase payment. See “Credit Enhancement.” Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.
ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

•	changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

•	the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge
We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.
We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.
You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.
TRUERETURNSM ACCUMULATION BENEFIT OPTION
We offer the TrueReturnSM Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the “Rider Maturity Date.” The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See “Termination of the TrueReturn Option” below for details on termination.
The TrueReturn Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the TrueReturn Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the TrueReturn Option. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a TrueReturn Option, a Retirement Income Guarantee Option or a Withdrawal Benefit Option. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant’s 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by notifying us in writing in a form satisfactory to us.
The “Rider Anniversary” is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The “Rider Period” begins on the Rider Date and ends on the Rider Maturity Date. The “Rider Date” is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. Each Model Portfolio Option available under a Guarantee Option has specific investment requirements that are described in the “Investment Requirements” section below and may depend upon the Rider Date of your TrueReturn Option. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.
The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.
Accumulation Benefit.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Putnam VT Government Money Market – Class IB Sub-Account. You may transfer the excess amount out of the Putnam VT Government Money Market – Class IB Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.
The “Accumulation Benefit” is equal to the Benefit Base multiplied by the AB Factor. The “AB Factor” is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

AB Factors
Rider Period (number of years)	Guarantee Option 1	Guarantee Option 2
8	100.0%	NA
9	112.5%	NA
10	125.0%	100.0%
11	137.5%	110.0%
12	150.0%	120.0%
13	162.5%	130.0%
14	175.0%	140.0%
15	187.5%	150.0%
16	200.0%	160.0%
17	212.5%	170.0%
18	225.0%	180.0%
19	237.5%	190.0%
20	250.0%	200.0%
The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.
Example 1: Guarantee Option 1

Guarantee Option:	1
Rider Period:	15
AB Factor:	187.5%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 187.5%
= $93,750

Example 2: Guarantee Option 2

Guarantee Option:	2
Rider Period:	15
AB Factor:	150.0%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 150.0%
= $75,000
Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See “Investment Requirements” below for more information.
Benefit Base
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

•
The Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

•	The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)	= the withdrawal amount;

(b)	= the Contract Value immediately prior to the withdrawal; and

(c)	= the Benefit Base immediately prior to the withdrawal.
Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.
The Benefit Base will never be less than zero.
Investment Requirements
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option (“Model Portfolio Option”) you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.
When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

1)	to a Model Portfolio Option available with the Guarantee Option you selected, as defined below; or

2)
to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

3)	to a combination of (1) and (2) above.
For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.
On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2, TrueBalanceSM Model Portfolio Options, and Fidelity ® VIP Freedom Funds Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn Option:

Guarantee Option 1	Guarantee Option 2
* Model Portfolio Option 1
* TrueBalance Conservative Model Portfolio Option
* TrueBalance Moderately Conservative Model Portfolio Option
* Fidelity® VIP Freedom Income Fund Model Portfolio Option
* Fidelity® VIP Freedom 2010 Fund Model Portfolio Option

* Model Portfolio Option 2
* TrueBalance Conservative Model Portfolio Option
* TrueBalance Moderately Conservative Model Portfolio Option
* TrueBalance Moderate Model Portfolio Option
* TrueBalance Moderately Aggressive Model Portfolio Option
* TrueBalance Aggressive Model Portfolio Option
* Fidelity® VIP Freedom Income Fund Model Portfolio Option
* Fidelity® VIP Freedom 2010 Fund Model Portfolio Option
* Fidelity® VIP Freedom 2020 Fund Model Portfolio Option
* Fidelity® VIP Freedom 2030 Fund Model Portfolio Option

Note: The TrueBalance Model Portfolio Options were added to the TrueReturn Option on May 1, 2005. TrueBalance model portfolios selected prior to May 1, 2005, may not be used with the TrueReturn Option. The Fidelity ® VIP Freedom Funds Model Portfolio Options are available as Model Portfolio Options under Guarantee Option 1 and Guarantee Option 2 (Rider Date prior to October 1, 2004). For Guarantee Option 2 (Rider Date on or after October 1, 2004), the Fidelity ® VIP Freedom Funds are part of the available Variable Sub-Accounts listed under Model Portfolio Option 2. Please note that only certain Fidelity ® VIP Freedom Funds Model Portfolio Options are available with your TrueReturn Option as summarized in the table above.
You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.
Any subsequent purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.
Model Portfolio Option 1
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Effective October 1, 2004, certain Variable Sub-Accounts under Model Portfolio 1 were reclassified into different asset categories. These changes apply to TrueReturn Options effective prior to and on or after October 1, 2004. The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category :

Model Portfolio Option 1
20% Category A
50% Category B
30% Category C
0% Category D
Category A
Putnam VT Government Money Market Fund – Class IB Sub-Account (formerly Putnam VT Money Market Fund – Class IB Shares)
Category B
FTVIP Franklin U.S. Government Securities VIP Fund – Class 2 Sub-Account
Lord Abbett Series Fund, Inc. – Bond-Debenture Portfolio Sub-Account
Oppenheimer Total Return Bond Fund/VA - Service Class (formerly Oppenheimer Core Bond/VA – Service Class) Sub-Account
Oppenheimer Global Strategic Income Fund/VA – Service Shares Sub-Account
Putnam VT High Yield Fund – Class IB Sub-Account
Putnam VT Income Fund – Class IB Sub-Account
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Debt, Class II)(11)Sub-Account
Morgan Stanley VIF U.S. Real Estate, Class II (formerly UIF U.S. Real Estate, Class II) Sub-Account (8)
Category C
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Mid Cap Portfolio– Service Class 2 Sub-Account
FTVIP Franklin Growth and Income VIP Fund – Class 2 Sub-Account
FTVIP Franklin Income VIP Fund – Class 2 Sub-Account
FTVIP Franklin Large Cap Growth VIP Fund – Class 2 Sub-Account
FTVIP Franklin Small Cap Value VIP Fund – Class 2 Sub-Account
FTVIP Mutual Global Discovery VIP Fund – Class 2 Sub-Account
FTVIP Mutual Shares VIP Fund – Class 2 Sub-Account
FTVIP Templeton Developing Markets VIP Fund – Class 2 Sub-Account
FTVIP Templeton Foreign VIP Fund – Class 2 Sub-Account
FTVIP Franklin Small-Mid Cap Growth VIP Fund – Class 2 Sub-Account (1)
FTVIP Templeton Global Bond VIP Fund – Class 2 Sub-Account (1)
Lord Abbett Series Fund, Inc. – Fundamental Equity Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Growth and Income Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Growth Opportunities Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Mid Cap Stock Portfolio Sub-Account
Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Sub-Account (5)
Oppenheimer Conservative Balanced Fund/VA – Service (5)
Oppenheimer Capital Appreciation Fund/VA – Service Sub-Account (6)
Oppenheimer Main Street®/VA – Service Sub-Account
Oppenheimer Main Street Small Cap Fund/VA – Class 2 Sub-Account
Putnam VT Equity Income Fund – Class IB Sub-Account
Putnam VT Global Asset Allocation Fund – Class IB Sub-Account
Putnam VT Growth and Income Fund – Class IB Sub-Account
Putnam VT International Equity Fund – Class IB Sub-Account
Putnam VT Investors Fund – Class IB Sub-Account

Putnam VT Research Fund – Class IB Sub-Account (2)
Putnam VT George Putnam Balanced Fund – Class IB
Putnam VT Global Utilities Fund – Class IB Sub-Account (2)
Putnam VT Growth Opportunities Fund - Class IB (9)
Invesco V.I. Equity and Income Portfolio – Series II Sub-Account
Morgan Stanley VIF Global Franchise - Class II (formerly UIF Global Franchise, Class II) Sub-Account
Morgan Stanley VIF Mid Cap Growth - Class II (formerly UIF Mid Cap Growth, Class II) Sub-Account
Invesco V.I. American Value Fund - Series I Sub-Account (3)
Invesco V.I. American Value Fund – Series II Sub-Account (3)
Invesco V. I. Comstock Fund – Series II Sub-Account
Invesco V. I. American Franchise Fund – Series II Sub-Account
Invesco V. I. Growth and Income Fund – Series II Sub-Account
Category D (Variable Sub-Accounts not available under Model Portfolio Option 1)
Fidelity® VIP Freedom Income Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Freedom 2010 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2020 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2030 Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Growth Opportunities Portfolio– Service Class 2 Sub-Account (7)
Oppenheimer Global Fund/VA – Service Sub-Account
Putnam VT Global Health Care Fund – Class IB Sub-Account (2)
Putnam VT Multi-Cap Growth Fund – Class IB Sub-Account (2)
Morgan Stanley VIF Growth Portfolio - Class I (formerly UIF Growth, Class I) Sub-Account (3)
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth, Class II) Sub-Account (3)
Invesco V. I. Mid Cap Growth Fund – Series II Sub-Account (4)
Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 1. We will use the percentage allocations as of your most recent instructions.

(1)
The FTVIP Franklin Small-Mid Cap Growth VIP Fund – Class 2 Sub-Account and the FTVIP Templeton Global Bond VIP Fund – Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the TrueReturn Option prior to adding the TrueReturn Option to your Contract. *

(2)
The Putnam VT Global Health Care – Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Multi-Cap Growth – Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Research – Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Global Utilities – Class IB Sub-Account (Category C under TrueReturn) were offered only with Contracts issued prior to October 1, 2004, and closed to new investments effective October 1, 2004. If you add the TrueReturn Option to your Contract on or after October 1, 2004, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract. *

(3)
The UIF Growth, Class II Sub-Account and the Invesco V.I. American Value – Series II Sub-Account are offered with Contracts issued on or after May 1, 2004. Generally, Contract Owners of Contracts issued prior to May 1, 2004, may invest only in the UIF Growth, Class I Sub-Account and the Invesco V.I. American Value – Series I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Growth, Class II Sub-Account and the Invesco V.I. American Value – Series II Sub-Account.

(4)
Effective May 1, 2006, the Invesco V.I. Mid Cap Growth – Series II was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. *

(5)
Effective as of August 30, 2010, the Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Effective as of November 19, 2010, the Oppenheimer Conservative Balanced /VA – Service Shares Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date.

Contract Owners who had contract value invested in either Variable Sub-Account as of their respective closure dates may continue to submit additional investments into the Variable Sub-Accounts thereafter, although they will not be permitted to invest in the Variable Sub-Accounts if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure dates. Contract Owners who did not have contract value invested in either Variable Sub-Accounts as of their specified closure dates may not invest in the Variable Sub-Accounts. *

(6)
Effective as of January 31, 2014, the Oppenheimer Capital Appreciation Fund/VA – Class 2 was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account. *

(7)	On or about April 27, 2015, the Fidelity® VIP Growth Opportunities Portfolio – Service Class 2 acquired the Fidelity® VIP Growth Stock Portfolio – Service Class 2.

(8)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account. *

(9)	Effective November 18, 2016, the Putnam VT Voyager Fund - Class IB was merged into the Putnam VT Growth Opportunities Fund - Class IB.
* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.
Model Portfolio Option 2
The investment requirements under Model Portfolio Option 2 depend on the Rider Date of your TrueReturn Option.
Model Portfolio Option 2 (Rider Date prior to October 1, 2004)
If your TrueReturn Option Rider Date is prior to October 1, 2004 and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004) and the Variable Sub-Accounts available under each category :

Model Portfolio Option 2
(Rider Date Prior to October 1, 2004)
10% Category A
20% Category B
50% Category C
20% Category D
Category A
Putnam VT Government Money Market Fund – Class IB Sub-Account (formerly Putnam VT Money Market Fund – Class IB Shares)
Category B
FTVIP Franklin U.S. Government Securities VIP Fund – Class 2 Sub-Account
Lord Abbett Series Fund, Inc. – Bond-Debenture Portfolio Sub-Account
Oppenheimer Total Return Bond Fund/VA - Service Class (Formerly Oppenheimer Core Bond/VA – Service Class) Sub-Account
Oppenheimer Global Strategic Income/VA – Service Shares Sub-Account
Putnam VT High Yield – Class IB Sub-Account
Putnam VT Income – Class IB Sub-Account
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Debt, Class II) Sub-Account

Morgan Stanley VIF U.S. Real Estate - Class II (formerly UIF U.S. Real Estate, Class II) Sub-Account (8)
Category C
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Mid Cap Portfolio – Service Class 2 Sub-Account
FTVIP Franklin Growth and Income VIP Fund – Class 2 Sub-Account
FTVIP Franklin Income VIP Fund – Class 2 Sub-Account
FTVIP Franklin Large Cap Growth VIP Fund – Class 2 Sub-Account
FTVIP Franklin Mutual Global Discovery VIP Fund – Class 2 Sub-Account
FTVIP Franklin Mutual Shares VIP Fund – Class 2 Sub-Account
FTVIP Franklin Small-Mid Cap Growth VIP Fund – Class 2 Sub-Account (1)
FTVIP Templeton Global Bond VIP Fund – Class 2 Sub-Accounts (1)
Lord Abbett Series Fund, Inc. – Fundamental Equity Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Growth and Income Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Growth Opportunities Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Mid Cap Stock Portfolio Sub-Account
Oppenheimer Conservative Balanced Fund/VA – Service (5)
Oppenheimer Main Street®/VA – Service Shares Sub-Account
Putnam VT Equity Income Fund– Class IB Sub-Account
Putnam VT Global Asset Allocation Fund– Class IB Sub-Account
Putnam VT Growth and Income Fund– Class IB Sub-Account
Putnam VT Research Fund – Class IB Sub-Account(2)
Putnam VT George Putnam Balanced Fund – Class IB Sub-Account
Putnam VT Global Utilities Fund – Class IB Sub-Account (2)
Invesco V.I. Equity and Income – Series II Sub-Account
Morgan Stanley VIF Mid Cap Growth - Class II (formerly UIF Mid Cap Growth, Class II )Sub-Account
Invesco V.I. American Value Fund – Series I Sub-Account (3)
Invesco V.I. American Value Fund – Series II Sub-Account (3)
Invesco V.I. Comstock Fund – Series II Sub-Account
Invesco V.I. Growth and Income Fund, Series II Sub-Account
Category D
Fidelity® VIP Growth Opportunities Portfolio – Service Class 2 Sub-Account (7)
FTVIP Franklin Small Cap Value VIP Fund – Class 2 Sub-Account
FTVIP Templeton Developing Markets VIP Fund – Class 2 Sub-Account
FTVIP Templeton Foreign VIP Fund – Class 2 Sub-Account
Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Sub-Account (5)
Oppenheimer Capital Appreciation/VA – Service Shares Sub-Account (6)
Oppenheimer Global Fund/VA – Service Sub-Account
Putnam VT Global Health Care – Class IB Sub-Account (2)
Putnam VT International Equity – Class IB Sub-Account
Putnam VT Investors – Class IB Sub-Account
Putnam VT Multi-Cap Growth Fund – Class IB Sub-Account (2)
Morgan Stanley VIF Growth Portfolio - Class I (formerly UIF Growth, Class I) Sub-Account (3)
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth, Class II) Sub-Account (3)
Morgan Stanley VIF Global Franchise Portfolio - Class II (formerly UIF Global Franchise, Class II) Sub-Account
Oppenheimer Main Street Small Cap Fund/VA - Class II Sub-Account (9)
Invesco V. I. American Franchise, Class II Sub-Account
Invesco V. I. Mid Cap Growth, Class II Sub-Account (4)

The following Variable Sub-Accounts are not available under Model Portfolio Option 2 (Rider Date Prior to October 1, 2004): Fidelity ® VIP Freedom Income Portfolio – Service Class 2 Sub-Account, Fidelity ® VIP Freedom 2010 Portfolio – Service Class 2 Sub-Account, Fidelity ® VIP Freedom 2020 Portfolio – Service Class 2 Sub-Account and Fidelity ® VIP Freedom 2030 Portfolio – Service Class 2 Sub-Account. Instead, the Fidelity ® VIP Freedom Funds are available as Model Portfolio Options (see table under Investment Requirements Above).

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004). We will use the percentage allocations as of your most recent instructions.

(1)
The FTVIP Franklin Small-Mid Cap Growth VIP Fund – Class 2 Sub-Account and the FTVIP Templeton Global Bond VIP Fund – Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the TrueReturn Option prior to adding the TrueReturn Option to your Contract. *

(2)
The Putnam VT Global Health Care – Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Multi-Cap Growth – Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Research – Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Global Utilities – Class IB Sub-Account (Category C under TrueReturn) were offered only with Contracts issued prior to October 1, 2004, and closed to new investments effective October 1, 2004. If you add the TrueReturn Option to your Contract on or after October 1, 2004, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract. *

(3)
The UIF Growth, Class II Sub-Account and the Invesco V.I. American Value – Series II Sub-Account are offered with Contracts issued on or after May 1, 2004. Generally, Contract Owners of Contracts issued prior to May 1, 2004, may invest only in the UIF Growth, Class I Sub-Account and the Invesco V.I. American Value – Series I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Growth, Class II Sub-Account and the Invesco V.I. American Value – Series II Sub-Account.

(4)
Effective May 1, 2006, the Invesco V.I. Mid Cap Growth – Series II was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. *

(5)
Effective as of August 30, 2010, the Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Effective as of November 19, 2010, the Oppenheimer Conservative Balanced /VA – Service Shares Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date.

Contract Owners who had contract value invested in either Variable Sub-Account as of their respective closure dates may continue to submit additional investments into the Variable Sub-Accounts thereafter, although they will not be permitted to invest in the Variable Sub-Accounts if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure dates. Contract Owners who did not have contract value invested in either Variable Sub-Accounts as of their specified closure dates may not invest in the Variable Sub-Accounts. *

(6)
Effective as of January 31, 2014, the Oppenheimer Capital Appreciation Fund/VA – Class 2 was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account. *

(7)	On or about April 27, 2015, the Fidelity® VIP Growth Opportunities Portfolio – Service Class 2 acquired the Fidelity® VIP Growth Stock Portfolio – Service Class 2.

(8)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date were not permitted to invest in the Variable Sub-Account.

(9)
Effective as of April 26, 2017, the UIF Small Company Growth Portfolio, Class II was closed for new purchase payment allocations to all Contract owners. Effective April 28, 2017, the UIF Small Company Growth Portfolio, Class II was liquidated. On the liquidation date, the Portfolio was no longer available under your Annuity contract, and any contract value allocated to this liquidated Portfolio was transferred, as of the close of business on the liquidation date to one of the default transfer portfolios. If you are in a Model Portfolio Option, your contract value was transferred to the Oppenheimer Main Street Small Cap Fund/VA - Class 2 Shares. If you were not in a Model Portfolio, your contract value was transferred to the Putnam VT Government Money Market Fund – Class IB.

For a period of 60 days after the liquidation date, any Contract Value that was transferred to the Oppenheimer Main Street Small Cap Fund/VA - Class 2 Shares (if you are in a Model Portfolio Option) or the Putnam VT Government Money Market Fund – Class IB (if you are not in a Model Portfolio Option) as the result of the liquidation can be transferred free of charge and will not count as one of your annual free transfers. If you are in a Model Portfolio Option, any transfer out of the Oppenheimer Main Street Small Cap Fund/VA Class 2 Shares must comply with the investment requirements of that Model Portfolio Option. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in this prospectus.
* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.
Rider Date on or after October 1, 2004
If your TrueReturn Option Rider Date is on or after October 1, 2004, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after October 1, 2004):

Model Portfolio Option 2
(Rider Date on or after October 1, 2004)
Available
Fidelity® VIP Freedom Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2010 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2020 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2030 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Mid Cap Portfolio – Service Class 2 Sub-Account
FTVIP Franklin Growth and Income VIP Fund – Class 2 Sub-Account
FTVIP Franklin Income VIP Fund – Class 2 Sub-Account
FTVIP Franklin Large Cap Growth VIP Fund – Class 2 Sub-Account
FTVIP Franklin Small Cap Value VIP Fund – Class 2 Sub-Account
FTVIP Franklin Mutual Global Discovery VIP Fund – Class 2 Sub-Account
FTVIP Franklin U.S. Government Securities VIP Fund – Class 2 Sub-Account
FTVIP Franklin Mutual Shares VIP Fund – Class 2 Sub-Account
FTVIP Templeton Developing Markets VIP Fund – Class 2 Sub-Account
FTVIP Templeton Foreign VIP Fund – Class 2 Sub-Account
FTVIP Franklin Small-Mid Cap Growth VIP Fund – Class 2 Sub-Account (1)
FTVIP Templeton Global Bond VIP Fund – Class 2 Sub-Account (1)
Lord Abbett Series Fund, Inc. – Fundamental Equity Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Bond-Debenture Portfolio Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Growth and Income Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Growth Opportunities Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Mid Cap Stock Portfolio Sub-Account
Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Sub-Account (4)
Oppenheimer Conservative Balanced Fund/VA – Service (4)
Oppenheimer Total Return Bond Fund/VA Service Class (formerly Oppenheimer Core Bond/VA – Service Class) Sub-Account
Oppenheimer Capital Appreciation Fund/VA – Service Shares Sub-Account (5)
Oppenheimer Main Street® Fund/VA – Service Shares Sub-Account
Oppenheimer Global Strategic Income/Fund/VA – Service Shares Sub-Account
Putnam VT Equity Income Fund – Class IB Sub-Account
Putnam VT Global Asset Allocation Fund – Class IB Sub-Account
Putnam VT Growth and Income Fund – Class IB Sub-Account
Putnam VT High Yield Fund – Class IB Sub-Account
Putnam VT Income Fund – Class IB Sub-Account
Putnam VT International Equity Fund – Class IB Sub-Account
Putnam VT Investors Fund – Class IB Sub-Account

Putnam VT Government Money Market Fund – Class IB Sub-Account (formerly Putnam VT Money Market Fund – Class IB Shares)
Putnam VT George Putnam Balanced Fund – Class IB Sub-Account
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Debt, Class II) Sub-Account
Morgan Stanley VIF Global Franchise Fund - Class II (formerly UIF Global Franchise, Class II) Sub-Account
Morgan Stanley VIF Mid Cap Growth - Class II (formerly UIF Mid Cap Growth, Class II) Sub-Account
Invesco V.I. American Value Fund, Series I Sub-Account (2)
Invesco V.I. American Value, Series II Sub-Account (2)
Morgan Stanley VIF U.S. Real Estate - Class II (formerly UIF U.S. Real Estate, Class II) Sub-Account (6)
Invesco V.I. American Franchise Fund – Series II Sub-Account
Invesco V.I. Comstock Fund – Class II Sub-Account
Invesco V.I. Growth and Income Fund – Series II Sub-Account
Excluded
Fidelity® VIP Growth Opportunities Portfolio – Service Class 2 Sub-Account
Oppenheimer Global Fund/ VA – Service Sub-Account
Morgan Stanley VIF Growth Portfolio - Class I (formerly UIF Growth, Class I) Sub-Account (2)
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth, Class II) Sub-Account (2)
Invesco V.I. Mid Cap Growth Fund – Series II Sub-Account (3)

(1)
The FTVIP Franklin Small-Mid Cap Growth VIP Fund – Class 2 Sub-Account and the FTVIP Templeton Global Bond VIP Fund – Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the TrueReturn Option prior to adding the TrueReturn Option to your Contract. *

(2)
The UIF Growth, Class II Sub-Account and the Invesco V.I. American Value – Series II Sub-Account are offered with Contracts issued on or after May 1, 2004. Generally, Contract Owners of Contracts issued prior to May 1, 2004, may invest only in the UIF Growth, Class I Sub-Account and the Invesco V.I. American Value – Series I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Growth, Class II Sub-Account and the Invesco V.I. American Value – Series II Sub-Account.

(3)
Effective May 1, 2006, the Invesco V.I. Mid Cap Growth – Series II was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. *

(4)
Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date: Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Sub-Account. Effective as of November 19, 2010, the Oppenheimer Conservative Balanced/VA – Service Shares Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date.

Contract Owners who had contract value invested in these Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Accounts thereafter, although they will not be permitted to invest in the Variable Sub-Accounts if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in these Variable Sub-Accounts as of the specified closure date may not invest in the Variable Sub-Accounts. *

(5)
Effective as of January 31, 2014, the Oppenheimer Capital Appreciation Fund/VA – Class 2 was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account. *

(6)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.

TrueBalanceSM Model Portfolio Options.
If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.
Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.
Cancellation of the TrueReturn Option.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.
Death of Owner or Annuitant.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, as described in the Death Benefits section of this Prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
Rider Trade-In Option.
We offer a “Rider Trade-In Option” that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option (“New Option”), provided all of the following conditions are met:

•
The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

•	The New Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

•	The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.
For example, if you trade-in your TrueReturn Option:

•	the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

•	the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

•	the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

•	the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

•	any waiting period for canceling the New Option will start again on the new Rider Date;

•	any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

•	the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

We are also making the Withdrawal Benefit Options available at the time of your first utilization of this TrueReturn Rider Trade-In Option. We may discontinue offering any of these Withdrawal Benefit Options under the Rider Trade-In Option with respect to new TrueReturn Options added in the future at anytime at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have a Withdrawal Benefit Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Option and immediately add a new SureIncome Option, a new SureIncome Plus Option, or a new SureIncome For Life Option, provided all of the following conditions are met:

•
The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. At our discretion, we reserve the right to extend the date at which time the trade-in may occur up to the 10th anniversary of the Rider Date at any time. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

•
The new Withdrawal Benefit Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The new Withdrawal Benefit Option must be a Withdrawal Benefit Option that we make available for use with this Rider Trade-In Option.

•
The issue requirements and terms and conditions of the new Withdrawal Benefit Option must be met as of the date the new Withdrawal Benefit Option is made a part of your Contract. Currently, if you select the SureIncome or SureIncome Plus Withdrawal Benefit Option by utilizing the Rider Trade-In Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For other Withdrawal Benefit Options that may be selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

You should consult with your sales representative before trading in your TrueReturn Option.
Termination of the TrueReturn Option.
The TrueReturn Option will terminate on the earliest of the following to occur:

•	on the Rider Maturity Date;

•	on the Payout Start Date;

•	on the date your Contract is terminated;

•	on the date the Option is cancelled;

•	on the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	on the date the Option is replaced with a New Option under the Rider Trade-In Option.
We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.
Fidelity ® VIP Freedom Funds Model Portfolio Options.
If you choose one of the Fidelity ® VIP Freedom Funds Model Portfolio Options or transfer your entire Contract Value into one of the Fidelity ® VIP Freedom Funds Model Portfolio Options we will invest your Contract Value entirely into the Fidelity ® VIP Freedom Sub-Account associated with the Fidelity ® VIP Freedom Funds Model Portfolio Option you have currently selected. The following table lists the Fidelity ® VIP Freedom Sub-Account associated with each Fidelity ® VIP Freedom Funds Model Portfolio Option:

Fidelity® VIP Freedom Funds Model Portfolio Options	Fidelity® VIP Freedom Sub-Account
Fidelity® VIP Freedom Income Fund Model Portfolio Option	Fidelity® VIP Freedom Income – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2010 Fund Model Portfolio Option	Fidelity® VIP Freedom 2010 – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2020 Fund Model Portfolio Option	Fidelity® VIP Freedom 2020 – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2030 Fund Model Portfolio Option	Fidelity® VIP Freedom 2030 – Service Class 2 Sub-Account
The Fidelity ® VIP Freedom Funds Model Portfolio Options are available as Model Portfolio Options under Guarantee Option 1 and Guarantee Option 2 (Rider Date prior to October 1, 2004). For Guarantee Option 2 (Rider Date on or after October 1, 2004), the Fidelity ® VIP Freedom Funds are part of the available Variable Sub-Accounts listed under Model Portfolio Option 2. Please note only certain Fidelity ® VIP Freedom Funds Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

WITHDRAWAL BENEFIT OPTIONS
“Withdrawal Benefit Options” is used to refer collectively to the SureIncome Withdrawal Benefit Option, the SureIncome Plus Withdrawal Benefit Option, and the SureIncome For Life Withdrawal Benefit Option. “Withdrawal Benefit Option” is used to refer to any one of the Withdrawal Benefit Options.
Some broker-dealers or banks may limit the availability of one or more Withdrawal Benefit Option. Your individual sales representative will describe any limitations to you.
SUREINCOME WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Withdrawal Benefit Option (“SureIncome Option”), which is available for an additional fee.
The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).
The SureIncome Option guarantees an amount up to the “Benefit Payment Remaining” which will be available for withdrawal from the Contract each “Benefit Year” until the “Benefit Base” (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract owner as described below under the “Withdrawal Benefit Payout Phase”.
For purposes of the SureIncome Option, “withdrawal” means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.
The “Rider Date” is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.
The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Option. Currently, you may have only one Withdrawal Benefit Option (SureIncome, SureIncome Plus or SureIncome For Life) in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the “Rider Application Date”). (The maximum age may depend on your state.) The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.
We may discontinue offering, at any time without prior notice, the SureIncome Option to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.
Withdrawal Benefit Factor
The “Withdrawal Benefit Factor” is used to determine the “Benefit Payment” and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.
Benefit Payment and Benefit Payment Remaining
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.
The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.
During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

•	The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options); or

•
The value of the Benefit Payment of the previous Withdrawal Benefit Option (attached to your Contract) which is being terminated under a rider trade-in option (see “Rider Trade-In Option” below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

•	The Benefit Payment immediately prior to the withdrawal; or

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.
The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.
Benefit Base
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.
The Benefit Base may also be reduced in other situations as detailed in the “Contract Owner and Assignment of Payments or Interest” section below.
If the Benefit Base is reduced to zero, this SureIncome Option will terminate.
For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix H.
Contract Owner and Assignment of Payments or Interest
If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.
Contract Value
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:
The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.
No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.
Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.
During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Code Section 401(a)(9), we will not permit a change in the payment frequency or level.
If your Contract is not subject to Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.
If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.
Once all scheduled payments have been paid, the Contract will terminate.
Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.
Investment Requirements
If you add a SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in “Investment Requirements (Applicable to All Withdrawal Benefit Options)” below.
Cancellation of the SureIncome Option
You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any such change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.
Rider Trade-In Option
We offer a “Rider Trade-In Option” that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option (“New SureIncome Option”). We currently offer the SureIncome Option or SureIncome Plus Withdrawal Benefit Option as New SureIncome Options available under the Rider Trade-In Option. We may also offer other Options (“New Options”) under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion. If we do so, SureIncome Options issued prior to this time will continue to have a Withdrawal Benefit Option and TrueReturn Option available at the time of the first utilization of this SureIncome Rider Trade-In Option.

This Rider Trade-in Option is available provided all of the following conditions are met:

•
The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

•
The New SureIncome Option or any New Option will be made a part of your Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The New SureIncome Option or any New Option must be an Option that we make available for use with this Rider Trade-In Option.

•
The issue requirements and terms and conditions of the New SureIncome Option or the New Option must be met as of the date any such Option is made a part of your Contract. Currently, if you select the SureIncome or SureIncome Plus Withdrawal Benefit Option utilizing the Rider Trade-in Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For a New SureIncome Option or New Option that may be offered and selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

If the New Option is a New SureIncome Option, it must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.
You should consult with your sales representative before trading in your SureIncome Option.
Death of Owner or Annuitant
If the Owner or Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Option will continue unless the new Owner elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Option below. If the Contract is not continued, then the SureIncome Option will terminate on the date we received a complete request for settlement of the Death Proceeds.
Termination of the SureIncome Option
The SureIncome Option will terminate on the earliest of the following to occur:

•	The Benefit Base is reduced to zero;

•	On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

•	On the date the Contract is terminated;

•	On the date the SureIncome Option is cancelled;

•	On the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	On the date the SureIncome Option is replaced with a New Option under the Rider Trade-In Option.
SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Plus Withdrawal Benefit Option (“SureIncome Plus Option”), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome Plus Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, that total an amount equal to your purchase payments plus any applicable credit enhancements, subject to certain restrictions. Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (see defined terms below). The SureIncome Plus Option also provides an additional death benefit option.
The SureIncome Plus Option guarantees an amount up to the “Benefit Payment Remaining” which will be available for withdrawal from the Contract each “Benefit Year” until the “Benefit Base” (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the “Withdrawal Benefit Payout Phase”. Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome Plus Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit

(“SureIncome ROP Death Benefit”). This death benefit option is described below under “Death of Owner or Annuitant” and in the Death Benefits section of this Prospectus.
For purposes of the SureIncome Plus Option, “withdrawal” means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Plus Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.
The “Rider Date” is the date the SureIncome Plus Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.
The SureIncome Plus Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Plus Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Plus Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may not have more than one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Plus Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the “Rider Application Date”). (The maximum age may depend on your state.) The SureIncome Plus Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Code Section 403(b) at this time. We reserve the right to make the SureIncome Plus Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Plus Option may not be cancelled at any time.
We may discontinue offering the SureIncome Plus Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Plus Option prior to the date of discontinuance.
Withdrawal Benefit Factor
The “Withdrawal Benefit Factor” is used to determine the “Benefit Payment” and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Plus Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Plus Option, it cannot be changed after the Rider Date.
Benefit Payment and Benefit Payment Remaining
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.
The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.
During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Plus Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.
On the Rider Date, the Benefit Payment is equal to the greater of:

•	The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Plus Options); or

•
The value of the Benefit Payment of the previous Withdrawal Benefit Option (attached to your Contract) which is being terminated under a rider trade-in option, if applicable. See Rider Trade-In Option, above, under SureIncome Withdrawal Benefit Option for more information.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

•	The Benefit Payment immediately prior to the withdrawal; or

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.
On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

•	The Benefit Payment following the application of all purchase payments and withdrawals on that Contract Anniversary; and

•	The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals, and expenses multiplied by the Withdrawal Benefit Factor.
The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.
Benefit Base
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Plus Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

•	The Contract Value immediately prior to the withdrawal less the amount of the withdrawal; or

•	The Benefit Base immediately prior to the withdrawal less the amount of the withdrawal.
As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.
On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

•	The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

•	The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.
The Benefit Base may also be reduced in other situations as detailed in the “Contract Owner and Assignment of Payments or Interest” section below.
If the Benefit Base is reduced to zero, this SureIncome Plus Option will terminate.
For numerical examples that illustrate how the values defined under the SureIncome Plus Option are calculated, see Appendix I.
Contract Owner and Assignment of Payments or Interest
If you change the Contract Owner or assign any payments or interest under the Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value or the Benefit Base at the time of assignment.
Contract Value
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Plus Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.
Withdrawal Benefit Payout Phase
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.
The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase ends at this point, the SureIncome ROP Death Benefit no longer applies.
Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.
During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the commencement of the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Plus Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Code Section 401(a)(9), we will not permit a change in the payment frequency or level.
If your Contract is not subject to Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.
If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.
Once all scheduled payments have been paid, the Contract will terminate.
Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.
Investment Requirements
If you add a SureIncome Plus Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in “Investment Requirements (Applicable to All Withdrawal Benefit Options)” below.
Death of Owner or Annuitant
If the Owner or the Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Plus Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Plus Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Plus Option will continue unless the new Owner elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Plus Option below. If the Contract is not continued, then the SureIncome Plus Option will terminate on the date we received a complete request for settlement of the Death Proceeds.
The SureIncome Plus Option also makes available the SureIncome ROP Death Benefit. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

•
If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.
As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.
For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome Plus Option is calculated, see Appendix I.
Refer to the Death Benefits section in this Prospectus for more details on the SureIncome ROP Death Benefit.
Termination of the SureIncome Plus Option
The SureIncome Plus Option will terminate on the earliest of the following to occur:

•	The Benefit Base is reduced to zero;

•	On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

•	On the date the Contract is terminated;

•	On the date the SureIncome Plus Option is cancelled as detailed under Death of Owner or Annuitant above; or

•	On the date we receive a Complete Request for Settlement of the Death Proceeds.
SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION
We offer the SureIncome For Life Withdrawal Benefit Option (“SureIncome For Life Option”), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome For Life Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, as long as the SureIncome Covered Life is alive, subject to certain restrictions. Therefore, regardless of subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until the death of the SureIncome Covered Life (as defined below), subject to certain restrictions. The SureIncome For Life Option also provides an additional death benefit option.
The SureIncome For Life Option guarantees an amount up to the “Benefit Payment Remaining” which will be available for withdrawal from the Contract each “Benefit Year” as long as the SureIncome Covered Life is alive, subject to certain restrictions. The “SureIncome Covered Life” is the oldest Contract Owner, or the oldest Annuitant if the Contact Owner is a non-living entity, on the Rider Date. If the Contract Value is reduced to zero and the Benefit Payment is still greater than zero, we will distribute an amount equal to the Benefit Payment each year to the Contract Owner as described below under the “Withdrawal Benefit Payout Phase” as long as the SureIncome Covered Life is alive. Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome For Life Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit (“SureIncome ROP Death Benefit”). This Option is described below under “Death of Owner or Annuitant” and in the Death Benefits section in this Prospectus.
For purposes of the SureIncome For Life Option, “withdrawal” means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome For Life Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.
The “Rider Date” is the date the SureIncome For Life Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.
The SureIncome For Life Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome For Life Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome For Life Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome For Life Option is only available if the oldest Contract Owner or the oldest Annuitant, if the Contract Owner is a non-living entity (i.e., the SureIncome Covered Life) is between the ages of 50 and 79, inclusive, on the effective date of the Rider (the “Rider Application Date”). (The maximum age may depend on your state.) The SureIncome For Life Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Code Section 403(b) at this time. We reserve the right to make the

SureIncome For Life Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome For Life Option may not be cancelled at any time.
We may discontinue offering the SureIncome For Life Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome For Life Option prior to the date of discontinuance.
Withdrawal Benefit Factor
The “Withdrawal Benefit Factor” is used to determine the “Benefit Payment” and Benefit Payment Remaining. Prior to the earlier of the date of the first withdrawal after the issuance of the SureIncome For Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor used in these determinations may change as shown below. Generally speaking, during this period the Withdrawal Benefit Factor will increase as the SureIncome Covered Life grows older. On the earlier of the date of the first withdrawal after the issuance of the SureIncome for Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor will be fixed at the then applicable rate, based on the then current attained age of the SureIncome Covered Life, and will be used in all subsequent determinations of Benefit Payments and Benefit Payments Remaining. After this date the Withdrawal Benefit Factor will not change.
We currently offer the following Withdrawal Benefit Factors:

Attained Age of SureIncome Covered Life	Withdrawal Benefit Factor
50 – 59	4%
60 – 69	5%
70 +	6%
The Withdrawal Benefit Factors and age ranges applicable to your Contract are set on the Rider Date. They cannot be changed after the SureIncome For Life Option has been added to your Contract. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome For Life Options, change the age ranges to which they apply, and/or to eliminate currently available Withdrawal Benefit Factors.
Benefit Payment and Benefit Payment Remaining
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary are applied to the Benefit Year that just ended on that Contract Anniversary.
The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.
On the Rider Date, the Benefit Payment is equal to the Contract Value multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life.
After the Rider Date, the Benefit Payment and Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life. On the date of the first withdrawal after the Rider Date the Benefit Payment and Benefit Payment Remaining will equal the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life multiplied by the Benefit Base immediately after application of any purchase payments, but prior to the withdrawal on that date. The Withdrawal Benefit Factor used in all future calculations will not change.
After the first withdrawal, the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor. The Benefit Payment Remaining is reduced by the amount of any withdrawal. The Benefit Payment Remaining will never be less than zero.
After the first withdrawal, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor. The Benefit Payment is affected by withdrawals as follows:

•	If a withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

•	If a withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

•	The Benefit Payment immediately prior to the withdrawal; or

•	The Benefit Base immediately after the withdrawal multiplied by the Withdrawal Benefit Factor.

If the Benefit Payment is reduced to zero, the SureIncome For Life Option will terminate.
On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

•	The Benefit Payment following application of all purchase payments and withdrawals on that Contract Anniversary; or

•	The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses, multiplied by the Withdrawal Benefit Factor currently applicable.
The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.
Benefit Base
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome For Life Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The Benefit Base immediately prior to withdrawal less the amount of the withdrawal (this value cannot be less than zero).
As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.
On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

•	The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

•	The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.
For numerical examples that illustrate how the values defined under the SureIncome For Life Option are calculated, see Appendix J.
Contract Value
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Payment is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome For Life Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.
Withdrawal Benefit Payout Phase
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.
The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase of the Contract ends at this point, the SureIncome ROP Death Benefit no longer applies.
Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made until the later of the death of the SureIncome Covered Life or over a period certain based on the total payments made equaling at least the Benefit Base on the Payout Start Date. If your Contract is subject to Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome For Life Option may be larger during the period certain so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Code Section 401(a)(9), we will not permit a change in the payment frequency or level.
If your Contract is not subject to Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.
If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.
Once all scheduled payments have been paid, the Contract will terminate.
Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.
Investment Requirements
If you add a SureIncome For Life Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in “Investment Requirements (Applicable to All Withdrawal Benefit Options)” below.
Death of Owner or Annuitant
If the SureIncome Covered Life dies during the Accumulation Phase of the Contract, the SureIncome For Life Option will terminate on the date of the SureIncome Covered Life’s death. If the Contract Owner or the Annuitant who is not the SureIncome Covered Life dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome For Life Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome For Life Option. If the SureIncome For Life Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome For Life Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
The SureIncome For Life Option also makes available the SureIncome ROP Death Benefit. The SureIncome ROP Death Benefit is only available upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

•
If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.
As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge applicable.
For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome For Life Option is calculated, see Appendix J.
Refer to the Death Benefits section in this prospectus for more details on the SureIncome ROP Death Benefit.
Termination of the SureIncome For Life Option

The SureIncome For Life Option will terminate on the earliest of the following to occur:

•	The Benefit Payment is reduced to zero;

•	On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

•	On the date the Contract is terminated;

•
On the date the SureIncome Covered Life is removed from the Contract for any reason, and is no longer a Contract Owner or Annuitant under the Contract (if the Covered Life continues as only the Beneficiary, the Option will terminate);

•	On the date the SureIncome For Life Option is cancelled as detailed under Death of Owner or Annuitant section above;

•	On the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	On the date the SureIncome Covered Life dies if the SureIncome Covered Life dies prior to the Payout Start Date.
INVESTMENT REQUIREMENTS (APPLICABLE TO ALL WITHDRAWAL BENEFIT OPTIONS)
If you add a Withdrawal Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your current Model Portfolio Option and your Withdrawal Benefit Factor(s). These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a Withdrawal Benefit Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a New SureIncome Option or to a New Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future including specific model portfolio options (“Model Portfolio Options”) as described below available only to certain Withdrawal Benefit Factors.
When you add a Withdrawal Benefit Option to your Contract, you must allocate your entire Contract Value as follows:

1)	to a Model Portfolio Option available as described below;

2)	to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and interest to an available Model Portfolio Option; or

3)	to a combination of (1) and (2) above.
For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.
On the Rider Date, you must select only one of the Model Portfolio Options to which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalanceSM Model Portfolio Options sections of this prospectus for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

* Model Portfolio Option 1
* TrueBalance Conservative Model Portfolio Option
* TrueBalance Moderately Conservative Model Portfolio Option
* TrueBalance Moderate Model Portfolio Option
* TrueBalance Moderately Aggressive Model Portfolio Option
* TrueBalance Aggressive Model Portfolio Option
Note: The TrueBalance Model Portfolio Options were first made available in connection with a Withdrawal Benefit Option on May 1, 2005. Any TrueBalance model portfolios offered under the TrueBalance Asset Allocation Program prior to May 1, 2005, may not be used in connection with a Withdrawal Benefit Option.
You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the

Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding a Withdrawal Benefit Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account, any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections for your Model Portfolio Option.
Any subsequent purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all investment alternatives, unless you request otherwise.
Model Portfolio Option 1.
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, we have divided the Variable Sub-Accounts into two separate categories: “Available” and “Excluded.” Currently, you may allocate up to 100% of your Contract Value to the Available Variable Sub-Accounts in any manner you choose. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows:

Available
Fidelity® VIP Freedom 2010 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2020 Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Freedom 2030 Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Contrafund® Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Mid Cap Portfolio – Service Class 2 Sub-Account
FTVIP Franklin Growth and Income VIP Fund – Class 2 Sub-Account
FTVIP Franklin Income VIP Fund – Class 2 Sub-Account
FTVIP Franklin Large Cap Growth VIP Fund – Class 2 Sub-Account
FTVIP Franklin Mutual Global Discovery VIP Fund – Class 2 Sub-Account
FTVIP Franklin Small Cap Value VIP Fund – Class 2 Sub-Account
FTVIP Franklin U.S. Government Securities VIP Fund – Class 2 Sub-Account
FTVIP Franklin Mutual Shares VIP Fund – Class 2 Sub-Account
FTVIP Templeton Developing Markets VIP Fund – Class 2 Sub-Account
FTVIP Templeton Foreign VIP Fund – Class 2 Sub-Account
FTVIP Franklin Small-Mid Cap Growth VIP Fund – Class 2 Sub-Account (1)
FTVIP Templeton Global Bond VIP Fund – Class 2 Sub-Account (1)
Lord Abbett Series Fund, Inc. – Fundamental Equity Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Bond-Debenture Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Growth and Income Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Growth Opportunities Portfolio Sub-Account
Lord Abbett Series Fund, Inc. – Mid Cap Stock Portfolio Sub-Account
Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Sub-Account (4)
Oppenheimer Conservative Balanced Fund/ VA – Service (4)
Oppenheimer Total Return Bond Fund/VA – Service Class (formerly Oppenheimer Core Bond/VA – Service Class) Sub-Account
Oppenheimer Capital Appreciation Fund/VA – Service Shares Sub-Account (5)
Oppenheimer Main Street® Fund/VA – Service Shares Sub-Account
Oppenheimer Main Street Small Cap Fund/VA – Class 2 Shares Sub-Account
Oppenheimer Global Strategic Income Fund/VA – Service Shares Sub-Account
Putnam VT Equity Income Fund – Class IB Sub-Account

Putnam VT Global Asset Allocation Fund – Class IB Sub-Account
Putnam VT Growth and Income Fund– Class IB Sub-Account
Putnam VT High Yield Fund– Class IB Sub-Account
Putnam VT Income Fund – Class IB Sub-Account
Putnam VT International Equity Fund – Class IB Sub-Account
Putnam VT Investors Fund – Class IB Sub-Account
Putnam VT Government Money Market Fund – Class IB Sub-Account (formerly Putnam VT Money Market Fund – Class IB Shares)
Putnam VT George Putnam Balanced Fund – Class IB Sub-Account
Putnam VT Growth Opportunities Fund - Class IB Sub-Account (7)
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Debt, Class II) Sub-Account
Morgan Stanley VIF Global Franchise Portfolio - Class II (formerly UIF Global Franchise, Class II) Sub-Account
Morgan Stanley VIF Mid Cap Growth Portfolio- Class II (formerly UIF Mid Cap Growth, Class II) Sub-Account
Invesco V.I. American Value Fund - Series I Sub-Account (2)
Invesco V.I. American Value Fund - Series II Sub-Account (2)
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II (formerly UIF U.S. Real Estate, Class II) Sub-Account (6)
Invesco V.I. American Franchise – Series II Sub-Account
Invesco V.I. Comstock Fund– Series II Sub-Account
Invesco V.I. Growth and Income Fund – Series II Sub-Account
Excluded
Fidelity® VIP Growth Opportunities Portfolio – Service Class 2 Sub-Account
Oppenheimer Global Fund/VA – Service Sub-Account
Morgan Stanley VIF Growth Portfolio - Class I (formerly UIF Growth, Class I Sub-Account) Sub-Account
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth, Class II) Sub-Account
Invesco V. I. Mid Cap Growth Fund– Series II Sub-Account (3)

(1)
The FTVIP Franklin Small-Mid Cap Growth VIP Fund – Class 2 Sub-Account and the FTVIP Templeton Global Bond VIP Fund – Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the SureIncome Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the SureIncome Option prior to adding the SureIncome Option to your Contract. *

(2)
The Invesco V.I. American Value – Series II Sub-Account is offered with Contracts issued on or after May 1, 2004. Generally, Contract Owners of Contracts issued prior to May 1, 2004, may invest only in the Invesco V.I. American Value – Series I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Growth, Class II Sub-Account and the Invesco V.I. American Value – Series II Sub-Account.

(3)
Effective May 1, 2006, the Invesco V.I. Mid Cap Growth – Series II was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. *

(4)
Effective as of August 30, 2010, the Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date. Effective as of November 19, 2010, the Oppenheimer Conservative Balanced/VA – Service Shares Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date.*

Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Accounts thereafter, although they will not be permitted to invest in the Variable Sub-Accounts if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the indicated Variable Sub-Accounts as of the specified closure date may not invest in the Variable Sub-Accounts. *

(5)
Effective as of January 31, 2014, the Oppenheimer Capital Appreciation Fund/VA – Class 2 was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account. *

(6)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the

Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(7)	Effective November 18, 2016, the Putnam VT Voyager was merged into the Putnam VT Growth Opportunities Fund - Class IB.
* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add any Withdrawal Benefit Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with a Withdrawal Benefit Option prior to adding it to your Contract.
TrueBalanceSM Model Portfolio Options.
If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts that comprise that TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added a Withdrawal Benefit Option to your Contract.

Investment Alternatives: The Variable Sub-Accounts

You may allocate your purchase payments to various Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.
For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.
The Variable Sub-Accounts that you select are your choice - we do not provide investment advice, nor do we recommend any particular Variable Sub-Account. Please consult with a qualified investment professional if you wish to obtain investment advice.
You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 1-800-457-7617 or go to www.accessallstate.com.
* Certain Variable Sub-Accounts may not be available depending on the date you purchased your Contract. In addition, Certain Variable Sub-Accounts are closed to Contract Owners not invested in the specified Variable Sub-Accounts by a designated date. Please see the footnotes below the following table for more information.

Portfolio:	Each Portfolio Seeks:	Investment Adviser:
Fidelity® VIP Contrafund® Portfolio – Service Class 2	Long-term capital appreciation	Fidelity® Management & Research Company (FMR)
Fidelity® VIP Freedom 2010 Portfolio – Service Class 2	High total return with a secondary objective of principal preservation as the fund approaches its target date and beyond
Fidelity® VIP Freedom 2020 Portfolio – Service Class 2	High total return with a secondary objective of principal preservation as the fund approaches its target date and beyond
Fidelity® VIP Freedom 2030 Portfolio – Service Class 2	High total return with a secondary objective of principal preservation as the fund approaches its target date and beyond
Fidelity® VIP Freedom Income Portfolio – Service Class 2	High total return with a secondary objective of principal preservation
Fidelity® VIP Growth Opportunities Portfolio – Service Class 2(8)	Capital growth
Fidelity® VIP Index 500 Portfolio – Service Class 2	Investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor’s 500(SM) Index (“S&P 500”)
Fidelity® VIP Mid Cap Portfolio – Service Class 2	Long-term growth of capital

Portfolio:	Each Portfolio Seeks:	Investment Adviser:
FTVIP Franklin Growth and Income VIP Fund – Class 2
Seeks capital appreciation with current income as a secondary goal. Under normal market conditions, the fund invests predominantly in equity securities, including securities convertible into common stocks.
Franklin Advisers, Inc.
FTVIP Franklin Income VIP Fund – Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.
FTVIP Franklin Large Cap Growth VIP Fund – Class 2	Seeks capital appreciation. Under normal market conditions, the fund invests at least 80% of its net assets in investments of large capitalization companies.
FTVIP Franklin Small-Mid Cap Growth VIP Fund – Class 2(1)	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small-capitalization and mid-capitalization companies.
FTVIP Franklin U.S. Government Securities VIP Fund – Class 2	Seeks income. Under normal market conditions, the fund invests at least 80% of its net assets in U.S. government securities.
FTVIP Templeton Global Bond VIP Fund – Class 2(1)
Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.

FTVIP Franklin Small Cap Value VIP Fund – Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small-capitalization companies.	Franklin Advisory Services, LLC
FTVIP Mutual Global Discovery VIP Fund – Class 2	Seeks capital appreciation. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC
FTVIP Mutual Shares VIP Fund – Class 2
Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.

FTVIP Templeton Developing Markets VIP Fund – Class 2	Seeks long-term capital appreciation. Under normal market conditions, the fund invests at least 80% of its net assets in emerging markets investments.	Templeton Asset Management Ltd.
FTVIP Templeton Foreign VIP Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC
Lord Abbett Series Fund Inc. – Fundamental Equity Portfolio	Long-term growth of capital and income without excessive fluctuations in market value	Lord, Abbett & Co. LLC
Lord Abbett Series Fund Inc. – Bond-Debenture Portfolio	High current income and the opportunity for capital appreciation to produce a high total return
Lord Abbett Series Fund Inc. – Growth and Income Portfolio	Long-term growth of capital and income without excessive fluctuations in market value
Lord Abbett Series Fund Inc. – Growth Opportunities Portfolio	Capital appreciation
Lord Abbett Series Fund Inc. – Mid Cap Stock Portfolio	Capital appreciation through investments, primarily in equity securities, which are believed to be undervalued in the marketplace
Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class(5)	Capital appreciation.	OppenheimerFunds, Inc.
Oppenheimer Conservative Balanced Fund/VA – Service (6)	Total return.
Oppenheimer Total Return Bond Fund/VA - Service Class (formerly Oppenheimer Core Bond Fund/VA – Service Class)	Total return.
Oppenheimer Capital Appreciation Fund/VA – Service(7)	Capital appreciation.
Oppenheimer Global Fund/VA – Service	Capital appreciation.
Oppenheimer Main Street Fund®/VA – Service	Capital appreciation.
Oppenheimer Main Street Small Cap Fund/VA - Class 2 (15)	Capital appreciation.
Oppenheimer Global Strategic Income Fund/VA – Service	Total return.

Portfolio:	Each Portfolio Seeks:	Investment Adviser:
Putnam VT Equity Income Fund – Class IB (formerly Putnam VT Growth and Income Fund – Class IB)	Capital growth and current income.	Putnam Investment Management, LLC (“Putnam Management”)
Putnam VT George Putnam Balanced Fund – Class IB	Balanced investment composed of a well-diversified portfolio of stocks and bonds which produce both capital growth and current income.
Putnam VT Global Asset Allocation Fund – Class IB	Long-term return consistent with the preservation of capital.
Putnam VT Growth and Income Fund - Class IB	Capital growth and current income.
Putnam VT Global Health Care Fund – Class IB (2)	Capital appreciation.
Putnam VT High Yield Fund – Class IB	High current income. Capital growth is a secondary goal when consistent with achieving high current income.
Putnam VT Income Fund – Class IB	High current income consistent with what Putnam Investment Management, LLC believes to be prudent risk.
Putnam VT International Equity Fund – Class IB	Capital appreciation.
Putnam VT Investors Fund – Class IB	Long-term growth of capital and any increased income that results from this growth.
Putnam VT Government Money Market Fund – Class IB(10) (15)(formerly, Putnam VT Money Market Fund – Class B)	High a rate of current income as Putnam Investment Management, LLC believes is consistent with preservation of capital and maintenance of liquidity.
Putnam VT Multi-Cap Growth Fund – Class IB (2)	Long-term capital appreciation.
Putnam VT Research Fund – Class IB (2)	Capital appreciation.
Putnam VT Global Utilities Fund – Class IB (2)	Capital growth and current income.
Putnam VT Growth Opportunities Fund - Class IB (17)	Capital appreciation.
Morgan Stanley VIF Growth Portfolio - Class I & Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth Portfolio, Class II & UIF Growth Portfolio, Class I (4)(11)	The Portfolio seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.	Morgan Stanley Investment Management Inc.
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Debt Portfolio, Class II)(12)
The Portfolio seeks a high total return by investing primarily in fixed income securities of government and government-related issuers and, to a lesser extent, of corporate issuers in emerging market countries.

Morgan Stanley VIF Global Franchise Portfolio - Class II (formerly UIF Global Franchise Portfolio, Class II)(13)	The Portfolio seeks long-term capital appreciation.
Morgan Stanley VIF Mid Cap Growth Portfolio - Class II (formerly UIF Mid Cap Growth Portfolio, Class II)(14)	The Portfolio seeks long-term capital growth by investing primarily in common stocks and other equity securities.
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II (formerly UIF U.S. Real Estate Portfolio, Class II) (9)(16)
The Portfolio seeks above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.

Invesco V. I. American Franchise Fund – Series II	Capital growth.	Invesco Advisers, Inc.
Invesco V.I. Comstock Fund – Series II	Capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.
Invesco V.I. Equity and Income Portfolio – Series II	Capital appreciation and current income.
Invesco V.I. Growth and Income Fund – Series II	Long-term growth of capital and income.
Invesco V.I. Mid Cap Growth Fund – Series II (3)	Capital growth
Invesco V.I. American Value Fund – Series I (4)	Above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.
Invesco V.I. American Value Fund – Series II (4)	Above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

(1)
Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth VIP Fund – Class 2 Sub-Account and the FTVIP Templeton Global Bond VIP Fund – Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts you may continue those investments. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)
Effective October 1, 2004, the Putnam VT Global Health Care – Class IB Sub-Account, Putnam VT Multi-Cap Growth – Class IB Sub-Account, Putnam VT Research – Class IB Sub-Account and the Putnam VT Global Utilities – Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)
Effective May 1, 2006, the Invesco V.I. Mid Cap Growth Portfolio – Series II no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)
The Variable Sub-Accounts that invest in the UIF Growth Portfolio, Class II and the Invesco V.I. American Value Fund – Series II are offered with Contracts issued on or after May 1, 2004. Contracts issued prior to May 1, 2004, may only invest in the Variable Sub-Accounts that invest in the UIF Growth Portfolio, Class I and the Invesco V.I. American Value Fund – Series I Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Growth, Class II Sub-Account and the Invesco V.I. American Value Fund – Series II.

(5)
Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date: Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Sub-Account

(6)
Effective as of November 19, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date: Oppenheimer Conservative Balanced /VA – Service Shares Sub-Account

Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Accounts thereafter, although they will not be permitted to invest in the Variable Sub-Accounts if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the indicated Variable Sub-Accounts as of the specified closure date may not invest in the Variable Sub-Accounts.

(7)
Effective as of January 31, 2014, the Oppenheimer Capital Appreciation Fund/VA – Class 2 was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(8)	On or about April 27, 2015, the Fidelity® VIP Growth Opportunities Portfolio – Service Class 2 acquired the Fidelity® VIP Growth Stock – Service Class 2.

(9)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(10)
Effective on or about April 30, 2016, the Putnam VT Money Market Fund – Class IB implemented several changes to enable it to operate as a government money market fund. In addition, the name of the Fund changed to Putnam VT Government Money Market Fund – Class IB.

(11)
Effective May 1, 2017, the UIF Growth Portfolio - Class I & UIF Growth Portfolio - Class II sub-account changed its name to the Morgan Stanley VIF Growth Portfolio - Class I & Morgan Stanley VIF Growth Portfolio - Class II.

(12)	Effective May 1, 2017, the UIF Emerging Markets Debt Portfolio - Class II sub-account changed its name to the Morgan Stanley Emerging Markets Debt Portfolio - Class II.

(13)	Effective May 1, 2017, the UIF Global Franchise Portfolio - Class II Portfolio - Class II sub-account changed its name to the Morgan Stanley VIF Global Franchise Portfolio - Class II.

(14)	Effective May 1, 2017, the UIF Mid Cap Growth Portfolio - Class II sub-account changed its name to the Morgan Stanley VIF Mid Cap Growth Portfolio - Class II

(15)
Effective May 1, 2017, the UIF Small Company Growth Portfolio - Class II sub-account was liquidated. For contract owners who had selected a Model Portfolio whose contract value had not been transferred out, a transfer was made to the Oppenheimer Main Street Small Cap Fund/VA - Class I. For contract owners who had not selected a Model Portfolio whose contract value had not been transferred out, a transfer was made to the Putnam VT Government Money Market Fund - Class IB.

For a period of 60 days after the liquidation date, any Contract Value that was transferred to the Oppenheimer Main Street Small Cap Fund/VA - Class 2 Shares (if you are in a Model Portfolio Option) or the Putnam VT Government Money Market Fund - Class IB (if you are not in a Model Portfolio Option) as the result of the liquidation can be transferred free of charge and will not count as one of your annual free transfers. If you are in a Model Portfolio Option, any transfer out of Oppenheimer Main Street Small Cap Fund/VA - Class I must comply with the investment requirements of that Model Portfolio Option. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in this prospectus.

(16)	Effective May 1, 2017, the UIF U.S. Real Estate Portfolio, Class II sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio, Class II.

(17)	Effective as of November 18, 2016, the Putnam VT Voyager Fund – Class IB sub-account merged into the Putnam VT Growth Opportunities Fund - Class IB.
Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-Accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits in, or obligations of, or guaranteed or endorsed by, any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.
Variable insurance portfolios might not be managed by the same portfolio managers who manage retail mutual funds with similar names. These portfolios are likely to differ from similarly named retail mutual funds in assets, cash flow, and tax matters. Accordingly, the holdings and investment results of a variable insurance portfolio can be expected to be higher or lower than the investment results of a similarly named retail mutual fund.
TRUEBALANCESM ASSET ALLOCATION PROGRAM
The TrueBalance asset allocation program (“TrueBalance program”) is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.
There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.
Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.
Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.
Allstate Life and the principal underwriter of the Contracts, Allstate Distributors, L.L.C. (“Allstate Distributors”), do not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.
Allstate Life retained an independent investment management firm (“investment management firm”) to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Allstate Life’s Contract Owners. Neither Allstate Life nor the investment management firm is acting for any Contract Owner as a “fiduciary” or as an “investment manager,” as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).
The investment management firm does not take into account any information about any Contract Owner or any Contract Owner’s assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Allstate Life nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners’ purposes.
Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that is designed to meet the investment goals of the applicable investment style. On the business day we approve your participation in the TrueBalance program, we automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.
We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. For TrueBalance model portfolios selected on or after May 1, 2005, at the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.
Allstate Life may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Allstate Life will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your Morgan Stanley Financial Advisor will notify you of any new or revised TrueBalance model portfolios that may be available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio in accordance with the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.
You may select only one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your sales representative before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.
Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.
Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.
The following applies to TrueBalance model portfolios selected prior to May 1, 2005. TrueBalance model portfolios selected prior to May 1, 2005, are not available with the TrueReturn Option or a Withdrawal Benefit Option:
For TrueBalance model portfolios selected prior to May 1, 2005, you may make transfers to any of the available investment alternatives, except the DCA Fixed Account Option. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. Transfers to investment alternatives that are not included in the model portfolio you selected may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. You should consult with your sales representative before making transfers outside the model portfolio allocations.
The following applies to TrueBalance model portfolios selected on or after May 1, 2005, with the TrueReturn Option or a Withdrawal Benefit Option:
For TrueBalance model portfolios selected on or after May 1, 2005, with the TrueReturn Option or SureIncome Option, you must allocate all of your Contract Value to a TrueBalance Model Portfolio Option, and you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you selected. You may, however, elect to reallocate your entire Contract Value from one Model Portfolio Option to another Model Portfolio Option available with your Option.
If you own the TrueReturn Accumulation Benefit Option, on the Rider Maturity Date the Contract Value may be increased due to the Option. Any increase will be allocated to the Putnam VT Government Money Market. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the allocation percentages for your currently selected model portfolio.
The following applies to TrueBalance model portfolios selected on or after May 1, 2005, without the TrueReturn Option or a Withdrawal Benefit Option:
For TrueBalance model portfolios selected on or after May 1, 2005, without the TrueReturn or SureIncome Option, you may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your sales representative before making transfers.
If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio allocations. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your sales representative.

Your participation in the TrueBalance program is subject to the program’s terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.
Investment Alternatives: The Fixed Account Options

You may allocate all or a portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.
DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option (“DCA Fixed Account Option”) is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program. See the "Investment Alternatives: Transfers - Dollar Cost Averaging" section.
This option allows you to allocate purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.
At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.
Your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.
You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Putnam VT Government Money Market Variable Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Putnam VT Government Money Market Variable Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Putnam VT Government Money Market Variable Sub- Account in this manner may not be consistent with the theory of dollar cost averaging. See the "Investment Alternatives: Transfers- Dollar Cost Averaging Program" section.
If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Putnam VT Government Money Market Variable Sub-Account unless you request a different investment alternative.
If you have a TrueReturn Option or Withdrawal Benefit Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.
You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.
The DCA Fixed Account Option currently is not available if you have selected the Allstate Advisor Preferred Contract with No Withdrawal Charge Option.
The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.

STANDARD FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation and the length of the initial interest rate guarantee period (“Standard Fixed Guarantee Period”). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.
At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Allstate Advisor Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Allstate Advisor Plus and Allstate Advisor Preferred Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.
Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.
The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.
In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date (“30-Day Window”), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.
Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.
At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

•
transfer all or part of the money from the Standard Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

•	transfer all or part of the money from the Standard Fixed Guarantee Period Account to other investment alternatives available at the time; or

•	withdraw all or part of the money from the Standard Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.
Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

•	you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

•	you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.
The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.
The Standard Fixed Account Option currently is not available with Allstate Advisor Plus and Allstate Advisor Preferred Contracts.
MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option (“Market Value Adjusted Fixed Guarantee Period Account”), which is defined by the date of the allocation and the length of the initial interest rate guarantee period (“Market Value Adjusted Fixed Guarantee Period”). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.
At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option (“Market Value Adjusted Fixed Guarantee Periods”). We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your sales representative for availability.
The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.
Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires (“30-Day MVA Window”). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.
We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15 (“Treasury Rate”) to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.
The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.
Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.
For example, assume that you purchase a Contract and allocate part of the initial purchase payment (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted

Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.
The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.
At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account (“New Account Start Date.”) If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

•
transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

•	transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to other investment alternatives available at the time; or

•	withdraw all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.
The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.
Investment Alternatives: Transfers

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.
You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Option or a Withdrawal Benefit Option to your Contract, certain restrictions on transfers apply. See the “TrueReturnSM Accumulation Benefit Option” and “Withdrawal Benefit Options” sections of this prospectus for more information.
The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See “Standard Fixed Account Option”. The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.
We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.
We reserve the right to waive any transfer restrictions.
TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.
TELEPHONE OR ELECTRONIC TRANSFERS
You may make transfers by telephone by calling 1-800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.
We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.
We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.
MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.
We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.
While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

•
we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

•
we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

•	the total dollar amount being transferred, both in the aggregate and in the transfer request;

•
the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

•
whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

•	whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

•	the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.
We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.
If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).
In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.
SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio’s Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.
We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio’s prospectus for more complete information regarding the fees and charges associated with each Portfolio.
DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.
We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.
AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.
We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.
Example:
Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Putnam VT Income – Class IB Sub-Account and 60% to be in the Oppenheimer Discovery Mid Cap Growth/VA – Service Class Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Putnam VT Income – Class IB Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Putnam VT Income – Class IB Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Oppenheimer Discovery Mid Cap Growth/VA – Service Class Sub-Account so that the percentage allocations would again be 40% and 60%, respectively.
The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.
Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.
Expenses

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.
CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Putnam VT Government Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.
The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

•	for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

•	for a Contract Anniversary if, on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.
We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.
ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the

Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.
MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

Allstate Advisor	1.10%
Allstate Advisor Plus	1.40%
Allstate Advisor Preferred (5-year withdrawal charge option)	1.40%
Allstate Advisor Preferred (3-year withdrawal charge option)	1.50%
Allstate Advisor Preferred (No withdrawal charge option)	1.60%
The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. The mortality and expense risk charge also helps pay for the cost of the Credit Enhancement under the Allstate Advisor Plus Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.
You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

•
MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. For Contract Owners who added the MAV Death Benefit Option prior to May 1, 2003, the mortality and expense risk charge is 0.15%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

•
Enhanced Beneficiary Protection (Annual Increase) Option: The current mortality and expense risk charge for this option is 0.30%. For Contract Owners who added the Enhanced Beneficiary Protection (Annual Increase) Option prior to May 1, 2003, the mortality and expense risk charge is 0.15%. This charge will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

•	Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

•	0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

•	0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.
The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

•
Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.

TRUERETURNSM ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select; however, we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the “TrueReturnSM Accumulation Benefit Option” section of this prospectus for more information.
SPOUSAL PROTECTION BENEFIT (CO- ANNUITANT) OPTION FEE AND SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE
We charge a separate annual Rider Fee for both the Spousal Protection Benefit (Co-Annuitant) Option and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts. The current annual Rider Fee is 0.10% of the Contract Value for either Option. This applies to all new Options added on or after January 1, 2005. For Options added prior to January 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. We reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options and/ or new Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts we offer in the future. Once we issue your Option, we cannot change the Rider Fee that applies to your Contract.
The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.
The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Option is terminated. We will not charge a Rider Fee on the date the Option is terminated, on a date other than the Contract Anniversary, if the Option is terminated on the Payout Start Date or due to death of the Contract Owner or Annuitant.
For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary. If you terminate this Option on a date other than a Contract Anniversary, we will deduct a Rider Fee. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this Option during the first Contract Year after adding the Option, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value immediately prior to the termination.
RETIREMENT INCOME GUARANTEE OPTION FEE
We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states). We impose a separate annual Rider Fee for RIG 1 and RIG 2. The current annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. For Contract Owners who added RIG 1 prior to May 1, 2003, the annual Rider Fee is 0.25%. The current annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. For Contract Owners who added RIG 2 prior to May 1, 2003, the annual Rider Fee is 0.45%. See “Retirement Income Guarantee Options” for details.
We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to cover the period from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to cover the period the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.
WITHDRAWAL BENEFIT OPTION FEE
We charge separate annual Rider Fees for each of the SureIncome Option (the “SureIncome Option Fee”), the SureIncome Plus Option (the “SureIncome Plus Option Fee”), and the SureIncome For Life Option (the “SureIncome For Life Option Fee”). Collectively, we refer to the SureIncome Option Fee, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee as the “Withdrawal Benefit Option Fees”. “Withdrawal Benefit Option Fee” is used to refer to any one of the Withdrawal Benefit Option Fees.

The current annual SureIncome Option Fee is 0.50% of the Benefit Base. The current annual SureIncome Plus Option Fee and the current annual SureIncome For Life Option Fee are each 0.65% of the Benefit Base. We reserve the right to increase any Withdrawal Benefit Option Fee to up to 1.25% of the Benefit Base. We reserve the right to charge a different Withdrawal Benefit Option Fee for different Withdrawal Benefit Factors or Withdrawal Benefit Options we may offer in the future. Once we issue your Withdrawal Benefit Option, we cannot change the Withdrawal Benefit Option Fee that applies to your Contract. If applicable, if you elect to exercise the Rider Trade-In Option, the new Withdrawal Benefit Option Fee will be based on the Withdrawal Benefit Option Fee percentage applicable to a new Withdrawal Benefit Option available at the time of trade-in.
We deduct the Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option. The Withdrawal Benefit Option Fees are deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. The Withdrawal Benefit Option Fee will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Withdrawal Benefit Option Fee is deducted, the Withdrawal Benefit Option Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Withdrawal Benefit Option Fee over the total Contract Value in all Variable Sub-Accounts will be waived.
The first Withdrawal Benefit Option Fee will be deducted on the first Contract Anniversary following the Rider Date. A Withdrawal Benefit Option Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Withdrawal Benefit Option is terminated.
For the first Contract Anniversary following the Rider Date, the SureIncome Option Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base on the first Contract Anniversary. For subsequent Contract Anniversaries, the SureIncome Option Fee is equal to 0.50% multiplied by the Benefit Base as of that Contract Anniversary.
For the first Contract Anniversary following the Rider Date, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee are each equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base on the first Contract Anniversary increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value. For subsequent Contract Anniversaries, the SureIncome Plus Option Fee and the SureIncome For Life Option Rider Fee are each equal to 0.65% multiplied by the Benefit Base on that Contract Anniversary increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value for any of the ten Contract Anniversaries after the Rider Date. As previously stated, we will deduct Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option.
If you terminate the SureIncome Option or the SureIncome Plus Option on a date other than a Contract Anniversary, we will deduct the Withdrawal Benefit Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner or Annuitant. If you terminate the SureIncome For Life Option on a date other than a Contract Anniversary, we will deduct the SureIncome For Life Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner, Annuitant, or the death of the SureIncome Covered Life. The Withdrawal Benefit Option Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, from the Rider Date to the date of termination. For the SureIncome Option, the pro-rated SureIncome Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the SureIncome Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. For the SureIncome Plus Option and the SureIncome For Life Option, the pro-rated Withdrawal Benefit Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. The Withdrawal Benefit Option Fee will be waived during the Withdrawal Benefit Payout Phase.
TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.
WITHDRAWAL CHARGE
We may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears in the "Expense Table" section. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.
Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to the "Investment Alternatives: The Fixed Account Options - Market Value Adjusted Fixed Account Option" section for more information on market value adjustments.
FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments (excluding Credit Enhancements for Allstate Advisor Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.
Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.
You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.
For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1)	Purchase payments that no longer are subject to withdrawal charges;

2)	Free Withdrawal Amount (if available);

3)	Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4)	Any earnings not previously withdrawn.
However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.
If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

•	The Free Withdrawal Amount described above; or

•	Earnings as of the beginning of the Contract Year that have not been previously withdrawn.
For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1)	Earnings not previously withdrawn;

2)	Purchase payments that are no longer subject to withdrawal charges;

3)	Free Withdrawal Amount in excess of earnings;

4)	Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.
If you have selected the Allstate Advisor Preferred Contract with No Withdrawal Charge Option, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.
All Contracts
We do not apply a withdrawal charge in the following situations:

•	the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

•	withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

•	withdrawals that qualify for one of the waivers described below.
We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts, and to help defray the cost of the Credit Enhancement for the Allstate Advisor Plus Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.
Confinement Waiver. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1.
you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2.	we receive your request for withdrawal and Due Proof of confinement no later than 90 days following the end of your or the Annuitant’s confinement at the long term care facility or hospital, and

3.	a physician must have prescribed the confinement and the confinement must be medically necessary (as defined in the Contract).
“Due Proof” includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.
Terminal Illness Waiver.    We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1.	you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2.	you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.
“Due Proof” includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.
Unemployment Waiver.    We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1.	you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2.	you or the Annuitant receive Unemployment Compensation for at least 30 consecutive days as a result of that unemployment, and

3.	you or the Annuitant claim this benefit within 180 days of your or the Annuitant’s initial receipt of Unemployment Compensation.
Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.
“Unemployment Compensation” means unemployment compensation received from a unit of state or federal government in the U.S. “Due Proof” includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.
You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.
These waivers do not apply under the Allstate Advisor Preferred Contract with No Withdrawal Charge Option.
Please refer to your Contract for more detailed information about the terms and conditions of these waivers.
The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.
PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may sometime in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 3.5%, depending on the state.
At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We may assess a charge against the Sub-accounts and the Fixed Rate Options equal to any taxes which may be imposed upon the Separate Account. We will pay company income taxes on the taxable corporate earnings created by this Separate Account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the Tax Charge you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future. In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the Tax Charge you pay under the contract.
Our status under the Code is briefly described in the “Taxes” section of this prospectus.
OTHER EXPENSES
Each Portfolio deducts management fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses see the Expense Table - Portfolio Annual Expenses section. Allstate Life or the principal underwriter of the Contracts, Allstate Distributors, receives compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution (12b-1), or other services Allstate Distributors or we provide to the Portfolios. We collect this compensation under agreements between us and the Portfolio’s investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the Portfolio.
Access to Your Money

WITHDRAWALS
You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See the Income Payments - Income Plans section.
The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.
You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.
In general, you must withdraw at least $50 at a time.
Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See the Investment Alternatives: The Fixed Account Options - Standard Fixed Account Option section.
Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See “Withdrawal Benefit Options” above for more information. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if a Withdrawal Benefit Option is currently attached to your Contract. See “Withdrawal Benefit Options” for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.
WRITTEN REQUESTS AND FORMS IN GOOD ORDER.
Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.	The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2.	An emergency exists as defined by the SEC, or

3.	The SEC permits delay for your protection.
We may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.
SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 1-800-457-7617 for more information.
Any systematic withdrawal programs based upon IRS minimum distribution requirements may be modified to ensure guarantees under any Withdrawal Benefit Option currently attached to your Contract are not impacted by the withdrawals. Withdrawals made outside of any systematic withdrawal program based upon IRS minimum distribution requirements may impact the guarantees provided under any Withdrawal Benefit Option currently attached to your Contract.
Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.
We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.
MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See “Withdrawal Benefit Options” above for more information. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

Income Payments

PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

•	the Annuitant’s 99th birthday, or

•	the 10th Contract Anniversary, if later.
You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.
INCOME PLANS
An “Income Plan” is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under “Income Protection Benefit Option,” below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the “Beneficiary” section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

•	fixed income payments;

•	variable income payments; or

•	a combination of the two.
A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the “basis.” Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.
The seven Income Plans are:
Income Plan 1 – Life Income with Guaranteed Number of Payments.    Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed (“Guaranteed Payment Period”) may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.
Income Plan 2 – Joint and Survivor Life Income with Guaranteed Number of Payments.    Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.
Income Plan 3 – Guaranteed Number of Payments.    Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant’s life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See “Modifying Payments” and “Payout Withdrawals” below for more details.
Income Plan 4 – Life Income with Cash Refund.    Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.
Income Plan 5 – Joint Life Income with Cash Refund.    Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.
Income Plan 6 – Life Income with Installment Refund.    Under this plan, we make periodic income payments until the later of: (1) the death of the Annuitant; or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.
Income Plan 7 – Joint Life Income with Installment Refund.    Under this plan, we make periodic income payments until the later of: (1) the deaths of both the Annuitant and joint Annuitant; or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.
The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.
Modifying Payments
After the Payout Start Date, you may make the following changes under Income Plan 3:

•
You may request to modify the length of the Guaranteed Payment Period. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

•	You may request to change the frequency of your payments.
We currently allow you to make the changes described above once each Contract Year; on that single occasion you may make either change alone, or both simultaneously. We reserve the right to change this practice at any time without prior notice.
Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.
Modifying payments of this Contract may not be allowed under Qualified Contracts. In order to satisfy required minimum distributions (“RMD”) under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.
Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.
Payout Withdrawal
You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value (“withdrawal value”), subject to a Payout Withdrawal Charge, by writing to us (“Payout Withdrawal”). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.
A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.
You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.
Payout Withdrawal Charge
To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments has been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Allstate Advisor	7%	7%	6%	5%	4%	3%	2%	0%	0%
Allstate Advisor Plus	8.5%	8.5%	8.5%	7.5%	6.5%	5.5%	4%	2.5%	0%
Allstate Advisor Preferred with:
5-Year Withdrawal Charge Option	7%	6%	5%	4%	3%	0%
3-Year Withdrawal Charge Option	7%	6%	5%	0%
No Withdrawal Charge Option	None
Additional Information.    We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.
We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes, to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semiannual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

•
terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

•	reduce the frequency of your payments so that each payment will be at least $20.
VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by: (a) company mortality experience; or (b) the amount of our administration expenses.
We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.
In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate (“AIR”, also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.
We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.
Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.
You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.
INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

•	The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

•	You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

•	You may apply the Income Protection Benefit Option to more than one Income Plan.

•	The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

•	You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

•	You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

•	You may not convert variable income payments to fixed income payments.
If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.
If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the Option has been applied. Currently, the charge for this option is 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We may change the amount we charge, but it will not exceed 0.75% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. Once the option is issued, we will not increase what we charge you for the benefit.
In order to ensure that we achieve adequate investment diversification (“Income Protection Diversification Requirement”), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.
To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: “unrestricted,” “restricted” and “excluded.” Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate any portion of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.
In the following three tables, we list our current Income Protection Diversification Requirement:

Unrestricted Variable Sub-Accounts.    There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently, we require that you allocate at least 30% of the assets supporting your variable income payments to this category.

Fidelity® VIP Freedom Income Portfolio – Service Class 2 Sub-Account
FTVIP Franklin U.S. Government Securities VIP Fund – Class 2 Sub-Account
Oppenheimer Total Return Bond Fund/VA - Service Class (formerly Oppenheimer Core Bond/VA – Service Class Sub-Account)(5)
Oppenheimer Global Strategic Income/VA – Service Shares Sub-Account
Putnam VT Income Fund – Class IB Sub-Account
Putnam VT Government Money Market Fund – Class IB Sub-Account (formerly Putnam VT Money Market Fund – Class OB Sub-Account)

Restricted Variable Sub-Accounts.    You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

Fidelity® VIP Freedom 2010 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2020 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Freedom 2030 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Mid Cap Portfolio – Service Class 2 Sub-Account
FTVIP Franklin Income VIP Fund – Class 2 Sub-Account
FTVIP Franklin Growth and Income VIP Fund – Class 2 Sub-Account
FTVIP Franklin Large Cap Growth VIP Fund – Class 2 Sub-Account
FTVIP Franklin Mutual Global Discovery VIP Fund – Class 2 Sub-Account
FTVIP Franklin Small Cap Value VIP Fund – Class 2 Sub-Account
FTVIP Franklin Mutual Shares VIP Fund – Class 2 Sub-Account
FTVIP Templeton Foreign VIP Fund – Class 2 Sub-Account
Lord Abbett Series, Inc. – Fundamental Equity Portfolio Sub-Account
Lord Abbett Series, Inc. – Bond-Debenture Portfolio Sub-Account
Lord Abbett Series, Inc. – Growth and Income Portfolio Sub-Account
Lord Abbett Series, Inc. – Growth Opportunities Portfolio Sub-Account
Lord Abbett Series, Inc. – Mid Cap Stock Portfolio Sub-Account
Oppenheimer Conservative Balanced Fund/VA – Service (4)
Oppenheimer Capital Appreciation Fund/VA – Service Shares Sub-Account (5)
Oppenheimer Global Fund/VA – Service Sub-Account
Oppenheimer Main Street® Fund/VA – Service Shares Sub-Account
Putnam VT Equity Income Fund – Class IB Sub-Account
Putnam VT Global Asset Allocation Fund – Class IB Sub-Account
Putnam VT Growth and Income Fund – Class IB Sub-Account
Putnam VT High Yield Fund– Class IB Sub-Account
Putnam VT International Equity Fund – Class IB Sub-Account
Putnam VT Investors Fund – Class IB Sub-Account
Putnam VT Research Fund – Class IB Sub-Account (3)
Putnam VT George Putnam Balanced Fund – Class IB Sub-Account
Putnam VT Global Utilities Fund – Class IB Sub-Account (3)
Putnam VT Growth Opportunities Fund (formerly Putnam VT Voyager – Class IB Sub-Account)
Invesco V.I. Comstock Fund – Series II, Class II Sub-Account
Invesco V.I. Growth and Income Fund – Series II Sub-Account
Invesco V.I. Equity and Income Fund – Series II Sub-Account
Morgan Stanley VIF Growth Portfolio - Class I (formerly UIF Growth, Class II Sub-Account (Class I & II)) (1)
Morgan Stanley VIF Global Franchise Portfolio - Class I (formerly UIF Global Franchise, Class II Sub-Account)
Invesco V.I. American Value – Series II Sub-Account (Class I & II) (1)
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II (formerly UIF U.S. Real Estate, Class II Sub-Account (6)

Excluded Variable Sub-Accounts. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

Fidelity® VIP Growth Opportunities Portfolio – Service Class 2 Sub-Account
FTVIP Templeton Developing Markets VIP Fund – Class 2 Sub-Account

Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Shares Sub-Account (4)
Putnam VT Global Health Care Fund – Class IB Sub-Account (3)
Putnam VT Multi-Cap Growth Fund – Class IB Sub-Account (3)
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class 2 (formerly UIF Emerging Markets Debt, Class II ) Sub-Account
Morgan Stanley VIF Mid Cap Growth Portfolio - Class II (formerly UIF Mid Cap Growth, Class II) Sub-Account
Oppenheimer Main Street Small Cap Fund/VA - Class 2 Sub-Account
Invesco V.I. American Franchise Fund – Series II Sub-Account
Invesco V.I. Mid Cap Growth Fund – Series II Sub-Account (2)

(1)
The UIF Growth, Class II Sub-Account and the Invesco V.I. American Value – Series II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004, may only invest in the UIF Growth, Class I Sub-Account and the Invesco V.I. American Value – Series I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Growth, Class II Sub-Account and the Invesco V.I. American Value – Series II Sub-Account.

(2)
Effective May 1, 2006, the Invesco V.I. Mid Cap Growth Fund – Series II was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. *

(3)
Effective October 1, 2004, the Putnam VT Global Health Care – Class IB Sub-Account, Putnam VT Multi-Cap Growth – Class IB Sub-Account, Putnam VT Research – Class IB Sub-Account, and the Putnam VT Global Utilities – Class IB Sub-Account closed to new investments. *

(4)
Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date:

 Oppenheimer Discovery Mid Cap Growth/VA – Service Shares Sub-Account

Effective as of November 19, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date:

      Oppenheimer Conservative Balanced/VA – Service Shares Sub-Account

Contract Owners who had contract value invested in the indicated Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Accounts thereafter, although they will not be permitted to invest in the Variable Sub-Accounts if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the indicated Variable Sub-Accounts as of the specified closure date may not invest in the
Variable Sub-Accounts. *

(5)
Effective as of January 31, 2014, the Oppenheimer Capital Appreciation Fund/VA – Class 2 was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account. *

(6)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account. *

* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. If you choose to add the Income Protection Benefit Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the Income Protection Benefit Option prior to adding it to your Contract.
You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.
The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.
Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See “Investment Alternatives: Transfers,” above, for additional information.
FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.
We calculate the fixed income payments by:

•	adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

•	deducting any applicable taxes; and

•
applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.
RETIREMENT INCOME GUARANTEE OPTIONS
Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options (“RIG 1” and “RIG 2”), except in a limited number of states. Effective May 1, 2004, the RIG 1 and RIG 2 Options are no longer available in any state. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004 (up to May 1, 2004 in certain states), your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program, except for Contract Owners who added RIG 1 or RIG 2 prior to May 1, 2003. For Contract Owners who added RIG 1 or RIG 2 on or after May 1, 2003, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your sales representative for details. The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to January 1, 2004 (up to May 1, 2004 in certain states).
We refer to the issue date of the option as the “Rider Date.” You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, as described above.
We reserve the right to impose limitations on the investment alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.
For each option, an “Income Base” is calculated, which is used only for the purpose of calculating the “Guaranteed Retirement Income Benefit” and the appropriate “Rider Fee,” all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.
You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

•	The Payout Start Date must be on or after the 10th Contract Anniversary of the Rider Date.

•	The Payout Start Date must occur during the 30-day period following a Contract Anniversary.

•	The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

•	You must select Fixed Amount Income Payments only.

•	You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

•	120 months, if the youngest Annuitant is age 80 or younger as of the Payout Start Date; or

•	60 months, if the youngest Annuitant is older than age 80 as of the Payout Start Date.
The “Guaranteed Retirement Income Benefit” is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.
If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.
On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

•	The Guaranteed Retirement Income Benefit; or

•
For fixed income payments, the Contract Value, adjusted by any applicable Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated to cover the period between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated to cover the period between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.
The current Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary (0.25% for Contract Owners who added RIG 1 prior to May 1, 2003). The current Rider Fee for the RIG 2 is 0.55% of the Income Base on each Contract Anniversary (0.45% for Contract Owners who added RIG 2 prior to May 1, 2003). These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

•	The date the Contract is terminated;

•
If the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

•	The Payout Start Date; or

•
For Contract Owners who added a RIG 1 or RIG 2 Option on or after May 1, 2003, if you elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004 (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.
Calculation of Income Base.
On the Rider Date, the “RIG 1 Income Base” is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the “Cap” defined below. This accumulation will continue until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends (3% in certain states), the RIG 1 Income Base will continue to be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The “RIG 1 Withdrawal Adjustment” is defined below.
The RIG 1 Income Base will not exceed a Cap equal to:

•	200% of the Contract Value as of the Rider Date; plus

•
200% of purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made in the 12-month period immediately prior to the Payout Start Date; minus

•	RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.

RIG 1 Withdrawal Adjustment.    Prior to the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

•
In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate (3% in certain states) and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

•
In each Contract Year, for the portion of withdrawals that cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal and reduced for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states), and the result multiplied by the most recently calculated RIG 1 Income Base, reduced for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states).

On or after the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.
See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.
The “RIG 2 Income Base” is defined as the greater of “Income Base A” or “Income Base B.”
“Income Base A” and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.
On the Rider Date, “Income Base B” is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

•	Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts).

•
Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

•
On each Contract Anniversary until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85th birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.
CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.
Death Benefits

DEATH PROCEEDS
Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the “Payout Phase” section of your Contract. See “Income Payments” for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a “Complete Request for Settlement,” a claim for distribution of the Death Proceeds must include “Due Proof of Death” in any of the following forms of documentation:

•	A certified copy of the death certificate;

•	A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

•	Any other proof acceptable to us.
“Death Proceeds” are determined based on when we receive a Complete Request for Settlement:

•	If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the “Death Benefit.”

•
If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.
DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

•	MAV Death Benefit Option

•	Enhanced Beneficiary Protection (Annual Increase) Option

•	Earnings Protection Death Benefit Option
The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit (“SureIncome ROP Death Benefit.”)
The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.
You may select any combination of death benefit options on the Issue Date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit option(s) to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add an option(s).
The “Death Benefit” is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

•	The Contract Value;

•	The Settlement Value;

•	The ROP Death Benefit;

•	The MAV Death Benefit Option (if selected);

•	The Enhanced Beneficiary Protection (Annual Increase) Option (if selected); or

•	The SureIncome ROP Death Benefit. *
The “Settlement Value” is the amount that would be paid in the event of a full withdrawal of the Contract Value.
* The SureIncome ROP Death Benefit under the SureIncome For Life Option is only included in the calculation of the Death Benefit upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable.
The “ROP Death Benefit” is equal to the sum of all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:
The sum of all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made prior to the withdrawal, less any prior withdrawal adjustments.

Maximum Anniversary Value Death Benefit Option.
The “MAV Death Benefit Option” is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20% (0.15% for Contract Owners who added this option prior to May 1, 2003). We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.
On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see the Death Benefits - Death Proceeds section), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

•	Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts).

•
Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

•
On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described in the Death Benefits Payments - Death of Contract Owner - Option D section , and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts), withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

•
The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and withdrawals); or

•	The date we next determine the Death Proceeds.
Enhanced Beneficiary Protection (Annual Increase) Option.
The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30% (0.15% for Contract Owners who added this option prior to May 1, 2003). We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.
On the date we issue the rider for this benefit (“Rider Date”), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value. The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the “Cap” defined below. This accumulation will continue until the earlier of:

(a)	the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

(b)	the date we determine the Death Proceeds.
After the 5% interest accumulation ends (3% in certain states), the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.
The Enhanced Beneficiary Protection (Annual Increase) Benefit Cap is equal to:

•	200% of the Contract Value as of the Rider Date; plus

•
200% of purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

•	Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.
If, upon death of the Contract Owner, the Contract is continued under Option D as described in the Death Benefits - Death Benefit Payments - Death of Contract Owner - Option D section , and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts), less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

•
The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals (and Credit Enhancements for Allstate Advisor Plus Contracts); or

•	The date we next determine the Death Proceeds.
Earnings Protection Death Benefit Option.
The “Earnings Protection Death Benefit Option” is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

•	0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

•	0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.
We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.
If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

•
100% of “In-Force Premium” (excluding purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made after the date we issue the rider for this benefit (“Rider Date”) and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

•	40% of “In-Force Earnings”
calculated as of the date we determine the Death Proceeds.
If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

•
50% of “In-Force Premium” (excluding purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

•	25% of “In-Force Earnings”
calculated as of the date we determine the Death Proceeds.
In-Force Earnings are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.
In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.
An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.
If, upon death of the Contract Owner, the Contract is continued under Option D as Death Benefits - Death Benefit Payments - Death of Contract Owner - Option D section described and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

•	The Rider Date will be changed to the date we determine the Death Proceeds;

•
The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

•
The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

•	The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.
If either the Contract Owner’s or the Annuitant’s age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.
ALL OPTIONS.
We reserve the right to impose limitations on the investment alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.
These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

•	the date the Contract is terminated;

•
if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the Death Benefits - Death Benefit Payments - Death of Contract Owner - Option D section , and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

•
if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

•
on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

•	on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

•	the Payout Start Date.
Notwithstanding the preceding, in the event of the Contract Owner’s death, if the Contract Owner’s spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.
DEATH BENEFIT PAYMENTS
Death of Contract Owner
If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be “New Contract Owners”. If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.
If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.
New Contract Owner Categories
Category 1.    If your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply. Note that if you elected to receive required minimum distributions under a Minimum Distribution Option, the program will be discontinued upon receipt of notification of death. The final required minimum distribution must be distributed prior to establishing a beneficiary payment option for the balance of the Contract.
Category 2.    If the New Contract Owner is a living person who is not your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.
Category 3.    If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner. The death settlement options we currently offer are:
Option A.    The New Contract Owner may elect to receive the Death Proceeds in a lump sum.
Option B.    The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

•	Over the life of the New Contract Owner; or

•	For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

•	Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.
Option C.    The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Government Money Market – Class IB Sub-Account unless the New Contract Owner provides other allocation instructions. If we do not receive instructions on where to send the payment within 5 years of the date of death, the funds will be escheated.
The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.
If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner’s Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner’s death.
Option D.    The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.
Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Putnam VT Government Money Market – Class IB Sub-Account.
Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee, provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.
Option E.    For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the “Annual Required Distribution” calculated for each calendar year. The first such withdrawal must occur within:

•	One year of the date of death;

•	The same calendar year as the date we receive the first Complete Request for Settlement; and

•	One withdrawal frequency.
The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.
In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the “Life Expectancy” of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.
In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.
If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner’s Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.
We reserve the right to offer additional death settlement options.
Death of Annuitant
If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

•	The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

•
The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

Surviving Contract Owner Categories
Category 1.    If the Contract Owner is a living person, prior to the Annuitant’s death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.
Category 2.    If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.
The death settlement options we currently offer are:
Option A.    The Contract Owner may elect to receive the Death Proceeds in a lump sum.
Option B.    The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.
Option C.    The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Government Money Market – Class IB Sub-Account unless the Contract Owner provides other allocation instructions.
The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.

Option D.    The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.
We reserve the right to offer additional death settlement options.
Qualified Contracts
The death settlement options for Qualified Contracts, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Contract. Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.
Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant
We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

•	The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

•	The Contract Owner’s spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

•	The Contract Owner must be age 90 or younger on the Rider Application Date; and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

•
On or after May 1, 2005, the Option may be added only when we issue the Contract or within 6 months of the Contract Owner’s marriage. You may not add the Option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the “Death of Annuitant” provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contract Owner’s age.
You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may be only one Co-Annuitant under your Contract.
There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.
The option will terminate upon the date termination is accepted by us or will terminate on the earliest of the following occurrences:

•	upon the death of the Co-Annuitant (as of the date we determine the Death Proceeds);

•	upon the death of the Contract Owner (as of the date we determine the Death Proceeds);

•	on the date the Contract is terminated;

•	on the Payout Start Date; or

•	on the date you change the beneficiary of the Contract and the change is accepted by us;

•
for options added on or after January 1, 2005, the Owner may terminate the option upon the divorce of the Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

•	for options added prior to January 1, 2005, the Owner may terminate this option at any time by written notice in a form satisfactory to us.
Once terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.

Death of Co-Annuitant.    If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the “Death of Owner” provision of your Contract:

•	The Co-Annuitant must have been your legal spouse on the date of his or her death; and

•	Option D of the “Death of Owner” provision of your Contract has not previously been exercised.
The Contract may only be continued once under Option D under the “Death of Owner” provision. For a description of Option D, see the “Death of Owner” section of this prospectus.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant
We offer a Spousal Protection Benefit (Co-Annuitant) Option for certain Custodial Individual Retirement Accounts established under Code Section 408(a) that may be added to your Contract. CSP may not be available in all states. CSP is subject to the following conditions (“CSP Conditions”):

•	The beneficially owned Contract must be a Custodial traditional IRA, Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA.

•	The Annuitant must be the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

•	The Co-Annuitant must be the legal spouse of the Annuitant. Only one Co-Annuitant may be named.

•	The Co-Annuitant must be the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

•	The Annuitant must be age 90 or younger on the CSP Application Date.

•	The Co-Annuitant must be age 79 or younger on the CSP Application Date.

•
On or after May 1, 2005, the CSP may be added only when we issue the Contract or within 6 months of the beneficial owner’s marriage. You may not add the CSP to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the CSP. We may require proof of marriage in a form satisfactory to us.

•	We have made no payments under any Income Plan.

•
There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value.

Under CSP, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that:

•	The Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date.

•	The “Death of Annuitant” provision of the Contract does not apply on the death of the Co-Annuitant.

•	The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.
You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.
For Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts added on or after January 1, 2005, there is an annual Rider Fee of 0.10% of the Contract Value for this Option. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts issued on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.
The Owner may terminate CSP upon the divorce of the Annuitant and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate CSP upon a change in the beneficiary of the IRA by providing written notice and proof of the change in a form satisfactory to us. CSP will terminate upon the date termination is accepted by us or on the earliest of the following occurrences:

•	On the date CSP is terminated as described above; or

•	Upon the death of the Annuitant; or

•	Upon the death of the Co-Annuitant; or

•	On the date the Contract is terminated; or

•	On the Payout Start Date.
Once terminated, a new CSP cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or change of beneficiary of the IRA.

Death of Co-Annuitant.    This section applies if:

•	The CSP Conditions are met.

•	The Annuitant was, at the time of the Co-Annuitant’s death, the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

•	We have received proof satisfactory to us that the Co-Annuitant has died.

•	The Co-Annuitant was, at the time of the Co-Annuitant’s death, the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA, and

•	the Co-Annuitant was, at the time of the Co-Annuitant’s death, the legal spouse of the Annuitant.
If this section applies and if the Co-Annuitant dies prior to the Payout Start Date, then, subject to the following conditions, the Contract may be continued according to Option D under the “Death of Owner” provisions under the same terms and conditions that would apply if the Co-Annuitant were the Owner of the Contract before death and the sole new Owner of the Contract were the Annuitant provided that:

•	The Co-Annuitant was the legal spouse of the Annuitant on the date of Annuitant’s death.

•	The Owner does not thereafter name a new Co-Annuitant; and

•	The Owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA remains the Custodian; and

•	The Contract may only be continued once.

More Information

ALLSTATE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.
Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation.
Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3075 Sanders Road, Northbrook, Illinois, 60062.
Effective June 1, 2006, Allstate Life entered into an agreement (“the Agreement”) with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America (“PICA”) pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business. Pursuant to the Agreement Allstate Life and PICA also entered into an administrative services agreement which provides that PICA or an affiliate administer the Variable Account and the Contracts. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.
VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I (“Variable Account”) in 1999. The Contracts were previously issued through Allstate Life Insurance Company Separate Account A. Effective May 1, 2004, the Variable Account combined with Allstate Life Insurance Company Separate Account A and consolidated duplicative Variable Sub-Accounts that invest in the same Portfolio (the “Consolidation”). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.
We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account’s income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.
THE PORTFOLIOS
Dividends and Capital Gain Distributions.    We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.
Voting Privileges.    As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.
As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee’s number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.
We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.
We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.
Changes in Portfolios.    If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.
Conflicts of Interest.    Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio’s board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio’s net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.
THE CONTRACT
Distribution.    Allstate Distributors, L.L.C., located at 3075 Sanders Road, Northbrook, IL 60062, is the principal underwriter and distributor of the Contract. Allstate Distributors is a wholly owned subsidiary of Allstate Life. Allstate Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority (“FINRA”).
Allstate Distributors does not sell Contracts directly to purchasers. Allstate Distributors enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered representatives. The broker-dealers are registered with the SEC and are FINRA member firms. Their registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.
We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.5% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker dealer’s or bank’s practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.
From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank’s or broker-dealer’s distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer’s registered representatives. A list of broker-dealers and banks that Allstate Distributors paid pursuant to such arrangements is provided in the Statement of Additional Information, which is available upon request. For a free copy, please write or call us at the address or telephone number listed on the front page of this prospectus, or go to the SEC’s Web site (http://www.sec.gov).
To the extent permitted by FINRA rules and other applicable laws and regulations, we may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. We may not offer the arrangements to all broker-dealers and banks and the terms of the arrangement may differ among broker-dealers and banks.
Individual registered representatives, broker-dealers, banks, and branch managers within some broker-dealers and banks participating in one of these compensation arrangements may receive greater compensation for selling the contract than for selling a different contact that is not eligible for the compensation arrangement. While we take the compensation into account when establishing contract charges, any such compensation will be paid by us or Allstate Distributors and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply to the sale of the contract.
Allstate Life does not pay Allstate Distributors a commission for distribution of the Contracts. Allstate Distributors compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract Values. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.
For Allstate Advisor Contracts issued to employees of Allstate Life and certain other eligible organizations, and in lieu of Allstate Life paying any commissions on sales of those Contracts, the Contract Owner will receive a credit of 6% of the amount of each purchase payment that will be applied to each purchase payment. Allstate Life will allocate this credit in the same allocation as your most recent instruction. If you exercise your Right to Cancel your Contract as described in this prospectus, we will return to you the amount you would have received had there been no credit. Unless we are required by law to return your purchase payments, this amount also will include any charges deducted that reduced your Contract Value prior to cancellation, plus any investment gain on the credit. The credit may not be available in all states. We do not consider the credit to be an “investment in the contract” for income tax purposes. The amount you receive will be less applicable federal and state income tax withholding.
Administration.    We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se2, LLC provides certain business process outsourcing services with respect to the Contracts. se2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2016 , consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley Global Investment Markets, a division of RR Donnelley & Sons Company (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.
In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.
We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.
Correspondence sent by regular mail to our Annuity Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Annuity Service Center. Your correspondence is not considered received by us until it is received at our Annuity Service Center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Annuity Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Annuity Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.
We provide information about cyber security risks associated with this Annuity in the Statement of Additional Information.
ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.
LEGAL PROCEEDINGS
There are no pending legal proceedings to which the Separate Account is a party. Allstate Life is engaged from time to time in routine lawsuits, which, in management’s judgment, are not likely to have a material effect, either individually or in the aggregate, on the operating results, cash flows or financial position of Allstate Life.
LEGAL MATTERS
All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life’s right to issue such Contracts under Illinois insurance law, have been passed upon by Angela K. Fontana, General Counsel of Allstate Life.
Taxes

The following discussion is general and is not intended as tax advice. Allstate Life makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.
Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.
TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL
Tax Deferral.    Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

•	the Contract Owner is a natural person,

•	the investments of the Variable Account are “adequately diversified” according to Treasury Department regulations, and

•	Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.
Non-Natural Owners.    Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.
Exceptions to the Non-Natural Owner Rule.    There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.
Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.
Grantor Trust Owned Annuity.    Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.
Diversification Requirements.    For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.
Ownership Treatment.    The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.
Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.
Taxation of Partial and Full Withdrawals.     If you make a partial withdrawal under a Non-Qualified Contract, the amount you receive will be taxed as ordinary income, rather than as return of cost basis, until all gain has been withdrawn. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the cost basis in the Contract.

Taxation of Annuity Payments.     Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your cost basis in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the cost basis in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the cost basis in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the cost basis in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the cost basis in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.
Partial Annuitization. An individual may partially annuitize their non-qualified annuity if the contract so permits. The tax law includes a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under Section 72 of the Code. We do not currently permit partial annuitization.
Taxation of Level Monthly Variable Annuity Payments.    You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.
Withdrawals After the Payout Start Date.    Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.
Distribution at Death Rules.    In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

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if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;

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if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

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if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Prior to a 2013 Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing a valid same sex marriage for federal law purposes. On June 26, 2015, the Supreme Court ruled in Obergefell v. Hodges that same-sex couples have a constitutional right to marry, thus requiring all states to allow same-sex marriage. The Windsor and Obergefell decisions mean that the federal and state tax law provisions applicable to an opposite sex spouse will also apply to a same sex spouse. Please note that a civil union or registered domestic partnership is generally not recognized as a marriage.
Please consult with your tax or legal advisor before electing the Spousal Benefit for a civil union partner or domestic partner.
Taxation of Annuity Death Benefits.    Death Benefit amounts are included in income as follows:

•	if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

•	if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.
Medicare Tax on Net Investment Income    The Patient Protection and Affordable Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $ 12,500 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.
Penalty Tax on Premature Distributions.    A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or becoming totally disabled,

•
made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made under an immediate annuity and the annuity start date is no more than one year from the date of purchase (the first annuity payment must commence within 13 months of the date of purchase), or

•	attributable to investment in the Contract before August 14, 1982.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments.    With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Special Rules in Relation to Tax-free Exchanges Under Section 1035. Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. After you elect an Income Plan as described in the Income Payments section earlier in the prospectus, you are not eligible for a tax-free exchange under Section 1035.
Partial Exchanges.    The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.
If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.
Taxation of Ownership Changes.    If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.
Aggregation of Annuity Contracts.    The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.
INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.
Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form) at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

•	Individual Retirement Annuities (IRAs) under Code Section 408(b);

•	Roth IRAs under Code Section 408A;

•	Simplified Employee Pension (SEP IRA) under Code Section 408(k);

•	Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);

•	Tax Sheltered Annuities under Code Section 403(b);

•	Corporate and Self Employed Pension and Profit Sharing Plans under Code Section 401; and

•	State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.
Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.
The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that Inherited IRAs, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.
Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.
Taxation of Withdrawals from an Individually Owned Tax Qualified Contract.    If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.
“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made to a beneficiary after the Contract Owner’s death,

•	attributable to the Contract Owner being disabled, or

•	made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.
Required Minimum Distributions.    Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.
The Death Benefit and Tax Qualified Contracts.    Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.
It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.
Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.
Penalty Tax on Premature Distributions from Tax Qualified Contracts.    A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or total disability,

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made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made after separation from service after age 55 (does not apply to IRAs),

•	made pursuant to an IRS levy,

•	made for certain medical expenses,

•	made to pay for health insurance premiums while unemployed (applies only for IRAs),

•	made for qualified higher education expenses (applies only for IRAs)

•	made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

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from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments on Tax Qualified Contracts.    With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Income Tax Withholding on Tax Qualified Contracts.    Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

•	required minimum distributions, or,

•	a series of substantially equal periodic payments made over a period of at least 10 years, or,

•	a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

•	hardship distributions.
With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.
For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Charitable IRA Distributions.    Certain qualified IRA distributions for charitable purposes are eligible for an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.
The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with the applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.
Individual Retirement Annuities.    Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12-month rule.
Roth Individual Retirement Annuities.    Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.
A traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The tax law allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.
Annuities Held By Individual Retirement Accounts (commonly known as Custodial IRAs).    Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement

Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.
If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099-R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.
Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:

1)	The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)	The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3)	We receive a complete request for settlement for the death of the Annuitant; and

4)	The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)	The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b)	The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c)	The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.
Simplified Employee Pension IRA (SEP IRA).    Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.
Savings Incentive Match Plans for Employees (SIMPLE IRA).    Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.
To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590-A and your competent tax advisor.
Tax Sheltered Annuities.    Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

•	attains age 59 1/2,

•	severs employment,

•	dies,

•	becomes disabled, or

•	incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).
These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Corporate and Self-Employed Pension and Profit Sharing Plans.
Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R.10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.
There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

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A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

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An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.
State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.    Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees’ gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to 457 plans.
New Late Rollover Self-Certification. After August 24, 2016, you may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a new self-certification procedure established by the IRS. Please consult your tax or legal adviser regarding your eligibility to use this self-certification procedure. As indicated in this IRS guidance, we, as a financial institution, are not required to accept your self-certification for waiver of the 60-day deadline.
ERISA Requirements
ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the Annuity. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the Annuity. This information has to do primarily with the fees, charges, discounts and other costs related to the Annuity, as well as any commissions paid to any agent selling the Annuity. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.
Other relevant information required by the exemptions is contained in the contract and accompanying documentation.
Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.
Spousal Consent Rules for Retirement Plans - Qualified Annuities
If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.
Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an Annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.
Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an Annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.
IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.
Gifts and Generation-skipping Transfers
If you transfer your Annuity to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your Annuity to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37½ years younger than you, there may be generation-skipping transfer tax consequences.
Annual Reports and Other Documents

Allstate Life’s Annual Report on Form 10-K for the year ended December 31, 2016 , is incorporated herein by reference, which means that it is legally a part of this prospectus.
All other reports filed with the SEC under the Exchange Act since the Form 10-K Annual Report, including filings made on Form 10-Q and Form 8-K, and all documents or reports we file with the SEC under the Exchange Act after the date of this prospectus and before we terminate the offering of the securities under this prospectus are also incorporated herein by reference, which means that they are legally a part of this prospectus.
Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.
We file our Exchange Act documents and reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, electronically on the SEC’s “EDGAR” system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC’s Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC’s Public Reference Room, call 1-202-551-8090.
If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 758565, Topeka, KS 66675-8565 or 1-800-457-7617.
Statement of Additional Information Table of Contents

Additions, Deletions, or Substitutions of Investments
The Contracts
Calculation of Accumulation Unit Values
Calculation of Variable Income Payments
General Matters
Experts
Financial Statements
Appendix A
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

Appendix A
Allstate Advisor Contract Comparison Chart

Feature	Advisor	Advisor Plus	Advisor Preferred
			5-year Withdrawal Charge Option	3-year Withdrawal Charge Option	No Withdrawal Charge Option
Credit Enhancement	None	up to 5% depending on issue age and amount of purchase payments	None	None	None
Mortality and Expense Risk Charge (Base Contract)	1.10%	1.40%	1.40%	1.50%	1.60%
Withdrawal Charge (% of purchase payment)	7/ 7/ 6/ 5/ 4/ 3/ 2	8.5/ 8.5/ 8.5/ 7.5/ 6.5/ 5.5/ 4/2.5	7/ 6/ 5/ 4/ 3	7/ 6/ 5	None
Withdrawal Charge Waivers	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	N/A
The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

DCA Fixed Account Option
	Advisor	Advisor Plus	Advisor Preferred
			5-Year Withdrawal Charge Option	3-Year Withdrawal Charge Option	No Withdrawal Charge Option
Transfer Periods	3 to 6-month	3 to 6-month	3 to 6-month	3 to 6-month	N/A
	7 to 12-month	7 to 12-month	7 to 12-month	7 to 12-month	N/A

Standard Fixed Account Option (some options not available in all states)
	Advisor	AdvisorPlus	Advisor Preferred
			5-Year Withdrawal Charge Option	3-Year Withdrawal Charge Option	No Withdrawal Charge Option
Guarantee Periods	1-year	N/A	N/A	N/A	N/A
	3-year*	N/A	N/A	N/A	N/A
	5-year*	N/A	N/A	N/A	N/A
	7-year*	N/A	N/A	N/A	N/A
* Available only in states in which the MVA Fixed Account Option is not offered.

MVA Fixed Account Option (not available in all states)**
	Advisor	Advisor Plus	Advisor Preferred
			5-Year Withdrawal Charge Option	3-Year Withdrawal Charge Option	No Withdrawal Charge Option
Guarantee Periods	3-year	3-year	3-year	3-year	3-year
	5-year	5-year	5-year	5-year	5-year
	7-year	7-year	7-year	7-year	7-year
	10-year	10-year	10-year	10-year	10-year
** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account Options are offered.

A-1

Appendix B
Market Value Adjustment

The Market Value Adjustment is based on the following:

I	=	the Treasury Rate for a maturity equal to the term length of the Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;

J	=
the Treasury Rate for a maturity equal to the term length of the Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be (“Market Value Adjustment Date”).

N	=	the number of whole and partial years from the Market Value Adjustment Date to the expiration of the term length of the Market Value Adjusted Fixed Guarantee Period Account.
Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.
The Market Value Adjustment factor is determined from the following formula:
.9 × [I-(J + .0025)] × N
The denominator of the MVA formula includes a factor, currently equal to 0.0025 or 25 basis points. The factor is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no factor is applied, will reduce the amount being surrendered or transferred from the MVA Fixed Guarantee Period Account.
To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

Examples Of Market Value Adjustment
Purchase Payment:	$10,000 allocated to a Market Value Adjusted Fixed Guarantee Period Account
Guarantee Period:	5 years
Interest Rate:	4.50%
Full Withdrawal:	End of Contract Year 3
Contract:	Allstate Advisor*

Example 1: (Assumes Declining Interest Rates)
Step 1:	Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66
Step 2:	Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1500
Step 3:	Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510
Step 4:	Calculate the Market Value Adjustment:	I	= 4.50%
		J	= 4.20%
730 DAYS
		N	= = 2
365 DAYS
Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
		=	.9 × [.045 - (.042 + .0025)] × 2 = .0009
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject To Market Value Adjustment
		=	.0009 × $11,411.66 = $10.27
Step 5:	Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 + $10.27 = $10,911.93

B-1

Example 2: (Assumes Rising Interest Rates)
Step 1:	Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66
Step 2:	Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1500
Step 3:	Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510
Step 4:	Calculate the Market Value Adjustment:	I	= 4.50%
		J	= 4.80%
730 DAYS
		N	= = 2
365 DAYS
Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
		=	.9 × [(.045 - (.048 + .0025)] × (2) = –.0099
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject To Market Value Adjustment:
		=	–.0099 × $11,411.66 = –($112.98)
Step 5:	Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 – $112.98 = $10,788.68

*
These examples assume the election of the Allstate Advisor Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under Allstate Advisor Plus and Allstate Advisor Preferred Contracts, which have different expenses and withdrawal charges.

B-2

Appendix C
Example of Calculation of Income Protection Benefit

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.
To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

Adjusted age of Annuitant on the Payout Start Date:	65
Sex of Annuitant:	male
Income Plan selected:	1
Payment frequency:	monthly
Amount applied to variable income payments under the Income Plan:	$100,000.00
The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:	3%
Guaranteed minimum variable income payment:	85% of the initial variable amount income value
Step 1 – Calculation of the initial variable amount income value:
Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 × $5.49/1000 = $549.00.
Step 2 – Calculation of the amount guaranteed under the Income Protection Benefit Option:
guaranteed minimum variable income payment = 85% × initial variable amount income value = 85% × $549.00 = $466.65.
Step 3 – Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:
If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

C-1

Appendix D
Withdrawal Adjustment Example – Income Benefits*

Issue Date: January 1, 2003
Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

					Income Benefit Amount
						5% Roll-Up Value**
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Maximum Anniversary Value	Advisor and Preferred	Plus
1/1/04	Contract Anniversary	$55,000	_	$55,000	$55,000	$52,500	$54,600
7/1/04	Partial Withdrawal	$60,000	$15,000	$45,000	$41,250	$40,176	$41,859
The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.

		Advisor and Preferred	Plus
Maximum Anniversary Value Income Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$55,000	$55,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,750	$13,750
Adjusted Income Benefit		$41,250	$41,250

5 % Roll-Up Value Income Benefit**
Total Partial Withdrawal Amount	(a)	$15,000	$15,000
STEP I – Dollar For Dollar Portion
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth of interest on $52,500 and $54,600, respectively)	(c)	$53,786	$55,937
Partial Withdrawal Amount (Corridor = 5% of Roll-Up Value on 1/1/04)	(d)	$2,625	$2,730
Dollar for Dollar Withdrawal Adjustment (discounted for a half year’s worth of interest)	(e)=(d) * 1.05^ -0.5	$2,562	$2,664
Contract Value After Step 1	(b’)=(b) - (d)	$57,375	$57,270
Adjusted Income Benefit After Step 1	(c’)=(c) - (e)	$51,224	$53,273
STEP 2 – Proportional Portion
Partial Withdrawal Amount	(a’)=(a) - (d)	$12,375	$12,270
Proportional Adjustment	(a’)/(b’)*(c’)	$11,048	$11,414
Contract Value After Step 2	(b’) - (a’)	$45,000	$45,000
Adjusted Income Benefit After Step 2		$40,176	$41,859

*
For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**
In certain states, the Roll-Up Value Income Benefit accumulates interest on a daily basis at a rate equivalent to 3% per year rather than 5%. If calculations assumed an interest rate of 3% per year, the adjusted income benefit would be lower.

D-1

Appendix E
Withdrawal Adjustment Example – Death Benefits*

Issue Date: January 1, 2005
Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

					Death Benefit Amount
					Purchase Payment Value			Enhanced Beneficiary Value**
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Advisor and Preferred	Plus	Maximum Anniversary Value	Advisor and Preferred	Plus
1/1/06	Contract Anniversary	$55,000	_	$55,000	$50,000	$52,000	$55,000	$52,500	$54,600
7/1/06	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$39,000	$41,250	$40,339	$41,953
The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

		Advisor and Preferred	Plus
Purchase Payment Value Death Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$50,000	$52,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500	$13,000
Adjusted Death Benefit		$37,500	$39,000

MAV Death Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$55,000	$55,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,750	$13,750
Adjusted Death Benefit		$41,250	$41,250

Enhanced Beneficiary Protection (Annual Increase) Benefit**
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth of interest on $52,500 and $54,600, respectively)	(c)	$53,786	$55,937
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,446	$13,984
Adjusted Death Benefit		$40,339	$41,953

*
For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**
Calculations for the Enhanced Beneficiary Protection (Annual Increase) Benefit assume that interest accumulates on a daily basis at a rate equivalent to 5% per year. In certain states, the Benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.

E-1

Appendix F
Calculation of Earnings Protection Death Benefit*

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.
Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals
In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals	=	$0
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$100,000 ($100,000+ $0-$0)
In-Force Earnings	=	$25,000 ($125,000-$100,000)
Earnings Protection Death Benefit**	=	40% * $25,000 = $10,000
Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

*
For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

**
If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

Example 2: Elected When Contract Was Issued With Subsequent Withdrawals
In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals	=	$5,000 ($10,000-$5,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$95,000 ($100,000+$0-$5,000)
In-Force Earnings	=	$19,000 ($114,000-$95,000)
Earnings Protection Death Benefit**	=	40%*$19,000=$7,600
Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

*
For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

**
If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals
This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals	=	$30,000 ($50,000-$20,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$120,000 ($110,000+$40,000-$30,000)
In-Force Earnings	=	$20,000 ($140,000-$120,000)
Earnings Protection Death Benefit**	=	25%*$20,000=$5,000
In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.
Since In-Force Earnings are less than 50% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death ), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

*
For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

**
If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00) and Credit Enhancement for Allstate Advisor Plus Contract.

Example 4: Spousal Continuation
This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and MAV Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals	=	$0
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$100,000 ($100,000+$0-$0)
In-Force Earnings	=	$50,000 ($150,000-$100,000)
Earnings Protection Death Benefit**	=	40%*$50,000=$20,000
Contract Value	=	$150,000
Death Benefit	=	$160,000
Earnings Protection Death Benefit	=	$20,000
Continuing Contract Value	=	$180,000 ($160,000+$20,000)
Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.
Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

*
For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

**
If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

Appendix G
Withdrawal Adjustment Example – TrueReturn Accumulation Benefit*

Issue Date: January 2, 2005
Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))
Initial Benefit Base: $50,000 for Allstate Advisor and Allstate Advisor Preferred Contracts, $52,000 for Allstate Advisor Plus Contracts (assuming issue age 85 or younger)

					Benefit Base
					Purchase Payment Value
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Advisor and Preferred	Plus
1/2/06	Contract Anniversary	$55,000	—	$55,000	$50,000	$52,000
7/2/06	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$39,000
The following shows how we compute the adjusted Benefit Bases in the example above. Please note that the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

		Advisor and Preferred	Plus
Benefit Base
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Benefit Base Immediately Prior to Partial Withdrawal	(c)	$50,000	$52,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500	$13,000
Adjusted Benefit Base		$37,500	$39,000

*
For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

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Appendix H – SureIncome Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase an Allstate Advisor contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.
Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.
Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.
Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.
Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.
The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).
Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.
The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).
The Benefit Payment is unchanged and remains $8,000.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).
Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% × ($130,000 – $25,000)) = $8,000
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.
Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($92,000 – $5,000) = $55,000.
The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% × ($60,000 – $5,000)) = $4,400.
The Benefit Payment Remaining is unchanged at $0.
Example 6: Assume example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).
The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).
Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

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The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).
The Benefit Payment is unchanged and remains $7,600.
The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

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Appendix I – SureIncome Plus Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase an Allstate Advisor contract with a $100,000 initial purchase payment and add the SureIncome Plus Option at issue.
Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.
Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.
Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.
Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.
Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.
The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).
The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).
Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.
The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).
The SureIncome ROP Death Benefit is reduced to $92,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($8,000).
The Benefit Payment is unchanged and remains $8,000.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).
Example 4: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% × ($130,000 – $25,000)) = $8,000
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.
Example 5: Assume Example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($92,000 – $5,000) = $55,000.
The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($92,000 – $5,000) = $55,000.
The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% × ($60,000 – $5,000)) = $4,400.
The Benefit Payment Remaining is unchanged at $0.

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Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).
The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).
The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).
Example 7: Assume Example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).
The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).
The SureIncome ROP Death Benefit is reduced to $91,800, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($3,200).
The Benefit Payment is unchanged, because the amount withdrawn does not exceed the Benefit Payment Remaining, and remains $7,600.
The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).
Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.
The SureIncome Plus Option Fee is $650, which is 0.65% × the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.
The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).
The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).
The SureIncome ROP Death Benefit remains $100,000.
The Benefit Payment is increased to $12,748, which is the greater of your current Benefit Payment ($8,000) and 8% × the final Contract Value on the Contract Anniversary ($159,350).
The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.
Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.
The SureIncome Plus Option Fee is $1,035.78, which is 0.65% × the Benefit Base ($159,350) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.
The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).
The Benefit Base remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).
The SureIncome ROP Death Benefit remains $100,000.
The Benefit Payment is remains $12,748, which is the greater of your current Benefit Payment $12,748 and 8% × the final Contract Value on the Contract Anniversary ($58,964.22).
The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

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Appendix J – SureIncome For Life Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase an Allstate Advisor contract with $100,000 initial purchase payment, are attained age 55 at issue, and add the SureIncome For Life Option at issue (you are the SureIncome Covered Life).
Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.
Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.
Your Benefit Payment is $4,000, which is 4% of your initial purchase payment.
Your Benefit Payment Remaining for this Benefit Year is $4,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.
Note: The Benefit Payment remains $4,000 until you turn age 60 (as long as the Contract Value on any of the prior Contract Anniversaries have not caused any of the guarantees under the Option to be updated). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% × current Benefit Base ($5,000 = 5% × $100,000, assuming your Benefit Base is still $100,000).
Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.
The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).
The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $5,600, which is your prior Benefit Payment ($4,000) plus 4% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $5,600, which is your prior Benefit Payment Remaining ($4,000) plus 4% of your additional purchase payment ($40,000).
Note: The Benefit Payment remains $5,600 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% × current Benefit Base ($7,000 = 5% × $140,000, assuming your Benefit Base is still $140,000).
Example 3a: Assume Example 1 is continued and the first withdrawal, equal to $4,000, is made during the first Benefit Year.
The Benefit Base is reduced to $96,000, which is your prior Benefit Base ($100,000) less your withdrawal ($4,000).
The SureIncome ROP Death Benefit is reduced to $96,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($4,000).
The Benefit Payment is unchanged and remains $4,000.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($4,000) less your withdrawal ($4,000).
Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.
Example 3b: Assume Example 1 is continued and the first withdrawal, equal to $5,000, is made during the sixth Benefit Year and you have attained age 60 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).
The Benefit Base is reduced to $95,000, which is your prior Benefit Base ($100,000) less your withdrawal ($5,000).
The SureIncome ROP Death Benefit is reduced to $95,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($5,000).
Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% × current Benefit Base (5% × $100,000 = $5,000).
The Benefit Payment remains $5,000 after withdrawal.

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The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($5,000) less your withdrawal ($5,000).
Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.
Example 3c: Assume Example 1 is continued and the first withdrawal, equal to $6,000, is made during the sixteenth Benefit Year and you have attained age 70 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).
The Benefit Base is reduced to $94,000, which is your prior Benefit Base ($100,000) less your withdrawal ($6,000).
The SureIncome ROP Death Benefit is reduced to $94,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($6,000).
Because the first withdrawal occurs at attained age 70, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 6% × current Benefit Base (6% × $100,000 = $6,000).
The Benefit Payment remains $6,000 after withdrawal.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($6,000) less your withdrawal ($6,000).
Note: The Withdrawal Benefit Factor is locked at 6% because the age at first withdrawal is age 70.
Example 4a: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The Benefit Payment is reduced to $3,000, determined by the following calculation: the lesser of ($4,000) and (4% × $75,000) = $3,000.
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.
Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.
Example 4b: Assume Example 1 is continued and a withdrawal of $25,000 is made during the sixth Benefit Year (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries). Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% × current Benefit Base prior to the withdrawal (5% × $100,000 = $5,000).
The Benefit Payment is reduced to $3,750, determined by the following calculation: the lesser of ($5,000) and (5% × $75,000) = $3,750.
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.
Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.
Example 5: Assume Example 3a is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($96,000 – $5,000) = $55,000.
The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($96,000 – $5,000) = $55,000.

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The Benefit Payment is reduced to $2,200, determined by the following formula: the lesser of ($4,000) and (4% × $55,000) = $2,200.
Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).
The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).
The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $3,800, which is your prior Benefit Payment ($2,200) plus 4% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $1,600, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 4% of your additional purchase payment ($40,000).
Example 7: Assume Example 6 is continued and an additional withdrawal of $1,600 is taken in the same year (the first Benefit Year).
The Benefit Base is reduced to $93,400, which is your prior Benefit Base ($95,000) less your withdrawal ($1,600).
The SureIncome ROP Death Benefit is reduced to $93,400, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($1,600).
The Benefit Payment is unchanged and remains $3,800.
The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($1,600) less your withdrawal ($1,600).
Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.
The SureIncome For Life Option Fee is $650, which is 0.65% × the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.
The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).
The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).
The SureIncome ROP Death Benefit remains $100,000.
The Benefit Payment is increased to $6,374, which is the greater of your current Benefit Payment ($4,000) and 4% of the final Contract Value on the Contract Anniversary ($159,350).
The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.
Note: The Benefit Payment remains $6,374 until you turn age 60 (as long as the Contract Values on any of the prior Contract Anniversaries have not caused any of the guarantees under the Option to be updated). At that point, if no withdrawals have been taken, your Benefit Payment and Benefit Payment Remaining are updated to 5% × current Benefit Base ($7,967.50 = 5% × $159,350, assuming your Benefit Base is still $159,350).
Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.
The SureIncome For Life Option Fee is $1,035.78, which is 0.65% × the Benefit Base ($159,350) prior to updating for the Benefit Base based on the Contract Value on the Contract Anniversary.
The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).
The Benefit Base is remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).
The SureIncome ROP Death Benefit remains $100,000.
The Benefit Payment is remains $6,374, which is the greater of your current Benefit Payment $6,374 and 4% × the final Contract Value on the Contract Anniversary ($58,964.22).
The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

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APPENDIX K – ACCUMULATION UNIT VALUES

Appendix K presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable
Sub-Account since the Variable Sub-Accounts were first offered under the Contracts for a maximum of 10 years. This Appendix includes
Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect
Accumulation Unit Values for each Contract; as well as outstanding units for each such sub-accounts, which may include other variable annuities offered, as of the dates shown. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect
Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of
Additional Information.

The Allstate Advisor, Allstate Advisor Plus, Allstate Advisor Preferred with No Withdrawal Charge Option, Allstate Advisor
Preferred with the 3 year Withdrawal Charge Option and Allstate Advisor Preferred with the 5 year Withdrawal Charge
Option Contracts were first offered on October 14, 2002.

The Allstate Advisor, Allstate Advisor Plus and Allstate Advisor Preferred Contracts were first offered with the MAV Death
Benefit Option at 0.15% or the Enhanced Beneficiary Protection (Annual Increase) Option at 0.15%, with the Earnings
Protection Death Benefit Option, with the MAV Death Benefit Option at 0.15% and the Enhanced Beneficiary Protection
(Annual Increase) Option at 0.15%, with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at
0.15% and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.15%, with the MAV Death Benefit Option at 0.15% and with the Earnings Protection Death Benefit Option, with the MAV Death Benefit Option at 0.15%, the
Enhanced Beneficiary Protection (Annual Increase) Option at 0.15%, and the Earnings Protection Death Benefit Option,
with the Enhanced Beneficiary Protection (Annual Increase) Option at 0.15% and the Earnings Protection Death Benefit
Option on October 14, 2002.

The Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary
Protection (Annual Increase) Option at 0.30%, Contracts with the MAV Death Benefit Option at 0.20%, the Enhanced
Beneficiary Protection (Annual Increase) Option at 0.30%, Contracts with the MAV Death Benefit Option at 0.20% and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.15%, Contracts with the MAV Death Benefit Option at
0.20% and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30%, the MAV Death Benefit Option at
0.20% was first offered on May 1, 2003.

All of the Variable Sub-Accounts shown below were first offered under the Contracts on October 14, 2002, except for the
Oppenheimer Capital Appreciation/VA – Service Shares Sub-Account and UIF Small Company Growth, Class II
Sub-Accounts which were first offered under the Contracts on May 1, 2003; the Van Kampen LIT Money Market, Class II
Sub-Account and UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on
December 31, 2003; the FTVIP Franklin Income Securities – Class 2 Sub-Account, FTVIP Franklin U.S. Government
– Class 2 Sub-Account, Invesco Van Kampen V.I. Comstock Fund – Series II Sub-Account, Invesco Van Kampen V.I.
Equity and Income Fund – Series II Sub-Account, UIF Growth, Class I Sub-Account and UIF Growth, Class II Sub-
Account, and Invesco Van Kampen V.I. Mid Cap Value Fund – Series I Sub-Account and Invesco Van Kampen V.I. Mid
Cap Value Fund – Series II Sub-Accounts, which were first offered under the Contracts on May 1, 2004; the FTVIP
Franklin Large Cap Growth Securities – Class 2 Sub-Account, Lord Abbett Series Fund – Fundamental Equity Portfolio,
Lord Abbett Series Fund – Bond-Debenture Portfolio, Lord Abbett Series Fund – Growth and Income Portfolio, Lord
Abbett Series Fund – Growth Opportunities Portfolio, Lord Abbett Series Fund – Mid Cap Stock Portfolio and
Oppenheimer Core Bond/VA – Service Shares Sub-Account which were first offered with the Contracts on October 1,
2004; the Fidelity VIP Contrafund – Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 – Service Class 2 Sub-
Account, Fidelity VIP Freedom 2020 – Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 – Service Class 2 Sub-
Account, Fidelity VIP Freedom Income – Service Class 2 Sub-Account, Fidelity VIP Growth Stock – Service Class 2 Sub-
Account, Fidelity VIP Index 500 – Service Class 2 Sub-Account, Fidelity VIP Mid Cap – Service Class 2 Sub-Account,
FTVIP Mutual Global Discovery Securities Fund – Class 2 Sub-Account and UIF U.S. Mid Cap Growth, Class II Sub-
Account, which were first offered under the Contracts on May 1, 2006; the Putnam VT Equity Income Fund – Class IB
Sub-Account which was first offered under the Contracts on February 13, 2009 and the Putnam NT Growth Opportunities Fund-Class IB which was first offered under the contracts on November 18, 2016.

The name, of the following Sub-Accounts changed since December 31, 2016. The names shown in the tables of
Accumulation Units correspond to the names of the Sub-Accounts as of December 31, 2016:

Sub-Account Name as of December 31, 2016 (as appears in the following tables of Accumulation Unit Values)	Sub-Account Name on/about May 1, 2017
UIF Emerging Markets Debt Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Emerging Markets Debt Portfolio, Class II
UIF Global Franchise Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Global Franchise Portfolio, Class II
UIF Growth Portfolio, Class I	Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class I
UIF Growth Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class II
UIF Mid Cap Growth Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Mid Cap Growth Portfolio, Class II
UIF U.S. Real Estate Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. U.S. Real Estate Portfolio, Class II
Oppenheimer Core Bond Fund/VA	Oppenheimer Total Return Bond Fund/VA

ALLSTATE ADVISOR VARIABLE ANNUITY: Allstate Advisor Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Basic Contract
Mortality & Expense = 1.1

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$10.291	$11.915	1,004,070
	2008	$11.915	$6.740	1,144,313
	2009	$6.740	$9.013	1,143,620
	2010	$9.013	$10.403	1,050,401
	2011	$10.403	$9.983	874,253
	2012	$9.983	$11.444	648,028
	2013	$11.444	$14.793	527,579
	2014	$14.793	$16.304	380,861
	2015	$16.304	$16.161	318,224
	2016	$16.161	$17.186	243,690
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
	2007	$10.483	$11.218	70,102
	2008	$11.218	$8.287	116,207
	2009	$8.287	$10.139	172,093
	2010	$10.139	$11.264	170,536
	2011	$11.264	$11.072	131,106
	2012	$11.072	$12.194	110,259
	2013	$12.194	$13.625	91,532
	2014	$13.625	$14.016	61,011
	2015	$14.016	$13.762	63,026
	2016	$13.762	$14.295	96,869
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
	2007	$10.513	$11.411	128,871
	2008	$11.411	$7.569	140,536
	2009	$7.569	$9.604	203,822
	2010	$9.604	$10.839	150,160
	2011	$10.839	$10.566	128,800
	2012	$10.566	$11.793	123,788
	2013	$11.793	$13.461	99,189
	2014	$13.461	$13.898	64,380
	2015	$13.898	$13.656	56,339
	2016	$13.656	$14.262	25,416
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
	2007	$10.522	$11.536	28,063
	2008	$11.536	$7.040	56,210
	2009	$7.040	$9.116	73,240
	2010	$9.116	$10.429	69,082
	2011	$10.429	$10.003	62,089
	2012	$10.003	$11.373	55,492
	2013	$11.373	$13.629	44,016
	2014	$13.629	$14.092	21,588
	2015	$14.092	$13.836	20,541
	2016	$13.836	$14.529	17,358

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Freedom Income Portfolio - Service Class 2
	2007	$10.373	$10.845	48,727
	2008	$10.845	$9.559	65,357
	2009	$9.559	$10.817	76,108
	2010	$10.817	$11.452	69,850
	2011	$11.452	$11.461	86,305
	2012	$11.461	$12.021	66,655
	2013	$12.021	$12.484	53,068
	2014	$12.484	$12.759	37,008
	2015	$12.759	$12.523	27,184
	2016	$12.523	$12.877	20,345
Fidelity VIP Growth Opportunities Portfolio - Service Class 2
	2015	$10.000	$19.175	10,394
	2016	$19.175	$18.940	10,972
Fidelity VIP Growth Stock Portfolio - Service Class 2
	2007	$9.766	$11.790	53,608
	2008	$11.790	$6.427	72,235
	2009	$6.427	$9.163	57,801
	2010	$9.163	$10.833	24,653
	2011	$10.833	$10.741	18,803
	2012	$10.741	$12.530	17,930
	2013	$12.530	$16.649	16,126
	2014	$16.649	$18.461	12,499
	2015	$18.461	$19.608	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$10.846	$11.260	270,300
	2008	$11.260	$6.985	264,109
	2009	$6.985	$8.708	239,770
	2010	$8.708	$9.861	226,853
	2011	$9.861	$9.908	200,172
	2012	$9.908	$11.309	170,918
	2013	$11.309	$14.725	161,365
	2014	$14.725	$16.467	57,344
	2015	$16.467	$16.430	48,729
	2016	$16.430	$18.097	55,465
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$9.899	$11.269	251,766
	2008	$11.269	$6.718	256,868
	2009	$6.718	$9.267	223,401
	2010	$9.267	$11.761	211,845
	2011	$11.761	$10.350	191,071
	2012	$10.350	$11.704	148,870
	2013	$11.704	$15.697	123,963
	2014	$15.697	$16.429	81,031
	2015	$16.429	$15.953	68,075
	2016	$15.953	$17.625	52,490

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Growth and Income VIP Fund - Class 2
	2007	$17.328	$16.469	1,236,047
	2008	$16.469	$10.543	1,065,952
	2009	$10.543	$13.170	897,010
	2010	$13.170	$15.169	740,255
	2011	$15.169	$15.334	542,396
	2012	$15.334	$16.987	437,455
	2013	$16.987	$21.732	356,957
	2014	$21.732	$23.412	289,733
	2015	$23.412	$22.900	212,719
	2016	$22.900	$25.232	166,185
FTVIP Franklin Income VIP Fund - Class 2
	2007	$13.185	$13.503	4,027,508
	2008	$13.503	$9.376	3,310,458
	2009	$9.376	$12.550	2,996,804
	2010	$12.550	$13.958	2,737,443
	2011	$13.958	$14.107	2,234,019
	2012	$14.107	$15.686	1,754,353
	2013	$15.686	$17.642	1,356,581
	2014	$17.642	$18.219	1,028,091
	2015	$18.219	$16.715	761,842
	2016	$16.715	$18.814	564,129
FTVIP Franklin Large Cap Growth VIP Fund - Class 2
	2007	$11.503	$12.061	2,114,492
	2008	$12.061	$7.795	1,887,340
	2009	$7.795	$9.982	1,654,042
	2010	$9.982	$10.995	1,464,453
	2011	$10.995	$10.690	1,207,012
	2012	$10.690	$11.857	994,473
	2013	$11.857	$15.056	695,772
	2014	$15.056	$16.713	505,293
	2015	$16.713	$17.426	364,866
	2016	$17.426	$16.893	318,541
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$11.041	$12.189	443,786
	2008	$12.189	$8.608	486,057
	2009	$8.608	$10.478	507,819
	2010	$10.478	$11.580	464,348
	2011	$11.580	$11.093	389,053
	2012	$11.093	$12.412	308,781
	2013	$12.412	$15.635	245,015
	2014	$15.635	$16.315	196,702
	2015	$16.315	$15.516	153,882
	2016	$15.516	$17.182	118,719
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$18.099	$18.486	2,266,150
	2008	$18.486	$11.476	1,861,389
	2009	$11.476	$14.279	1,641,649
	2010	$14.279	$15.673	1,423,936
	2011	$15.673	$15.310	1,136,095
	2012	$15.310	$17.264	884,199
	2013	$17.264	$21.858	649,685
	2014	$21.858	$23.112	525,158
	2015	$23.112	$21.688	401,002
	2016	$21.688	$24.847	298,592

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Small Cap Value VIP Fund - Class 2
	2007	$22.191	$21.382	728,134
	2008	$21.382	$14.137	614,342
	2009	$14.137	$18.024	529,315
	2010	$18.024	$22.813	447,006
	2011	$22.813	$21.672	369,453
	2012	$21.672	$25.326	292,858
	2013	$25.326	$34.058	235,873
	2014	$34.058	$33.811	182,155
	2015	$33.811	$30.909	143,664
	2016	$30.909	$39.722	108,568
FTVIP Franklin Small-Mid Cap Growth VIP Fund - Class 2
	2007	$19.101	$20.973	17,140
	2008	$20.973	$11.904	19,245
	2009	$11.904	$16.871	13,500
	2010	$16.871	$21.254	9,873
	2011	$21.254	$19.967	6,280
	2012	$19.967	$21.848	5,663
	2013	$21.848	$29.794	5,154
	2014	$29.794	$31.608	4,847
	2015	$31.608	$30.371	4,381
	2016	$30.371	$31.230	3,785
FTVIP Franklin U.S. Government Securities VIP Fund - Class 2
	2007	$10.664	$11.221	643,995
	2008	$11.221	$11.917	756,472
	2009	$11.917	$12.127	776,465
	2010	$12.127	$12.603	739,426
	2011	$12.603	$13.147	550,596
	2012	$13.147	$13.222	582,158
	2013	$13.222	$12.760	418,493
	2014	$12.760	$13.021	329,897
	2015	$13.021	$12.914	271,740
	2016	$12.914	$12.833	246,968
FTVIP Templeton Developing Markets VIP Fund - Class 2
	2007	$33.244	$42.259	259,442
	2008	$42.259	$19.728	230,730
	2009	$19.728	$33.609	208,582
	2010	$33.609	$39.010	179,807
	2011	$39.010	$32.402	159,099
	2012	$32.402	$36.192	121,276
	2013	$36.192	$35.396	93,905
	2014	$35.396	$32.008	74,939
	2015	$32.008	$25.401	67,278
	2016	$25.401	$29.448	46,801

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$20.872	$23.785	1,600,147
	2008	$23.785	$13.998	1,393,105
	2009	$13.998	$18.936	1,204,940
	2010	$18.936	$20.263	1,066,709
	2011	$20.263	$17.875	932,183
	2012	$17.875	$20.861	739,375
	2013	$20.861	$25.322	549,516
	2014	$25.322	$22.213	466,297
	2015	$22.213	$20.503	378,756
	2016	$20.503	$21.691	290,972
FTVIP Templeton Global Bond VIP Fund - Class 2
	2007	$15.643	$17.139	24,104
	2008	$17.139	$17.968	21,379
	2009	$17.968	$21.050	15,757
	2010	$21.050	$23.781	11,849
	2011	$23.781	$23.270	11,424
	2012	$23.270	$26.430	9,900
	2013	$26.430	$26.514	7,848
	2014	$26.514	$26.652	7,449
	2015	$26.652	$25.176	5,597
	2016	$25.176	$25.582	3,542
Invesco V.I. American Franchise Fund - Series II
	2007	$13.399	$15.427	267,235
	2008	$15.427	$7.749	254,421
	2009	$7.749	$12.669	208,247
	2010	$12.669	$14.953	170,568
	2011	$14.953	$13.817	126,429
	2012	$13.817	$15.466	99,902
	2013	$15.466	$21.342	67,665
	2014	$21.342	$22.787	45,326
	2015	$22.787	$23.562	39,202
	2016	$23.562	$23.728	30,740
Invesco V.I. American Value Fund - Series I
	2007	$14.965	$15.930	208,857
	2008	$15.930	$9.232	177,447
	2009	$9.232	$12.685	155,724
	2010	$12.685	$15.307	120,227
	2011	$15.307	$15.249	86,378
	2012	$15.249	$17.657	71,594
	2013	$17.657	$23.402	55,658
	2014	$23.402	$25.352	47,291
	2015	$25.352	$22.741	27,423
	2016	$22.741	$25.927	18,838
Invesco V.I. American Value Fund - Series II
	2007	$14.926	$15.873	433,653
	2008	$15.873	$9.178	417,880
	2009	$9.178	$12.607	336,485
	2010	$12.607	$15.205	289,237
	2011	$15.205	$15.134	235,235
	2012	$15.134	$17.489	177,479
	2013	$17.489	$23.121	139,779
	2014	$23.121	$24.986	109,959
	2015	$24.986	$22.355	92,002
	2016	$22.355	$25.426	72,468

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Comstock Fund - Series II
	2007	$13.381	$12.900	1,155,302
	2008	$12.900	$8.175	1,015,402
	2009	$8.175	$10.362	818,910
	2010	$10.362	$11.833	742,883
	2011	$11.833	$11.435	627,494
	2012	$11.435	$13.423	474,576
	2013	$13.423	$17.974	363,631
	2014	$17.974	$19.357	262,089
	2015	$19.357	$17.923	196,046
	2016	$17.923	$20.698	148,193
Invesco V.I. Equity and Income Fund - Series II
	2007	$12.945	$13.206	1,069,714
	2008	$13.206	$10.079	932,139
	2009	$10.079	$12.187	817,049
	2010	$12.187	$13.477	722,518
	2011	$13.477	$13.130	556,735
	2012	$13.130	$14.566	384,707
	2013	$14.566	$17.956	298,901
	2014	$17.956	$19.279	221,084
	2015	$19.279	$18.538	177,565
	2016	$18.538	$21.014	146,627
Invesco V.I. Growth and Income Fund - Series II
	2007	$18.769	$18.993	1,130,145
	2008	$18.993	$12.709	959,755
	2009	$12.709	$15.569	840,508
	2010	$15.569	$17.242	750,580
	2011	$17.242	$16.636	555,942
	2012	$16.636	$18.776	443,855
	2013	$18.776	$24.793	328,304
	2014	$24.793	$26.912	257,222
	2015	$26.912	$25.685	190,496
	2016	$25.685	$30.281	144,078
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.670	$14.706	101,130
	2008	$14.706	$7.718	83,765
	2009	$7.718	$11.913	73,374
	2010	$11.913	$14.966	55,789
	2011	$14.966	$13.391	45,054
	2012	$13.391	$14.754	31,910
	2013	$14.754	$19.895	23,696
	2014	$19.895	$21.149	18,663
	2015	$21.149	$21.093	16,477
	2016	$21.093	$20.941	15,251
Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio
	2007	$11.192	$11.731	1,203,223
	2008	$11.731	$9.549	982,893
	2009	$9.549	$12.660	854,149
	2010	$12.660	$14.035	819,038
	2011	$14.035	$14.462	733,952
	2012	$14.462	$16.064	619,129
	2013	$16.064	$17.153	491,297
	2014	$17.153	$17.668	366,797
	2015	$17.668	$17.173	272,180
	2016	$17.173	$19.009	208,445

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Fundamental Equity Portfolio
	2007	$13.047	$13.743	281,424
	2008	$13.743	$9.676	252,224
	2009	$9.676	$12.033	221,340
	2010	$12.033	$14.137	205,010
	2011	$14.137	$13.329	170,638
	2012	$13.329	$14.549	114,983
	2013	$14.549	$19.496	76,267
	2014	$19.496	$20.619	55,402
	2015	$20.619	$19.652	38,450
	2016	$19.652	$22.454	27,326
Lord Abbett Series Fund, Inc. - Growth and Income Portfolio
	2007	$12.866	$13.135	1,131,948
	2008	$13.135	$8.243	923,149
	2009	$8.243	$9.675	791,390
	2010	$9.675	$11.213	683,057
	2011	$11.213	$10.395	545,222
	2012	$10.395	$11.501	405,565
	2013	$11.501	$15.429	280,068
	2014	$15.429	$16.395	218,979
	2015	$16.395	$15.720	159,709
	2016	$15.720	$18.174	125,265
Lord Abbett Series Fund, Inc. - Growth Opportunities Portfolio
	2007	$12.268	$14.685	401,093
	2008	$14.685	$8.952	360,805
	2009	$8.952	$12.861	300,712
	2010	$12.861	$15.606	253,522
	2011	$15.606	$13.857	226,260
	2012	$13.857	$15.607	183,891
	2013	$15.607	$21.118	126,785
	2014	$21.118	$22.110	93,569
	2015	$22.110	$22.419	68,674
	2016	$22.419	$22.404	55,843
Lord Abbett Series Fund, Inc. - Mid-Cap Stock Portfolio
	2007	$13.179	$13.084	1,096,947
	2008	$13.084	$7.832	921,170
	2009	$7.832	$9.789	759,217
	2010	$9.789	$12.120	630,406
	2011	$12.120	$11.484	529,614
	2012	$11.484	$12.984	391,271
	2013	$12.984	$16.703	282,870
	2014	$16.703	$18.388	209,975
	2015	$18.388	$17.463	151,826
	2016	$17.463	$20.065	125,967

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Capital Appreciation Fund/VA - Service Shares
	2007	$14.269	$16.036	1,252,093
	2008	$16.036	$8.601	1,194,919
	2009	$8.601	$12.239	987,395
	2010	$12.239	$13.186	862,275
	2011	$13.186	$12.837	679,504
	2012	$12.837	$14.421	521,280
	2013	$14.421	$18.424	369,160
	2014	$18.424	$20.937	276,145
	2015	$20.937	$21.342	214,417
	2016	$21.342	$20.556	179,138
Oppenheimer Conservative Balanced Fund/VA - Service Shares
	2007	$15.992	$16.335	626,947
	2008	$16.335	$9.092	534,080
	2009	$9.092	$10.913	442,615
	2010	$10.913	$12.138	390,066
	2011	$12.138	$12.027	307,892
	2012	$12.027	$13.309	234,858
	2013	$13.309	$14.823	165,039
	2014	$14.823	$15.805	115,518
	2015	$15.805	$15.689	97,371
	2016	$15.689	$16.256	86,820
Oppenheimer Core Bond Fund/VA - Service Shares
	2007	$10.587	$10.877	1,758,893
	2008	$10.877	$6.541	1,767,178
	2009	$6.541	$7.041	1,796,199
	2010	$7.041	$7.734	1,714,650
	2011	$7.734	$8.240	1,408,093
	2012	$8.240	$8.961	1,313,811
	2013	$8.961	$8.812	1,091,278
	2014	$8.812	$9.301	896,045
	2015	$9.301	$9.245	687,391
	2016	$9.245	$9.405	560,575
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$16.472	$17.240	269,795
	2008	$17.240	$8.643	234,531
	2009	$8.643	$11.284	198,239
	2010	$11.284	$14.163	162,327
	2011	$14.163	$14.098	135,036
	2012	$14.098	$16.165	109,341
	2013	$16.165	$21.641	82,802
	2014	$21.641	$22.542	63,773
	2015	$22.542	$23.664	49,404
	2016	$23.664	$23.845	33,568

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Global Fund/VA - Service Shares
	2007	$21.924	$22.956	551,050
	2008	$22.956	$13.521	457,046
	2009	$13.521	$18.599	380,350
	2010	$18.599	$21.242	329,854
	2011	$21.242	$19.180	254,911
	2012	$19.180	$22.899	197,803
	2013	$22.899	$28.704	147,313
	2014	$28.704	$28.917	122,644
	2015	$28.917	$29.592	89,286
	2016	$29.592	$29.165	73,249
Oppenheimer Global Strategic Income Fund/VA - Service Shares
	2007	$13.998	$15.136	2,521,268
	2008	$15.136	$12.777	2,111,548
	2009	$12.777	$14.933	1,944,138
	2010	$14.933	$16.918	1,731,144
	2011	$16.918	$16.809	1,313,374
	2012	$16.809	$18.773	1,176,172
	2013	$18.773	$18.463	929,169
	2014	$18.463	$18.679	754,663
	2015	$18.679	$17.979	600,491
	2016	$17.979	$18.859	496,871
Oppenheimer High Income Fund/VA - Service Shares
	2007	$15.194	$14.926	646,720
	2008	$14.926	$3.157	1,119,834
	2009	$3.157	$3.925	1,062,342
	2010	$3.925	$4.434	976,989
	2011	$4.434	$4.265	769,121
	2012	$4.265	$4.751	0
Oppenheimer Main Street Fund®/VA - Service Shares
	2007	$16.195	$16.649	1,682,353
	2008	$16.649	$10.086	1,583,489
	2009	$10.086	$12.743	1,388,113
	2010	$12.743	$14.569	1,200,629
	2011	$14.569	$14.337	964,024
	2012	$14.337	$16.502	773,448
	2013	$16.502	$21.410	540,715
	2014	$21.410	$23.332	412,602
	2015	$23.332	$23.746	314,887
	2016	$23.746	$26.089	257,381
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$21.278	$20.709	531,717
	2008	$20.709	$12.673	481,521
	2009	$12.673	$17.124	406,889
	2010	$17.124	$20.800	330,552
	2011	$20.800	$20.043	267,644
	2012	$20.043	$23.280	214,043
	2013	$23.280	$32.314	152,828
	2014	$32.314	$35.615	116,832
	2015	$35.615	$33.013	94,387
	2016	$33.013	$38.348	71,936

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$13.066	632,085
	2010	$13.066	$14.524	560,259
	2011	$14.524	$14.612	462,154
	2012	$14.612	$17.208	364,903
	2013	$17.208	$22.492	253,771
	2014	$22.492	$25.013	191,514
	2015	$25.013	$23.939	145,074
	2016	$23.939	$26.855	117,849
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$14.729	$14.677	940,566
	2008	$14.677	$8.588	845,676
	2009	$8.588	$10.649	741,293
	2010	$10.649	$11.650	644,659
	2011	$11.650	$11.819	541,284
	2012	$11.819	$13.128	423,435
	2013	$13.128	$15.304	319,733
	2014	$15.304	$16.719	237,904
	2015	$16.719	$16.317	203,371
	2016	$16.317	$17.397	161,263
Putnam VT Global Asset Allocation Fund - Class IB
	2007	$15.850	$16.104	302,756
	2008	$16.104	$10.599	251,413
	2009	$10.599	$14.146	218,816
	2010	$14.146	$16.015	196,452
	2011	$16.015	$15.743	167,473
	2012	$15.743	$17.745	114,159
	2013	$17.745	$20.931	79,702
	2014	$20.931	$22.608	57,403
	2015	$22.608	$22.355	38,035
	2016	$22.355	$23.549	32,698
Putnam VT Global Health Care Fund - Class IB
	2007	$13.636	$13.378	90,746
	2008	$13.378	$10.951	75,485
	2009	$10.951	$13.620	67,222
	2010	$13.620	$13.776	58,814
	2011	$13.776	$13.439	29,823
	2012	$13.439	$16.219	20,033
	2013	$16.219	$22.680	16,415
	2014	$22.680	$28.577	14,049
	2015	$28.577	$30.404	13,051
	2016	$30.404	$26.606	12,191
Putnam VT Global Utilities Fund - Class IB
	2007	$22.819	$27.015	46,926
	2008	$27.015	$18.535	34,349
	2009	$18.535	$19.642	25,751
	2010	$19.642	$19.744	23,665
	2011	$19.744	$18.437	18,838
	2012	$18.437	$19.115	14,482
	2013	$19.115	$21.476	8,910
	2014	$21.476	$24.289	6,586
	2015	$24.289	$21.599	5,464
	2016	$21.599	$21.742	5,034

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Government Money Market Fund - Class IB formerly, Putnam VT Money Market Fund - Class IB
	2007	$10.274	$10.626	2,741,531
	2008	$10.626	$10.759	2,353,459
	2009	$10.759	$10.642	2,823,769
	2010	$10.642	$10.509	2,415,868
	2011	$10.509	$10.374	2,154,262
	2012	$10.374	$10.241	1,888,785
	2013	$10.241	$10.110	1,393,745
	2014	$10.110	$9.981	1,242,504
	2015	$9.981	$9.853	1,080,570
	2016	$9.853	$9.727	829,688
Putnam VT Growth and Income Fund - Class IB
	2007	$17.714	$16.428	786,066
	2008	$16.428	$9.941	664,580
	2009	$9.941	$12.738	561,812
	2010	$12.738	$14.382	436,918
	2011	$14.382	$13.538	351,941
	2012	$13.538	$15.920	273,204
	2013	$15.920	$21.321	213,340
	2014	$21.321	$23.305	180,729
	2015	$23.305	$21.273	143,276
	2016	$21.273	$24.152	114,313
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.058	218,649
Putnam VT High Yield Fund - Class IB
	2007	$16.269	$16.506	684,787
	2008	$16.506	$12.046	602,387
	2009	$12.046	$17.858	499,764
	2010	$17.858	$20.102	445,814
	2011	$20.102	$20.192	327,955
	2012	$20.192	$23.122	268,664
	2013	$23.122	$24.616	220,014
	2014	$24.616	$24.677	180,534
	2015	$24.677	$23.055	154,145
	2016	$23.055	$26.297	113,182
Putnam VT Income Fund - Class IB
	2007	$11.292	$11.728	2,340,081
	2008	$11.728	$8.807	1,903,327
	2009	$8.807	$12.749	1,506,639
	2010	$12.749	$13.827	1,430,101
	2011	$13.827	$14.332	1,130,191
	2012	$14.332	$15.666	940,877
	2013	$15.666	$15.753	769,453
	2014	$15.753	$16.554	622,636
	2015	$16.554	$16.102	472,929
	2016	$16.102	$16.213	399,637

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT International Equity Fund - Class IB
	2007	$21.566	$23.067	661,099
	2008	$23.067	$12.762	606,992
	2009	$12.762	$15.700	541,864
	2010	$15.700	$17.051	457,663
	2011	$17.051	$13.981	398,204
	2012	$13.981	$16.825	320,815
	2013	$16.825	$21.270	245,353
	2014	$21.270	$19.573	197,254
	2015	$19.573	$19.348	154,907
	2016	$19.348	$18.630	138,417
Putnam VT Investors Fund - Class IB
	2007	$17.558	$16.435	231,530
	2008	$16.435	$9.807	198,173
	2009	$9.807	$12.664	169,347
	2010	$12.664	$14.241	139,439
	2011	$14.241	$14.064	114,800
	2012	$14.064	$16.218	93,230
	2013	$16.218	$21.632	75,447
	2014	$21.632	$24.324	62,623
	2015	$24.324	$23.487	42,861
	2016	$23.487	$25.979	39,887
Putnam VT Multi-Cap Growth Fund - Class IB
	2007	$17.206	$17.958	73,981
	2008	$17.958	$10.858	54,204
	2009	$10.858	$14.162	45,582
	2010	$14.162	$16.714	113,469
	2011	$16.714	$15.660	95,228
	2012	$15.660	$18.048	75,518
	2013	$18.048	$24.307	62,064
	2014	$24.307	$27.230	52,491
	2015	$27.230	$26.801	42,954
	2016	$26.801	$28.517	38,909
Putnam VT New Value Fund - Class IB
	2007	$20.001	$18.777	765,754
	2008	$18.777	$10.239	738,975
	2009	$10.239	$9.644	0
Putnam VT Research Fund - Class IB
	2007	$15.935	$15.817	64,794
	2008	$15.817	$9.594	55,482
	2009	$9.594	$12.614	53,463
	2010	$12.614	$14.490	41,019
	2011	$14.490	$14.054	34,062
	2012	$14.054	$16.358	22,282
	2013	$16.358	$21.534	18,153
	2014	$21.534	$24.415	11,162
	2015	$24.415	$23.727	9,243
	2016	$23.727	$25.783	8,672
Putnam VT Vista Fund - Class IB
	2007	$18.411	$18.865	145,788
	2008	$18.865	$10.140	122,422
	2009	$10.140	$13.887	100,418
	2010	$13.887	$15.906	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Voyager Fund - Class IB
	2007	$14.045	$14.628	651,974
	2008	$14.628	$9.092	538,276
	2009	$9.092	$14.709	443,055
	2010	$14.709	$17.539	353,192
	2011	$17.539	$14.223	302,772
	2012	$14.223	$16.037	236,216
	2013	$16.037	$22.752	176,757
	2014	$22.752	$24.641	146,267
	2015	$24.641	$22.837	116,667
	2016	$22.837	$22.992	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$18.365	$19.286	364,955
	2008	$19.286	$16.185	298,917
	2009	$16.185	$20.788	263,398
	2010	$20.788	$22.519	237,498
	2011	$22.519	$23.759	182,583
	2012	$23.759	$27.644	138,197
	2013	$27.644	$24.898	112,118
	2014	$24.898	$25.287	92,694
	2015	$25.287	$24.668	67,842
	2016	$24.668	$26.927	57,814
UIF Global Franchise Portfolio, Class II
	2007	$14.758	$15.992	703,140
	2008	$15.992	$11.217	598,573
	2009	$11.217	$14.346	505,053
	2010	$14.346	$16.150	453,294
	2011	$16.150	$17.385	390,162
	2012	$17.385	$19.835	313,311
	2013	$19.835	$23.429	252,083
	2014	$23.429	$24.170	164,122
	2015	$24.170	$25.338	128,132
	2016	$25.338	$26.367	87,028
UIF Growth Portfolio, Class I
	2007	$12.660	$15.233	144,366
	2008	$15.233	$7.640	148,384
	2009	$7.640	$12.486	108,902
	2010	$12.486	$15.143	79,570
	2011	$15.143	$14.529	56,922
	2012	$14.529	$16.403	48,949
	2013	$16.403	$23.976	30,108
	2014	$23.976	$25.172	26,196
	2015	$25.172	$27.888	20,935
	2016	$27.888	$27.079	24,208
UIF Growth Portfolio, Class II
	2007	$12.569	$15.094	140,241
	2008	$15.094	$7.547	137,100
	2009	$7.547	$12.302	111,308
	2010	$12.302	$14.889	93,535
	2011	$14.889	$14.251	83,860
	2012	$14.251	$16.043	53,842
	2013	$16.043	$23.394	36,287
	2014	$23.394	$24.499	28,446
	2015	$24.499	$27.077	19,950
	2016	$27.077	$26.215	12,725

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Mid Cap Growth Portfolio, Class II
	2007	$9.853	$11.924	563,913
	2008	$11.924	$6.260	598,655
	2009	$6.260	$9.724	461,143
	2010	$9.724	$12.696	356,333
	2011	$12.696	$11.633	319,107
	2012	$11.633	$12.458	278,100
	2013	$12.458	$16.907	198,564
	2014	$16.907	$16.996	144,673
	2015	$16.996	$15.772	110,125
	2016	$15.772	$14.192	95,154
UIF Small Company Growth Portfolio, Class II
	2007	$19.674	$19.994	118,154
	2008	$19.994	$11.755	110,064
	2009	$11.755	$17.016	88,845
	2010	$17.016	$21.258	76,769
	2011	$21.258	$19.156	57,539
	2012	$19.156	$21.689	39,294
	2013	$21.689	$36.680	25,352
	2014	$36.680	$31.188	14,815
	2015	$31.188	$27.771	10,559
	2016	$27.771	$28.960	7,313
UIF U.S. Real Estate Portfolio, Class II
	2007	$30.715	$25.080	650,191
	2008	$25.080	$15.335	623,745
	2009	$15.335	$19.450	541,734
	2010	$19.450	$24.869	443,526
	2011	$24.869	$25.938	355,414
	2012	$25.938	$29.603	283,923
	2013	$29.603	$29.733	231,532
	2014	$29.733	$37.986	170,407
	2015	$37.986	$38.216	143,016
	2016	$38.216	$40.195	123,195
Van Kampen LIT Money Market Portfolio - Class II
	2007	$10.319	$10.640	838,651
	2008	$10.640	$10.690	865,848
	2009	$10.690	$10.558	0

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.10% and an administrative expense charge of 0.19%.

ALLSTATE ADVISOR VARIABLE ANNUITY: Allstate Advisor Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71-79)
Mortality & Expense = 2.0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$10.228	$11.733	0
	2008	$11.733	$6.577	1,365
	2009	$6.577	$8.714	1,352
	2010	$8.714	$9.966	1,400
	2011	$9.966	$9.477	185
	2012	$9.477	$10.765	172
	2013	$10.765	$13.789	161
	2014	$13.789	$15.059	143
	2015	$15.059	$14.790	129
	2016	$14.790	$15.585	0
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
	2007	$10.419	$11.048	0
	2008	$11.048	$8.086	0
	2009	$8.086	$9.803	0
	2010	$9.803	$10.792	0
	2011	$10.792	$10.511	0
	2012	$10.511	$11.471	0
	2013	$11.471	$12.700	0
	2014	$12.700	$12.945	0
	2015	$12.945	$12.595	0
	2016	$12.595	$12.964	0
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
	2007	$10.448	$11.237	0
	2008	$11.237	$7.385	0
	2009	$7.385	$9.286	0
	2010	$9.286	$10.384	0
	2011	$10.384	$10.031	0
	2012	$10.031	$11.093	0
	2013	$11.093	$12.547	0
	2014	$12.547	$12.836	0
	2015	$12.836	$12.497	0
	2016	$12.497	$12.934	0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
	2007	$10.457	$11.360	0
	2008	$11.360	$6.870	0
	2009	$6.870	$8.814	0
	2010	$8.814	$9.991	0
	2011	$9.991	$9.496	0
	2012	$9.496	$10.698	0
	2013	$10.698	$12.704	0
	2014	$12.704	$13.015	0
	2015	$13.015	$12.663	0
	2016	$12.663	$13.176	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Freedom Income Portfolio - Service Class 2
	2007	$10.310	$10.679	0
	2008	$10.679	$9.327	0
	2009	$9.327	$10.459	0
	2010	$10.459	$10.972	0
	2011	$10.972	$10.881	0
	2012	$10.881	$11.308	0
	2013	$11.308	$11.637	0
	2014	$11.637	$11.785	0
	2015	$11.785	$11.461	0
	2016	$11.461	$11.678	0
Fidelity VIP Growth Opportunities Portfolio - Service Class 2
	2015	$10.000	$17.549	0
	2016	$17.549	$17.176	0
Fidelity VIP Growth Stock Portfolio - Service Class 2
	2007	$9.706	$11.610	0
	2008	$11.610	$6.271	0
	2009	$6.271	$8.859	0
	2010	$8.859	$10.378	0
	2011	$10.378	$10.197	0
	2012	$10.197	$11.786	0
	2013	$11.786	$15.518	0
	2014	$15.518	$17.050	0
	2015	$17.050	$18.059	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$10.779	$11.088	0
	2008	$11.088	$6.815	1,208
	2009	$6.815	$8.419	1,208
	2010	$8.419	$9.448	1,148
	2011	$9.448	$9.406	0
	2012	$9.406	$10.638	0
	2013	$10.638	$13.725	0
	2014	$13.725	$15.209	0
	2015	$15.209	$15.037	0
	2016	$15.037	$16.412	0
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$9.838	$11.097	0
	2008	$11.097	$6.555	109
	2009	$6.555	$8.960	91
	2010	$8.960	$11.268	795
	2011	$11.268	$9.826	756
	2012	$9.826	$11.009	172
	2013	$11.009	$14.631	152
	2014	$14.631	$15.174	145
	2015	$15.174	$14.600	128
	2016	$14.600	$15.983	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Growth and Income VIP Fund - Class 2
	2007	$16.691	$15.718	4,538
	2008	$15.718	$9.971	3,695
	2009	$9.971	$12.342	3,527
	2010	$12.342	$14.085	3,415
	2011	$14.085	$14.109	3,219
	2012	$14.109	$15.487	3,084
	2013	$15.487	$19.633	2,942
	2014	$19.633	$20.957	1,349
	2015	$20.957	$20.312	1,242
	2016	$20.312	$22.178	1,198
FTVIP Franklin Income VIP Fund - Class 2
	2007	$12.868	$13.057	1,622
	2008	$13.057	$8.984	7,209
	2009	$8.984	$11.915	5,661
	2010	$11.915	$13.131	5,375
	2011	$13.131	$13.150	76
	2012	$13.150	$14.489	0
	2013	$14.489	$16.147	0
	2014	$16.147	$16.523	0
	2015	$16.523	$15.021	0
	2016	$15.021	$16.753	0
FTVIP Franklin Large Cap Growth VIP Fund - Class 2
	2007	$11.269	$11.708	1,763
	2008	$11.708	$7.497	2,046
	2009	$7.497	$9.513	842
	2010	$9.513	$10.383	851
	2011	$10.383	$10.003	851
	2012	$10.003	$10.994	0
	2013	$10.994	$13.833	0
	2014	$13.833	$15.216	0
	2015	$15.216	$15.720	0
	2016	$15.720	$15.101	0
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$10.974	$12.004	0
	2008	$12.004	$8.400	950
	2009	$8.400	$10.131	950
	2010	$10.131	$11.095	903
	2011	$11.095	$10.531	0
	2012	$10.531	$11.676	0
	2013	$11.676	$14.574	0
	2014	$14.574	$15.068	0
	2015	$15.068	$14.200	0
	2016	$14.200	$15.581	0
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$17.435	$17.644	12,151
	2008	$17.644	$10.853	4,560
	2009	$10.853	$13.381	3,358
	2010	$13.381	$14.553	3,390
	2011	$14.553	$14.087	2,711
	2012	$14.087	$15.740	1,465
	2013	$15.740	$19.746	1,461
	2014	$19.746	$20.689	1,434
	2015	$20.689	$19.237	1,348
	2016	$19.237	$21.839	208

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Small Cap Value VIP Fund - Class 2
	2007	$21.377	$20.408	3,681
	2008	$20.408	$13.370	1,603
	2009	$13.370	$16.890	1,578
	2010	$16.890	$21.183	1,573
	2011	$21.183	$19.941	1,514
	2012	$19.941	$23.089	1,050
	2013	$23.089	$30.768	984
	2014	$30.768	$30.266	958
	2015	$30.266	$27.416	917
	2016	$27.416	$34.913	70
FTVIP Franklin Small-Mid Cap Growth VIP Fund - Class 2
	2007	$18.400	$20.018	0
	2008	$20.018	$11.258	0
	2009	$11.258	$15.810	0
	2010	$15.810	$19.736	0
	2011	$19.736	$18.372	0
	2012	$18.372	$19.919	0
	2013	$19.919	$26.916	0
	2014	$26.916	$28.294	0
	2015	$28.294	$26.939	0
	2016	$26.939	$27.449	0
FTVIP Franklin U.S. Government Securities VIP Fund - Class 2
	2007	$10.406	$10.850	1,879
	2008	$10.850	$11.418	3,303
	2009	$11.418	$11.513	3,742
	2010	$11.513	$11.856	2,289
	2011	$11.856	$12.256	2,205
	2012	$12.256	$12.213	576
	2013	$12.213	$11.678	519
	2014	$11.678	$11.809	463
	2015	$11.809	$11.605	407
	2016	$11.605	$11.427	353
FTVIP Templeton Developing Markets VIP Fund - Class 2
	2007	$32.024	$40.334	281
	2008	$40.334	$18.657	783
	2009	$18.657	$31.496	474
	2010	$31.496	$36.225	658
	2011	$36.225	$29.814	702
	2012	$29.814	$32.998	553
	2013	$32.998	$31.977	677
	2014	$31.977	$28.652	768
	2015	$28.652	$22.531	939
	2016	$22.531	$25.883	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$20.105	$22.702	1,379
	2008	$22.702	$13.239	1,360
	2009	$13.239	$17.745	261
	2010	$17.745	$18.816	324
	2011	$18.816	$16.447	321
	2012	$16.447	$19.019	278
	2013	$19.019	$22.876	259
	2014	$22.876	$19.884	0
	2015	$19.884	$18.186	98
	2016	$18.186	$19.065	0
FTVIP Templeton Global Bond VIP Fund - Class 2
	2007	$15.069	$16.358	0
	2008	$16.358	$16.993	0
	2009	$16.993	$19.726	0
	2010	$19.726	$22.082	0
	2011	$22.082	$21.412	0
	2012	$21.412	$24.097	0
	2013	$24.097	$23.953	0
	2014	$23.953	$23.858	0
	2015	$23.858	$22.331	0
	2016	$22.331	$22.485	0
Invesco V.I. American Franchise Fund - Series II
	2007	$12.907	$14.724	0
	2008	$14.724	$7.328	0
	2009	$7.328	$11.872	0
	2010	$11.872	$13.885	0
	2011	$13.885	$12.713	0
	2012	$12.713	$14.100	0
	2013	$14.100	$19.280	0
	2014	$19.280	$20.398	0
	2015	$20.398	$20.899	0
	2016	$20.899	$20.855	0
Invesco V.I. American Value Fund - Series I
	2007	$14.605	$15.404	928
	2008	$15.404	$8.845	934
	2009	$8.845	$12.043	483
	2010	$12.043	$14.400	533
	2011	$14.400	$14.215	509
	2012	$14.215	$16.309	212
	2013	$16.309	$21.418	194
	2014	$21.418	$22.992	186
	2015	$22.992	$20.436	175
	2016	$20.436	$23.087	97
Invesco V.I. American Value Fund - Series II
	2007	$14.566	$15.348	1,384
	2008	$15.348	$8.794	1,071
	2009	$8.794	$11.969	854
	2010	$11.969	$14.304	836
	2011	$14.304	$14.107	764
	2012	$14.107	$16.154	826
	2013	$16.154	$21.162	779
	2014	$21.162	$22.660	558
	2015	$22.660	$20.089	521
	2016	$20.089	$22.641	485

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Comstock Fund - Series II
	2007	$13.059	$12.474	1,335
	2008	$12.474	$7.832	1,417
	2009	$7.832	$9.837	0
	2010	$9.837	$11.132	0
	2011	$11.132	$10.659	0
	2012	$10.659	$12.398	0
	2013	$12.398	$16.450	0
	2014	$16.450	$17.554	0
	2015	$17.554	$16.106	0
	2016	$16.106	$18.431	0
Invesco V.I. Equity and Income Fund - Series II
	2007	$12.633	$12.770	0
	2008	$12.770	$9.657	188
	2009	$9.657	$11.570	0
	2010	$11.570	$12.678	0
	2011	$12.678	$12.240	0
	2012	$12.240	$13.454	931
	2013	$13.454	$16.435	886
	2014	$16.435	$17.484	0
	2015	$17.484	$16.659	0
	2016	$16.659	$18.713	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$18.080	$18.128	1,006
	2008	$18.128	$12.019	1,053
	2009	$12.019	$14.590	351
	2010	$14.590	$16.011	356
	2011	$16.011	$15.307	359
	2012	$15.307	$17.119	0
	2013	$17.119	$22.398	0
	2014	$22.398	$24.091	0
	2015	$24.091	$22.782	0
	2016	$22.782	$26.615	0
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.364	$14.220	1,542
	2008	$14.220	$7.394	1,675
	2009	$7.394	$11.310	1,536
	2010	$11.310	$14.079	1,461
	2011	$14.079	$12.482	1,459
	2012	$12.482	$13.628	1,415
	2013	$13.628	$18.208	1,387
	2014	$18.208	$19.180	1,352
	2015	$19.180	$18.955	1,262
	2016	$18.955	$18.647	104
Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio
	2007	$10.965	$11.387	513
	2008	$11.387	$9.184	1,345
	2009	$9.184	$12.066	1,324
	2010	$12.066	$13.255	1,260
	2011	$13.255	$13.533	401
	2012	$13.533	$14.895	324
	2013	$14.895	$15.760	308
	2014	$15.760	$16.085	0
	2015	$16.085	$15.492	0
	2016	$15.492	$16.992	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Fundamental Equity Portfolio
	2007	$12.782	$13.341	673
	2008	$13.341	$9.307	729
	2009	$9.307	$11.468	693
	2010	$11.468	$13.351	665
	2011	$13.351	$12.473	665
	2012	$12.473	$13.490	0
	2013	$13.490	$17.913	0
	2014	$17.913	$18.772	0
	2015	$18.772	$17.729	0
	2016	$17.729	$20.072	0
Lord Abbett Series Fund, Inc. - Growth and Income Portfolio
	2007	$12.604	$12.750	2,366
	2008	$12.750	$7.928	2,290
	2009	$7.928	$9.220	1,350
	2010	$9.220	$10.589	1,002
	2011	$10.589	$9.728	0
	2012	$9.728	$10.664	0
	2013	$10.664	$14.175	0
	2014	$14.175	$14.926	0
	2015	$14.926	$14.181	0
	2016	$14.181	$16.245	0
Lord Abbett Series Fund, Inc. - Growth Opportunities Portfolio
	2007	$12.018	$14.255	603
	2008	$14.255	$8.610	593
	2009	$8.610	$12.258	105
	2010	$12.258	$14.738	181
	2011	$14.738	$12.967	169
	2012	$12.967	$14.471	129
	2013	$14.471	$19.402	114
	2014	$19.402	$20.129	108
	2015	$20.129	$20.225	93
	2016	$20.225	$20.027	0
Lord Abbett Series Fund, Inc. - Mid-Cap Stock Portfolio
	2007	$12.912	$12.701	1,209
	2008	$12.701	$7.533	138
	2009	$7.533	$9.329	128
	2010	$9.329	$11.446	36
	2011	$11.446	$10.746	35
	2012	$10.746	$12.039	0
	2013	$12.039	$15.346	0
	2014	$15.346	$16.740	0
	2015	$16.740	$15.753	0
	2016	$15.753	$17.936	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Capital Appreciation Fund/VA - Service Shares
	2007	$13.799	$15.365	957
	2008	$15.365	$8.166	703
	2009	$8.166	$11.513	178
	2010	$11.513	$12.291	176
	2011	$12.291	$11.857	182
	2012	$11.857	$13.198	116
	2013	$13.198	$16.708	116
	2014	$16.708	$18.815	117
	2015	$18.815	$19.004	106
	2016	$19.004	$18.138	101
Oppenheimer Conservative Balanced Fund/VA - Service Shares
	2007	$15.405	$15.591	3,216
	2008	$15.591	$8.598	3,352
	2009	$8.598	$10.226	3,564
	2010	$10.226	$11.270	3,632
	2011	$11.270	$11.066	3,624
	2012	$11.066	$12.134	6,344
	2013	$12.134	$13.391	6,290
	2014	$13.391	$14.148	6,241
	2015	$14.148	$13.916	5,876
	2016	$13.916	$14.288	5,714
Oppenheimer Core Bond Fund/VA - Service Shares
	2007	$10.371	$10.558	0
	2008	$10.558	$6.291	0
	2009	$6.291	$6.711	1,325
	2010	$6.711	$7.304	1,223
	2011	$7.304	$7.711	1,120
	2012	$7.711	$8.309	1,021
	2013	$8.309	$8.096	920
	2014	$8.096	$8.467	821
	2015	$8.467	$8.340	722
	2016	$8.340	$8.407	626
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$15.867	$16.455	831
	2008	$16.455	$8.174	829
	2009	$8.174	$10.574	813
	2010	$10.574	$13.151	673
	2011	$13.151	$12.972	673
	2012	$12.972	$14.738	672
	2013	$14.738	$19.550	672
	2014	$19.550	$20.179	671
	2015	$20.179	$20.990	671
	2016	$20.990	$20.958	671

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Global Fund/VA - Service Shares
	2007	$21.119	$21.910	738
	2008	$21.910	$12.787	730
	2009	$12.787	$17.429	168
	2010	$17.429	$19.724	516
	2011	$19.724	$17.648	491
	2012	$17.648	$20.877	0
	2013	$20.877	$25.932	0
	2014	$25.932	$25.885	0
	2015	$25.885	$26.248	0
	2016	$26.248	$25.634	0
Oppenheimer Global Strategic Income Fund/VA - Service Shares
	2007	$13.484	$14.446	10,148
	2008	$14.446	$12.083	7,832
	2009	$12.083	$13.994	5,592
	2010	$13.994	$15.710	5,089
	2011	$15.710	$15.467	2,500
	2012	$15.467	$17.116	4,062
	2013	$17.116	$16.680	4,121
	2014	$16.680	$16.721	3,644
	2015	$16.721	$15.947	3,218
	2016	$15.947	$16.576	2,982
Oppenheimer High Income Fund/VA - Service Shares
	2007	$14.636	$14.246	4,579
	2008	$14.246	$2.985	5,281
	2009	$2.985	$3.678	3,968
	2010	$3.678	$4.117	4,034
	2011	$4.117	$3.924	3,883
	2012	$3.924	$4.338	0
Oppenheimer Main Street Fund®/VA - Service Shares
	2007	$15.601	$15.890	5,788
	2008	$15.890	$9.539	5,841
	2009	$9.539	$11.941	4,397
	2010	$11.941	$13.529	4,342
	2011	$13.529	$13.191	4,296
	2012	$13.191	$15.045	3,441
	2013	$15.045	$19.342	3,224
	2014	$19.342	$20.886	3,028
	2015	$20.886	$21.063	2,783
	2016	$21.063	$22.931	1,633
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$20.496	$19.766	1,204
	2008	$19.766	$11.985	1,162
	2009	$11.985	$16.046	1,186
	2010	$16.046	$19.314	1,159
	2011	$19.314	$18.442	1,113
	2012	$18.442	$21.224	850
	2013	$21.224	$29.193	783
	2014	$29.193	$31.881	769
	2015	$31.881	$29.283	745
	2016	$29.283	$33.705	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$12.244	422
	2010	$12.244	$13.486	416
	2011	$13.486	$13.445	406
	2012	$13.445	$15.688	311
	2013	$15.688	$20.319	295
	2014	$20.319	$22.390	289
	2015	$22.390	$21.234	43
	2016	$21.234	$23.604	38
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$14.188	$14.008	5,071
	2008	$14.008	$8.122	5,017
	2009	$8.122	$9.980	5,280
	2010	$9.980	$10.818	5,433
	2011	$10.818	$10.875	5,357
	2012	$10.875	$11.969	4,675
	2013	$11.969	$13.825	4,755
	2014	$13.825	$14.967	4,298
	2015	$14.967	$14.473	3,427
	2016	$14.473	$15.291	1,863
Putnam VT Global Asset Allocation Fund - Class IB
	2007	$15.268	$15.371	2,792
	2008	$15.371	$10.024	2,790
	2009	$10.024	$13.257	2,774
	2010	$13.257	$14.871	2,765
	2011	$14.871	$14.485	2,760
	2012	$14.485	$16.179	2,752
	2013	$16.179	$18.909	2,739
	2014	$18.909	$20.238	2,732
	2015	$20.238	$19.829	2,218
	2016	$19.829	$20.698	2,214
Putnam VT Global Health Care Fund - Class IB
	2007	$13.135	$12.769	0
	2008	$12.769	$10.356	0
	2009	$10.356	$12.764	0
	2010	$12.764	$12.792	0
	2011	$12.792	$12.365	0
	2012	$12.365	$14.787	0
	2013	$14.787	$20.490	0
	2014	$20.490	$25.581	0
	2015	$25.581	$26.969	0
	2016	$26.969	$23.385	0
Putnam VT Global Utilities Fund - Class IB
	2007	$21.981	$25.785	223
	2008	$25.785	$17.530	217
	2009	$17.530	$18.407	207
	2010	$18.407	$18.334	220
	2011	$18.334	$16.964	237
	2012	$16.964	$17.428	0
	2013	$17.428	$19.401	0
	2014	$19.401	$21.743	0
	2015	$21.743	$19.158	0
	2016	$19.158	$19.110	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Government Money Market Fund - Class IB formerly, Putnam VT Money Market Fund - Class IB
	2007	$9.897	$10.142	8,870
	2008	$10.142	$10.175	6,205
	2009	$10.175	$9.973	7,393
	2010	$9.973	$9.758	5,755
	2011	$9.758	$9.546	5,402
	2012	$9.546	$9.337	4,199
	2013	$9.337	$9.134	4,010
	2014	$9.134	$8.934	3,820
	2015	$8.934	$8.740	2,941
	2016	$8.740	$8.550	31,994
Putnam VT Growth and Income Fund - Class IB
	2007	$17.064	$15.680	2,411
	2008	$15.680	$9.401	1,319
	2009	$9.401	$11.937	1,262
	2010	$11.937	$13.354	1,250
	2011	$13.354	$12.456	1,241
	2012	$12.456	$14.514	3,098
	2013	$14.514	$19.261	2,994
	2014	$19.261	$20.862	2,742
	2015	$20.862	$18.869	1,901
	2016	$18.869	$21.228	1,789
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.048	1,373
Putnam VT High Yield Fund - Class IB
	2007	$15.671	$15.754	3,211
	2008	$15.754	$11.392	1,049
	2009	$11.392	$16.735	1,632
	2010	$16.735	$18.667	1,594
	2011	$18.667	$18.579	1,512
	2012	$18.579	$21.081	1,091
	2013	$21.081	$22.239	1,034
	2014	$22.239	$22.091	975
	2015	$22.091	$20.450	577
	2016	$20.450	$23.114	422
Putnam VT Income Fund - Class IB
	2007	$10.877	$11.194	12,384
	2008	$11.194	$8.329	7,522
	2009	$8.329	$11.948	4,690
	2010	$11.948	$12.839	4,914
	2011	$12.839	$13.187	4,669
	2012	$13.187	$14.283	3,687
	2013	$14.283	$14.232	3,772
	2014	$14.232	$14.819	3,457
	2015	$14.819	$14.283	2,693
	2016	$14.283	$14.250	2,705

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT International Equity Fund - Class IB
	2007	$20.774	$22.016	1,750
	2008	$22.016	$12.069	750
	2009	$12.069	$14.712	725
	2010	$14.712	$15.833	590
	2011	$15.833	$12.864	588
	2012	$12.864	$15.340	586
	2013	$15.340	$19.215	583
	2014	$19.215	$17.521	525
	2015	$17.521	$17.161	0
	2016	$17.161	$16.374	0
Putnam VT Investors Fund - Class IB
	2007	$16.913	$15.686	2,800
	2008	$15.686	$9.274	2,641
	2009	$9.274	$11.867	2,515
	2010	$11.867	$13.223	2,464
	2011	$13.223	$12.940	2,359
	2012	$12.940	$14.786	2,003
	2013	$14.786	$19.542	1,903
	2014	$19.542	$21.774	315
	2015	$21.774	$20.833	0
	2016	$20.833	$22.834	0
Putnam VT Multi-Cap Growth Fund - Class IB
	2007	$16.574	$17.140	76
	2008	$17.140	$10.268	0
	2009	$10.268	$13.271	0
	2010	$13.271	$15.520	513
	2011	$15.520	$14.409	506
	2012	$14.409	$16.454	430
	2013	$16.454	$21.959	429
	2014	$21.959	$24.375	214
	2015	$24.375	$23.772	0
	2016	$23.772	$25.065	0
Putnam VT New Value Fund - Class IB
	2007	$19.267	$17.922	1,086
	2008	$17.922	$9.683	880
	2009	$9.683	$9.110	0
Putnam VT Research Fund - Class IB
	2007	$15.350	$15.096	661
	2008	$15.096	$9.074	563
	2009	$9.074	$11.820	502
	2010	$11.820	$13.455	474
	2011	$13.455	$12.931	466
	2012	$12.931	$14.913	69
	2013	$14.913	$19.453	52
	2014	$19.453	$21.855	46
	2015	$21.855	$21.046	43
	2016	$21.046	$22.662	39

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Vista Fund - Class IB
	2007	$17.735	$18.005	523
	2008	$18.005	$9.590	509
	2009	$9.590	$13.014	490
	2010	$13.014	$14.806	0
Putnam VT Voyager Fund - Class IB
	2007	$13.529	$13.961	3,139
	2008	$13.961	$8.598	1,766
	2009	$8.598	$13.784	1,946
	2010	$13.784	$16.286	2,107
	2011	$16.286	$13.087	2,128
	2012	$13.087	$14.621	1,366
	2013	$14.621	$20.554	1,363
	2014	$20.554	$22.058	1,359
	2015	$22.058	$20.256	679
	2016	$20.256	$20.230	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$17.691	$18.407	1,247
	2008	$18.407	$15.307	1,282
	2009	$15.307	$19.481	925
	2010	$19.481	$20.910	914
	2011	$20.910	$21.862	829
	2012	$21.862	$25.204	570
	2013	$25.204	$22.493	557
	2014	$22.493	$22.637	532
	2015	$22.637	$21.881	442
	2016	$21.881	$23.667	410
UIF Global Franchise Portfolio, Class II
	2007	$14.359	$15.417	475
	2008	$15.417	$10.715	0
	2009	$10.715	$13.579	0
	2010	$13.579	$15.147	0
	2011	$15.147	$16.157	0
	2012	$16.157	$18.266	0
	2013	$18.266	$21.379	0
	2014	$21.379	$21.854	0
	2015	$21.854	$22.701	0
	2016	$22.701	$23.409	0
UIF Growth Portfolio, Class I
	2007	$12.355	$14.730	430
	2008	$14.730	$7.320	1,747
	2009	$7.320	$11.854	1,642
	2010	$11.854	$14.245	1,537
	2011	$14.245	$13.544	1,442
	2012	$13.544	$15.151	1,290
	2013	$15.151	$21.944	1,192
	2014	$21.944	$22.828	1,092
	2015	$22.828	$25.061	999
	2016	$25.061	$24.113	77

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Growth Portfolio, Class II
	2007	$12.266	$14.595	864
	2008	$14.595	$7.231	0
	2009	$7.231	$11.679	0
	2010	$11.679	$14.007	0
	2011	$14.007	$13.284	0
	2012	$13.284	$14.819	0
	2013	$14.819	$21.411	0
	2014	$21.411	$22.218	0
	2015	$22.218	$24.332	0
	2016	$24.332	$23.343	0
UIF Mid Cap Growth Portfolio, Class II
	2007	$9.793	$11.743	0
	2008	$11.743	$6.108	1,756
	2009	$6.108	$9.402	1,568
	2010	$9.402	$12.164	1,428
	2011	$12.164	$11.044	1,386
	2012	$11.044	$11.719	1,535
	2013	$11.719	$15.758	1,504
	2014	$15.758	$15.697	1,459
	2015	$15.697	$14.434	1,571
	2016	$14.434	$12.870	0
UIF Small Company Growth Portfolio, Class II
	2007	$19.025	$19.158	1,371
	2008	$19.158	$11.161	1,449
	2009	$11.161	$16.008	1,333
	2010	$16.008	$19.816	1,317
	2011	$19.816	$17.694	1,256
	2012	$17.694	$19.851	986
	2013	$19.851	$33.266	834
	2014	$33.266	$28.027	920
	2015	$28.027	$24.728	947
	2016	$24.728	$25.553	82
UIF U.S. Real Estate Portfolio, Class II
	2007	$29.588	$23.938	2,051
	2008	$23.938	$14.502	1,387
	2009	$14.502	$18.226	1,178
	2010	$18.226	$23.092	1,063
	2011	$23.092	$23.866	1,001
	2012	$23.866	$26.988	702
	2013	$26.988	$26.860	682
	2014	$26.860	$34.003	503
	2015	$34.003	$33.898	428
	2016	$33.898	$35.329	347
Van Kampen LIT Money Market Portfolio - Class II
	2007	$10.040	$10.257	2,651
	2008	$10.257	$10.212	2,030
	2009	$10.212	$9.997	0

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.00% and an administrative expense charge of 0.19%.

ALLSTATE ADVISOR VARIABLE ANNUITY: Allstate Advisor Plus Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Basic Contract
Mortality & Expense = 1.4

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$10.270	$11.854	439,032
	2008	$11.854	$6.685	480,294
	2009	$6.685	$8.913	414,170
	2010	$8.913	$10.256	390,878
	2011	$10.256	$9.812	328,026
	2012	$9.812	$11.214	263,639
	2013	$11.214	$14.452	208,215
	2014	$14.452	$15.879	124,565
	2015	$15.879	$15.692	86,931
	2016	$15.692	$16.637	67,976
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
	2007	$10.462	$11.161	4,337
	2008	$11.161	$8.219	21,445
	2009	$8.219	$10.026	20,638
	2010	$10.026	$11.105	24,739
	2011	$11.105	$10.882	31,381
	2012	$10.882	$11.949	27,650
	2013	$11.949	$13.311	15,569
	2014	$13.311	$13.651	15,606
	2015	$13.651	$13.362	15,282
	2016	$13.362	$13.838	14,953
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
	2007	$10.491	$11.353	24,445
	2008	$11.353	$7.507	76,943
	2009	$7.507	$9.497	42,398
	2010	$9.497	$10.686	24,372
	2011	$10.686	$10.385	20,099
	2012	$10.385	$11.556	20,090
	2013	$11.556	$13.150	19,948
	2014	$13.150	$13.536	9,709
	2015	$13.536	$13.259	8,703
	2016	$13.259	$13.806	4,676
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
	2007	$10.500	$11.477	15,501
	2008	$11.477	$6.983	16,534
	2009	$6.983	$9.015	14,671
	2010	$9.015	$10.281	11,064
	2011	$10.281	$9.832	11,005
	2012	$9.832	$11.144	9,303
	2013	$11.144	$13.315	1,342
	2014	$13.315	$13.724	1,336
	2015	$13.724	$13.435	1,329
	2016	$13.435	$14.064	1,323

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Freedom Income Portfolio - Service Class 2
	2007	$10.352	$10.789	26,730
	2008	$10.789	$9.481	28,748
	2009	$9.481	$10.696	42,972
	2010	$10.696	$11.290	26,391
	2011	$11.290	$11.265	16,487
	2012	$11.265	$11.779	16,734
	2013	$11.779	$12.196	11,555
	2014	$12.196	$12.427	5,977
	2015	$12.427	$12.159	40,085
	2016	$12.159	$12.466	6,930
Fidelity VIP Growth Opportunities Portfolio - Service Class 2
	2015	$10.000	$18.618	5,207
	2016	$18.618	$18.335	4,791
Fidelity VIP Growth Stock Portfolio - Service Class 2
	2007	$9.746	$11.730	9,721
	2008	$11.730	$6.375	14,136
	2009	$6.375	$9.061	11,849
	2010	$9.061	$10.680	28,798
	2011	$10.680	$10.557	6,595
	2012	$10.557	$12.277	5,235
	2013	$12.277	$16.264	5,195
	2014	$16.264	$17.979	5,350
	2015	$17.979	$19.079	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$10.824	$11.203	123,148
	2008	$11.203	$6.928	109,337
	2009	$6.928	$8.611	97,080
	2010	$8.611	$9.722	76,446
	2011	$9.722	$9.738	69,814
	2012	$9.738	$11.081	69,766
	2013	$11.081	$14.385	62,988
	2014	$14.385	$16.037	53,332
	2015	$16.037	$15.953	45,964
	2016	$15.953	$17.519	37,045
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$9.879	$11.212	104,391
	2008	$11.212	$6.663	132,298
	2009	$6.663	$9.164	126,233
	2010	$9.164	$11.595	127,785
	2011	$11.595	$10.173	99,189
	2012	$10.173	$11.468	88,208
	2013	$11.468	$15.334	60,494
	2014	$15.334	$16.001	50,381
	2015	$16.001	$15.490	36,088
	2016	$15.490	$17.062	27,349

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Growth and Income VIP Fund - Class 2
	2007	$17.107	$16.210	496,501
	2008	$16.210	$10.345	358,524
	2009	$10.345	$12.884	320,788
	2010	$12.884	$14.795	269,363
	2011	$14.795	$14.910	221,946
	2012	$14.910	$16.467	167,346
	2013	$16.467	$21.003	137,879
	2014	$21.003	$22.557	106,678
	2015	$22.557	$21.997	86,383
	2016	$21.997	$24.164	66,873
FTVIP Franklin Income VIP Fund - Class 2
	2007	$13.079	$13.354	1,368,496
	2008	$13.354	$9.244	1,325,003
	2009	$9.244	$12.335	1,176,879
	2010	$12.335	$13.677	1,056,219
	2011	$13.677	$13.781	908,749
	2012	$13.781	$15.278	756,563
	2013	$15.278	$17.131	640,191
	2014	$17.131	$17.637	486,642
	2015	$17.637	$16.132	370,061
	2016	$16.132	$18.102	302,008
FTVIP Franklin Large Cap Growth VIP Fund - Class 2
	2007	$11.425	$11.943	867,606
	2008	$11.943	$7.695	791,913
	2009	$7.695	$9.824	661,491
	2010	$9.824	$10.788	589,255
	2011	$10.788	$10.457	538,908
	2012	$10.457	$11.563	488,472
	2013	$11.563	$14.638	377,225
	2014	$14.638	$16.200	257,544
	2015	$16.200	$16.839	189,452
	2016	$16.839	$16.275	155,057
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$11.019	$12.127	189,293
	2008	$12.127	$8.538	209,202
	2009	$8.538	$10.362	204,171
	2010	$10.362	$11.417	203,468
	2011	$11.417	$10.903	165,956
	2012	$10.903	$12.162	129,794
	2013	$12.162	$15.274	109,632
	2014	$15.274	$15.889	100,049
	2015	$15.889	$15.066	84,606
	2016	$15.066	$16.632	69,905

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$17.869	$18.195	703,665
	2008	$18.195	$11.261	570,057
	2009	$11.261	$13.969	456,695
	2010	$13.969	$15.286	413,760
	2011	$15.286	$14.886	328,778
	2012	$14.886	$16.736	258,164
	2013	$16.736	$21.124	208,084
	2014	$21.124	$22.269	175,544
	2015	$22.269	$20.833	122,970
	2016	$20.833	$23.795	107,666
FTVIP Franklin Small Cap Value VIP Fund - Class 2
	2007	$21.909	$21.046	271,427
	2008	$21.046	$13.873	238,542
	2009	$13.873	$17.632	203,382
	2010	$17.632	$22.249	178,119
	2011	$22.249	$21.073	159,996
	2012	$21.073	$24.550	130,689
	2013	$24.550	$32.915	95,172
	2014	$32.915	$32.577	69,221
	2015	$32.577	$29.691	53,797
	2016	$29.691	$38.041	38,509
FTVIP Franklin Small-Mid Cap Growth VIP Fund - Class 2
	2007	$18.858	$20.643	7,403
	2008	$20.643	$11.681	7,971
	2009	$11.681	$16.505	6,474
	2010	$16.505	$20.730	6,329
	2011	$20.730	$19.415	5,300
	2012	$19.415	$21.179	4,441
	2013	$21.179	$28.795	3,826
	2014	$28.795	$30.454	3,533
	2015	$30.454	$29.173	3,247
	2016	$29.173	$29.908	3,138
FTVIP Franklin U.S. Government Securities VIP Fund - Class 2
	2007	$10.577	$11.096	248,011
	2008	$11.096	$11.748	319,693
	2009	$11.748	$11.919	489,931
	2010	$11.919	$12.350	474,324
	2011	$12.350	$12.844	442,131
	2012	$12.844	$12.878	416,091
	2013	$12.878	$12.390	386,826
	2014	$12.390	$12.605	334,908
	2015	$12.605	$12.464	271,232
	2016	$12.464	$12.347	251,523

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Templeton Developing Markets VIP Fund - Class 2
	2007	$32.822	$41.594	130,198
	2008	$41.594	$19.358	97,736
	2009	$19.358	$32.879	82,067
	2010	$32.879	$38.048	74,938
	2011	$38.048	$31.506	70,883
	2012	$31.506	$35.085	53,993
	2013	$35.085	$34.209	41,921
	2014	$34.209	$30.840	35,644
	2015	$30.840	$24.400	24,128
	2016	$24.400	$28.201	16,893
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$20.606	$23.411	597,641
	2008	$23.411	$13.736	554,748
	2009	$13.736	$18.525	462,135
	2010	$18.525	$19.763	416,002
	2011	$19.763	$17.381	349,257
	2012	$17.381	$20.223	306,522
	2013	$20.223	$24.473	254,896
	2014	$24.473	$21.402	212,838
	2015	$21.402	$19.695	167,645
	2016	$19.695	$20.773	132,225
FTVIP Templeton Global Bond VIP Fund - Class 2
	2007	$15.444	$16.870	3,277
	2008	$16.870	$17.632	4,741
	2009	$17.632	$20.593	16,455
	2010	$20.593	$23.194	16,292
	2011	$23.194	$22.627	12,353
	2012	$22.627	$25.621	2,411
	2013	$25.621	$25.625	3,016
	2014	$25.625	$25.680	2,933
	2015	$25.680	$24.183	2,435
	2016	$24.183	$24.499	2,117
Invesco V.I. American Franchise Fund - Series II
	2007	$13.229	$15.184	151,568
	2008	$15.184	$7.603	112,940
	2009	$7.603	$12.394	91,359
	2010	$12.394	$14.584	83,468
	2011	$14.584	$13.435	71,038
	2012	$13.435	$14.992	52,770
	2013	$14.992	$20.625	42,685
	2014	$20.625	$21.955	28,312
	2015	$21.955	$22.633	23,075
	2016	$22.633	$22.723	19,966
Invesco V.I. American Value Fund - Series I
	2007	$14.844	$15.753	100,885
	2008	$15.753	$9.101	86,957
	2009	$9.101	$12.468	80,040
	2010	$12.468	$14.999	74,826
	2011	$14.999	$14.897	33,214
	2012	$14.897	$17.197	27,133
	2013	$17.197	$22.723	22,062
	2014	$22.723	$24.542	17,611
	2015	$24.542	$21.948	16,770
	2016	$21.948	$24.946	12,279

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. American Value Fund - Series II
	2007	$14.805	$15.697	163,770
	2008	$15.697	$9.049	159,408
	2009	$9.049	$12.392	137,628
	2010	$12.392	$14.900	113,213
	2011	$14.900	$14.785	96,736
	2012	$14.785	$17.033	79,808
	2013	$17.033	$22.451	60,703
	2014	$22.451	$24.188	44,452
	2015	$24.188	$21.575	33,255
	2016	$21.575	$24.464	24,378
Invesco V.I. Comstock Fund - Series II
	2007	$13.273	$12.757	537,385
	2008	$12.757	$8.059	477,119
	2009	$8.059	$10.184	420,385
	2010	$10.184	$11.596	363,992
	2011	$11.596	$11.171	274,028
	2012	$11.171	$13.073	218,950
	2013	$13.073	$17.452	157,198
	2014	$17.452	$18.738	110,395
	2015	$18.738	$17.298	73,145
	2016	$17.298	$19.915	51,779
Invesco V.I. Equity and Income Fund - Series II
	2007	$12.840	$13.060	347,010
	2008	$13.060	$9.937	331,539
	2009	$9.937	$11.978	319,241
	2010	$11.978	$13.206	288,945
	2011	$13.206	$12.827	218,094
	2012	$12.827	$14.187	184,583
	2013	$14.187	$17.436	156,838
	2014	$17.436	$18.663	130,364
	2015	$18.663	$17.891	65,015
	2016	$17.891	$20.220	48,836
Invesco V.I. Growth and Income Fund - Series II
	2007	$18.530	$18.694	418,529
	2008	$18.694	$12.471	341,355
	2009	$12.471	$15.231	303,451
	2010	$15.231	$16.817	282,302
	2011	$16.817	$16.176	248,084
	2012	$16.176	$18.202	205,120
	2013	$18.202	$23.961	158,397
	2014	$23.961	$25.930	119,484
	2015	$25.930	$24.672	94,635
	2016	$24.672	$28.999	72,738
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.567	$14.543	31,988
	2008	$14.543	$7.609	24,363
	2009	$7.609	$11.709	22,391
	2010	$11.709	$14.665	20,707
	2011	$14.665	$13.082	18,347
	2012	$13.082	$14.370	17,567
	2013	$14.370	$19.318	12,156
	2014	$19.318	$20.473	9,232
	2015	$20.473	$20.357	7,948
	2016	$20.357	$20.149	7,326

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio
	2007	$11.116	$11.615	442,802
	2008	$11.615	$9.426	376,145
	2009	$9.426	$12.459	332,066
	2010	$12.459	$13.771	301,339
	2011	$13.771	$14.147	255,685
	2012	$14.147	$15.666	233,070
	2013	$15.666	$16.677	196,169
	2014	$16.677	$17.125	151,531
	2015	$17.125	$16.595	110,626
	2016	$16.595	$18.313	83,044
Lord Abbett Series Fund, Inc. - Fundamental Equity Portfolio
	2007	$12.958	$13.608	130,324
	2008	$13.608	$9.552	134,300
	2009	$9.552	$11.842	109,583
	2010	$11.842	$13.871	95,400
	2011	$13.871	$13.038	88,093
	2012	$13.038	$14.188	66,896
	2013	$14.188	$18.955	52,434
	2014	$18.955	$19.986	39,269
	2015	$19.986	$18.991	21,599
	2016	$18.991	$21.633	15,388
Lord Abbett Series Fund, Inc. - Growth and Income Portfolio
	2007	$12.778	$13.006	437,477
	2008	$13.006	$8.137	375,485
	2009	$8.137	$9.521	333,553
	2010	$9.521	$11.001	275,904
	2011	$11.001	$10.169	220,574
	2012	$10.169	$11.216	203,565
	2013	$11.216	$15.000	157,549
	2014	$15.000	$15.891	64,109
	2015	$15.891	$15.191	51,116
	2016	$15.191	$17.509	46,423
Lord Abbett Series Fund, Inc. - Growth Opportunities Portfolio
	2007	$12.184	$14.541	150,622
	2008	$14.541	$8.837	157,421
	2009	$8.837	$12.658	127,029
	2010	$12.658	$15.312	111,055
	2011	$15.312	$13.555	76,483
	2012	$13.555	$15.220	65,856
	2013	$15.220	$20.531	46,742
	2014	$20.531	$21.431	37,077
	2015	$21.431	$21.665	24,415
	2016	$21.665	$21.584	22,617

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Mid-Cap Stock Portfolio
	2007	$13.090	$12.955	414,136
	2008	$12.955	$7.732	385,510
	2009	$7.732	$9.634	313,448
	2010	$9.634	$11.892	279,411
	2011	$11.892	$11.233	229,133
	2012	$11.233	$12.662	195,171
	2013	$12.662	$16.239	153,746
	2014	$16.239	$17.823	109,675
	2015	$17.823	$16.875	78,427
	2016	$16.875	$19.331	59,481
Oppenheimer Capital Appreciation Fund/VA - Service Shares
	2007	$14.111	$15.810	733,219
	2008	$15.810	$8.454	552,440
	2009	$8.454	$11.993	462,878
	2010	$11.993	$12.881	415,802
	2011	$12.881	$12.503	321,140
	2012	$12.503	$14.002	253,964
	2013	$14.002	$17.835	196,192
	2014	$17.835	$20.206	145,759
	2015	$20.206	$20.535	109,487
	2016	$20.535	$19.718	86,534
Oppenheimer Conservative Balanced Fund/VA - Service Shares
	2007	$15.789	$16.078	289,544
	2008	$16.078	$8.921	200,630
	2009	$8.921	$10.676	127,991
	2010	$10.676	$11.838	117,180
	2011	$11.838	$11.695	101,343
	2012	$11.695	$12.901	91,675
	2013	$12.901	$14.326	78,628
	2014	$14.326	$15.228	70,986
	2015	$15.228	$15.071	52,436
	2016	$15.071	$15.568	48,100
Oppenheimer Core Bond Fund/VA - Service Shares
	2007	$10.515	$10.770	725,278
	2008	$10.770	$6.457	718,452
	2009	$6.457	$6.929	739,474
	2010	$6.929	$7.589	603,480
	2011	$7.589	$8.060	487,812
	2012	$8.060	$8.739	471,302
	2013	$8.739	$8.567	435,034
	2014	$8.567	$9.015	333,061
	2015	$9.015	$8.934	250,751
	2016	$8.934	$9.061	195,633

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$16.263	$16.969	58,286
	2008	$16.969	$8.481	43,515
	2009	$8.481	$11.038	34,131
	2010	$11.038	$13.814	28,946
	2011	$13.814	$13.708	31,963
	2012	$13.708	$15.670	29,897
	2013	$15.670	$20.915	26,038
	2014	$20.915	$21.720	24,233
	2015	$21.720	$22.731	22,483
	2016	$22.731	$22.836	20,603
Oppenheimer Global Fund/VA - Service Shares
	2007	$21.645	$22.595	161,936
	2008	$22.595	$13.267	117,070
	2009	$13.267	$18.195	102,975
	2010	$18.195	$20.717	85,054
	2011	$20.717	$18.650	74,086
	2012	$18.650	$22.198	53,562
	2013	$22.198	$27.741	40,892
	2014	$27.741	$27.861	29,708
	2015	$27.861	$28.425	20,386
	2016	$28.425	$27.931	12,282
Oppenheimer Global Strategic Income Fund/VA - Service Shares
	2007	$13.820	$14.898	898,573
	2008	$14.898	$12.537	714,766
	2009	$12.537	$14.609	670,287
	2010	$14.609	$16.501	582,180
	2011	$16.501	$16.344	475,810
	2012	$16.344	$18.199	465,136
	2013	$18.199	$17.844	381,730
	2014	$17.844	$17.998	305,506
	2015	$17.998	$17.270	239,275
	2016	$17.270	$18.061	186,866
Oppenheimer High Income Fund/VA - Service Shares
	2007	$15.000	$14.691	214,333
	2008	$14.691	$3.098	410,839
	2009	$3.098	$3.840	412,793
	2010	$3.840	$4.324	361,109
	2011	$4.324	$4.147	316,812
	2012	$4.147	$4.608	0
Oppenheimer Main Street Fund®/VA - Service Shares
	2007	$15.989	$16.387	716,425
	2008	$16.387	$9.897	655,439
	2009	$9.897	$12.466	584,230
	2010	$12.466	$14.210	509,223
	2011	$14.210	$13.940	448,432
	2012	$13.940	$15.997	381,051
	2013	$15.997	$20.692	292,946
	2014	$20.692	$22.480	210,360
	2015	$22.480	$22.810	153,227
	2016	$22.810	$24.985	118,975

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$21.007	$20.384	252,656
	2008	$20.384	$12.436	188,278
	2009	$12.436	$16.752	149,396
	2010	$16.752	$20.286	121,390
	2011	$20.286	$19.489	105,259
	2012	$19.489	$22.567	90,368
	2013	$22.567	$31.230	67,802
	2014	$31.230	$34.316	50,103
	2015	$34.316	$31.712	39,220
	2016	$31.712	$36.725	29,712
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$12.783	270,276
	2010	$12.783	$14.165	240,229
	2011	$14.165	$14.208	203,258
	2012	$14.208	$16.681	174,991
	2013	$16.681	$21.737	137,676
	2014	$21.737	$24.100	96,147
	2015	$24.100	$22.995	80,032
	2016	$22.995	$25.718	60,027
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$14.542	$14.446	206,764
	2008	$14.446	$8.427	155,173
	2009	$8.427	$10.418	144,056
	2010	$10.418	$11.363	130,769
	2011	$11.363	$11.492	120,765
	2012	$11.492	$12.726	100,574
	2013	$12.726	$14.790	89,907
	2014	$14.790	$16.109	71,290
	2015	$16.109	$15.674	62,171
	2016	$15.674	$16.661	51,366
Putnam VT Global Asset Allocation Fund - Class IB
	2007	$15.649	$15.851	142,847
	2008	$15.851	$10.401	100,708
	2009	$10.401	$13.839	89,383
	2010	$13.839	$15.620	78,587
	2011	$15.620	$15.308	65,430
	2012	$15.308	$17.202	46,262
	2013	$17.202	$20.229	41,476
	2014	$20.229	$21.783	33,557
	2015	$21.783	$21.474	21,420
	2016	$21.474	$22.552	17,183
Putnam VT Global Health Care Fund - Class IB
	2007	$13.462	$13.168	38,972
	2008	$13.168	$10.746	31,865
	2009	$10.746	$13.325	27,216
	2010	$13.325	$13.436	27,103
	2011	$13.436	$13.067	22,709
	2012	$13.067	$15.723	20,443
	2013	$15.723	$21.919	17,546
	2014	$21.919	$27.534	14,661
	2015	$27.534	$29.206	12,211
	2016	$29.206	$25.480	10,690

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Global Utilities Fund - Class IB
	2007	$22.529	$26.590	34,126
	2008	$26.590	$18.188	31,541
	2009	$18.188	$19.216	25,166
	2010	$19.216	$19.257	24,394
	2011	$19.257	$17.927	21,215
	2012	$17.927	$18.530	14,695
	2013	$18.530	$20.755	13,586
	2014	$20.755	$23.403	8,541
	2015	$23.403	$20.747	3,452
	2016	$20.747	$20.822	3,281
Putnam VT Government Money Market Fund - Class IB formerly, Putnam VT Money Market Fund - Class IB
	2007	$10.144	$10.459	1,230,632
	2008	$10.459	$10.557	1,168,900
	2009	$10.557	$10.411	1,045,501
	2010	$10.411	$10.249	909,223
	2011	$10.249	$10.088	817,149
	2012	$10.088	$9.928	700,211
	2013	$9.928	$9.771	664,568
	2014	$9.771	$9.617	489,731
	2015	$9.617	$9.465	415,951
	2016	$9.465	$9.316	354,531
Putnam VT Growth and Income Fund - Class IB
	2007	$17.489	$16.170	244,115
	2008	$16.170	$9.755	223,397
	2009	$9.755	$12.461	197,345
	2010	$12.461	$14.027	162,734
	2011	$14.027	$13.163	134,412
	2012	$13.163	$15.433	110,487
	2013	$15.433	$20.606	93,534
	2014	$20.606	$22.455	79,270
	2015	$22.455	$20.434	74,973
	2016	$20.434	$23.130	65,813
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.055	77,662
Putnam VT High Yield Fund - Class IB
	2007	$16.062	$16.246	292,179
	2008	$16.246	$11.820	204,275
	2009	$11.820	$17.470	183,498
	2010	$17.470	$19.606	165,844
	2011	$19.606	$19.634	140,532
	2012	$19.634	$22.414	113,633
	2013	$22.414	$23.790	91,399
	2014	$23.790	$23.777	72,646
	2015	$23.777	$22.147	57,285
	2016	$22.147	$25.184	45,607

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Income Fund - Class IB
	2007	$11.149	$11.544	1,052,702
	2008	$11.544	$8.642	754,881
	2009	$8.642	$12.472	619,477
	2010	$12.472	$13.486	546,039
	2011	$13.486	$13.935	445,768
	2012	$13.935	$15.187	403,067
	2013	$15.187	$15.225	349,813
	2014	$15.225	$15.950	271,554
	2015	$15.950	$15.468	209,002
	2016	$15.468	$15.527	165,601
Putnam VT International Equity Fund - Class IB
	2007	$21.291	$22.704	205,176
	2008	$22.704	$12.523	164,011
	2009	$12.523	$15.359	145,629
	2010	$15.359	$16.630	133,045
	2011	$16.630	$13.595	120,706
	2012	$13.595	$16.310	103,528
	2013	$16.310	$20.557	77,716
	2014	$20.557	$18.859	65,975
	2015	$18.859	$18.585	53,100
	2016	$18.585	$17.841	45,564
Putnam VT Investors Fund - Class IB
	2007	$17.334	$16.176	92,519
	2008	$16.176	$9.623	61,381
	2009	$9.623	$12.389	54,368
	2010	$12.389	$13.889	51,133
	2011	$13.889	$13.675	47,305
	2012	$13.675	$15.722	35,820
	2013	$15.722	$20.906	31,256
	2014	$20.906	$23.436	28,781
	2015	$23.436	$22.561	27,117
	2016	$22.561	$24.879	24,441
Putnam VT Multi-Cap Growth Fund - Class IB
	2007	$16.987	$17.675	53,275
	2008	$17.675	$10.654	46,425
	2009	$10.654	$13.855	43,295
	2010	$13.855	$16.301	67,256
	2011	$16.301	$15.227	59,876
	2012	$15.227	$17.496	50,327
	2013	$17.496	$23.492	39,966
	2014	$23.492	$26.237	38,522
	2015	$26.237	$25.745	37,589
	2016	$25.745	$27.310	32,119
Putnam VT New Value Fund - Class IB
	2007	$19.747	$18.481	367,814
	2008	$18.481	$10.047	315,350
	2009	$10.047	$9.460	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Research Fund - Class IB
	2007	$15.733	$15.568	16,380
	2008	$15.568	$9.415	16,221
	2009	$9.415	$12.340	13,193
	2010	$12.340	$14.132	10,427
	2011	$14.132	$13.665	8,739
	2012	$13.665	$15.857	6,755
	2013	$15.857	$20.811	5,900
	2014	$20.811	$23.524	4,878
	2015	$23.524	$22.792	4,138
	2016	$22.792	$24.692	3,780
Putnam VT Vista Fund - Class IB
	2007	$18.177	$18.568	38,321
	2008	$18.568	$9.950	30,685
	2009	$9.950	$13.586	27,854
	2010	$13.586	$15.526	0
Putnam VT Voyager Fund - Class IB
	2007	$13.866	$14.398	171,556
	2008	$14.398	$8.922	134,351
	2009	$8.922	$14.390	120,884
	2010	$14.390	$17.106	107,042
	2011	$17.106	$13.830	95,187
	2012	$13.830	$15.546	79,316
	2013	$15.546	$21.988	59,087
	2014	$21.988	$23.742	44,549
	2015	$23.742	$21.936	40,210
	2016	$21.936	$22.026	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$18.131	$18.983	96,018
	2008	$18.983	$15.882	83,252
	2009	$15.882	$20.337	65,956
	2010	$20.337	$21.963	62,028
	2011	$21.963	$23.103	54,786
	2012	$23.103	$26.798	46,091
	2013	$26.798	$24.063	45,353
	2014	$24.063	$24.365	35,085
	2015	$24.365	$23.696	29,418
	2016	$23.696	$25.787	25,001
UIF Global Franchise Portfolio, Class II
	2007	$14.625	$15.798	294,419
	2008	$15.798	$11.048	255,720
	2009	$11.048	$14.086	226,866
	2010	$14.086	$15.809	197,080
	2011	$15.809	$16.967	161,094
	2012	$16.967	$19.299	125,040
	2013	$19.299	$22.727	101,184
	2014	$22.727	$23.374	79,540
	2015	$23.374	$24.429	43,659
	2016	$24.429	$25.345	31,201

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Growth Portfolio, Class I
	2007	$12.558	$15.064	150,677
	2008	$15.064	$7.532	80,186
	2009	$7.532	$12.272	67,644
	2010	$12.272	$14.838	58,516
	2011	$14.838	$14.194	56,387
	2012	$14.194	$15.976	41,660
	2013	$15.976	$23.280	23,028
	2014	$23.280	$24.367	20,724
	2015	$24.367	$26.915	16,003
	2016	$26.915	$26.055	8,829
UIF Growth Portfolio, Class II
	2007	$12.468	$14.926	106,403
	2008	$14.926	$7.440	37,889
	2009	$7.440	$12.092	26,990
	2010	$12.092	$14.590	22,022
	2011	$14.590	$13.922	21,100
	2012	$13.922	$15.625	19,567
	2013	$15.625	$22.716	13,216
	2014	$22.716	$23.716	12,370
	2015	$23.716	$26.132	9,953
	2016	$26.132	$25.223	9,955
UIF Mid Cap Growth Portfolio, Class II
	2007	$9.833	$11.864	215,863
	2008	$11.864	$6.209	236,127
	2009	$6.209	$9.616	186,191
	2010	$9.616	$12.517	148,828
	2011	$12.517	$11.434	133,416
	2012	$11.434	$12.207	129,237
	2013	$12.207	$16.516	87,252
	2014	$16.516	$16.553	62,450
	2015	$16.553	$15.314	51,415
	2016	$15.314	$13.738	44,438
UIF Small Company Growth Portfolio, Class II
	2007	$19.456	$19.712	38,349
	2008	$19.712	$11.554	27,627
	2009	$11.554	$16.675	26,656
	2010	$16.675	$20.768	27,188
	2011	$20.768	$18.657	24,626
	2012	$18.657	$21.060	18,811
	2013	$21.060	$35.508	14,675
	2014	$35.508	$30.100	10,520
	2015	$30.100	$26.720	9,582
	2016	$26.720	$27.780	8,746
UIF U.S. Real Estate Portfolio, Class II
	2007	$30.325	$24.686	156,400
	2008	$24.686	$15.048	151,102
	2009	$15.048	$19.028	125,186
	2010	$19.028	$24.254	104,933
	2011	$24.254	$25.221	92,839
	2012	$25.221	$28.696	78,744
	2013	$28.696	$28.735	69,490
	2014	$28.735	$36.599	50,182
	2015	$36.599	$36.710	37,557
	2016	$36.710	$38.493	31,354

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Van Kampen LIT Money Market Portfolio - Class II
	2007	$10.226	$10.511	398,400
	2008	$10.511	$10.529	314,797
	2009	$10.529	$10.368	0

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.19%.

ALLSTATE ADVISOR VARIABLE ANNUITY: Allstate Advisor Plus Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May1, 2003, and the Earnings Protection Death Benefit Option (age 71-79)
Mortality & Expense = 2.3

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$10.207	$11.673	0
	2008	$11.673	$6.523	0
	2009	$6.523	$8.616	0
	2010	$8.616	$9.824	0
	2011	$9.824	$9.313	0
	2012	$9.313	$10.547	0
	2013	$10.547	$13.467	0
	2014	$13.467	$14.663	0
	2015	$14.663	$14.357	0
	2016	$14.357	$15.083	0
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
	2007	$10.397	$10.991	0
	2008	$10.991	$8.020	0
	2009	$8.020	$9.693	0
	2010	$9.693	$10.638	0
	2011	$10.638	$10.329	0
	2012	$10.329	$11.238	0
	2013	$11.238	$12.404	0
	2014	$12.404	$12.605	0
	2015	$12.605	$12.226	0
	2016	$12.226	$12.546	0
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
	2007	$10.427	$11.179	0
	2008	$11.179	$7.325	0
	2009	$7.325	$9.182	0
	2010	$9.182	$10.236	0
	2011	$10.236	$9.858	0
	2012	$9.858	$10.868	0
	2013	$10.868	$12.255	0
	2014	$12.255	$12.498	0
	2015	$12.498	$12.131	0
	2016	$12.131	$12.517	0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
	2007	$10.436	$11.302	0
	2008	$11.302	$6.813	0
	2009	$6.813	$8.715	0
	2010	$8.715	$9.849	0
	2011	$9.849	$9.332	0
	2012	$9.332	$10.481	0
	2013	$10.481	$12.408	0
	2014	$12.408	$12.673	0
	2015	$12.673	$12.292	0
	2016	$12.292	$12.751	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Freedom Income Portfolio - Service Class 2
	2007	$10.289	$10.624	0
	2008	$10.624	$9.251	0
	2009	$9.251	$10.341	0
	2010	$10.341	$10.815	0
	2011	$10.815	$10.693	0
	2012	$10.693	$11.079	0
	2013	$11.079	$11.366	0
	2014	$11.366	$11.475	0
	2015	$11.475	$11.125	0
	2016	$11.125	$11.302	0
Fidelity VIP Growth Opportunities Portfolio - Service Class 2
	2015	$10.000	$17.035	0
	2016	$17.035	$16.622	0
Fidelity VIP Growth Stock Portfolio - Service Class 2
	2007	$9.686	$11.551	0
	2008	$11.551	$6.220	0
	2009	$6.220	$8.760	0
	2010	$8.760	$10.230	0
	2011	$10.230	$10.021	0
	2012	$10.021	$11.547	0
	2013	$11.547	$15.156	0
	2014	$15.156	$16.602	0
	2015	$16.602	$17.567	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$10.757	$11.031	0
	2008	$11.031	$6.759	0
	2009	$6.759	$8.325	0
	2010	$8.325	$9.313	0
	2011	$9.313	$9.244	0
	2012	$9.244	$10.422	0
	2013	$10.422	$13.405	0
	2014	$13.405	$14.809	0
	2015	$14.809	$14.596	0
	2016	$14.596	$15.882	0
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$9.818	$11.040	0
	2008	$11.040	$6.501	0
	2009	$6.501	$8.859	0
	2010	$8.859	$11.107	0
	2011	$11.107	$9.656	0
	2012	$9.656	$10.786	0
	2013	$10.786	$14.290	0
	2014	$14.290	$14.775	0
	2015	$14.775	$14.172	0
	2016	$14.172	$15.468	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Growth and Income VIP Fund - Class 2
	2007	$16.477	$15.469	1,185
	2008	$15.469	$9.782	1,244
	2009	$9.782	$12.072	1,094
	2010	$12.072	$13.735	1,085
	2011	$13.735	$13.716	400
	2012	$13.716	$15.009	388
	2013	$15.009	$18.968	133
	2014	$18.968	$20.186	132
	2015	$20.186	$19.504	131
	2016	$19.504	$21.231	131
FTVIP Franklin Income VIP Fund - Class 2
	2007	$12.763	$12.911	0
	2008	$12.911	$8.856	0
	2009	$8.856	$11.709	0
	2010	$11.709	$12.865	0
	2011	$12.865	$12.844	0
	2012	$12.844	$14.108	0
	2013	$14.108	$15.675	0
	2014	$15.675	$15.990	0
	2015	$15.990	$14.492	0
	2016	$14.492	$16.114	0
FTVIP Franklin Large Cap Growth VIP Fund - Class 2
	2007	$11.192	$11.592	6,371
	2008	$11.592	$7.400	6,487
	2009	$7.400	$9.361	6,662
	2010	$9.361	$10.186	6,770
	2011	$10.186	$9.783	7,683
	2012	$9.783	$10.719	2,016
	2013	$10.719	$13.445	1,835
	2014	$13.445	$14.744	1,712
	2015	$14.744	$15.186	1,104
	2016	$15.186	$14.543	482
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$10.951	$11.942	200
	2008	$11.942	$8.331	199
	2009	$8.331	$10.018	197
	2010	$10.018	$10.936	195
	2011	$10.936	$10.349	194
	2012	$10.349	$11.439	192
	2013	$11.439	$14.234	191
	2014	$14.234	$14.672	190
	2015	$14.672	$13.785	188
	2016	$13.785	$15.079	187
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$17.211	$17.364	0
	2008	$17.364	$10.648	0
	2009	$10.648	$13.088	0
	2010	$13.088	$14.191	0
	2011	$14.191	$13.694	0
	2012	$13.694	$15.254	0
	2013	$15.254	$19.078	0
	2014	$19.078	$19.928	0
	2015	$19.928	$18.472	0
	2016	$18.472	$20.906	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Small Cap Value VIP Fund - Class 2
	2007	$21.102	$20.084	4,745
	2008	$20.084	$13.117	4,658
	2009	$13.117	$16.520	4,515
	2010	$16.520	$20.655	3,165
	2011	$20.655	$19.385	3,074
	2012	$19.385	$22.376	2,032
	2013	$22.376	$29.727	1,947
	2014	$29.727	$29.152	1,846
	2015	$29.152	$26.326	1,747
	2016	$26.326	$33.422	1,532
FTVIP Franklin Small-Mid Cap Growth VIP Fund - Class 2
	2007	$18.164	$19.700	0
	2008	$19.700	$11.045	0
	2009	$11.045	$15.464	0
	2010	$15.464	$19.244	0
	2011	$19.244	$17.860	0
	2012	$17.860	$19.303	0
	2013	$19.303	$26.005	0
	2014	$26.005	$27.252	0
	2015	$27.252	$25.867	0
	2016	$25.867	$26.277	0
FTVIP Franklin U.S. Government Securities VIP Fund - Class 2
	2007	$10.322	$10.728	0
	2008	$10.728	$11.255	0
	2009	$11.255	$11.315	0
	2010	$11.315	$11.616	0
	2011	$11.616	$11.971	0
	2012	$11.971	$11.892	0
	2013	$11.892	$11.337	0
	2014	$11.337	$11.428	0
	2015	$11.428	$11.197	0
	2016	$11.197	$10.991	0
FTVIP Templeton Developing Markets VIP Fund - Class 2
	2007	$31.613	$39.694	98
	2008	$39.694	$18.304	169
	2009	$18.304	$30.806	157
	2010	$30.806	$35.323	92
	2011	$35.323	$28.983	91
	2012	$28.983	$31.979	95
	2013	$31.979	$30.895	64
	2014	$30.895	$27.597	64
	2015	$27.597	$21.634	64
	2016	$21.634	$24.777	63

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$19.847	$22.342	3,034
	2008	$22.342	$12.988	3,180
	2009	$12.988	$17.356	3,016
	2010	$17.356	$18.347	2,985
	2011	$18.347	$15.988	3,679
	2012	$15.988	$18.432	1,315
	2013	$18.432	$22.102	725
	2014	$22.102	$19.152	777
	2015	$19.152	$17.462	775
	2016	$17.462	$18.251	230
FTVIP Templeton Global Bond VIP Fund - Class 2
	2007	$14.875	$16.099	0
	2008	$16.099	$16.672	0
	2009	$16.672	$19.294	0
	2010	$19.294	$21.533	0
	2011	$21.533	$20.815	0
	2012	$20.815	$23.353	0
	2013	$23.353	$23.143	0
	2014	$23.143	$22.980	0
	2015	$22.980	$21.443	0
	2016	$21.443	$21.525	0
Invesco V.I. American Franchise Fund - Series II
	2007	$12.742	$14.490	14,117
	2008	$14.490	$7.189	12,744
	2009	$7.189	$11.612	12,635
	2010	$11.612	$13.539	9,787
	2011	$13.539	$12.359	9,206
	2012	$12.359	$13.665	8,713
	2013	$13.665	$18.627	8,295
	2014	$18.627	$19.647	7,798
	2015	$19.647	$20.068	7,312
	2016	$20.068	$19.964	6,618
Invesco V.I. American Value Fund - Series I
	2007	$14.486	$15.231	963
	2008	$15.231	$8.719	963
	2009	$8.719	$11.835	963
	2010	$11.835	$14.108	913
	2011	$14.108	$13.884	859
	2012	$13.884	$15.881	812
	2013	$15.881	$20.792	112
	2014	$20.792	$22.251	106
	2015	$22.251	$19.716	101
	2016	$19.716	$22.206	95
Invesco V.I. American Value Fund - Series II
	2007	$14.447	$15.176	153
	2008	$15.176	$8.668	152
	2009	$8.668	$11.763	150
	2010	$11.763	$14.014	149
	2011	$14.014	$13.779	395
	2012	$13.779	$15.729	375
	2013	$15.729	$20.542	331
	2014	$20.542	$21.929	314
	2015	$21.929	$19.382	321
	2016	$19.382	$21.777	143

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Comstock Fund - Series II
	2007	$12.952	$12.334	2,145
	2008	$12.334	$7.721	2,244
	2009	$7.721	$9.667	2,369
	2010	$9.667	$10.906	2,332
	2011	$10.906	$10.411	2,320
	2012	$10.411	$12.072	549
	2013	$12.072	$15.969	530
	2014	$15.969	$16.988	512
	2015	$16.988	$15.539	244
	2016	$15.539	$17.727	243
Invesco V.I. Equity and Income Fund - Series II
	2007	$12.530	$12.627	0
	2008	$12.627	$9.520	0
	2009	$9.520	$11.370	2,501
	2010	$11.370	$12.421	2,466
	2011	$12.421	$11.955	2,429
	2012	$11.955	$13.101	2,396
	2013	$13.101	$15.954	2,363
	2014	$15.954	$16.920	2,331
	2015	$16.920	$16.072	0
	2016	$16.072	$17.999	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$17.848	$17.840	4,656
	2008	$17.840	$11.792	4,541
	2009	$11.792	$14.270	4,564
	2010	$14.270	$15.612	4,380
	2011	$15.612	$14.880	4,296
	2012	$14.880	$16.590	1,759
	2013	$16.590	$21.640	682
	2014	$21.640	$23.204	659
	2015	$23.204	$21.876	466
	2016	$21.876	$25.478	386
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.263	$14.061	955
	2008	$14.061	$7.289	956
	2009	$7.289	$11.114	956
	2010	$11.114	$13.794	906
	2011	$13.794	$12.192	852
	2012	$12.192	$13.270	806
	2013	$13.270	$17.676	111
	2014	$17.676	$18.561	105
	2015	$18.561	$18.287	99
	2016	$18.287	$17.935	93
Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio
	2007	$10.890	$11.274	3,579
	2008	$11.274	$9.065	2,148
	2009	$9.065	$11.873	2,116
	2010	$11.873	$13.003	2,116
	2011	$13.003	$13.236	2,538
	2012	$13.236	$14.523	1,115
	2013	$14.523	$15.319	901
	2014	$15.319	$15.586	871
	2015	$15.586	$14.966	647
	2016	$14.966	$16.365	184

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Fundamental Equity Portfolio
	2007	$12.694	$13.208	0
	2008	$13.208	$9.186	0
	2009	$9.186	$11.284	0
	2010	$11.284	$13.097	0
	2011	$13.097	$12.198	0
	2012	$12.198	$13.152	0
	2013	$13.152	$17.411	0
	2014	$17.411	$18.190	0
	2015	$18.190	$17.126	0
	2016	$17.126	$19.331	0
Lord Abbett Series Fund, Inc. - Growth and Income Portfolio
	2007	$12.518	$12.624	0
	2008	$12.624	$7.826	1,062
	2009	$7.826	$9.073	1,183
	2010	$9.073	$10.388	0
	2011	$10.388	$9.513	0
	2012	$9.513	$10.397	0
	2013	$10.397	$13.778	0
	2014	$13.778	$14.463	0
	2015	$14.463	$13.699	0
	2016	$13.699	$15.645	0
Lord Abbett Series Fund, Inc. - Growth Opportunities Portfolio
	2007	$11.936	$14.114	0
	2008	$14.114	$8.499	0
	2009	$8.499	$12.062	0
	2010	$12.062	$14.458	0
	2011	$14.458	$12.682	0
	2012	$12.682	$14.109	0
	2013	$14.109	$18.859	0
	2014	$18.859	$19.505	0
	2015	$19.505	$19.538	0
	2016	$19.538	$19.287	0
Lord Abbett Series Fund, Inc. - Mid-Cap Stock Portfolio
	2007	$12.823	$12.574	3,802
	2008	$12.574	$7.435	4,518
	2009	$7.435	$9.180	4,598
	2010	$9.180	$11.228	3,893
	2011	$11.228	$10.510	3,962
	2012	$10.510	$11.738	496
	2013	$11.738	$14.916	164
	2014	$14.916	$16.221	163
	2015	$16.221	$15.218	162
	2016	$15.218	$17.273	161

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Capital Appreciation Fund/VA - Service Shares
	2007	$13.644	$15.146	3,202
	2008	$15.146	$8.025	4,955
	2009	$8.025	$11.280	4,347
	2010	$11.280	$12.005	3,381
	2011	$12.005	$11.546	2,288
	2012	$11.546	$12.812	691
	2013	$12.812	$16.170	449
	2014	$16.170	$18.152	434
	2015	$18.152	$18.279	206
	2016	$18.279	$17.392	205
Oppenheimer Conservative Balanced Fund/VA - Service Shares
	2007	$15.207	$15.343	460
	2008	$15.343	$8.435	0
	2009	$8.435	$10.002	0
	2010	$10.002	$10.990	0
	2011	$10.990	$10.758	0
	2012	$10.758	$11.759	0
	2013	$11.759	$12.938	0
	2014	$12.938	$13.627	0
	2015	$13.627	$13.363	0
	2016	$13.363	$13.678	0
Oppenheimer Core Bond Fund/VA - Service Shares
	2007	$10.300	$10.453	0
	2008	$10.453	$6.210	0
	2009	$6.210	$6.603	0
	2010	$6.603	$7.165	0
	2011	$7.165	$7.541	2,486
	2012	$7.541	$8.101	2,441
	2013	$8.101	$7.869	2,644
	2014	$7.869	$8.205	2,508
	2015	$8.205	$8.057	2,360
	2016	$8.057	$8.097	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$15.664	$16.193	4,277
	2008	$16.193	$8.019	3,927
	2009	$8.019	$10.342	3,895
	2010	$10.342	$12.824	2,865
	2011	$12.824	$12.610	2,702
	2012	$12.610	$14.283	2,564
	2013	$14.283	$18.889	2,447
	2014	$18.889	$19.436	2,308
	2015	$19.436	$20.155	2,172
	2016	$20.155	$20.063	1,958

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Global Fund/VA - Service Shares
	2007	$20.848	$21.563	138
	2008	$21.563	$12.545	135
	2009	$12.545	$17.047	144
	2010	$17.047	$19.233	139
	2011	$19.233	$17.156	142
	2012	$17.156	$20.232	151
	2013	$20.232	$25.054	0
	2014	$25.054	$24.932	0
	2015	$24.932	$25.204	0
	2016	$25.204	$24.540	0
Oppenheimer Global Strategic Income Fund/VA - Service Shares
	2007	$13.310	$14.217	7,968
	2008	$14.217	$11.855	5,798
	2009	$11.855	$13.688	5,757
	2010	$13.688	$15.319	5,418
	2011	$15.319	$15.035	4,336
	2012	$15.035	$16.588	4,640
	2013	$16.588	$16.115	1,846
	2014	$16.115	$16.106	1,778
	2015	$16.106	$15.313	1,067
	2016	$15.313	$15.868	984
Oppenheimer High Income Fund/VA - Service Shares
	2007	$14.448	$14.020	3,340
	2008	$14.020	$2.929	3,933
	2009	$2.929	$3.597	3,566
	2010	$3.597	$4.014	3,315
	2011	$4.014	$3.814	2,063
	2012	$3.814	$4.207	0
Oppenheimer Main Street Fund®/VA - Service Shares
	2007	$15.400	$15.638	6,790
	2008	$15.638	$9.358	7,509
	2009	$9.358	$11.680	7,613
	2010	$11.680	$13.192	7,319
	2011	$13.192	$12.823	7,522
	2012	$12.823	$14.580	3,105
	2013	$14.580	$18.687	1,884
	2014	$18.687	$20.117	1,799
	2015	$20.117	$20.226	1,123
	2016	$20.226	$21.952	796
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$20.234	$19.452	1,740
	2008	$19.452	$11.759	2,077
	2009	$11.759	$15.695	1,980
	2010	$15.695	$18.833	1,634
	2011	$18.833	$17.927	1,610
	2012	$17.927	$20.569	560
	2013	$20.569	$28.205	77
	2014	$28.205	$30.708	73
	2015	$30.708	$28.118	69
	2016	$28.118	$32.266	65

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$11.976	13,127
	2010	$11.976	$13.150	10,689
	2011	$13.150	$13.070	10,121
	2012	$13.070	$15.204	8,261
	2013	$15.204	$19.631	7,836
	2014	$19.631	$21.566	7,370
	2015	$21.566	$20.389	6,744
	2016	$20.389	$22.596	5,939
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$14.006	$13.786	1,731
	2008	$13.786	$7.968	833
	2009	$7.968	$9.761	530
	2010	$9.761	$10.548	271
	2011	$10.548	$10.571	268
	2012	$10.571	$11.599	265
	2013	$11.599	$13.357	262
	2014	$13.357	$14.416	259
	2015	$14.416	$13.898	256
	2016	$13.898	$14.638	133
Putnam VT Global Asset Allocation Fund - Class IB
	2007	$15.072	$15.127	726
	2008	$15.127	$9.835	0
	2009	$9.835	$12.966	0
	2010	$12.966	$14.501	0
	2011	$14.501	$14.081	0
	2012	$14.081	$15.679	0
	2013	$15.679	$18.269	0
	2014	$18.269	$19.493	0
	2015	$19.493	$19.041	0
	2016	$19.041	$19.814	0
Putnam VT Global Health Care Fund - Class IB
	2007	$12.966	$12.566	53
	2008	$12.566	$10.161	41
	2009	$10.161	$12.484	22
	2010	$12.484	$12.474	8
	2011	$12.474	$12.020	8
	2012	$12.020	$14.330	8
	2013	$14.330	$19.796	8
	2014	$19.796	$24.639	8
	2015	$24.639	$25.897	8
	2016	$25.897	$22.387	4
Putnam VT Global Utilities Fund - Class IB
	2007	$21.699	$25.376	0
	2008	$25.376	$17.199	0
	2009	$17.199	$18.004	0
	2010	$18.004	$17.878	0
	2011	$17.878	$16.491	0
	2012	$16.491	$16.890	0
	2013	$16.890	$18.745	0
	2014	$18.745	$20.943	0
	2015	$20.943	$18.396	0
	2016	$18.396	$18.294	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Government Money Market Fund - Class IB formerly, Putnam VT Money Market Fund - Class IB
	2007	$9.770	$9.981	9,632
	2008	$9.981	$9.982	4,607
	2009	$9.982	$9.754	7,609
	2010	$9.754	$9.515	7,675
	2011	$9.515	$9.279	7,027
	2012	$9.279	$9.049	4,992
	2013	$9.049	$8.824	24,369
	2014	$8.824	$8.605	22,939
	2015	$8.605	$8.392	1,365
	2016	$8.392	$8.184	18,820
Putnam VT Growth and Income Fund - Class IB
	2007	$16.845	$15.431	132
	2008	$15.431	$9.224	122
	2009	$9.224	$11.675	81
	2010	$11.675	$13.022	44
	2011	$13.022	$12.109	44
	2012	$12.109	$14.066	43
	2013	$14.066	$18.609	43
	2014	$18.609	$20.094	42
	2015	$20.094	$18.118	42
	2016	$18.118	$20.322	22
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.044	0
Putnam VT High Yield Fund - Class IB
	2007	$15.470	$15.504	405
	2008	$15.504	$11.177	3,131
	2009	$11.177	$16.368	2,981
	2010	$16.368	$18.202	2,936
	2011	$18.202	$18.061	2,789
	2012	$18.061	$20.430	2,745
	2013	$20.430	$21.486	2,711
	2014	$21.486	$21.278	2,676
	2015	$21.278	$19.637	132
	2016	$19.637	$22.127	0
Putnam VT Income Fund - Class IB
	2007	$10.738	$11.016	7,160
	2008	$11.016	$8.171	4,637
	2009	$8.171	$11.686	4,048
	2010	$11.686	$12.520	3,996
	2011	$12.520	$12.819	4,112
	2012	$12.819	$13.842	2,613
	2013	$13.842	$13.750	2,648
	2014	$13.750	$14.273	2,536
	2015	$14.273	$13.715	1,839
	2016	$13.715	$13.642	579

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT International Equity Fund - Class IB
	2007	$20.507	$21.667	7,989
	2008	$21.667	$11.841	7,104
	2009	$11.841	$14.390	7,057
	2010	$14.390	$15.439	4,119
	2011	$15.439	$12.505	3,937
	2012	$12.505	$14.866	3,781
	2013	$14.866	$18.565	3,648
	2014	$18.565	$16.876	3,494
	2015	$16.876	$16.478	3,342
	2016	$16.478	$15.675	2,945
Putnam VT Investors Fund - Class IB
	2007	$16.696	$15.437	0
	2008	$15.437	$9.099	0
	2009	$9.099	$11.607	0
	2010	$11.607	$12.894	0
	2011	$12.894	$12.579	0
	2012	$12.579	$14.329	0
	2013	$14.329	$18.881	0
	2014	$18.881	$20.972	0
	2015	$20.972	$20.005	0
	2016	$20.005	$21.859	0
Putnam VT Multi-Cap Growth Fund - Class IB
	2007	$16.362	$16.868	0
	2008	$16.868	$10.074	0
	2009	$10.074	$12.980	0
	2010	$12.980	$15.133	0
	2011	$15.133	$14.007	0
	2012	$14.007	$15.946	0
	2013	$15.946	$21.216	0
	2014	$21.216	$23.478	0
	2015	$23.478	$22.827	0
	2016	$22.827	$23.994	0
Putnam VT New Value Fund - Class IB
	2007	$19.020	$17.637	14,265
	2008	$17.637	$9.500	13,254
	2009	$9.500	$8.935	0
Putnam VT Research Fund - Class IB
	2007	$15.153	$14.856	0
	2008	$14.856	$8.902	0
	2009	$8.902	$11.561	0
	2010	$11.561	$13.120	0
	2011	$13.120	$12.570	0
	2012	$12.570	$14.453	0
	2013	$14.453	$18.795	0
	2014	$18.795	$21.050	0
	2015	$21.050	$20.209	0
	2016	$20.209	$21.694	0
Putnam VT Vista Fund - Class IB
	2007	$17.507	$17.719	0
	2008	$17.719	$9.408	0
	2009	$9.408	$12.729	0
	2010	$12.729	$14.449	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Voyager Fund - Class IB
	2007	$13.355	$13.740	0
	2008	$13.740	$8.436	0
	2009	$8.436	$13.482	0
	2010	$13.482	$15.881	0
	2011	$15.881	$12.722	0
	2012	$12.722	$14.169	0
	2013	$14.169	$19.858	0
	2014	$19.858	$21.246	0
	2015	$21.246	$19.450	0
	2016	$19.450	$19.372	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$17.464	$18.115	0
	2008	$18.115	$15.018	0
	2009	$15.018	$19.054	0
	2010	$19.054	$20.390	0
	2011	$20.390	$21.252	0
	2012	$21.252	$24.426	0
	2013	$24.426	$21.732	0
	2014	$21.732	$21.804	0
	2015	$21.804	$21.011	0
	2016	$21.011	$22.657	0
UIF Global Franchise Portfolio, Class II
	2007	$14.228	$15.228	159
	2008	$15.228	$10.551	157
	2009	$10.551	$13.331	156
	2010	$13.331	$14.825	154
	2011	$14.825	$15.765	153
	2012	$15.765	$17.768	152
	2013	$17.768	$20.732	151
	2014	$20.732	$21.128	150
	2015	$21.128	$21.879	149
	2016	$21.879	$22.493	148
UIF Growth Portfolio, Class I
	2007	$12.254	$14.565	3,141
	2008	$14.565	$7.216	3,594
	2009	$7.216	$11.649	2,973
	2010	$11.649	$13.956	2,840
	2011	$13.956	$13.229	1,648
	2012	$13.229	$14.753	1,558
	2013	$14.753	$21.301	215
	2014	$21.301	$22.092	203
	2015	$22.092	$24.179	192
	2016	$24.179	$23.193	181
UIF Growth Portfolio, Class II
	2007	$12.166	$14.432	0
	2008	$14.432	$7.127	0
	2009	$7.127	$11.478	0
	2010	$11.478	$13.723	0
	2011	$13.723	$12.975	0
	2012	$12.975	$14.429	0
	2013	$14.429	$20.785	0
	2014	$20.785	$21.501	0
	2015	$21.501	$23.475	0
	2016	$23.475	$22.452	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Mid Cap Growth Portfolio, Class II
	2007	$9.772	$11.682	0
	2008	$11.682	$6.058	0
	2009	$6.058	$9.296	0
	2010	$9.296	$11.990	0
	2011	$11.990	$10.853	314
	2012	$10.853	$11.481	313
	2013	$11.481	$15.391	248
	2014	$15.391	$15.284	243
	2015	$15.284	$14.011	246
	2016	$14.011	$12.455	0
UIF Small Company Growth Portfolio, Class II
	2007	$18.813	$18.885	0
	2008	$18.885	$10.968	0
	2009	$10.968	$15.684	0
	2010	$15.684	$19.355	0
	2011	$19.355	$17.229	0
	2012	$17.229	$19.270	0
	2013	$19.270	$32.194	0
	2014	$32.194	$27.040	0
	2015	$27.040	$23.784	0
	2016	$23.784	$24.502	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$29.208	$23.558	2,284
	2008	$23.558	$14.228	1,464
	2009	$14.228	$17.827	1,466
	2010	$17.827	$22.516	1,397
	2011	$22.516	$23.200	1,316
	2012	$23.200	$26.155	1,248
	2013	$26.155	$25.950	239
	2014	$25.950	$32.751	230
	2015	$32.751	$32.550	221
	2016	$32.550	$33.820	213
Van Kampen LIT Money Market Portfolio - Class II
	2007	$9.948	$10.132	0
	2008	$10.132	$10.056	4,793
	2009	$10.056	$9.815	0

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.30% and an administrative expense charge of 0.19%.

ALLSTATE ADVISOR VARIABLE ANNUITY: Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Basic Contract
Mortality & Expense = 1.4

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$10.270	$11.854	205,386
	2008	$11.854	$6.685	199,825
	2009	$6.685	$8.913	180,795
	2010	$8.913	$10.256	164,209
	2011	$10.256	$9.812	144,054
	2012	$9.812	$11.214	100,760
	2013	$11.214	$14.452	78,733
	2014	$14.452	$15.879	62,262
	2015	$15.879	$15.692	43,992
	2016	$15.692	$16.637	42,119
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
	2007	$10.462	$11.161	49,421
	2008	$11.161	$8.219	88,629
	2009	$8.219	$10.026	71,540
	2010	$10.026	$11.105	60,223
	2011	$11.105	$10.882	59,897
	2012	$10.882	$11.949	52,071
	2013	$11.949	$13.311	33,428
	2014	$13.311	$13.651	7,548
	2015	$13.651	$13.362	7,230
	2016	$13.362	$13.838	5,624
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
	2007	$10.491	$11.353	0
	2008	$11.353	$7.507	8,967
	2009	$7.507	$9.497	8,524
	2010	$9.497	$10.686	9,013
	2011	$10.686	$10.385	8,631
	2012	$10.385	$11.556	6,431
	2013	$11.556	$13.150	7,914
	2014	$13.150	$13.536	7,914
	2015	$13.536	$13.259	7,914
	2016	$13.259	$13.806	7,914
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
	2007	$10.500	$11.477	3,177
	2008	$11.477	$6.983	1,002
	2009	$6.983	$9.015	607
	2010	$9.015	$10.281	603
	2011	$10.281	$9.832	601
	2012	$9.832	$11.144	13,252
	2013	$11.144	$13.315	12,857
	2014	$13.315	$13.724	12,812
	2015	$13.724	$13.435	12,768
	2016	$13.435	$14.064	12,723

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Freedom Income Portfolio - Service Class 2
	2007	$10.352	$10.789	4,787
	2008	$10.789	$9.481	6,169
	2009	$9.481	$10.696	10,903
	2010	$10.696	$11.290	10,351
	2011	$11.290	$11.265	9,775
	2012	$11.265	$11.779	7,250
	2013	$11.779	$12.196	4,066
	2014	$12.196	$12.427	3,112
	2015	$12.427	$12.159	2,614
	2016	$12.159	$12.466	651
Fidelity VIP Growth Opportunities Portfolio - Service Class 2
	2015	$10.000	$18.618	248
	2016	$18.618	$18.335	247
Fidelity VIP Growth Stock Portfolio - Service Class 2
	2007	$9.746	$11.730	1,813
	2008	$11.730	$6.375	1,340
	2009	$6.375	$9.061	1,008
	2010	$9.061	$10.680	99
	2011	$10.680	$10.557	96
	2012	$10.557	$12.277	0
	2013	$12.277	$16.264	0
	2014	$16.264	$17.979	249
	2015	$17.979	$19.079	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$10.824	$11.203	55,881
	2008	$11.203	$6.928	58,510
	2009	$6.928	$8.611	60,521
	2010	$8.611	$9.722	58,553
	2011	$9.722	$9.738	57,984
	2012	$9.738	$11.081	53,033
	2013	$11.081	$14.385	52,953
	2014	$14.385	$16.037	52,904
	2015	$16.037	$15.953	52,881
	2016	$15.953	$17.519	59,122
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$9.879	$11.212	38,987
	2008	$11.212	$6.663	39,134
	2009	$6.663	$9.164	36,579
	2010	$9.164	$11.595	34,385
	2011	$11.595	$10.173	30,938
	2012	$10.173	$11.468	24,184
	2013	$11.468	$15.334	22,235
	2014	$15.334	$16.001	20,163
	2015	$16.001	$15.490	16,418
	2016	$15.490	$17.062	5,595

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Growth and Income VIP Fund - Class 2
	2007	$17.107	$16.210	90,229
	2008	$16.210	$10.345	80,421
	2009	$10.345	$12.884	72,551
	2010	$12.884	$14.795	53,880
	2011	$14.795	$14.910	37,462
	2012	$14.910	$16.467	29,246
	2013	$16.467	$21.003	22,322
	2014	$21.003	$22.557	18,398
	2015	$22.557	$21.997	16,634
	2016	$21.997	$24.164	13,347
FTVIP Franklin Income VIP Fund - Class 2
	2007	$13.079	$13.354	651,119
	2008	$13.354	$9.244	569,671
	2009	$9.244	$12.335	496,401
	2010	$12.335	$13.677	413,030
	2011	$13.677	$13.781	278,944
	2012	$13.781	$15.278	197,379
	2013	$15.278	$17.131	157,183
	2014	$17.131	$17.637	138,150
	2015	$17.637	$16.132	106,179
	2016	$16.132	$18.102	85,899
FTVIP Franklin Large Cap Growth VIP Fund - Class 2
	2007	$11.425	$11.943	242,913
	2008	$11.943	$7.695	220,904
	2009	$7.695	$9.824	190,232
	2010	$9.824	$10.788	161,248
	2011	$10.788	$10.457	119,551
	2012	$10.457	$11.563	96,199
	2013	$11.563	$14.638	77,959
	2014	$14.638	$16.200	63,161
	2015	$16.200	$16.839	46,654
	2016	$16.839	$16.275	39,842
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$11.019	$12.127	139,069
	2008	$12.127	$8.538	142,841
	2009	$8.538	$10.362	133,223
	2010	$10.362	$11.417	120,659
	2011	$11.417	$10.903	93,404
	2012	$10.903	$12.162	66,637
	2013	$12.162	$15.274	55,629
	2014	$15.274	$15.889	42,986
	2015	$15.889	$15.066	37,227
	2016	$15.066	$16.632	31,504
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$17.869	$18.195	286,267
	2008	$18.195	$11.261	235,403
	2009	$11.261	$13.969	193,701
	2010	$13.969	$15.286	159,607
	2011	$15.286	$14.886	113,515
	2012	$14.886	$16.736	83,588
	2013	$16.736	$21.124	65,702
	2014	$21.124	$22.269	57,172
	2015	$22.269	$20.833	51,216
	2016	$20.833	$23.795	38,642

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Small Cap Value VIP Fund - Class 2
	2007	$21.909	$21.046	74,742
	2008	$21.046	$13.873	68,129
	2009	$13.873	$17.632	59,102
	2010	$17.632	$22.249	49,377
	2011	$22.249	$21.073	40,278
	2012	$21.073	$24.550	34,393
	2013	$24.550	$32.915	21,277
	2014	$32.915	$32.577	19,452
	2015	$32.577	$29.691	18,105
	2016	$29.691	$38.041	11,096
FTVIP Franklin Small-Mid Cap Growth VIP Fund - Class 2
	2007	$18.858	$20.643	1,745
	2008	$20.643	$11.681	1,870
	2009	$11.681	$16.505	1,956
	2010	$16.505	$20.730	1,713
	2011	$20.730	$19.415	1,657
	2012	$19.415	$21.179	1,756
	2013	$21.179	$28.795	1,604
	2014	$28.795	$30.454	1,006
	2015	$30.454	$29.173	993
	2016	$29.173	$29.908	840
FTVIP Franklin U.S. Government Securities VIP Fund - Class 2
	2007	$10.577	$11.096	71,356
	2008	$11.096	$11.748	84,106
	2009	$11.748	$11.919	121,665
	2010	$11.919	$12.350	100,956
	2011	$12.350	$12.844	80,072
	2012	$12.844	$12.878	70,496
	2013	$12.878	$12.390	61,136
	2014	$12.390	$12.605	47,756
	2015	$12.605	$12.464	39,922
	2016	$12.464	$12.347	34,617
FTVIP Templeton Developing Markets VIP Fund - Class 2
	2007	$32.822	$41.594	21,398
	2008	$41.594	$19.358	21,909
	2009	$19.358	$32.879	20,227
	2010	$32.879	$38.048	17,301
	2011	$38.048	$31.506	14,612
	2012	$31.506	$35.085	14,814
	2013	$35.085	$34.209	13,969
	2014	$34.209	$30.840	11,106
	2015	$30.840	$24.400	12,384
	2016	$24.400	$28.201	10,499

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$20.606	$23.411	229,814
	2008	$23.411	$13.736	198,347
	2009	$13.736	$18.525	163,288
	2010	$18.525	$19.763	133,918
	2011	$19.763	$17.381	105,338
	2012	$17.381	$20.223	77,549
	2013	$20.223	$24.473	63,996
	2014	$24.473	$21.402	59,239
	2015	$21.402	$19.695	49,363
	2016	$19.695	$20.773	39,589
FTVIP Templeton Global Bond VIP Fund - Class 2
	2007	$15.444	$16.870	2,584
	2008	$16.870	$17.632	1,829
	2009	$17.632	$20.593	2,009
	2010	$20.593	$23.194	69
	2011	$23.194	$22.627	0
	2012	$22.627	$25.621	0
	2013	$25.621	$25.625	0
	2014	$25.625	$25.680	0
	2015	$25.680	$24.183	0
	2016	$24.183	$24.499	0
Invesco V.I. American Franchise Fund - Series II
	2007	$13.229	$15.184	46,533
	2008	$15.184	$7.603	41,011
	2009	$7.603	$12.394	33,167
	2010	$12.394	$14.584	24,429
	2011	$14.584	$13.435	17,815
	2012	$13.435	$14.992	10,675
	2013	$14.992	$20.625	8,938
	2014	$20.625	$21.955	5,535
	2015	$21.955	$22.633	6,150
	2016	$22.633	$22.723	4,712
Invesco V.I. American Value Fund - Series I
	2007	$14.844	$15.753	14,683
	2008	$15.753	$9.101	13,906
	2009	$9.101	$12.468	12,012
	2010	$12.468	$14.999	6,277
	2011	$14.999	$14.897	2,052
	2012	$14.897	$17.197	2,714
	2013	$17.197	$22.723	1,559
	2014	$22.723	$24.542	1,242
	2015	$24.542	$21.948	829
	2016	$21.948	$24.946	771
Invesco V.I. American Value Fund - Series II
	2007	$14.805	$15.697	53,940
	2008	$15.697	$9.049	55,316
	2009	$9.049	$12.392	47,020
	2010	$12.392	$14.900	38,572
	2011	$14.900	$14.785	36,190
	2012	$14.785	$17.033	29,136
	2013	$17.033	$22.451	23,501
	2014	$22.451	$24.188	17,127
	2015	$24.188	$21.575	11,574
	2016	$21.575	$24.464	9,673

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Comstock Fund - Series II
	2007	$13.273	$12.757	166,026
	2008	$12.757	$8.059	133,110
	2009	$8.059	$10.184	123,616
	2010	$10.184	$11.596	99,310
	2011	$11.596	$11.171	80,657
	2012	$11.171	$13.073	51,767
	2013	$13.073	$17.452	34,514
	2014	$17.452	$18.738	29,530
	2015	$18.738	$17.298	19,591
	2016	$17.298	$19.915	12,938
Invesco V.I. Equity and Income Fund - Series II
	2007	$12.840	$13.060	160,968
	2008	$13.060	$9.937	149,835
	2009	$9.937	$11.978	125,212
	2010	$11.978	$13.206	104,510
	2011	$13.206	$12.827	91,610
	2012	$12.827	$14.187	72,177
	2013	$14.187	$17.436	63,122
	2014	$17.436	$18.663	55,130
	2015	$18.663	$17.891	35,698
	2016	$17.891	$20.220	30,681
Invesco V.I. Growth and Income Fund - Series II
	2007	$18.530	$18.694	125,665
	2008	$18.694	$12.471	111,525
	2009	$12.471	$15.231	92,694
	2010	$15.231	$16.817	72,582
	2011	$16.817	$16.176	63,083
	2012	$16.176	$18.202	53,803
	2013	$18.202	$23.961	42,372
	2014	$23.961	$25.930	28,083
	2015	$25.930	$24.672	26,131
	2016	$24.672	$28.999	19,790
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.567	$14.543	7,549
	2008	$14.543	$7.609	6,352
	2009	$7.609	$11.709	5,887
	2010	$11.709	$14.665	5,666
	2011	$14.665	$13.082	4,466
	2012	$13.082	$14.370	3,166
	2013	$14.370	$19.318	3,141
	2014	$19.318	$20.473	26
	2015	$20.473	$20.357	24
	2016	$20.357	$20.149	25
Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio
	2007	$11.116	$11.615	173,757
	2008	$11.615	$9.426	146,403
	2009	$9.426	$12.459	128,757
	2010	$12.459	$13.771	104,848
	2011	$13.771	$14.147	71,472
	2012	$14.147	$15.666	56,930
	2013	$15.666	$16.677	47,281
	2014	$16.677	$17.125	34,669
	2015	$17.125	$16.595	27,513
	2016	$16.595	$18.313	21,050

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Fundamental Equity Portfolio
	2007	$12.958	$13.608	39,496
	2008	$13.608	$9.552	35,683
	2009	$9.552	$11.842	30,990
	2010	$11.842	$13.871	23,559
	2011	$13.871	$13.038	21,416
	2012	$13.038	$14.188	20,874
	2013	$14.188	$18.955	19,727
	2014	$18.955	$19.986	9,421
	2015	$19.986	$18.991	8,830
	2016	$18.991	$21.633	7,432
Lord Abbett Series Fund, Inc. - Growth and Income Portfolio
	2007	$12.778	$13.006	122,166
	2008	$13.006	$8.137	105,589
	2009	$8.137	$9.521	96,028
	2010	$9.521	$11.001	85,295
	2011	$11.001	$10.169	58,576
	2012	$10.169	$11.216	48,495
	2013	$11.216	$15.000	35,458
	2014	$15.000	$15.891	25,699
	2015	$15.891	$15.191	23,025
	2016	$15.191	$17.509	21,696
Lord Abbett Series Fund, Inc. - Growth Opportunities Portfolio
	2007	$12.184	$14.541	42,332
	2008	$14.541	$8.837	39,901
	2009	$8.837	$12.658	28,179
	2010	$12.658	$15.312	21,998
	2011	$15.312	$13.555	21,588
	2012	$13.555	$15.220	16,623
	2013	$15.220	$20.531	13,598
	2014	$20.531	$21.431	12,617
	2015	$21.431	$21.665	10,656
	2016	$21.665	$21.584	7,446
Lord Abbett Series Fund, Inc. - Mid-Cap Stock Portfolio
	2007	$13.090	$12.955	133,809
	2008	$12.955	$7.732	127,162
	2009	$7.732	$9.634	110,093
	2010	$9.634	$11.892	92,273
	2011	$11.892	$11.233	51,683
	2012	$11.233	$12.662	43,296
	2013	$12.662	$16.239	36,258
	2014	$16.239	$17.823	26,357
	2015	$17.823	$16.875	23,623
	2016	$16.875	$19.331	21,089

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Capital Appreciation Fund/VA - Service Shares
	2007	$14.111	$15.810	121,790
	2008	$15.810	$8.454	106,556
	2009	$8.454	$11.993	82,580
	2010	$11.993	$12.881	68,853
	2011	$12.881	$12.503	48,137
	2012	$12.503	$14.002	33,575
	2013	$14.002	$17.835	28,106
	2014	$17.835	$20.206	21,753
	2015	$20.206	$20.535	17,035
	2016	$20.535	$19.718	14,328
Oppenheimer Conservative Balanced Fund/VA - Service Shares
	2007	$15.789	$16.078	45,964
	2008	$16.078	$8.921	44,678
	2009	$8.921	$10.676	41,279
	2010	$10.676	$11.838	34,820
	2011	$11.838	$11.695	23,779
	2012	$11.695	$12.901	17,920
	2013	$12.901	$14.326	17,594
	2014	$14.326	$15.228	10,931
	2015	$15.228	$15.071	9,758
	2016	$15.071	$15.568	8,971
Oppenheimer Core Bond Fund/VA - Service Shares
	2007	$10.515	$10.770	250,642
	2008	$10.770	$6.457	255,607
	2009	$6.457	$6.929	257,461
	2010	$6.929	$7.589	213,012
	2011	$7.589	$8.060	164,661
	2012	$8.060	$8.739	148,445
	2013	$8.739	$8.567	126,006
	2014	$8.567	$9.015	108,351
	2015	$9.015	$8.934	72,550
	2016	$8.934	$9.061	58,532
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$16.263	$16.969	36,754
	2008	$16.969	$8.481	36,514
	2009	$8.481	$11.038	33,983
	2010	$11.038	$13.814	19,366
	2011	$13.814	$13.708	11,821
	2012	$13.708	$15.670	7,171
	2013	$15.670	$20.915	5,694
	2014	$20.915	$21.720	4,684
	2015	$21.720	$22.731	4,266
	2016	$22.731	$22.836	3,601

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Global Fund/VA - Service Shares
	2007	$21.645	$22.595	24,156
	2008	$22.595	$13.267	18,696
	2009	$13.267	$18.195	15,856
	2010	$18.195	$20.717	12,923
	2011	$20.717	$18.650	8,843
	2012	$18.650	$22.198	8,304
	2013	$22.198	$27.741	7,499
	2014	$27.741	$27.861	6,507
	2015	$27.861	$28.425	6,085
	2016	$28.425	$27.931	5,359
Oppenheimer Global Strategic Income Fund/VA - Service Shares
	2007	$13.820	$14.898	297,150
	2008	$14.898	$12.537	258,453
	2009	$12.537	$14.609	243,833
	2010	$14.609	$16.501	174,038
	2011	$16.501	$16.344	135,197
	2012	$16.344	$18.199	114,916
	2013	$18.199	$17.844	104,407
	2014	$17.844	$17.998	86,175
	2015	$17.998	$17.270	73,149
	2016	$17.270	$18.061	60,705
Oppenheimer High Income Fund/VA - Service Shares
	2007	$15.000	$14.691	66,322
	2008	$14.691	$3.098	87,042
	2009	$3.098	$3.840	70,920
	2010	$3.840	$4.324	59,676
	2011	$4.324	$4.147	47,869
	2012	$4.147	$4.608	0
Oppenheimer Main Street Fund®/VA - Service Shares
	2007	$15.989	$16.387	197,820
	2008	$16.387	$9.897	190,381
	2009	$9.897	$12.466	166,920
	2010	$12.466	$14.210	137,070
	2011	$14.210	$13.940	103,909
	2012	$13.940	$15.997	84,145
	2013	$15.997	$20.692	69,267
	2014	$20.692	$22.480	58,915
	2015	$22.480	$22.810	42,294
	2016	$22.810	$24.985	28,735
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$21.007	$20.384	54,188
	2008	$20.384	$12.436	48,848
	2009	$12.436	$16.752	41,773
	2010	$16.752	$20.286	30,478
	2011	$20.286	$19.489	25,911
	2012	$19.489	$22.567	22,649
	2013	$22.567	$31.230	12,489
	2014	$31.230	$34.316	10,953
	2015	$34.316	$31.712	9,526
	2016	$31.712	$36.725	7,963

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$12.783	79,948
	2010	$12.783	$14.165	69,708
	2011	$14.165	$14.208	54,645
	2012	$14.208	$16.681	38,847
	2013	$16.681	$21.737	28,911
	2014	$21.737	$24.100	23,026
	2015	$24.100	$22.995	19,338
	2016	$22.995	$25.718	12,722
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$14.542	$14.446	67,765
	2008	$14.446	$8.427	38,767
	2009	$8.427	$10.418	33,425
	2010	$10.418	$11.363	29,228
	2011	$11.363	$11.492	23,376
	2012	$11.492	$12.726	21,306
	2013	$12.726	$14.790	19,447
	2014	$14.790	$16.109	17,265
	2015	$16.109	$15.674	11,835
	2016	$15.674	$16.661	11,173
Putnam VT Global Asset Allocation Fund - Class IB
	2007	$15.649	$15.851	29,202
	2008	$15.851	$10.401	22,083
	2009	$10.401	$13.839	20,871
	2010	$13.839	$15.620	20,539
	2011	$15.620	$15.308	17,521
	2012	$15.308	$17.202	15,255
	2013	$17.202	$20.229	14,036
	2014	$20.229	$21.783	6,161
	2015	$21.783	$21.474	7,469
	2016	$21.474	$22.552	7,506
Putnam VT Global Health Care Fund - Class IB
	2007	$13.462	$13.168	2,107
	2008	$13.168	$10.746	1,552
	2009	$10.746	$13.325	398
	2010	$13.325	$13.436	377
	2011	$13.436	$13.067	2,043
	2012	$13.067	$15.723	2,013
	2013	$15.723	$21.919	1,977
	2014	$21.919	$27.534	254
	2015	$27.534	$29.206	195
	2016	$29.206	$25.480	231
Putnam VT Global Utilities Fund - Class IB
	2007	$22.529	$26.590	2,885
	2008	$26.590	$18.188	2,084
	2009	$18.188	$19.216	2,203
	2010	$19.216	$19.257	2,334
	2011	$19.257	$17.927	1,810
	2012	$17.927	$18.530	1,586
	2013	$18.530	$20.755	1,625
	2014	$20.755	$23.403	1,518
	2015	$23.403	$20.747	1,606
	2016	$20.747	$20.822	1,699

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Government Money Market Fund - Class IB formerly, Putnam VT Money Market Fund - Class IB
	2007	$10.144	$10.459	333,114
	2008	$10.459	$10.557	236,819
	2009	$10.557	$10.411	245,324
	2010	$10.411	$10.249	247,881
	2011	$10.249	$10.088	165,490
	2012	$10.088	$9.928	147,523
	2013	$9.928	$9.771	167,744
	2014	$9.771	$9.617	161,585
	2015	$9.617	$9.465	137,093
	2016	$9.465	$9.316	122,399
Putnam VT Growth and Income Fund - Class IB
	2007	$17.489	$16.170	56,846
	2008	$16.170	$9.755	35,860
	2009	$9.755	$12.461	31,367
	2010	$12.461	$14.027	24,921
	2011	$14.027	$13.163	19,371
	2012	$13.163	$15.433	16,170
	2013	$15.433	$20.606	8,984
	2014	$20.606	$22.455	7,102
	2015	$22.455	$20.434	7,397
	2016	$20.434	$23.130	3,354
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.055	23,652
Putnam VT High Yield Fund - Class IB
	2007	$16.062	$16.246	90,170
	2008	$16.246	$11.820	71,506
	2009	$11.820	$17.470	63,317
	2010	$17.470	$19.606	48,193
	2011	$19.606	$19.634	35,571
	2012	$19.634	$22.414	33,633
	2013	$22.414	$23.790	30,261
	2014	$23.790	$23.777	21,446
	2015	$23.777	$22.147	18,992
	2016	$22.147	$25.184	12,856
Putnam VT Income Fund - Class IB
	2007	$11.149	$11.544	316,107
	2008	$11.544	$8.642	257,346
	2009	$8.642	$12.472	195,766
	2010	$12.472	$13.486	163,032
	2011	$13.486	$13.935	120,780
	2012	$13.935	$15.187	107,819
	2013	$15.187	$15.225	93,031
	2014	$15.225	$15.950	76,763
	2015	$15.950	$15.468	63,134
	2016	$15.468	$15.527	54,143

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT International Equity Fund - Class IB
	2007	$21.291	$22.704	67,587
	2008	$22.704	$12.523	61,723
	2009	$12.523	$15.359	57,600
	2010	$15.359	$16.630	54,173
	2011	$16.630	$13.595	44,970
	2012	$13.595	$16.310	39,040
	2013	$16.310	$20.557	33,565
	2014	$20.557	$18.859	23,679
	2015	$18.859	$18.585	20,939
	2016	$18.585	$17.841	13,060
Putnam VT Investors Fund - Class IB
	2007	$17.334	$16.176	33,309
	2008	$16.176	$9.623	21,458
	2009	$9.623	$12.389	19,349
	2010	$12.389	$13.889	16,051
	2011	$13.889	$13.675	9,056
	2012	$13.675	$15.722	8,321
	2013	$15.722	$20.906	6,120
	2014	$20.906	$23.436	4,725
	2015	$23.436	$22.561	4,349
	2016	$22.561	$24.879	3,221
Putnam VT Multi-Cap Growth Fund - Class IB
	2007	$16.987	$17.675	3,706
	2008	$17.675	$10.654	1,418
	2009	$10.654	$13.855	482
	2010	$13.855	$16.301	4,562
	2011	$16.301	$15.227	2,694
	2012	$15.227	$17.496	2,477
	2013	$17.496	$23.492	1,939
	2014	$23.492	$26.237	1,788
	2015	$26.237	$25.745	1,747
	2016	$25.745	$27.310	1,303
Putnam VT New Value Fund - Class IB
	2007	$19.747	$18.481	99,643
	2008	$18.481	$10.047	92,634
	2009	$10.047	$9.460	0
Putnam VT Research Fund - Class IB
	2007	$15.733	$15.568	3,226
	2008	$15.568	$9.415	2,745
	2009	$9.415	$12.340	1,662
	2010	$12.340	$14.132	1,628
	2011	$14.132	$13.665	378
	2012	$13.665	$15.857	98
	2013	$15.857	$20.811	85
	2014	$20.811	$23.524	23
	2015	$23.524	$22.792	0
	2016	$22.792	$24.692	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Vista Fund - Class IB
	2007	$18.177	$18.568	7,663
	2008	$18.568	$9.950	6,265
	2009	$9.950	$13.586	5,142
	2010	$13.586	$15.526	0
Putnam VT Voyager Fund - Class IB
	2007	$13.866	$14.398	64,271
	2008	$14.398	$8.922	51,527
	2009	$8.922	$14.390	44,697
	2010	$14.390	$17.106	37,002
	2011	$17.106	$13.830	26,322
	2012	$13.830	$15.546	23,164
	2013	$15.546	$21.988	17,360
	2014	$21.988	$23.742	14,120
	2015	$23.742	$21.936	13,995
	2016	$21.936	$22.026	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$18.131	$18.983	25,013
	2008	$18.983	$15.882	22,345
	2009	$15.882	$20.337	22,960
	2010	$20.337	$21.963	19,235
	2011	$21.963	$23.103	12,529
	2012	$23.103	$26.798	11,721
	2013	$26.798	$24.063	10,319
	2014	$24.063	$24.365	9,091
	2015	$24.365	$23.696	7,124
	2016	$23.696	$25.787	6,728
UIF Global Franchise Portfolio, Class II
	2007	$14.625	$15.798	126,897
	2008	$15.798	$11.048	108,420
	2009	$11.048	$14.086	97,432
	2010	$14.086	$15.809	84,098
	2011	$15.809	$16.967	69,786
	2012	$16.967	$19.299	59,780
	2013	$19.299	$22.727	50,339
	2014	$22.727	$23.374	38,770
	2015	$23.374	$24.429	24,222
	2016	$24.429	$25.345	21,161
UIF Growth Portfolio, Class I
	2007	$12.558	$15.064	4,795
	2008	$15.064	$7.532	3,861
	2009	$7.532	$12.272	3,428
	2010	$12.272	$14.838	2,323
	2011	$14.838	$14.194	2,202
	2012	$14.194	$15.976	2,099
	2013	$15.976	$23.280	1,882
	2014	$23.280	$24.367	1,870
	2015	$24.367	$26.915	1,747
	2016	$26.915	$26.055	1,789

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Growth Portfolio, Class II
	2007	$12.468	$14.926	8,181
	2008	$14.926	$7.440	8,649
	2009	$7.440	$12.092	5,348
	2010	$12.092	$14.590	5,199
	2011	$14.590	$13.922	2,023
	2012	$13.922	$15.625	1,938
	2013	$15.625	$22.716	1,604
	2014	$22.716	$23.716	1,592
	2015	$23.716	$26.132	1,352
	2016	$26.132	$25.223	592
UIF Mid Cap Growth Portfolio, Class II
	2007	$9.833	$11.864	55,991
	2008	$11.864	$6.209	61,786
	2009	$6.209	$9.616	51,479
	2010	$9.616	$12.517	33,210
	2011	$12.517	$11.434	25,338
	2012	$11.434	$12.207	21,700
	2013	$12.207	$16.516	16,969
	2014	$16.516	$16.553	15,203
	2015	$16.553	$15.314	10,952
	2016	$15.314	$13.738	9,603
UIF Small Company Growth Portfolio, Class II
	2007	$19.456	$19.712	9,527
	2008	$19.712	$11.554	7,698
	2009	$11.554	$16.675	7,106
	2010	$16.675	$20.768	6,847
	2011	$20.768	$18.657	7,126
	2012	$18.657	$21.060	7,167
	2013	$21.060	$35.508	5,286
	2014	$35.508	$30.100	693
	2015	$30.100	$26.720	611
	2016	$26.720	$27.780	630
UIF U.S. Real Estate Portfolio, Class II
	2007	$30.325	$24.686	45,700
	2008	$24.686	$15.048	41,215
	2009	$15.048	$19.028	37,874
	2010	$19.028	$24.254	30,799
	2011	$24.254	$25.221	25,190
	2012	$25.221	$28.696	20,454
	2013	$28.696	$28.735	18,541
	2014	$28.735	$36.599	10,926
	2015	$36.599	$36.710	9,173
	2016	$36.710	$38.493	9,519
Van Kampen LIT Money Market Portfolio - Class II
	2007	$10.226	$10.511	52,997
	2008	$10.511	$10.529	45,546
	2009	$10.529	$10.368	0

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.19%.

ALLSTATE ADVISOR VARIABLE ANNUITY: Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71-79)
Mortality & Expense = 2.3

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$10.207	$11.673	0
	2008	$11.673	$6.523	0
	2009	$6.523	$8.616	0
	2010	$8.616	$9.824	0
	2011	$9.824	$9.313	0
	2012	$9.313	$10.547	0
	2013	$10.547	$13.467	0
	2014	$13.467	$14.663	0
	2015	$14.663	$14.357	0
	2016	$14.357	$15.083	0
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
	2007	$10.397	$10.991	0
	2008	$10.991	$8.020	0
	2009	$8.020	$9.693	0
	2010	$9.693	$10.638	0
	2011	$10.638	$10.329	0
	2012	$10.329	$11.238	0
	2013	$11.238	$12.404	0
	2014	$12.404	$12.605	0
	2015	$12.605	$12.226	0
	2016	$12.226	$12.546	0
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
	2007	$10.427	$11.179	0
	2008	$11.179	$7.325	0
	2009	$7.325	$9.182	0
	2010	$9.182	$10.236	0
	2011	$10.236	$9.858	0
	2012	$9.858	$10.868	0
	2013	$10.868	$12.255	0
	2014	$12.255	$12.498	0
	2015	$12.498	$12.131	0
	2016	$12.131	$12.517	0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
	2007	$10.436	$11.302	0
	2008	$11.302	$6.813	0
	2009	$6.813	$8.715	0
	2010	$8.715	$9.849	0
	2011	$9.849	$9.332	0
	2012	$9.332	$10.481	0
	2013	$10.481	$12.408	0
	2014	$12.408	$12.673	0
	2015	$12.673	$12.292	0
	2016	$12.292	$12.751	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Freedom Income Portfolio - Service Class 2
	2007	$10.289	$10.624	0
	2008	$10.624	$9.251	0
	2009	$9.251	$10.341	0
	2010	$10.341	$10.815	0
	2011	$10.815	$10.693	0
	2012	$10.693	$11.079	0
	2013	$11.079	$11.366	0
	2014	$11.366	$11.475	0
	2015	$11.475	$11.125	0
	2016	$11.125	$11.302	0
Fidelity VIP Growth Opportunities Portfolio - Service Class 2
	2015	$10.000	$17.035	0
	2016	$17.035	$16.622	0
Fidelity VIP Growth Stock Portfolio - Service Class 2
	2007	$9.686	$11.551	0
	2008	$11.551	$6.220	0
	2009	$6.220	$8.760	0
	2010	$8.760	$10.230	0
	2011	$10.230	$10.021	0
	2012	$10.021	$11.547	0
	2013	$11.547	$15.156	0
	2014	$15.156	$16.602	0
	2015	$16.602	$17.567	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$10.757	$11.031	0
	2008	$11.031	$6.759	0
	2009	$6.759	$8.325	0
	2010	$8.325	$9.313	0
	2011	$9.313	$9.244	0
	2012	$9.244	$10.422	0
	2013	$10.422	$13.405	0
	2014	$13.405	$14.809	0
	2015	$14.809	$14.596	0
	2016	$14.596	$15.882	0
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$9.818	$11.040	0
	2008	$11.040	$6.501	0
	2009	$6.501	$8.859	0
	2010	$8.859	$11.107	0
	2011	$11.107	$9.656	0
	2012	$9.656	$10.786	0
	2013	$10.786	$14.290	0
	2014	$14.290	$14.775	0
	2015	$14.775	$14.172	0
	2016	$14.172	$15.468	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Growth and Income VIP Fund - Class 2
	2007	$16.477	$15.469	0
	2008	$15.469	$9.782	0
	2009	$9.782	$12.072	0
	2010	$12.072	$13.735	0
	2011	$13.735	$13.716	0
	2012	$13.716	$15.009	0
	2013	$15.009	$18.968	0
	2014	$18.968	$20.186	0
	2015	$20.186	$19.504	0
	2016	$19.504	$21.231	0
FTVIP Franklin Income VIP Fund - Class 2
	2007	$12.763	$12.911	0
	2008	$12.911	$8.856	0
	2009	$8.856	$11.709	0
	2010	$11.709	$12.865	0
	2011	$12.865	$12.844	0
	2012	$12.844	$14.108	0
	2013	$14.108	$15.675	0
	2014	$15.675	$15.990	0
	2015	$15.990	$14.492	0
	2016	$14.492	$16.114	0
FTVIP Franklin Large Cap Growth VIP Fund - Class 2
	2007	$11.192	$11.592	40
	2008	$11.592	$7.400	40
	2009	$7.400	$9.361	39
	2010	$9.361	$10.186	1,243
	2011	$10.186	$9.783	1,174
	2012	$9.783	$10.719	1,164
	2013	$10.719	$13.445	1,050
	2014	$13.445	$14.744	934
	2015	$14.744	$15.186	818
	2016	$15.186	$14.543	0
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$10.951	$11.942	0
	2008	$11.942	$8.331	0
	2009	$8.331	$10.018	0
	2010	$10.018	$10.936	0
	2011	$10.936	$10.349	0
	2012	$10.349	$11.439	0
	2013	$11.439	$14.234	0
	2014	$14.234	$14.672	0
	2015	$14.672	$13.785	0
	2016	$13.785	$15.079	0
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$17.211	$17.364	548
	2008	$17.364	$10.648	545
	2009	$10.648	$13.088	540
	2010	$13.088	$14.191	0
	2011	$14.191	$13.694	0
	2012	$13.694	$15.254	0
	2013	$15.254	$19.078	0
	2014	$19.078	$19.928	0
	2015	$19.928	$18.472	0
	2016	$18.472	$20.906	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Small Cap Value VIP Fund - Class 2
	2007	$21.102	$20.084	0
	2008	$20.084	$13.117	0
	2009	$13.117	$16.520	0
	2010	$16.520	$20.655	0
	2011	$20.655	$19.385	0
	2012	$19.385	$22.376	0
	2013	$22.376	$29.727	0
	2014	$29.727	$29.152	0
	2015	$29.152	$26.326	0
	2016	$26.326	$33.422	0
FTVIP Franklin Small-Mid Cap Growth VIP Fund - Class 2
	2007	$18.164	$19.700	0
	2008	$19.700	$11.045	0
	2009	$11.045	$15.464	0
	2010	$15.464	$19.244	0
	2011	$19.244	$17.860	0
	2012	$17.860	$19.303	0
	2013	$19.303	$26.005	0
	2014	$26.005	$27.252	0
	2015	$27.252	$25.867	0
	2016	$25.867	$26.277	0
FTVIP Franklin U.S. Government Securities VIP Fund - Class 2
	2007	$10.322	$10.728	0
	2008	$10.728	$11.255	0
	2009	$11.255	$11.315	0
	2010	$11.315	$11.616	0
	2011	$11.616	$11.971	0
	2012	$11.971	$11.892	0
	2013	$11.892	$11.337	0
	2014	$11.337	$11.428	0
	2015	$11.428	$11.197	0
	2016	$11.197	$10.991	0
FTVIP Templeton Developing Markets VIP Fund - Class 2
	2007	$31.613	$39.694	0
	2008	$39.694	$18.304	0
	2009	$18.304	$30.806	0
	2010	$30.806	$35.323	0
	2011	$35.323	$28.983	0
	2012	$28.983	$31.979	0
	2013	$31.979	$30.895	0
	2014	$30.895	$27.597	0
	2015	$27.597	$21.634	0
	2016	$21.634	$24.777	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$19.847	$22.342	279
	2008	$22.342	$12.988	277
	2009	$12.988	$17.356	275
	2010	$17.356	$18.347	668
	2011	$18.347	$15.988	631
	2012	$15.988	$18.432	626
	2013	$18.432	$22.102	565
	2014	$22.102	$19.152	502
	2015	$19.152	$17.462	440
	2016	$17.462	$18.251	0
FTVIP Templeton Global Bond VIP Fund - Class 2
	2007	$14.875	$16.099	0
	2008	$16.099	$16.672	0
	2009	$16.672	$19.294	0
	2010	$19.294	$21.533	0
	2011	$21.533	$20.815	0
	2012	$20.815	$23.353	0
	2013	$23.353	$23.143	0
	2014	$23.143	$22.980	0
	2015	$22.980	$21.443	0
	2016	$21.443	$21.525	0
Invesco V.I. American Franchise Fund - Series II
	2007	$12.742	$14.490	0
	2008	$14.490	$7.189	0
	2009	$7.189	$11.612	0
	2010	$11.612	$13.539	0
	2011	$13.539	$12.359	0
	2012	$12.359	$13.665	0
	2013	$13.665	$18.627	0
	2014	$18.627	$19.647	0
	2015	$19.647	$20.068	0
	2016	$20.068	$19.964	0
Invesco V.I. American Value Fund - Series I
	2007	$14.486	$15.231	309
	2008	$15.231	$8.719	307
	2009	$8.719	$11.835	304
	2010	$11.835	$14.108	0
	2011	$14.108	$13.884	0
	2012	$13.884	$15.881	0
	2013	$15.881	$20.792	0
	2014	$20.792	$22.251	0
	2015	$22.251	$19.716	0
	2016	$19.716	$22.206	0
Invesco V.I. American Value Fund - Series II
	2007	$14.447	$15.176	0
	2008	$15.176	$8.668	0
	2009	$8.668	$11.763	0
	2010	$11.763	$14.014	0
	2011	$14.014	$13.779	0
	2012	$13.779	$15.729	0
	2013	$15.729	$20.542	0
	2014	$20.542	$21.929	0
	2015	$21.929	$19.382	0
	2016	$19.382	$21.777	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Comstock Fund - Series II
	2007	$12.952	$12.334	0
	2008	$12.334	$7.721	0
	2009	$7.721	$9.667	0
	2010	$9.667	$10.906	0
	2011	$10.906	$10.411	0
	2012	$10.411	$12.072	0
	2013	$12.072	$15.969	0
	2014	$15.969	$16.988	0
	2015	$16.988	$15.539	0
	2016	$15.539	$17.727	0
Invesco V.I. Equity and Income Fund - Series II
	2007	$12.530	$12.627	0
	2008	$12.627	$9.520	0
	2009	$9.520	$11.370	0
	2010	$11.370	$12.421	0
	2011	$12.421	$11.955	0
	2012	$11.955	$13.101	0
	2013	$13.101	$15.954	0
	2014	$15.954	$16.920	0
	2015	$16.920	$16.072	0
	2016	$16.072	$17.999	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$17.848	$17.840	621
	2008	$17.840	$11.792	617
	2009	$11.792	$14.270	611
	2010	$14.270	$15.612	1,101
	2011	$15.612	$14.880	1,040
	2012	$14.880	$16.590	1,032
	2013	$16.590	$21.640	930
	2014	$21.640	$23.204	827
	2015	$23.204	$21.876	725
	2016	$21.876	$25.478	0
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.263	$14.061	0
	2008	$14.061	$7.289	0
	2009	$7.289	$11.114	0
	2010	$11.114	$13.794	0
	2011	$13.794	$12.192	0
	2012	$12.192	$13.270	0
	2013	$13.270	$17.676	0
	2014	$17.676	$18.561	0
	2015	$18.561	$18.287	0
	2016	$18.287	$17.935	0
Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio
	2007	$10.890	$11.274	0
	2008	$11.274	$9.065	0
	2009	$9.065	$11.873	0
	2010	$11.873	$13.003	0
	2011	$13.003	$13.236	0
	2012	$13.236	$14.523	0
	2013	$14.523	$15.319	0
	2014	$15.319	$15.586	0
	2015	$15.586	$14.966	0
	2016	$14.966	$16.365	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Fundamental Equity Portfolio
	2007	$12.694	$13.208	0
	2008	$13.208	$9.186	0
	2009	$9.186	$11.284	0
	2010	$11.284	$13.097	0
	2011	$13.097	$12.198	0
	2012	$12.198	$13.152	0
	2013	$13.152	$17.411	0
	2014	$17.411	$18.190	0
	2015	$18.190	$17.126	0
	2016	$17.126	$19.331	0
Lord Abbett Series Fund, Inc. - Growth and Income Portfolio
	2007	$12.518	$12.624	0
	2008	$12.624	$7.826	0
	2009	$7.826	$9.073	0
	2010	$9.073	$10.388	0
	2011	$10.388	$9.513	0
	2012	$9.513	$10.397	0
	2013	$10.397	$13.778	0
	2014	$13.778	$14.463	0
	2015	$14.463	$13.699	0
	2016	$13.699	$15.645	0
Lord Abbett Series Fund, Inc. - Growth Opportunities Portfolio
	2007	$11.936	$14.114	0
	2008	$14.114	$8.499	0
	2009	$8.499	$12.062	0
	2010	$12.062	$14.458	0
	2011	$14.458	$12.682	0
	2012	$12.682	$14.109	0
	2013	$14.109	$18.859	0
	2014	$18.859	$19.505	0
	2015	$19.505	$19.538	0
	2016	$19.538	$19.287	0
Lord Abbett Series Fund, Inc. - Mid-Cap Stock Portfolio
	2007	$12.823	$12.574	0
	2008	$12.574	$7.435	0
	2009	$7.435	$9.180	0
	2010	$9.180	$11.228	0
	2011	$11.228	$10.510	0
	2012	$10.510	$11.738	0
	2013	$11.738	$14.916	0
	2014	$14.916	$16.221	0
	2015	$16.221	$15.218	0
	2016	$15.218	$17.273	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Capital Appreciation Fund/VA - Service Shares
	2007	$13.644	$15.146	0
	2008	$15.146	$8.025	0
	2009	$8.025	$11.280	0
	2010	$11.280	$12.005	0
	2011	$12.005	$11.546	0
	2012	$11.546	$12.812	0
	2013	$12.812	$16.170	0
	2014	$16.170	$18.152	0
	2015	$18.152	$18.279	0
	2016	$18.279	$17.392	0
Oppenheimer Conservative Balanced Fund/VA - Service Shares
	2007	$15.207	$15.343	0
	2008	$15.343	$8.435	0
	2009	$8.435	$10.002	0
	2010	$10.002	$10.990	0
	2011	$10.990	$10.758	0
	2012	$10.758	$11.759	0
	2013	$11.759	$12.938	0
	2014	$12.938	$13.627	0
	2015	$13.627	$13.363	0
	2016	$13.363	$13.678	0
Oppenheimer Core Bond Fund/VA - Service Shares
	2007	$10.300	$10.453	0
	2008	$10.453	$6.210	0
	2009	$6.210	$6.603	0
	2010	$6.603	$7.165	0
	2011	$7.165	$7.541	0
	2012	$7.541	$8.101	0
	2013	$8.101	$7.869	0
	2014	$7.869	$8.205	0
	2015	$8.205	$8.057	0
	2016	$8.057	$8.097	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$15.664	$16.193	0
	2008	$16.193	$8.019	0
	2009	$8.019	$10.342	0
	2010	$10.342	$12.824	0
	2011	$12.824	$12.610	0
	2012	$12.610	$14.283	0
	2013	$14.283	$18.889	0
	2014	$18.889	$19.436	0
	2015	$19.436	$20.155	0
	2016	$20.155	$20.063	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Global Fund/VA - Service Shares
	2007	$20.848	$21.563	0
	2008	$21.563	$12.545	0
	2009	$12.545	$17.047	0
	2010	$17.047	$19.233	0
	2011	$19.233	$17.156	0
	2012	$17.156	$20.232	0
	2013	$20.232	$25.054	0
	2014	$25.054	$24.932	0
	2015	$24.932	$25.204	0
	2016	$25.204	$24.540	0
Oppenheimer Global Strategic Income Fund/VA - Service Shares
	2007	$13.310	$14.217	0
	2008	$14.217	$11.855	0
	2009	$11.855	$13.688	0
	2010	$13.688	$15.319	0
	2011	$15.319	$15.035	0
	2012	$15.035	$16.588	0
	2013	$16.588	$16.115	0
	2014	$16.115	$16.106	0
	2015	$16.106	$15.313	0
	2016	$15.313	$15.868	0
Oppenheimer High Income Fund/VA - Service Shares
	2007	$14.448	$14.020	0
	2008	$14.020	$2.929	0
	2009	$2.929	$3.597	0
	2010	$3.597	$4.014	0
	2011	$4.014	$3.814	0
	2012	$3.814	$4.207	0
Oppenheimer Main Street Fund®/VA - Service Shares
	2007	$15.400	$15.638	29
	2008	$15.638	$9.358	29
	2009	$9.358	$11.680	29
	2010	$11.680	$13.192	0
	2011	$13.192	$12.823	0
	2012	$12.823	$14.580	0
	2013	$14.580	$18.687	0
	2014	$18.687	$20.117	0
	2015	$20.117	$20.226	0
	2016	$20.226	$21.952	0
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$20.234	$19.452	210
	2008	$19.452	$11.759	209
	2009	$11.759	$15.695	207
	2010	$15.695	$18.833	0
	2011	$18.833	$17.927	0
	2012	$17.927	$20.569	0
	2013	$20.569	$28.205	0
	2014	$28.205	$30.708	0
	2015	$30.708	$28.118	0
	2016	$28.118	$32.266	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$11.976	0
	2010	$11.976	$13.150	0
	2011	$13.150	$13.070	0
	2012	$13.070	$15.204	0
	2013	$15.204	$19.631	0
	2014	$19.631	$21.566	0
	2015	$21.566	$20.389	0
	2016	$20.389	$22.596	0
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$14.006	$13.786	0
	2008	$13.786	$7.968	0
	2009	$7.968	$9.761	0
	2010	$9.761	$10.548	0
	2011	$10.548	$10.571	0
	2012	$10.571	$11.599	0
	2013	$11.599	$13.357	0
	2014	$13.357	$14.416	0
	2015	$14.416	$13.898	0
	2016	$13.898	$14.638	0
Putnam VT Global Asset Allocation Fund - Class IB
	2007	$15.072	$15.127	0
	2008	$15.127	$9.835	0
	2009	$9.835	$12.966	0
	2010	$12.966	$14.501	0
	2011	$14.501	$14.081	0
	2012	$14.081	$15.679	0
	2013	$15.679	$18.269	0
	2014	$18.269	$19.493	0
	2015	$19.493	$19.041	0
	2016	$19.041	$19.814	0
Putnam VT Global Health Care Fund - Class IB
	2007	$12.966	$12.566	0
	2008	$12.566	$10.161	0
	2009	$10.161	$12.484	0
	2010	$12.484	$12.474	0
	2011	$12.474	$12.020	0
	2012	$12.020	$14.330	0
	2013	$14.330	$19.796	0
	2014	$19.796	$24.639	0
	2015	$24.639	$25.897	0
	2016	$25.897	$22.387	0
Putnam VT Global Utilities Fund - Class IB
	2007	$21.699	$25.376	0
	2008	$25.376	$17.199	0
	2009	$17.199	$18.004	0
	2010	$18.004	$17.878	0
	2011	$17.878	$16.491	0
	2012	$16.491	$16.890	0
	2013	$16.890	$18.745	0
	2014	$18.745	$20.943	0
	2015	$20.943	$18.396	0
	2016	$18.396	$18.294	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Government Money Market Fund - Class IB formerly, Putnam VT Money Market Fund - Class IB
	2007	$9.770	$9.981	0
	2008	$9.981	$9.982	0
	2009	$9.982	$9.754	0
	2010	$9.754	$9.515	0
	2011	$9.515	$9.279	0
	2012	$9.279	$9.049	0
	2013	$9.049	$8.824	0
	2014	$8.824	$8.605	0
	2015	$8.605	$8.392	0
	2016	$8.392	$8.184	0
Putnam VT Growth and Income Fund - Class IB
	2007	$16.845	$15.431	0
	2008	$15.431	$9.224	0
	2009	$9.224	$11.675	0
	2010	$11.675	$13.022	0
	2011	$13.022	$12.109	0
	2012	$12.109	$14.066	0
	2013	$14.066	$18.609	0
	2014	$18.609	$20.094	0
	2015	$20.094	$18.118	0
	2016	$18.118	$20.322	0
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.044	0
Putnam VT High Yield Fund - Class IB
	2007	$15.470	$15.504	0
	2008	$15.504	$11.177	0
	2009	$11.177	$16.368	0
	2010	$16.368	$18.202	0
	2011	$18.202	$18.061	0
	2012	$18.061	$20.430	0
	2013	$20.430	$21.486	0
	2014	$21.486	$21.278	0
	2015	$21.278	$19.637	0
	2016	$19.637	$22.127	0
Putnam VT Income Fund - Class IB
	2007	$10.738	$11.016	0
	2008	$11.016	$8.171	0
	2009	$8.171	$11.686	0
	2010	$11.686	$12.520	0
	2011	$12.520	$12.819	0
	2012	$12.819	$13.842	0
	2013	$13.842	$13.750	0
	2014	$13.750	$14.273	0
	2015	$14.273	$13.715	0
	2016	$13.715	$13.642	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT International Equity Fund - Class IB
	2007	$20.507	$21.667	0
	2008	$21.667	$11.841	0
	2009	$11.841	$14.390	0
	2010	$14.390	$15.439	0
	2011	$15.439	$12.505	0
	2012	$12.505	$14.866	0
	2013	$14.866	$18.565	0
	2014	$18.565	$16.876	0
	2015	$16.876	$16.478	0
	2016	$16.478	$15.675	0
Putnam VT Investors Fund - Class IB
	2007	$16.696	$15.437	0
	2008	$15.437	$9.099	0
	2009	$9.099	$11.607	0
	2010	$11.607	$12.894	0
	2011	$12.894	$12.579	0
	2012	$12.579	$14.329	0
	2013	$14.329	$18.881	0
	2014	$18.881	$20.972	0
	2015	$20.972	$20.005	0
	2016	$20.005	$21.859	0
Putnam VT Multi-Cap Growth Fund - Class IB
	2007	$16.362	$16.868	0
	2008	$16.868	$10.074	0
	2009	$10.074	$12.980	0
	2010	$12.980	$15.133	0
	2011	$15.133	$14.007	0
	2012	$14.007	$15.946	0
	2013	$15.946	$21.216	0
	2014	$21.216	$23.478	0
	2015	$23.478	$22.827	0
	2016	$22.827	$23.994	0
Putnam VT New Value Fund - Class IB
	2007	$19.020	$17.637	0
	2008	$17.637	$9.500	0
	2009	$9.500	$8.935	0
Putnam VT Research Fund - Class IB
	2007	$15.153	$14.856	0
	2008	$14.856	$8.902	0
	2009	$8.902	$11.561	0
	2010	$11.561	$13.120	0
	2011	$13.120	$12.570	0
	2012	$12.570	$14.453	0
	2013	$14.453	$18.795	0
	2014	$18.795	$21.050	0
	2015	$21.050	$20.209	0
	2016	$20.209	$21.694	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Vista Fund - Class IB
	2007	$17.507	$17.719	0
	2008	$17.719	$9.408	0
	2009	$9.408	$12.729	0
	2010	$12.729	$14.449	0
Putnam VT Voyager Fund - Class IB
	2007	$13.355	$13.740	0
	2008	$13.740	$8.436	0
	2009	$8.436	$13.482	0
	2010	$13.482	$15.881	0
	2011	$15.881	$12.722	0
	2012	$12.722	$14.169	0
	2013	$14.169	$19.858	0
	2014	$19.858	$21.246	0
	2015	$21.246	$19.450	0
	2016	$19.450	$19.372	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$17.464	$18.115	0
	2008	$18.115	$15.018	0
	2009	$15.018	$19.054	0
	2010	$19.054	$20.390	0
	2011	$20.390	$21.252	0
	2012	$21.252	$24.426	0
	2013	$24.426	$21.732	0
	2014	$21.732	$21.804	0
	2015	$21.804	$21.011	0
	2016	$21.011	$22.657	0
UIF Global Franchise Portfolio, Class II
	2007	$14.228	$15.228	0
	2008	$15.228	$10.551	0
	2009	$10.551	$13.331	0
	2010	$13.331	$14.825	0
	2011	$14.825	$15.765	0
	2012	$15.765	$17.768	0
	2013	$17.768	$20.732	0
	2014	$20.732	$21.128	0
	2015	$21.128	$21.879	0
	2016	$21.879	$22.493	0
UIF Growth Portfolio, Class I
	2007	$12.254	$14.565	851
	2008	$14.565	$7.216	845
	2009	$7.216	$11.649	838
	2010	$11.649	$13.956	0
	2011	$13.956	$13.229	0
	2012	$13.229	$14.753	0
	2013	$14.753	$21.301	0
	2014	$21.301	$22.092	0
	2015	$22.092	$24.179	0
	2016	$24.179	$23.193	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Growth Portfolio, Class II
	2007	$12.166	$14.432	0
	2008	$14.432	$7.127	0
	2009	$7.127	$11.478	0
	2010	$11.478	$13.723	0
	2011	$13.723	$12.975	0
	2012	$12.975	$14.429	0
	2013	$14.429	$20.785	0
	2014	$20.785	$21.501	0
	2015	$21.501	$23.475	0
	2016	$23.475	$22.452	0
UIF Mid Cap Growth Portfolio, Class II
	2007	$9.772	$11.682	0
	2008	$11.682	$6.058	0
	2009	$6.058	$9.296	0
	2010	$9.296	$11.990	0
	2011	$11.990	$10.853	0
	2012	$10.853	$11.481	0
	2013	$11.481	$15.391	0
	2014	$15.391	$15.284	0
	2015	$15.284	$14.011	0
	2016	$14.011	$12.455	0
UIF Small Company Growth Portfolio, Class II
	2007	$18.813	$18.885	210
	2008	$18.885	$10.968	208
	2009	$10.968	$15.684	207
	2010	$15.684	$19.355	0
	2011	$19.355	$17.229	0
	2012	$17.229	$19.270	0
	2013	$19.270	$32.194	0
	2014	$32.194	$27.040	0
	2015	$27.040	$23.784	0
	2016	$23.784	$24.502	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$29.208	$23.558	0
	2008	$23.558	$14.228	0
	2009	$14.228	$17.827	0
	2010	$17.827	$22.516	0
	2011	$22.516	$23.200	0
	2012	$23.200	$26.155	0
	2013	$26.155	$25.950	0
	2014	$25.950	$32.751	0
	2015	$32.751	$32.550	0
	2016	$32.550	$33.820	0
Van Kampen LIT Money Market Portfolio - Class II
	2007	$9.948	$10.132	0
	2008	$10.132	$10.056	0
	2009	$10.056	$9.815	0

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.30% and an administrative expense charge of 0.19%.

ALLSTATE ADVISOR VARIABLE ANNUITY: Allstate Advisor Preferred Contracts with 3 Year Withdrawal Charge Option - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Basic Contract
Mortality & Expense = 1.5

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$10.263	$11.834	723,702
	2008	$11.834	$6.667	709,286
	2009	$6.667	$8.879	601,778
	2010	$8.879	$10.207	457,330
	2011	$10.207	$9.755	278,431
	2012	$9.755	$11.138	209,648
	2013	$11.138	$14.339	182,434
	2014	$14.339	$15.740	171,160
	2015	$15.740	$15.538	142,096
	2016	$15.538	$16.457	130,624
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
	2007	$10.454	$11.142	148,898
	2008	$11.142	$8.197	65,773
	2009	$8.197	$9.989	55,401
	2010	$9.989	$11.052	39,273
	2011	$11.052	$10.819	60,877
	2012	$10.819	$11.868	54,470
	2013	$11.868	$13.207	31,225
	2014	$13.207	$13.531	6,220
	2015	$13.531	$13.232	1,008
	2016	$13.232	$13.689	809
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
	2007	$10.484	$11.333	99,598
	2008	$11.333	$7.487	65,030
	2009	$7.487	$9.462	27,133
	2010	$9.462	$10.635	24,098
	2011	$10.635	$10.326	49,240
	2012	$10.326	$11.478	35,812
	2013	$11.478	$13.048	31,923
	2014	$13.048	$13.417	30,405
	2015	$13.417	$13.129	21,337
	2016	$13.129	$13.657	15,101
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
	2007	$10.493	$11.458	40,167
	2008	$11.458	$6.964	88,559
	2009	$6.964	$8.981	82,513
	2010	$8.981	$10.232	81,870
	2011	$10.232	$9.775	12,194
	2012	$9.775	$11.069	13,301
	2013	$11.069	$13.211	5,401
	2014	$13.211	$13.604	3,310
	2015	$13.604	$13.303	1,766
	2016	$13.303	$13.913	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Freedom Income Portfolio - Service Class 2
	2007	$10.345	$10.771	10,156
	2008	$10.771	$9.455	4,355
	2009	$9.455	$10.656	3,997
	2010	$10.656	$11.236	2,189
	2011	$11.236	$11.200	213
	2012	$11.200	$11.700	201
	2013	$11.700	$12.101	223
	2014	$12.101	$12.318	243
	2015	$12.318	$12.040	242
	2016	$12.040	$12.331	726
Fidelity VIP Growth Opportunities Portfolio - Service Class 2
	2015	$10.000	$18.436	1,754
	2016	$18.436	$18.137	979
Fidelity VIP Growth Stock Portfolio - Service Class 2
	2007	$9.739	$11.710	10,829
	2008	$11.710	$6.358	16,378
	2009	$6.358	$9.027	9,794
	2010	$9.027	$10.629	10,512
	2011	$10.629	$10.497	3,415
	2012	$10.497	$12.194	1,233
	2013	$12.194	$16.138	6,432
	2014	$16.138	$17.822	2,055
	2015	$17.822	$18.906	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$10.816	$11.184	47,278
	2008	$11.184	$6.909	85,968
	2009	$6.909	$8.579	72,421
	2010	$8.579	$9.676	41,785
	2011	$9.676	$9.682	28,227
	2012	$9.682	$11.006	23,708
	2013	$11.006	$14.273	18,408
	2014	$14.273	$15.897	27,945
	2015	$15.897	$15.797	23,827
	2016	$15.797	$17.330	246,092
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$9.872	$11.192	192,846
	2008	$11.192	$6.645	203,011
	2009	$6.645	$9.130	175,340
	2010	$9.130	$11.540	141,472
	2011	$11.540	$10.114	106,342
	2012	$10.114	$11.391	81,963
	2013	$11.391	$15.215	71,804
	2014	$15.215	$15.860	67,692
	2015	$15.860	$15.338	58,596
	2016	$15.338	$16.878	91,885

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Growth and Income VIP Fund - Class 2
	2007	$17.034	$16.124	261,390
	2008	$16.124	$10.280	205,726
	2009	$10.280	$12.790	177,653
	2010	$12.790	$14.672	132,201
	2011	$14.672	$14.771	114,763
	2012	$14.771	$16.297	82,084
	2013	$16.297	$20.765	66,484
	2014	$20.765	$22.279	66,475
	2015	$22.279	$21.703	51,015
	2016	$21.703	$23.818	42,585
FTVIP Franklin Income VIP Fund - Class 2
	2007	$13.044	$13.304	2,815,817
	2008	$13.304	$9.200	2,181,007
	2009	$9.200	$12.264	1,764,424
	2010	$12.264	$13.585	1,293,447
	2011	$13.585	$13.674	980,131
	2012	$13.674	$15.144	823,280
	2013	$15.144	$16.963	676,234
	2014	$16.963	$17.446	549,215
	2015	$17.446	$15.941	446,518
	2016	$15.941	$17.871	389,372
FTVIP Franklin Large Cap Growth VIP Fund - Class 2
	2007	$11.399	$11.903	1,001,796
	2008	$11.903	$7.661	880,173
	2009	$7.661	$9.771	773,389
	2010	$9.771	$10.719	538,058
	2011	$10.719	$10.380	394,360
	2012	$10.380	$11.467	298,662
	2013	$11.467	$14.501	231,236
	2014	$14.501	$16.032	164,944
	2015	$16.032	$16.648	131,208
	2016	$16.648	$16.074	107,229
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$11.011	$12.107	558,370
	2008	$12.107	$8.515	496,269
	2009	$8.515	$10.323	331,500
	2010	$10.323	$11.362	236,990
	2011	$11.362	$10.840	174,737
	2012	$10.840	$12.080	130,342
	2013	$12.080	$15.156	228,819
	2014	$15.156	$15.750	224,799
	2015	$15.750	$14.919	220,416
	2016	$14.919	$16.453	66,748
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$17.793	$18.099	1,269,936
	2008	$18.099	$11.190	1,016,065
	2009	$11.190	$13.867	797,516
	2010	$13.867	$15.159	591,846
	2011	$15.159	$14.748	459,856
	2012	$14.748	$16.563	379,079
	2013	$16.563	$20.885	282,142
	2014	$20.885	$21.994	235,422
	2015	$21.994	$20.555	186,524
	2016	$20.555	$23.454	166,563

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Small Cap Value VIP Fund - Class 2
	2007	$21.816	$20.935	345,544
	2008	$20.935	$13.785	247,439
	2009	$13.785	$17.504	206,772
	2010	$17.504	$22.064	152,352
	2011	$22.064	$20.877	116,901
	2012	$20.877	$24.297	85,410
	2013	$24.297	$32.542	67,313
	2014	$32.542	$32.175	54,373
	2015	$32.175	$29.295	44,859
	2016	$29.295	$37.495	30,908
FTVIP Franklin Small-Mid Cap Growth VIP Fund - Class 2
	2007	$18.778	$20.534	5,267
	2008	$20.534	$11.608	2,199
	2009	$11.608	$16.384	1,637
	2010	$16.384	$20.557	1,538
	2011	$20.557	$19.234	1,150
	2012	$19.234	$20.960	824
	2013	$20.960	$28.468	688
	2014	$28.468	$30.078	477
	2015	$30.078	$28.784	362
	2016	$28.784	$29.479	377
FTVIP Franklin U.S. Government Securities VIP Fund - Class 2
	2007	$10.549	$11.055	355,522
	2008	$11.055	$11.693	492,222
	2009	$11.693	$11.851	483,472
	2010	$11.851	$12.266	348,199
	2011	$12.266	$12.745	245,367
	2012	$12.745	$12.765	228,674
	2013	$12.765	$12.268	151,258
	2014	$12.268	$12.469	86,345
	2015	$12.469	$12.317	71,347
	2016	$12.317	$12.189	58,430
FTVIP Templeton Developing Markets VIP Fund - Class 2
	2007	$32.682	$41.374	194,282
	2008	$41.374	$19.236	150,573
	2009	$19.236	$32.639	122,960
	2010	$32.639	$37.731	89,048
	2011	$37.731	$31.213	66,518
	2012	$31.213	$34.723	52,151
	2013	$34.723	$33.821	30,536
	2014	$33.821	$30.459	24,773
	2015	$30.459	$24.074	23,900
	2016	$24.074	$27.797	16,357

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$20.518	$23.288	922,024
	2008	$23.288	$13.649	778,137
	2009	$13.649	$18.389	662,465
	2010	$18.389	$19.599	500,703
	2011	$19.599	$17.219	397,437
	2012	$17.219	$20.014	298,460
	2013	$20.014	$24.195	226,771
	2014	$24.195	$21.138	198,606
	2015	$21.138	$19.432	169,379
	2016	$19.432	$20.475	135,958
FTVIP Templeton Global Bond VIP Fund - Class 2
	2007	$15.378	$16.780	3,012
	2008	$16.780	$17.521	4,760
	2009	$17.521	$20.443	3,046
	2010	$20.443	$23.001	2,970
	2011	$23.001	$22.416	3,425
	2012	$22.416	$25.357	2,649
	2013	$25.357	$25.334	1,278
	2014	$25.334	$25.363	1,090
	2015	$25.363	$23.861	817
	2016	$23.861	$24.148	814
Invesco V.I. American Franchise Fund - Series II
	2007	$13.172	$15.104	83,140
	2008	$15.104	$7.555	61,776
	2009	$7.555	$12.304	53,009
	2010	$12.304	$14.462	40,941
	2011	$14.462	$13.310	28,687
	2012	$13.310	$14.837	25,903
	2013	$14.837	$20.392	18,087
	2014	$20.392	$21.685	14,620
	2015	$21.685	$22.331	12,703
	2016	$22.331	$22.397	12,310
Invesco V.I. American Value Fund - Series I
	2007	$14.804	$15.694	65,948
	2008	$15.694	$9.058	32,724
	2009	$9.058	$12.397	24,906
	2010	$12.397	$14.898	19,561
	2011	$14.898	$14.782	15,380
	2012	$14.782	$17.046	11,510
	2013	$17.046	$22.501	7,360
	2014	$22.501	$24.278	6,633
	2015	$24.278	$21.689	4,573
	2016	$21.689	$24.627	4,263
Invesco V.I. American Value Fund - Series II
	2007	$14.765	$15.638	209,679
	2008	$15.638	$9.006	181,842
	2009	$9.006	$12.320	160,274
	2010	$12.320	$14.799	116,091
	2011	$14.799	$14.670	85,310
	2012	$14.670	$16.884	68,581
	2013	$16.884	$22.231	48,522
	2014	$22.231	$23.927	37,262
	2015	$23.927	$21.321	31,192
	2016	$21.321	$24.151	26,739

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Comstock Fund - Series II
	2007	$13.237	$12.709	665,447
	2008	$12.709	$8.021	537,414
	2009	$8.021	$10.126	407,245
	2010	$10.126	$11.517	268,144
	2011	$11.517	$11.084	196,598
	2012	$11.084	$12.959	137,932
	2013	$12.959	$17.282	108,001
	2014	$17.282	$18.536	93,044
	2015	$18.536	$17.094	70,318
	2016	$17.094	$19.660	59,278
Invesco V.I. Equity and Income Fund - Series II
	2007	$12.805	$13.011	401,611
	2008	$13.011	$9.890	326,479
	2009	$9.890	$11.909	245,044
	2010	$11.909	$13.117	148,033
	2011	$13.117	$12.728	127,309
	2012	$12.728	$14.062	100,084
	2013	$14.062	$17.265	76,702
	2014	$17.265	$18.461	67,524
	2015	$18.461	$17.680	43,835
	2016	$17.680	$19.961	38,012
Invesco V.I. Growth and Income Fund - Series II
	2007	$18.451	$18.595	334,095
	2008	$18.595	$12.392	257,830
	2009	$12.392	$15.120	219,842
	2010	$15.120	$16.677	163,294
	2011	$16.677	$16.025	129,504
	2012	$16.025	$18.014	115,094
	2013	$18.014	$23.690	85,546
	2014	$23.690	$25.610	71,698
	2015	$25.610	$24.343	69,681
	2016	$24.343	$28.583	46,032
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.533	$14.489	39,401
	2008	$14.489	$7.573	12,991
	2009	$7.573	$11.641	9,989
	2010	$11.641	$14.566	7,341
	2011	$14.566	$12.980	5,552
	2012	$12.980	$14.244	3,128
	2013	$14.244	$19.129	2,927
	2014	$19.129	$20.252	2,300
	2015	$20.252	$20.117	2,172
	2016	$20.117	$19.891	1,958
Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio
	2007	$11.091	$11.577	495,383
	2008	$11.577	$9.386	389,523
	2009	$9.386	$12.393	331,061
	2010	$12.393	$13.684	249,181
	2011	$13.684	$14.043	197,982
	2012	$14.043	$15.535	167,059
	2013	$15.535	$16.521	137,605
	2014	$16.521	$16.948	110,026
	2015	$16.948	$16.406	85,672
	2016	$16.406	$18.087	63,808

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Fundamental Equity Portfolio
	2007	$12.929	$13.563	126,050
	2008	$13.563	$9.511	98,141
	2009	$9.511	$11.779	102,450
	2010	$11.779	$13.783	86,974
	2011	$13.783	$12.942	76,212
	2012	$12.942	$14.070	58,727
	2013	$14.070	$18.778	44,245
	2014	$18.778	$19.779	36,830
	2015	$19.779	$18.775	29,893
	2016	$18.775	$21.365	26,878
Lord Abbett Series Fund, Inc. - Growth and Income Portfolio
	2007	$12.749	$12.963	391,344
	2008	$12.963	$8.102	269,542
	2009	$8.102	$9.471	227,548
	2010	$9.471	$10.932	195,108
	2011	$10.932	$10.094	139,901
	2012	$10.094	$11.122	126,756
	2013	$11.122	$14.860	91,723
	2014	$14.860	$15.727	92,479
	2015	$15.727	$15.018	73,428
	2016	$15.018	$17.292	65,874
Lord Abbett Series Fund, Inc. - Growth Opportunities Portfolio
	2007	$12.156	$14.493	199,136
	2008	$14.493	$8.799	163,727
	2009	$8.799	$12.590	155,579
	2010	$12.590	$15.215	117,525
	2011	$15.215	$13.455	90,728
	2012	$13.455	$15.093	66,328
	2013	$15.093	$20.339	50,305
	2014	$20.339	$21.209	41,634
	2015	$21.209	$21.419	35,380
	2016	$21.419	$21.317	30,791
Lord Abbett Series Fund, Inc. - Mid-Cap Stock Portfolio
	2007	$13.060	$12.913	767,839
	2008	$12.913	$7.698	649,218
	2009	$7.698	$9.582	528,877
	2010	$9.582	$11.816	359,792
	2011	$11.816	$11.151	296,496
	2012	$11.151	$12.556	236,814
	2013	$12.556	$16.087	149,060
	2014	$16.087	$17.638	122,401
	2015	$17.638	$16.683	100,101
	2016	$16.683	$19.091	79,409

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Capital Appreciation Fund/VA - Service Shares
	2007	$14.059	$15.735	358,649
	2008	$15.735	$8.405	328,673
	2009	$8.405	$11.912	258,339
	2010	$11.912	$12.781	190,033
	2011	$12.781	$12.393	150,747
	2012	$12.393	$13.865	125,190
	2013	$13.865	$17.643	103,639
	2014	$17.643	$19.968	78,382
	2015	$19.968	$20.272	64,746
	2016	$20.272	$19.446	56,093
Oppenheimer Conservative Balanced Fund/VA - Service Shares
	2007	$15.722	$15.993	170,766
	2008	$15.993	$8.865	129,736
	2009	$8.865	$10.598	124,736
	2010	$10.598	$11.739	98,351
	2011	$11.739	$11.586	90,458
	2012	$11.586	$12.768	80,509
	2013	$12.768	$14.163	65,839
	2014	$14.163	$15.040	57,975
	2015	$15.040	$14.870	30,251
	2016	$14.870	$15.345	24,428
Oppenheimer Core Bond Fund/VA - Service Shares
	2007	$10.491	$10.734	845,679
	2008	$10.734	$6.429	791,707
	2009	$6.429	$6.893	755,522
	2010	$6.893	$7.541	621,580
	2011	$7.541	$8.001	428,332
	2012	$8.001	$8.666	335,918
	2013	$8.666	$8.487	284,332
	2014	$8.487	$8.921	224,050
	2015	$8.921	$8.832	181,126
	2016	$8.832	$8.949	148,377
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$16.193	$16.879	111,355
	2008	$16.879	$8.427	65,981
	2009	$8.427	$10.958	57,944
	2010	$10.958	$13.699	54,073
	2011	$13.699	$13.580	46,048
	2012	$13.580	$15.508	39,642
	2013	$15.508	$20.678	29,289
	2014	$20.678	$21.452	24,340
	2015	$21.452	$22.428	21,083
	2016	$22.428	$22.508	19,765

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Global Fund/VA - Service Shares
	2007	$21.553	$22.475	82,603
	2008	$22.475	$13.184	61,365
	2009	$13.184	$18.062	47,429
	2010	$18.062	$20.545	33,263
	2011	$20.545	$18.476	26,470
	2012	$18.476	$21.969	21,986
	2013	$21.969	$27.427	17,351
	2014	$27.427	$27.518	15,417
	2015	$27.518	$28.046	13,730
	2016	$28.046	$27.530	12,762
Oppenheimer Global Strategic Income Fund/VA - Service Shares
	2007	$13.761	$14.819	918,620
	2008	$14.819	$12.458	681,916
	2009	$12.458	$14.502	542,217
	2010	$14.502	$16.364	412,626
	2011	$16.364	$16.192	318,923
	2012	$16.192	$18.011	298,714
	2013	$18.011	$17.642	265,666
	2014	$17.642	$17.776	214,720
	2015	$17.776	$17.040	159,007
	2016	$17.040	$17.802	131,259
Oppenheimer High Income Fund/VA - Service Shares
	2007	$14.936	$14.614	134,180
	2008	$14.614	$3.078	135,257
	2009	$3.078	$3.811	139,723
	2010	$3.811	$4.288	117,686
	2011	$4.288	$4.108	103,855
	2012	$4.108	$4.561	0
Oppenheimer Main Street Fund®/VA - Service Shares
	2007	$15.921	$16.300	674,700
	2008	$16.300	$9.835	587,158
	2009	$9.835	$12.375	499,694
	2010	$12.375	$14.092	370,750
	2011	$14.092	$13.810	282,723
	2012	$13.810	$15.831	223,036
	2013	$15.831	$20.457	173,736
	2014	$20.457	$22.203	133,849
	2015	$22.203	$22.506	111,531
	2016	$22.506	$24.627	88,932
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$20.918	$20.276	252,429
	2008	$20.276	$12.357	187,285
	2009	$12.357	$16.629	145,775
	2010	$16.629	$20.118	109,483
	2011	$20.118	$19.307	69,577
	2012	$19.307	$22.334	53,031
	2013	$22.334	$30.876	43,081
	2014	$30.876	$33.892	35,578
	2015	$33.892	$31.289	28,034
	2016	$31.289	$36.198	22,164

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$12.689	283,803
	2010	$12.689	$14.048	204,074
	2011	$14.048	$14.076	145,412
	2012	$14.076	$16.509	112,792
	2013	$16.509	$21.491	89,145
	2014	$21.491	$23.803	66,539
	2015	$23.803	$22.688	53,763
	2016	$22.688	$25.350	41,475
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$14.480	$14.370	248,096
	2008	$14.370	$8.374	166,587
	2009	$8.374	$10.342	141,098
	2010	$10.342	$11.268	97,054
	2011	$11.268	$11.385	82,723
	2012	$11.385	$12.595	69,669
	2013	$12.595	$14.623	49,146
	2014	$14.623	$15.910	42,772
	2015	$15.910	$15.465	36,232
	2016	$15.465	$16.422	28,133
Putnam VT Global Asset Allocation Fund - Class IB
	2007	$15.582	$15.767	162,161
	2008	$15.767	$10.335	107,317
	2009	$10.335	$13.738	95,280
	2010	$13.738	$15.490	62,032
	2011	$15.490	$15.165	48,242
	2012	$15.165	$17.025	41,631
	2013	$17.025	$20.000	35,272
	2014	$20.000	$21.514	26,608
	2015	$21.514	$21.187	24,734
	2016	$21.187	$22.229	18,191
Putnam VT Global Health Care Fund - Class IB
	2007	$13.405	$13.098	12,934
	2008	$13.098	$10.678	23,876
	2009	$10.678	$13.227	21,918
	2010	$13.227	$13.325	22,632
	2011	$13.325	$12.946	22,653
	2012	$12.946	$15.560	20,276
	2013	$15.560	$21.671	18,879
	2014	$21.671	$27.194	18,183
	2015	$27.194	$28.816	18,063
	2016	$28.816	$25.114	17,926
Putnam VT Global Utilities Fund - Class IB
	2007	$22.432	$26.449	13,069
	2008	$26.449	$18.074	8,045
	2009	$18.074	$19.076	6,771
	2010	$19.076	$19.097	5,419
	2011	$19.097	$17.760	5,618
	2012	$17.760	$18.339	2,691
	2013	$18.339	$20.520	2,259
	2014	$20.520	$23.114	2,080
	2015	$23.114	$20.471	1,592
	2016	$20.471	$20.523	1,163

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Government Money Market Fund - Class IB formerly, Putnam VT Money Market Fund - Class IB
	2007	$10.100	$10.404	1,302,640
	2008	$10.404	$10.491	895,485
	2009	$10.491	$10.335	1,009,635
	2010	$10.335	$10.164	824,169
	2011	$10.164	$9.994	627,782
	2012	$9.994	$9.825	592,899
	2013	$9.825	$9.660	613,310
	2014	$9.660	$9.498	557,654
	2015	$9.498	$9.338	508,988
	2016	$9.338	$9.182	498,441
Putnam VT Growth and Income Fund - Class IB
	2007	$17.414	$16.084	159,148
	2008	$16.084	$9.693	116,929
	2009	$9.693	$12.370	100,412
	2010	$12.370	$13.910	86,978
	2011	$13.910	$13.041	76,604
	2012	$13.041	$15.273	60,011
	2013	$15.273	$20.372	44,018
	2014	$20.372	$22.178	35,500
	2015	$22.178	$20.161	25,448
	2016	$20.161	$22.798	21,805
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.053	64,865
Putnam VT High Yield Fund - Class IB
	2007	$15.993	$16.161	305,846
	2008	$16.161	$11.746	217,102
	2009	$11.746	$17.342	215,207
	2010	$17.342	$19.443	164,105
	2011	$19.443	$19.451	138,401
	2012	$19.451	$22.183	119,328
	2013	$22.183	$23.521	65,204
	2014	$23.521	$23.484	52,523
	2015	$23.484	$21.851	41,739
	2016	$21.851	$24.823	30,561
Putnam VT Income Fund - Class IB
	2007	$11.101	$11.482	932,946
	2008	$11.482	$8.587	701,127
	2009	$8.587	$12.381	537,163
	2010	$12.381	$13.374	423,127
	2011	$13.374	$13.806	309,378
	2012	$13.806	$15.030	252,654
	2013	$15.030	$15.052	226,045
	2014	$15.052	$15.753	174,810
	2015	$15.753	$15.261	143,042
	2016	$15.261	$15.304	121,508

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT International Equity Fund - Class IB
	2007	$21.200	$22.584	267,987
	2008	$22.584	$12.444	235,795
	2009	$12.444	$15.247	216,061
	2010	$15.247	$16.492	180,562
	2011	$16.492	$13.468	161,840
	2012	$13.468	$16.142	126,311
	2013	$16.142	$20.324	99,198
	2014	$20.324	$18.626	87,106
	2015	$18.626	$18.337	73,176
	2016	$18.337	$17.585	69,227
Putnam VT Investors Fund - Class IB
	2007	$17.260	$16.090	56,727
	2008	$16.090	$9.562	57,533
	2009	$9.562	$12.299	53,186
	2010	$12.299	$13.774	43,590
	2011	$13.774	$13.547	37,786
	2012	$13.547	$15.559	33,195
	2013	$15.559	$20.669	31,416
	2014	$20.669	$23.147	28,151
	2015	$23.147	$22.260	24,592
	2016	$22.260	$24.523	20,963
Putnam VT Multi-Cap Growth Fund - Class IB
	2007	$16.915	$17.582	4,574
	2008	$17.582	$10.587	3,141
	2009	$10.587	$13.753	2,744
	2010	$13.753	$16.165	18,102
	2011	$16.165	$15.085	11,431
	2012	$15.085	$17.315	9,291
	2013	$17.315	$23.225	7,888
	2014	$23.225	$25.913	6,996
	2015	$25.913	$25.401	5,950
	2016	$25.401	$26.918	4,860
Putnam VT New Value Fund - Class IB
	2007	$19.663	$18.384	382,838
	2008	$18.384	$9.984	325,754
	2009	$9.984	$9.399	0
Putnam VT Research Fund - Class IB
	2007	$15.665	$15.485	9,001
	2008	$15.485	$9.355	10,330
	2009	$9.355	$12.250	6,797
	2010	$12.250	$14.015	5,565
	2011	$14.015	$13.538	6,012
	2012	$13.538	$15.693	5,059
	2013	$15.693	$20.575	3,586
	2014	$20.575	$23.233	3,090
	2015	$23.233	$22.488	2,817
	2016	$22.488	$24.337	2,493
Putnam VT Vista Fund - Class IB
	2007	$18.099	$18.470	51,749
	2008	$18.470	$9.887	29,195
	2009	$9.887	$13.487	18,368
	2010	$13.487	$15.401	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Voyager Fund - Class IB
	2007	$13.807	$14.322	249,085
	2008	$14.322	$8.865	189,190
	2009	$8.865	$14.284	131,514
	2010	$14.284	$16.964	100,660
	2011	$16.964	$13.701	92,916
	2012	$13.701	$15.385	75,424
	2013	$15.385	$21.739	56,162
	2014	$21.739	$23.449	44,528
	2015	$23.449	$21.644	31,936
	2016	$21.644	$21.713	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$18.054	$18.882	98,940
	2008	$18.882	$15.782	58,386
	2009	$15.782	$20.188	54,461
	2010	$20.188	$21.780	45,203
	2011	$21.780	$22.887	39,579
	2012	$22.887	$26.522	34,527
	2013	$26.522	$23.790	31,657
	2014	$23.790	$24.064	27,280
	2015	$24.064	$23.380	21,486
	2016	$23.380	$25.418	16,127
UIF Global Franchise Portfolio, Class II
	2007	$14.580	$15.734	793,322
	2008	$15.734	$10.992	696,993
	2009	$10.992	$14.000	582,715
	2010	$14.000	$15.697	418,726
	2011	$15.697	$16.829	335,572
	2012	$16.829	$19.123	285,120
	2013	$19.123	$22.497	249,258
	2014	$22.497	$23.114	236,244
	2015	$23.114	$24.133	191,907
	2016	$24.133	$25.012	97,660
UIF Growth Portfolio, Class I
	2007	$12.524	$15.008	18,828
	2008	$15.008	$7.497	15,161
	2009	$7.497	$12.202	9,385
	2010	$12.202	$14.738	8,422
	2011	$14.738	$14.084	4,448
	2012	$14.084	$15.836	4,013
	2013	$15.836	$23.053	2,661
	2014	$23.053	$24.105	2,298
	2015	$24.105	$26.598	2,141
	2016	$26.598	$25.721	2,140
UIF Growth Portfolio, Class II
	2007	$12.434	$14.871	30,048
	2008	$14.871	$7.405	31,018
	2009	$7.405	$12.022	21,686
	2010	$12.022	$14.492	17,723
	2011	$14.492	$13.814	15,679
	2012	$13.814	$15.488	8,117
	2013	$15.488	$22.494	6,501
	2014	$22.494	$23.460	5,713
	2015	$23.460	$25.824	2,184
	2016	$25.824	$24.900	2,296

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Mid Cap Growth Portfolio, Class II
	2007	$9.826	$11.844	287,553
	2008	$11.844	$6.192	303,564
	2009	$6.192	$9.580	218,132
	2010	$9.580	$12.457	149,574
	2011	$12.457	$11.368	114,103
	2012	$11.368	$12.125	88,284
	2013	$12.125	$16.388	61,551
	2014	$16.388	$16.407	48,478
	2015	$16.407	$15.164	42,208
	2016	$15.164	$13.590	86,720
UIF Small Company Growth Portfolio, Class II
	2007	$19.384	$19.619	33,493
	2008	$19.619	$11.488	39,583
	2009	$11.488	$16.562	23,722
	2010	$16.562	$20.606	20,927
	2011	$20.606	$18.493	18,291
	2012	$18.493	$20.854	14,200
	2013	$20.854	$35.126	10,702
	2014	$35.126	$29.745	9,936
	2015	$29.745	$26.378	9,322
	2016	$26.378	$27.397	9,021
UIF U.S. Real Estate Portfolio, Class II
	2007	$30.195	$24.555	372,415
	2008	$24.555	$14.953	326,604
	2009	$14.953	$18.888	264,687
	2010	$18.888	$24.053	210,207
	2011	$24.053	$24.986	188,619
	2012	$24.986	$28.400	165,074
	2013	$28.400	$28.409	179,784
	2014	$28.409	$36.148	154,301
	2015	$36.148	$36.220	142,896
	2016	$36.220	$37.941	138,214
Van Kampen LIT Money Market Portfolio - Class II
	2007	$10.195	$10.468	394,938
	2008	$10.468	$10.475	436,606
	2009	$10.475	$10.306	0

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administrative expense charge of 0.19%.

ALLSTATE ADVISOR VARIABLE ANNUITY: Allstate Advisor Preferred Contracts with 3 Year Withdrawal Charge Option - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71-79)
Mortality & Expense = 2.4

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$10.200	$11.653	0
	2008	$11.653	$6.505	0
	2009	$6.505	$8.584	0
	2010	$8.584	$9.777	0
	2011	$9.777	$9.259	0
	2012	$9.259	$10.475	0
	2013	$10.475	$13.362	0
	2014	$13.362	$14.533	0
	2015	$14.533	$14.215	0
	2016	$14.215	$14.918	0
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
	2007	$10.390	$10.972	0
	2008	$10.972	$7.998	0
	2009	$7.998	$9.657	0
	2010	$9.657	$10.587	0
	2011	$10.587	$10.269	0
	2012	$10.269	$11.161	0
	2013	$11.161	$12.307	0
	2014	$12.307	$12.493	0
	2015	$12.493	$12.105	0
	2016	$12.105	$12.409	0
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
	2007	$10.420	$11.160	0
	2008	$11.160	$7.305	0
	2009	$7.305	$9.147	0
	2010	$9.147	$10.187	0
	2011	$10.187	$9.801	0
	2012	$9.801	$10.794	0
	2013	$10.794	$12.158	0
	2014	$12.158	$12.388	0
	2015	$12.388	$12.011	0
	2016	$12.011	$12.380	0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
	2007	$10.428	$11.282	0
	2008	$11.282	$6.795	0
	2009	$6.795	$8.682	0
	2010	$8.682	$9.802	0
	2011	$9.802	$9.278	0
	2012	$9.278	$10.409	0
	2013	$10.409	$12.311	0
	2014	$12.311	$12.561	0
	2015	$12.561	$12.170	0
	2016	$12.170	$12.612	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Freedom Income Portfolio - Service Class 2
	2007	$10.281	$10.606	0
	2008	$10.606	$9.225	0
	2009	$9.225	$10.302	0
	2010	$10.302	$10.764	0
	2011	$10.764	$10.631	0
	2012	$10.631	$11.003	0
	2013	$11.003	$11.276	0
	2014	$11.276	$11.373	0
	2015	$11.373	$11.015	0
	2016	$11.015	$11.178	0
Fidelity VIP Growth Opportunities Portfolio - Service Class 2
	2015	$10.000	$16.866	0
	2016	$16.866	$16.441	0
Fidelity VIP Growth Stock Portfolio - Service Class 2
	2007	$9.680	$11.531	0
	2008	$11.531	$6.203	0
	2009	$6.203	$8.727	0
	2010	$8.727	$10.181	0
	2011	$10.181	$9.963	0
	2012	$9.963	$11.468	0
	2013	$11.468	$15.038	0
	2014	$15.038	$16.455	0
	2015	$16.455	$17.406	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$10.750	$11.012	0
	2008	$11.012	$6.741	0
	2009	$6.741	$8.293	0
	2010	$8.293	$9.268	0
	2011	$9.268	$9.190	0
	2012	$9.190	$10.351	0
	2013	$10.351	$13.300	0
	2014	$13.300	$14.677	0
	2015	$14.677	$14.452	0
	2016	$14.452	$15.709	0
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$9.811	$11.021	0
	2008	$11.021	$6.483	0
	2009	$6.483	$8.826	0
	2010	$8.826	$11.054	0
	2011	$11.054	$9.600	0
	2012	$9.600	$10.712	0
	2013	$10.712	$14.178	0
	2014	$14.178	$14.644	0
	2015	$14.644	$14.032	0
	2016	$14.032	$15.299	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Growth and Income VIP Fund - Class 2
	2007	$16.406	$15.386	428
	2008	$15.386	$9.720	938
	2009	$9.720	$11.983	628
	2010	$11.983	$13.619	23
	2011	$13.619	$13.587	19
	2012	$13.587	$14.853	18
	2013	$14.853	$18.751	0
	2014	$18.751	$19.934	0
	2015	$19.934	$19.242	0
	2016	$19.242	$20.923	0
FTVIP Franklin Income VIP Fund - Class 2
	2007	$12.728	$12.862	485
	2008	$12.862	$8.813	450
	2009	$8.813	$11.641	449
	2010	$11.641	$12.777	428
	2011	$12.777	$12.744	285
	2012	$12.744	$13.983	142
	2013	$13.983	$15.520	0
	2014	$15.520	$15.816	0
	2015	$15.816	$14.319	0
	2016	$14.319	$15.906	0
FTVIP Franklin Large Cap Growth VIP Fund - Class 2
	2007	$11.166	$11.553	0
	2008	$11.553	$7.368	0
	2009	$7.368	$9.311	0
	2010	$9.311	$10.121	0
	2011	$10.121	$9.711	0
	2012	$9.711	$10.629	0
	2013	$10.629	$13.318	0
	2014	$13.318	$14.590	0
	2015	$14.590	$15.011	0
	2016	$15.011	$14.362	0
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$10.943	$11.921	0
	2008	$11.921	$8.308	675
	2009	$8.308	$9.980	731
	2010	$9.980	$10.884	0
	2011	$10.884	$10.289	0
	2012	$10.289	$11.361	0
	2013	$11.361	$14.123	276
	2014	$14.123	$14.542	0
	2015	$14.542	$13.648	0
	2016	$13.648	$14.915	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$17.137	$17.271	1,022
	2008	$17.271	$10.580	939
	2009	$10.580	$12.991	613
	2010	$12.991	$14.072	317
	2011	$14.072	$13.565	305
	2012	$13.565	$15.095	282
	2013	$15.095	$18.860	207
	2014	$18.860	$19.680	0
	2015	$19.680	$18.223	0
	2016	$18.223	$20.604	0
FTVIP Franklin Small Cap Value VIP Fund - Class 2
	2007	$21.012	$19.977	754
	2008	$19.977	$13.034	697
	2009	$13.034	$16.398	0
	2010	$16.398	$20.482	0
	2011	$20.482	$19.202	0
	2012	$19.202	$22.143	0
	2013	$22.143	$29.387	133
	2014	$29.387	$28.789	0
	2015	$28.789	$25.971	0
	2016	$25.971	$32.939	0
FTVIP Franklin Small-Mid Cap Growth VIP Fund - Class 2
	2007	$18.085	$19.595	0
	2008	$19.595	$10.975	0
	2009	$10.975	$15.350	0
	2010	$15.350	$19.083	0
	2011	$19.083	$17.692	0
	2012	$17.692	$19.102	0
	2013	$19.102	$25.707	0
	2014	$25.707	$26.913	0
	2015	$26.913	$25.519	0
	2016	$25.519	$25.896	0
FTVIP Franklin U.S. Government Securities VIP Fund - Class 2
	2007	$10.294	$10.688	0
	2008	$10.688	$11.201	0
	2009	$11.201	$11.249	0
	2010	$11.249	$11.537	0
	2011	$11.537	$11.877	0
	2012	$11.877	$11.787	0
	2013	$11.787	$11.225	0
	2014	$11.225	$11.304	0
	2015	$11.304	$11.063	0
	2016	$11.063	$10.849	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Templeton Developing Markets VIP Fund - Class 2
	2007	$31.477	$39.483	280
	2008	$39.483	$18.188	259
	2009	$18.188	$30.579	0
	2010	$30.579	$35.026	0
	2011	$35.026	$28.710	0
	2012	$28.710	$31.646	0
	2013	$31.646	$30.542	0
	2014	$30.542	$27.254	0
	2015	$27.254	$21.343	0
	2016	$21.343	$24.419	0
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$19.762	$22.223	442
	2008	$22.223	$12.906	409
	2009	$12.906	$17.228	0
	2010	$17.228	$18.193	0
	2011	$18.193	$15.838	0
	2012	$15.838	$18.240	0
	2013	$18.240	$21.849	0
	2014	$21.849	$18.914	0
	2015	$18.914	$17.227	0
	2016	$17.227	$17.987	0
FTVIP Templeton Global Bond VIP Fund - Class 2
	2007	$14.811	$16.013	0
	2008	$16.013	$16.566	0
	2009	$16.566	$19.152	0
	2010	$19.152	$21.352	0
	2011	$21.352	$20.619	0
	2012	$20.619	$23.110	0
	2013	$23.110	$22.878	0
	2014	$22.878	$22.694	0
	2015	$22.694	$21.154	0
	2016	$21.154	$21.214	0
Invesco V.I. American Franchise Fund - Series II
	2007	$12.687	$14.413	0
	2008	$14.413	$7.144	0
	2009	$7.144	$11.527	0
	2010	$11.527	$13.425	0
	2011	$13.425	$12.242	0
	2012	$12.242	$13.522	0
	2013	$13.522	$18.414	0
	2014	$18.414	$19.402	0
	2015	$19.402	$19.798	0
	2016	$19.798	$19.675	0
Invesco V.I. American Value Fund - Series I
	2007	$14.446	$15.174	788
	2008	$15.174	$8.677	746
	2009	$8.677	$11.767	338
	2010	$11.767	$14.012	22
	2011	$14.012	$13.775	19
	2012	$13.775	$15.740	17
	2013	$15.740	$20.586	0
	2014	$20.586	$22.009	0
	2015	$22.009	$19.482	0
	2016	$19.482	$21.919	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. American Value Fund - Series II
	2007	$14.408	$15.119	0
	2008	$15.119	$8.627	0
	2009	$8.627	$11.694	0
	2010	$11.694	$13.919	0
	2011	$13.919	$13.671	0
	2012	$13.671	$15.590	0
	2013	$15.590	$20.339	0
	2014	$20.339	$21.691	0
	2015	$21.691	$19.151	0
	2016	$19.151	$21.496	0
Invesco V.I. Comstock Fund - Series II
	2007	$12.917	$12.288	0
	2008	$12.288	$7.684	0
	2009	$7.684	$9.611	0
	2010	$9.611	$10.832	0
	2011	$10.832	$10.329	0
	2012	$10.329	$11.965	0
	2013	$11.965	$15.811	0
	2014	$15.811	$16.803	0
	2015	$16.803	$15.354	0
	2016	$15.354	$17.498	0
Invesco V.I. Equity and Income Fund - Series II
	2007	$12.496	$12.579	0
	2008	$12.579	$9.474	0
	2009	$9.474	$11.304	0
	2010	$11.304	$12.336	0
	2011	$12.336	$11.861	0
	2012	$11.861	$12.985	0
	2013	$12.985	$15.796	0
	2014	$15.796	$16.736	0
	2015	$16.736	$15.881	0
	2016	$15.881	$17.766	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$17.771	$17.745	667
	2008	$17.745	$11.717	542
	2009	$11.717	$14.165	271
	2010	$14.165	$15.481	20
	2011	$15.481	$14.740	18
	2012	$14.740	$16.417	16
	2013	$16.417	$21.392	0
	2014	$21.392	$22.915	0
	2015	$22.915	$21.582	0
	2016	$21.582	$25.109	0
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.230	$14.008	479
	2008	$14.008	$7.254	481
	2009	$7.254	$11.050	25
	2010	$11.050	$13.700	23
	2011	$13.700	$12.096	22
	2012	$12.096	$13.152	20
	2013	$13.152	$17.501	0
	2014	$17.501	$18.359	0
	2015	$18.359	$18.070	0
	2016	$18.070	$17.704	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio
	2007	$10.865	$11.236	176
	2008	$11.236	$9.026	164
	2009	$9.026	$11.809	163
	2010	$11.809	$12.920	156
	2011	$12.920	$13.138	104
	2012	$13.138	$14.400	52
	2013	$14.400	$15.174	771
	2014	$15.174	$15.423	0
	2015	$15.423	$14.794	0
	2016	$14.794	$16.161	0
Lord Abbett Series Fund, Inc. - Fundamental Equity Portfolio
	2007	$12.665	$13.164	329
	2008	$13.164	$9.146	305
	2009	$9.146	$11.224	304
	2010	$11.224	$13.014	290
	2011	$13.014	$12.108	193
	2012	$12.108	$13.042	96
	2013	$13.042	$17.247	0
	2014	$17.247	$18.000	0
	2015	$18.000	$16.930	0
	2016	$16.930	$19.089	0
Lord Abbett Series Fund, Inc. - Growth and Income Portfolio
	2007	$12.489	$12.582	1,695
	2008	$12.582	$7.792	1,569
	2009	$7.792	$9.024	311
	2010	$9.024	$10.321	297
	2011	$10.321	$9.443	198
	2012	$9.443	$10.310	99
	2013	$10.310	$13.648	0
	2014	$13.648	$14.312	0
	2015	$14.312	$13.542	0
	2016	$13.542	$15.450	0
Lord Abbett Series Fund, Inc. - Growth Opportunities Portfolio
	2007	$11.908	$14.067	0
	2008	$14.067	$8.462	0
	2009	$8.462	$11.997	0
	2010	$11.997	$14.365	0
	2011	$14.365	$12.588	0
	2012	$12.588	$13.990	0
	2013	$13.990	$18.681	0
	2014	$18.681	$19.301	0
	2015	$19.301	$19.313	0
	2016	$19.313	$19.047	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Mid-Cap Stock Portfolio
	2007	$12.793	$12.533	1,614
	2008	$12.533	$7.403	1,494
	2009	$7.403	$9.131	294
	2010	$9.131	$11.156	281
	2011	$11.156	$10.432	187
	2012	$10.432	$11.639	93
	2013	$11.639	$14.775	0
	2014	$14.775	$16.052	0
	2015	$16.052	$15.044	0
	2016	$15.044	$17.058	0
Oppenheimer Capital Appreciation Fund/VA - Service Shares
	2007	$13.593	$15.074	792
	2008	$15.074	$7.978	792
	2009	$7.978	$11.203	355
	2010	$11.203	$11.911	26
	2011	$11.911	$11.444	23
	2012	$11.444	$12.686	21
	2013	$12.686	$15.994	0
	2014	$15.994	$17.936	0
	2015	$17.936	$18.043	0
	2016	$18.043	$17.150	0
Oppenheimer Conservative Balanced Fund/VA - Service Shares
	2007	$15.142	$15.262	285
	2008	$15.262	$8.382	321
	2009	$8.382	$9.928	304
	2010	$9.928	$10.897	286
	2011	$10.897	$10.657	273
	2012	$10.657	$11.636	257
	2013	$11.636	$12.790	0
	2014	$12.790	$13.457	0
	2015	$13.457	$13.183	0
	2016	$13.183	$13.480	0
Oppenheimer Core Bond Fund/VA - Service Shares
	2007	$10.277	$10.418	0
	2008	$10.418	$6.183	0
	2009	$6.183	$6.568	0
	2010	$6.568	$7.119	0
	2011	$7.119	$7.485	0
	2012	$7.485	$8.033	0
	2013	$8.033	$7.795	0
	2014	$7.795	$8.119	0
	2015	$8.119	$7.964	0
	2016	$7.964	$7.995	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$15.596	$16.107	0
	2008	$16.107	$7.968	0
	2009	$7.968	$10.266	0
	2010	$10.266	$12.716	0
	2011	$12.716	$12.491	0
	2012	$12.491	$14.134	0
	2013	$14.134	$18.673	0
	2014	$18.673	$19.194	0
	2015	$19.194	$19.883	0
	2016	$19.883	$19.773	0
Oppenheimer Global Fund/VA - Service Shares
	2007	$20.759	$21.448	0
	2008	$21.448	$12.465	0
	2009	$12.465	$16.921	0
	2010	$16.921	$19.072	0
	2011	$19.072	$16.994	0
	2012	$16.994	$20.021	0
	2013	$20.021	$24.767	0
	2014	$24.767	$24.622	0
	2015	$24.622	$24.865	0
	2016	$24.865	$24.184	0
Oppenheimer Global Strategic Income Fund/VA - Service Shares
	2007	$13.253	$14.141	2,094
	2008	$14.141	$11.779	1,772
	2009	$11.779	$13.587	632
	2010	$13.587	$15.190	583
	2011	$15.190	$14.894	553
	2012	$14.894	$16.415	1,031
	2013	$16.415	$15.931	490
	2014	$15.931	$15.905	0
	2015	$15.905	$15.107	0
	2016	$15.107	$15.639	0
Oppenheimer High Income Fund/VA - Service Shares
	2007	$14.385	$13.945	884
	2008	$13.945	$2.910	2,605
	2009	$2.910	$3.571	2,405
	2010	$3.571	$3.981	2,229
	2011	$3.981	$3.778	2,178
	2012	$3.778	$4.164	0
Oppenheimer Main Street Fund®/VA - Service Shares
	2007	$15.334	$15.555	952
	2008	$15.555	$9.299	878
	2009	$9.299	$11.594	505
	2010	$11.594	$13.081	183
	2011	$13.081	$12.703	173
	2012	$12.703	$14.428	157
	2013	$14.428	$18.473	0
	2014	$18.473	$19.866	0
	2015	$19.866	$19.953	0
	2016	$19.953	$21.634	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$20.146	$19.349	345
	2008	$19.349	$11.684	302
	2009	$11.684	$15.579	18
	2010	$15.579	$18.675	17
	2011	$18.675	$17.759	15
	2012	$17.759	$20.354	13
	2013	$20.354	$27.882	0
	2014	$27.882	$30.325	0
	2015	$30.325	$27.740	0
	2016	$27.740	$31.799	0
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$11.888	0
	2010	$11.888	$13.040	0
	2011	$13.040	$12.947	0
	2012	$12.947	$15.045	0
	2013	$15.045	$19.407	0
	2014	$19.407	$21.298	0
	2015	$21.298	$20.115	0
	2016	$20.115	$22.269	0
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$13.946	$13.712	807
	2008	$13.712	$7.918	453
	2009	$7.918	$9.689	415
	2010	$9.689	$10.460	398
	2011	$10.460	$10.472	370
	2012	$10.472	$11.479	347
	2013	$11.479	$13.205	0
	2014	$13.205	$14.236	0
	2015	$14.236	$13.711	0
	2016	$13.711	$14.426	0
Putnam VT Global Asset Allocation Fund - Class IB
	2007	$15.007	$15.046	193
	2008	$15.046	$9.772	184
	2009	$9.772	$12.871	156
	2010	$12.871	$14.379	145
	2011	$14.379	$13.949	139
	2012	$13.949	$15.516	128
	2013	$15.516	$18.060	0
	2014	$18.060	$19.250	0
	2015	$19.250	$18.784	0
	2016	$18.784	$19.528	0
Putnam VT Global Health Care Fund - Class IB
	2007	$12.910	$12.499	0
	2008	$12.499	$10.096	0
	2009	$10.096	$12.392	0
	2010	$12.392	$12.369	0
	2011	$12.369	$11.907	0
	2012	$11.907	$14.181	0
	2013	$14.181	$19.569	0
	2014	$19.569	$24.332	0
	2015	$24.332	$25.548	0
	2016	$25.548	$22.063	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Global Utilities Fund - Class IB
	2007	$21.606	$25.240	0
	2008	$25.240	$17.089	0
	2009	$17.089	$17.871	0
	2010	$17.871	$17.728	0
	2011	$17.728	$16.336	0
	2012	$16.336	$16.714	0
	2013	$16.714	$18.530	0
	2014	$18.530	$20.682	0
	2015	$20.682	$18.149	0
	2016	$18.149	$18.030	0
Putnam VT Government Money Market Fund - Class IB formerly, Putnam VT Money Market Fund - Class IB
	2007	$9.728	$9.928	0
	2008	$9.928	$9.919	0
	2009	$9.919	$9.682	1,043
	2010	$9.682	$9.435	1,101
	2011	$9.435	$9.192	1,053
	2012	$9.192	$8.954	1,112
	2013	$8.954	$8.723	893
	2014	$8.723	$8.498	0
	2015	$8.498	$8.279	0
	2016	$8.279	$8.066	0
Putnam VT Growth and Income Fund - Class IB
	2007	$16.772	$15.349	772
	2008	$15.349	$9.165	381
	2009	$9.165	$11.589	24
	2010	$11.589	$12.912	24
	2011	$12.912	$11.995	22
	2012	$11.995	$13.919	19
	2013	$13.919	$18.397	0
	2014	$18.397	$19.843	0
	2015	$19.843	$17.874	0
	2016	$17.874	$20.028	0
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.043	0
Putnam VT High Yield Fund - Class IB
	2007	$15.403	$15.421	282
	2008	$15.421	$11.106	241
	2009	$11.106	$16.248	187
	2010	$16.248	$18.049	173
	2011	$18.049	$17.892	162
	2012	$17.892	$20.217	148
	2013	$20.217	$21.241	0
	2014	$21.241	$21.013	0
	2015	$21.013	$19.373	0
	2016	$19.373	$21.807	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Income Fund - Class IB
	2007	$10.692	$10.957	1,505
	2008	$10.957	$8.120	1,393
	2009	$8.120	$11.600	0
	2010	$11.600	$12.415	0
	2011	$12.415	$12.699	0
	2012	$12.699	$13.698	0
	2013	$13.698	$13.593	0
	2014	$13.593	$14.096	0
	2015	$14.096	$13.530	0
	2016	$13.530	$13.444	0
Putnam VT International Equity Fund - Class IB
	2007	$20.419	$21.551	0
	2008	$21.551	$11.766	0
	2009	$11.766	$14.284	0
	2010	$14.284	$15.309	0
	2011	$15.309	$12.388	0
	2012	$12.388	$14.711	0
	2013	$14.711	$18.353	0
	2014	$18.353	$16.665	0
	2015	$16.665	$16.256	0
	2016	$16.256	$15.448	0
Putnam VT Investors Fund - Class IB
	2007	$16.624	$15.354	0
	2008	$15.354	$9.041	0
	2009	$9.041	$11.522	0
	2010	$11.522	$12.786	0
	2011	$12.786	$12.461	0
	2012	$12.461	$14.180	0
	2013	$14.180	$18.665	0
	2014	$18.665	$20.711	0
	2015	$20.711	$19.735	0
	2016	$19.735	$21.542	0
Putnam VT Multi-Cap Growth Fund - Class IB
	2007	$16.291	$16.778	812
	2008	$16.778	$10.010	442
	2009	$10.010	$12.885	27
	2010	$12.885	$15.006	46
	2011	$15.006	$13.875	42
	2012	$13.875	$15.780	38
	2013	$15.780	$20.973	0
	2014	$20.973	$23.186	0
	2015	$23.186	$22.520	0
	2016	$22.520	$23.647	0
Putnam VT New Value Fund - Class IB
	2007	$18.938	$17.543	0
	2008	$17.543	$9.439	0
	2009	$9.439	$8.877	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Research Fund - Class IB
	2007	$15.088	$14.777	0
	2008	$14.777	$8.846	0
	2009	$8.846	$11.476	0
	2010	$11.476	$13.010	0
	2011	$13.010	$12.452	0
	2012	$12.452	$14.302	0
	2013	$14.302	$18.580	0
	2014	$18.580	$20.788	0
	2015	$20.788	$19.937	0
	2016	$19.937	$21.380	0
Putnam VT Vista Fund - Class IB
	2007	$17.432	$17.625	1,225
	2008	$17.625	$9.348	1,157
	2009	$9.348	$12.635	22
	2010	$12.635	$14.332	0
Putnam VT Voyager Fund - Class IB
	2007	$13.298	$13.666	2,185
	2008	$13.666	$8.382	1,624
	2009	$8.382	$13.382	26
	2010	$13.382	$15.747	25
	2011	$15.747	$12.602	26
	2012	$12.602	$14.021	24
	2013	$14.021	$19.631	0
	2014	$19.631	$20.981	0
	2015	$20.981	$19.188	0
	2016	$19.188	$19.094	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$17.388	$18.019	680
	2008	$18.019	$14.923	591
	2009	$14.923	$18.914	134
	2010	$18.914	$20.219	129
	2011	$20.219	$21.052	115
	2012	$21.052	$24.172	103
	2013	$24.172	$21.484	0
	2014	$21.484	$21.532	0
	2015	$21.532	$20.728	0
	2016	$20.728	$22.329	0
UIF Global Franchise Portfolio, Class II
	2007	$14.184	$15.166	0
	2008	$15.166	$10.497	0
	2009	$10.497	$13.249	0
	2010	$13.249	$14.719	0
	2011	$14.719	$15.636	0
	2012	$15.636	$17.605	0
	2013	$17.605	$20.521	0
	2014	$20.521	$20.891	0
	2015	$20.891	$21.612	0
	2016	$21.612	$22.195	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Growth Portfolio, Class I
	2007	$12.221	$14.510	365
	2008	$14.510	$7.181	390
	2009	$7.181	$11.581	318
	2010	$11.581	$13.861	0
	2011	$13.861	$13.125	0
	2012	$13.125	$14.622	0
	2013	$14.622	$21.091	0
	2014	$21.091	$21.852	0
	2015	$21.852	$23.891	0
	2016	$23.891	$22.893	0
UIF Growth Portfolio, Class II
	2007	$12.133	$14.377	0
	2008	$14.377	$7.093	0
	2009	$7.093	$11.411	0
	2010	$11.411	$13.629	0
	2011	$13.629	$12.873	0
	2012	$12.873	$14.301	0
	2013	$14.301	$20.580	0
	2014	$20.580	$21.267	0
	2015	$21.267	$23.196	0
	2016	$23.196	$22.163	0
UIF Mid Cap Growth Portfolio, Class II
	2007	$9.766	$11.662	0
	2008	$11.662	$6.041	0
	2009	$6.041	$9.261	0
	2010	$9.261	$11.933	0
	2011	$11.933	$10.790	0
	2012	$10.790	$11.402	0
	2013	$11.402	$15.270	0
	2014	$15.270	$15.149	0
	2015	$15.149	$13.872	0
	2016	$13.872	$12.319	0
UIF Small Company Growth Portfolio, Class II
	2007	$18.742	$18.795	812
	2008	$18.795	$10.904	752
	2009	$10.904	$15.577	0
	2010	$15.577	$19.203	0
	2011	$19.203	$17.077	0
	2012	$17.077	$19.080	0
	2013	$19.080	$31.844	0
	2014	$31.844	$26.718	0
	2015	$26.718	$23.477	0
	2016	$23.477	$24.161	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$29.083	$23.432	473
	2008	$23.432	$14.138	458
	2009	$14.138	$17.695	140
	2010	$17.695	$22.327	116
	2011	$22.327	$22.982	105
	2012	$22.982	$25.882	96
	2013	$25.882	$25.654	0
	2014	$25.654	$32.343	0
	2015	$32.343	$32.111	0
	2016	$32.111	$33.331	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Van Kampen LIT Money Market Portfolio - Class II
	2007	$9.918	$10.090	1,438
	2008	$10.090	$10.005	886
	2009	$10.005	$9.756	0

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.40% and an administrative expense charge of 0.19%.

ALLSTATE ADVISOR VARIABLE ANNUITY: Allstate Advisor Preferred Contracts with No Withdrawal Charge Option - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Basic Contract
Mortality & Expense = 1.6

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$10.256	$11.814	99,784
	2008	$11.814	$6.649	90,797
	2009	$6.649	$8.846	99,596
	2010	$8.846	$10.158	64,871
	2011	$10.158	$9.699	51,961
	2012	$9.699	$11.063	23,930
	2013	$11.063	$14.228	16,350
	2014	$14.228	$15.602	17,303
	2015	$15.602	$15.386	16,041
	2016	$15.386	$16.279	13,190
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
	2007	$10.447	$11.123	18,543
	2008	$11.123	$8.175	53,234
	2009	$8.175	$9.952	38,273
	2010	$9.952	$11.000	11,860
	2011	$11.000	$10.757	1,960
	2012	$10.757	$11.788	1,412
	2013	$11.788	$13.104	1,410
	2014	$13.104	$13.412	1,408
	2015	$13.412	$13.102	1,405
	2016	$13.102	$13.541	1,403
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
	2007	$10.477	$11.314	1,363
	2008	$11.314	$7.467	18,158
	2009	$7.467	$9.426	21,246
	2010	$9.426	$10.584	33,341
	2011	$10.584	$10.266	29,455
	2012	$10.266	$11.400	20,018
	2013	$11.400	$12.946	15,562
	2014	$12.946	$13.299	6,325
	2015	$13.299	$13.001	5,482
	2016	$13.001	$13.510	4,690
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
	2007	$10.486	$11.438	0
	2008	$11.438	$6.945	4,122
	2009	$6.945	$8.948	13,145
	2010	$8.948	$10.184	6,941
	2011	$10.184	$9.719	2,791
	2012	$9.719	$10.994	2,774
	2013	$10.994	$13.108	2,760
	2014	$13.108	$13.484	2,747
	2015	$13.484	$13.173	2,733
	2016	$13.173	$13.762	2,724

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Freedom Income Portfolio - Service Class 2
	2007	$10.338	$10.753	1,648
	2008	$10.753	$9.430	0
	2009	$9.430	$10.617	0
	2010	$10.617	$11.183	0
	2011	$11.183	$11.136	0
	2012	$11.136	$11.621	0
	2013	$11.621	$12.007	0
	2014	$12.007	$12.209	0
	2015	$12.209	$11.922	0
	2016	$11.922	$12.198	0
Fidelity VIP Growth Opportunities Portfolio - Service Class 2
	2015	$10.000	$18.256	9,200
	2016	$18.256	$17.941	12,012
Fidelity VIP Growth Stock Portfolio - Service Class 2
	2007	$9.733	$11.690	943
	2008	$11.690	$6.340	943
	2009	$6.340	$8.993	5,951
	2010	$8.993	$10.578	5,951
	2011	$10.578	$10.436	11,908
	2012	$10.436	$12.112	15,964
	2013	$12.112	$16.012	11,975
	2014	$16.012	$17.665	11,906
	2015	$17.665	$18.733	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$10.809	$11.165	5,208
	2008	$11.165	$6.890	5,044
	2009	$6.890	$8.547	4,074
	2010	$8.547	$9.630	3,945
	2011	$9.630	$9.627	3,832
	2012	$9.627	$10.932	3,444
	2013	$10.932	$14.162	2,525
	2014	$14.162	$15.757	10,186
	2015	$15.757	$15.642	14,030
	2016	$15.642	$17.142	13,681
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$9.865	$11.173	16,959
	2008	$11.173	$6.627	11,031
	2009	$6.627	$9.096	13,667
	2010	$9.096	$11.485	16,003
	2011	$11.485	$10.056	12,699
	2012	$10.056	$11.314	6,885
	2013	$11.314	$15.097	5,480
	2014	$15.097	$15.721	4,893
	2015	$15.721	$15.188	4,301
	2016	$15.188	$16.695	3,792

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Growth and Income VIP Fund - Class 2
	2007	$16.961	$16.039	47,477
	2008	$16.039	$10.215	27,395
	2009	$10.215	$12.697	20,692
	2010	$12.697	$14.549	20,350
	2011	$14.549	$14.633	21,219
	2012	$14.633	$16.129	18,922
	2013	$16.129	$20.529	15,575
	2014	$20.529	$22.004	14,847
	2015	$22.004	$21.414	9,969
	2016	$21.414	$23.476	7,913
FTVIP Franklin Income VIP Fund - Class 2
	2007	$13.008	$13.254	326,039
	2008	$13.254	$9.156	278,717
	2009	$9.156	$12.194	223,569
	2010	$12.194	$13.493	167,583
	2011	$13.493	$13.568	153,471
	2012	$13.568	$15.011	133,425
	2013	$15.011	$16.797	91,620
	2014	$16.797	$17.258	68,019
	2015	$17.258	$15.753	62,372
	2016	$15.753	$17.642	50,356
FTVIP Franklin Large Cap Growth VIP Fund - Class 2
	2007	$11.373	$11.864	90,645
	2008	$11.864	$7.628	76,526
	2009	$7.628	$9.719	66,209
	2010	$9.719	$10.652	52,884
	2011	$10.652	$10.304	41,106
	2012	$10.304	$11.371	33,911
	2013	$11.371	$14.365	24,464
	2014	$14.365	$15.866	20,809
	2015	$15.866	$16.458	13,936
	2016	$16.458	$15.875	13,788
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$11.004	$12.086	61,577
	2008	$12.086	$8.492	48,349
	2009	$8.492	$10.285	52,250
	2010	$10.285	$11.308	49,980
	2011	$11.308	$10.778	41,595
	2012	$10.778	$11.998	16,553
	2013	$11.998	$15.038	12,331
	2014	$15.038	$15.611	11,299
	2015	$15.611	$14.772	9,920
	2016	$14.772	$16.275	9,740
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$17.717	$18.004	108,493
	2008	$18.004	$11.120	78,400
	2009	$11.120	$13.765	61,652
	2010	$13.765	$15.032	47,523
	2011	$15.032	$14.610	41,084
	2012	$14.610	$16.392	34,269
	2013	$16.392	$20.648	18,566
	2014	$20.648	$21.723	13,528
	2015	$21.723	$20.281	11,995
	2016	$20.281	$23.117	10,300

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Small Cap Value VIP Fund - Class 2
	2007	$21.723	$20.824	28,468
	2008	$20.824	$13.698	19,973
	2009	$13.698	$17.375	17,774
	2010	$17.375	$21.881	11,078
	2011	$21.881	$20.682	9,661
	2012	$20.682	$24.046	8,852
	2013	$24.046	$32.173	5,778
	2014	$32.173	$31.778	4,651
	2015	$31.778	$28.903	3,744
	2016	$28.903	$36.957	3,387
FTVIP Franklin Small-Mid Cap Growth VIP Fund - Class 2
	2007	$18.698	$20.425	0
	2008	$20.425	$11.535	0
	2009	$11.535	$16.264	0
	2010	$16.264	$20.386	0
	2011	$20.386	$19.055	0
	2012	$19.055	$20.743	0
	2013	$20.743	$28.145	0
	2014	$28.145	$29.707	0
	2015	$29.707	$28.400	0
	2016	$28.400	$29.056	0
FTVIP Franklin U.S. Government Securities VIP Fund - Class 2
	2007	$10.520	$11.014	63,048
	2008	$11.014	$11.637	61,237
	2009	$11.637	$11.783	49,183
	2010	$11.783	$12.183	63,376
	2011	$12.183	$12.646	59,574
	2012	$12.646	$12.653	59,470
	2013	$12.653	$12.148	35,936
	2014	$12.148	$12.335	39,118
	2015	$12.335	$12.171	19,770
	2016	$12.171	$12.033	20,741
FTVIP Templeton Developing Markets VIP Fund - Class 2
	2007	$32.542	$41.155	14,969
	2008	$41.155	$19.115	7,214
	2009	$19.115	$32.401	7,357
	2010	$32.401	$37.417	6,635
	2011	$37.417	$30.922	7,427
	2012	$30.922	$34.364	6,508
	2013	$34.364	$33.437	6,677
	2014	$33.437	$30.083	4,398
	2015	$30.083	$23.752	4,426
	2016	$23.752	$27.398	4,049

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$20.431	$23.164	69,029
	2008	$23.164	$13.563	43,154
	2009	$13.563	$18.255	29,389
	2010	$18.255	$19.436	23,615
	2011	$19.436	$17.058	18,159
	2012	$17.058	$19.807	13,174
	2013	$19.807	$23.921	11,667
	2014	$23.921	$20.877	9,494
	2015	$20.877	$19.172	7,987
	2016	$19.172	$20.181	7,586
FTVIP Templeton Global Bond VIP Fund - Class 2
	2007	$15.313	$16.692	0
	2008	$16.692	$17.410	952
	2009	$17.410	$20.293	1,687
	2010	$20.293	$22.810	1,730
	2011	$22.810	$22.207	1,725
	2012	$22.207	$25.095	1,417
	2013	$25.095	$25.047	1,388
	2014	$25.047	$25.050	3,363
	2015	$25.050	$23.542	4,177
	2016	$23.542	$23.801	3,911
Invesco V.I. American Franchise Fund - Series II
	2007	$13.116	$15.024	9,192
	2008	$15.024	$7.508	5,082
	2009	$7.508	$12.214	4,116
	2010	$12.214	$14.342	4,097
	2011	$14.342	$13.186	4,311
	2012	$13.186	$14.684	4,140
	2013	$14.684	$20.160	3,502
	2014	$20.160	$21.417	2,226
	2015	$21.417	$22.033	2,109
	2016	$22.033	$22.076	1,603
Invesco V.I. American Value Fund - Series I
	2007	$14.764	$15.636	5,082
	2008	$15.636	$9.015	3,220
	2009	$9.015	$12.325	2,743
	2010	$12.325	$14.797	1,973
	2011	$14.797	$14.667	1,131
	2012	$14.667	$16.897	1,985
	2013	$16.897	$22.281	1,063
	2014	$22.281	$24.015	1,468
	2015	$24.015	$21.433	855
	2016	$21.433	$24.312	958
Invesco V.I. American Value Fund - Series II
	2007	$14.725	$15.580	18,366
	2008	$15.580	$8.963	13,037
	2009	$8.963	$12.250	10,552
	2010	$12.250	$14.699	6,254
	2011	$14.699	$14.556	7,290
	2012	$14.556	$16.735	5,356
	2013	$16.735	$22.013	4,323
	2014	$22.013	$23.668	3,259
	2015	$23.668	$21.069	3,953
	2016	$21.069	$23.842	3,746

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Comstock Fund - Series II
	2007	$13.202	$12.662	62,385
	2008	$12.662	$7.983	38,316
	2009	$7.983	$10.067	34,260
	2010	$10.067	$11.439	27,134
	2011	$11.439	$10.998	17,105
	2012	$10.998	$12.845	14,020
	2013	$12.845	$17.113	9,416
	2014	$17.113	$18.336	13,371
	2015	$18.336	$16.892	11,880
	2016	$16.892	$19.409	9,880
Invesco V.I. Equity and Income Fund - Series II
	2007	$12.771	$12.962	66,971
	2008	$12.962	$9.843	44,327
	2009	$9.843	$11.841	27,589
	2010	$11.841	$13.028	21,104
	2011	$13.028	$12.629	15,249
	2012	$12.629	$13.939	13,154
	2013	$13.939	$17.096	9,645
	2014	$17.096	$18.262	5,638
	2015	$18.262	$17.471	5,458
	2016	$17.471	$19.705	5,306
Invesco V.I. Growth and Income Fund - Series II
	2007	$18.372	$18.497	52,886
	2008	$18.497	$12.314	39,008
	2009	$12.314	$15.009	36,554
	2010	$15.009	$16.538	26,125
	2011	$16.538	$15.875	24,807
	2012	$15.875	$17.827	23,154
	2013	$17.827	$23.421	17,960
	2014	$23.421	$25.294	14,613
	2015	$25.294	$24.018	13,205
	2016	$24.018	$28.172	9,325
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.499	$14.435	1,940
	2008	$14.435	$7.537	212
	2009	$7.537	$11.574	0
	2010	$11.574	$14.468	0
	2011	$14.468	$12.879	0
	2012	$12.879	$14.119	0
	2013	$14.119	$18.942	0
	2014	$18.942	$20.033	2,213
	2015	$20.033	$19.880	1,954
	2016	$19.880	$19.637	2,002
Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio
	2007	$11.066	$11.539	47,660
	2008	$11.539	$9.345	37,334
	2009	$9.345	$12.327	38,088
	2010	$12.327	$13.597	28,215
	2011	$13.597	$13.940	31,300
	2012	$13.940	$15.405	26,709
	2013	$15.405	$16.366	25,783
	2014	$16.366	$16.772	33,421
	2015	$16.772	$16.219	27,995
	2016	$16.219	$17.863	26,133

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Fundamental Equity Portfolio
	2007	$12.899	$13.519	15,659
	2008	$13.519	$9.470	12,046
	2009	$9.470	$11.716	10,791
	2010	$11.716	$13.696	8,367
	2011	$13.696	$12.847	7,241
	2012	$12.847	$13.952	3,826
	2013	$13.952	$18.602	3,104
	2014	$18.602	$19.574	3,155
	2015	$19.574	$18.561	1,587
	2016	$18.561	$21.100	1,542
Lord Abbett Series Fund, Inc. - Growth and Income Portfolio
	2007	$12.720	$12.920	83,465
	2008	$12.920	$8.067	53,957
	2009	$8.067	$9.420	48,170
	2010	$9.420	$10.862	32,228
	2011	$10.862	$10.020	28,704
	2012	$10.020	$11.029	17,286
	2013	$11.029	$14.721	12,736
	2014	$14.721	$15.563	7,370
	2015	$15.563	$14.847	6,589
	2016	$14.847	$17.078	5,822
Lord Abbett Series Fund, Inc. - Growth Opportunities Portfolio
	2007	$12.129	$14.445	27,856
	2008	$14.445	$8.761	14,051
	2009	$8.761	$12.523	12,260
	2010	$12.523	$15.119	10,688
	2011	$15.119	$13.356	7,617
	2012	$13.356	$14.967	7,475
	2013	$14.967	$20.149	5,306
	2014	$20.149	$20.989	4,993
	2015	$20.989	$21.175	2,243
	2016	$21.175	$21.053	2,200
Lord Abbett Series Fund, Inc. - Mid-Cap Stock Portfolio
	2007	$13.030	$12.870	64,917
	2008	$12.870	$7.665	38,093
	2009	$7.665	$9.531	33,322
	2010	$9.531	$11.741	17,564
	2011	$11.741	$11.069	16,093
	2012	$11.069	$12.451	13,787
	2013	$12.451	$15.936	9,985
	2014	$15.936	$17.455	9,265
	2015	$17.455	$16.493	7,825
	2016	$16.493	$18.855	6,373

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Capital Appreciation Fund/VA - Service Shares
	2007	$14.006	$15.661	94,498
	2008	$15.661	$8.357	65,749
	2009	$8.357	$11.831	57,828
	2010	$11.831	$12.682	44,855
	2011	$12.682	$12.284	40,237
	2012	$12.284	$13.730	35,163
	2013	$13.730	$17.452	25,789
	2014	$17.452	$19.733	18,092
	2015	$19.733	$20.013	14,849
	2016	$20.013	$19.178	13,282
Oppenheimer Conservative Balanced Fund/VA - Service Shares
	2007	$15.654	$15.909	14,185
	2008	$15.909	$8.809	14,356
	2009	$8.809	$10.520	13,002
	2010	$10.520	$11.642	11,032
	2011	$11.642	$11.478	8,941
	2012	$11.478	$12.636	8,667
	2013	$12.636	$14.003	5,148
	2014	$14.003	$14.854	4,704
	2015	$14.854	$14.671	4,634
	2016	$14.671	$15.124	4,267
Oppenheimer Core Bond Fund/VA - Service Shares
	2007	$10.467	$10.699	113,131
	2008	$10.699	$6.402	91,674
	2009	$6.402	$6.856	87,991
	2010	$6.856	$7.493	78,060
	2011	$7.493	$7.942	54,983
	2012	$7.942	$8.593	33,793
	2013	$8.593	$8.408	24,385
	2014	$8.408	$8.829	22,474
	2015	$8.829	$8.732	24,158
	2016	$8.732	$8.838	22,457
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$16.124	$16.790	24,958
	2008	$16.790	$8.374	17,093
	2009	$8.374	$10.878	17,358
	2010	$10.878	$13.585	12,134
	2011	$13.585	$13.454	11,757
	2012	$13.454	$15.348	11,672
	2013	$15.348	$20.443	9,910
	2014	$20.443	$21.187	9,766
	2015	$21.187	$22.128	8,022
	2016	$22.128	$22.185	7,777

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Global Fund/VA - Service Shares
	2007	$21.461	$22.357	27,024
	2008	$22.357	$13.101	20,192
	2009	$13.101	$17.930	16,803
	2010	$17.930	$20.374	7,600
	2011	$20.374	$18.304	7,048
	2012	$18.304	$21.741	6,832
	2013	$21.741	$27.116	4,660
	2014	$27.116	$27.178	4,529
	2015	$27.178	$27.671	3,760
	2016	$27.671	$27.135	3,660
Oppenheimer Global Strategic Income Fund/VA - Service Shares
	2007	$13.702	$14.741	153,933
	2008	$14.741	$12.380	136,040
	2009	$12.380	$14.396	130,323
	2010	$14.396	$16.227	107,136
	2011	$16.227	$16.041	75,300
	2012	$16.041	$17.825	72,670
	2013	$17.825	$17.441	54,120
	2014	$17.441	$17.556	46,592
	2015	$17.556	$16.812	32,313
	2016	$16.812	$17.546	31,047
Oppenheimer High Income Fund/VA - Service Shares
	2007	$14.873	$14.536	21,030
	2008	$14.536	$3.059	19,862
	2009	$3.059	$3.784	14,854
	2010	$3.784	$4.252	12,859
	2011	$4.252	$4.070	11,497
	2012	$4.070	$4.515	0
Oppenheimer Main Street Fund®/VA - Service Shares
	2007	$15.853	$16.214	110,198
	2008	$16.214	$9.773	75,153
	2009	$9.773	$12.285	57,942
	2010	$12.285	$13.974	45,608
	2011	$13.974	$13.681	37,046
	2012	$13.681	$15.668	33,014
	2013	$15.668	$20.225	25,372
	2014	$20.225	$21.929	21,172
	2015	$21.929	$22.205	16,398
	2016	$22.205	$24.273	15,210
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$20.828	$20.169	27,811
	2008	$20.169	$12.279	20,348
	2009	$12.279	$16.508	17,669
	2010	$16.508	$19.950	10,854
	2011	$19.950	$19.127	9,327
	2012	$19.127	$22.103	8,392
	2013	$22.103	$30.526	5,671
	2014	$30.526	$33.473	4,149
	2015	$33.473	$30.871	3,059
	2016	$30.871	$35.678	2,283

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$12.596	35,900
	2010	$12.596	$13.931	35,611
	2011	$13.931	$13.945	25,706
	2012	$13.945	$16.338	21,573
	2013	$16.338	$21.247	14,909
	2014	$21.247	$23.509	12,907
	2015	$23.509	$22.385	10,392
	2016	$22.385	$24.985	8,638
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$14.418	$14.294	26,289
	2008	$14.294	$8.321	11,149
	2009	$8.321	$10.266	10,936
	2010	$10.266	$11.174	10,517
	2011	$11.174	$11.279	9,753
	2012	$11.279	$12.465	9,149
	2013	$12.465	$14.457	8,415
	2014	$14.457	$15.714	8,129
	2015	$15.714	$15.258	8,345
	2016	$15.258	$16.186	7,526
Putnam VT Global Asset Allocation Fund - Class IB
	2007	$15.515	$15.684	83,907
	2008	$15.684	$10.270	76,177
	2009	$10.270	$13.637	61,582
	2010	$13.637	$15.361	55,636
	2011	$15.361	$15.023	46,183
	2012	$15.023	$16.849	39,108
	2013	$16.849	$19.773	28,092
	2014	$19.773	$21.249	25,340
	2015	$21.249	$20.904	24,269
	2016	$20.904	$21.910	23,092
Putnam VT Global Health Care Fund - Class IB
	2007	$13.348	$13.029	1,961
	2008	$13.029	$10.611	139
	2009	$10.611	$13.130	0
	2010	$13.130	$13.214	0
	2011	$13.214	$12.825	0
	2012	$12.825	$15.399	0
	2013	$15.399	$21.425	0
	2014	$21.425	$26.858	853
	2015	$26.858	$28.431	698
	2016	$28.431	$24.754	805
Putnam VT Global Utilities Fund - Class IB
	2007	$22.337	$26.310	3,165
	2008	$26.310	$17.960	43
	2009	$17.960	$18.936	50
	2010	$18.936	$18.938	52
	2011	$18.938	$17.594	56
	2012	$17.594	$18.149	59
	2013	$18.149	$20.287	66
	2014	$20.287	$22.829	66
	2015	$22.829	$20.197	72
	2016	$20.197	$20.229	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Government Money Market Fund - Class IB formerly, Putnam VT Money Market Fund - Class IB
	2007	$10.057	$10.349	342,086
	2008	$10.349	$10.424	324,791
	2009	$10.424	$10.259	309,668
	2010	$10.259	$10.079	139,474
	2011	$10.079	$9.900	108,589
	2012	$9.900	$9.724	107,194
	2013	$9.724	$9.551	91,535
	2014	$9.551	$9.381	75,214
	2015	$9.381	$9.214	51,158
	2016	$9.214	$9.050	42,038
Putnam VT Growth and Income Fund - Class IB
	2007	$17.340	$15.999	25,411
	2008	$15.999	$9.632	12,393
	2009	$9.632	$12.280	10,381
	2010	$12.280	$13.794	10,965
	2011	$13.794	$12.919	11,289
	2012	$12.919	$15.115	10,391
	2013	$15.115	$20.141	10,063
	2014	$20.141	$21.904	4,823
	2015	$21.904	$19.892	4,022
	2016	$19.892	$22.471	1,568
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.052	40,769
Putnam VT High Yield Fund - Class IB
	2007	$15.925	$16.075	35,867
	2008	$16.075	$11.672	24,451
	2009	$11.672	$17.216	22,798
	2010	$17.216	$19.282	11,273
	2011	$19.282	$19.270	9,895
	2012	$19.270	$21.953	8,504
	2013	$21.953	$23.254	6,415
	2014	$23.254	$23.194	6,019
	2015	$23.194	$21.559	5,213
	2016	$21.559	$24.467	4,233
Putnam VT Income Fund - Class IB
	2007	$11.054	$11.422	132,584
	2008	$11.422	$8.533	91,416
	2009	$8.533	$12.291	87,147
	2010	$12.291	$13.262	69,943
	2011	$13.262	$13.677	55,962
	2012	$13.677	$14.874	53,044
	2013	$14.874	$14.882	47,678
	2014	$14.882	$15.559	43,964
	2015	$15.559	$15.057	37,278
	2016	$15.057	$15.084	35,024

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT International Equity Fund - Class IB
	2007	$21.110	$22.464	55,076
	2008	$22.464	$12.365	33,330
	2009	$12.365	$15.135	30,099
	2010	$15.135	$16.355	25,046
	2011	$16.355	$13.342	18,531
	2012	$13.342	$15.975	17,846
	2013	$15.975	$20.093	13,478
	2014	$20.093	$18.396	13,441
	2015	$18.396	$18.092	7,499
	2016	$18.092	$17.333	7,994
Putnam VT Investors Fund - Class IB
	2007	$17.187	$16.005	35,019
	2008	$16.005	$9.502	7,451
	2009	$9.502	$12.209	5,658
	2010	$12.209	$13.659	5,763
	2011	$13.659	$13.421	2,924
	2012	$13.421	$15.398	2,315
	2013	$15.398	$20.435	1,920
	2014	$20.435	$22.861	1,662
	2015	$22.861	$21.963	1,541
	2016	$21.963	$24.171	980
Putnam VT Multi-Cap Growth Fund - Class IB
	2007	$16.843	$17.489	168
	2008	$17.489	$10.521	0
	2009	$10.521	$13.653	0
	2010	$13.653	$16.031	2,373
	2011	$16.031	$14.944	2,372
	2012	$14.944	$17.136	2,864
	2013	$17.136	$22.962	598
	2014	$22.962	$25.593	598
	2015	$25.593	$25.062	104
	2016	$25.062	$26.532	104
Putnam VT New Value Fund - Class IB
	2007	$19.579	$18.286	63,253
	2008	$18.286	$9.921	39,738
	2009	$9.921	$9.338	0
Putnam VT Research Fund - Class IB
	2007	$15.599	$15.403	1,499
	2008	$15.403	$9.296	534
	2009	$9.296	$12.160	509
	2010	$12.160	$13.898	719
	2011	$13.898	$13.411	686
	2012	$13.411	$15.531	659
	2013	$15.531	$20.342	634
	2014	$20.342	$22.946	607
	2015	$22.946	$22.187	578
	2016	$22.187	$23.988	323
Putnam VT Vista Fund - Class IB
	2007	$18.022	$18.372	1,127
	2008	$18.372	$9.825	273
	2009	$9.825	$13.388	267
	2010	$13.388	$15.277	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Voyager Fund - Class IB
	2007	$13.748	$14.246	25,420
	2008	$14.246	$8.809	15,219
	2009	$8.809	$14.180	14,031
	2010	$14.180	$16.823	19,786
	2011	$16.823	$13.573	23,049
	2012	$13.573	$15.226	20,209
	2013	$15.226	$21.493	19,387
	2014	$21.493	$23.160	22,665
	2015	$23.160	$21.355	20,561
	2016	$21.355	$21.404	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$17.977	$18.782	10,381
	2008	$18.782	$15.683	7,102
	2009	$15.683	$20.040	6,200
	2010	$20.040	$21.599	4,048
	2011	$21.599	$22.674	7,999
	2012	$22.674	$26.248	6,884
	2013	$26.248	$23.520	9,742
	2014	$23.520	$23.767	4,453
	2015	$23.767	$23.067	4,367
	2016	$23.067	$25.053	4,136
UIF Global Franchise Portfolio, Class II
	2007	$14.536	$15.670	83,710
	2008	$15.670	$10.936	58,984
	2009	$10.936	$13.915	55,696
	2010	$13.915	$15.586	42,266
	2011	$15.586	$16.693	36,346
	2012	$16.693	$18.949	17,100
	2013	$18.949	$22.269	12,833
	2014	$22.269	$22.857	13,284
	2015	$22.857	$23.840	13,469
	2016	$23.840	$24.683	13,225
UIF Growth Portfolio, Class I
	2007	$12.490	$14.952	10,166
	2008	$14.952	$7.461	2,938
	2009	$7.461	$12.131	3,621
	2010	$12.131	$14.638	1,574
	2011	$14.638	$13.974	3,159
	2012	$13.974	$15.697	2,904
	2013	$15.697	$22.827	2,404
	2014	$22.827	$23.844	2,341
	2015	$23.844	$26.284	2,055
	2016	$26.284	$25.392	1,972
UIF Growth Portfolio, Class II
	2007	$12.400	$14.815	6,253
	2008	$14.815	$7.370	7,839
	2009	$7.370	$11.953	4,708
	2010	$11.953	$14.394	4,856
	2011	$14.394	$13.707	4,385
	2012	$13.707	$15.352	3,986
	2013	$15.352	$22.273	3,051
	2014	$22.273	$23.207	2,670
	2015	$23.207	$25.519	2,360
	2016	$25.519	$24.582	2,405

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Mid Cap Growth Portfolio, Class II
	2007	$9.820	$11.823	30,094
	2008	$11.823	$6.175	19,376
	2009	$6.175	$9.544	17,313
	2010	$9.544	$12.398	19,532
	2011	$12.398	$11.303	13,370
	2012	$11.303	$12.042	10,053
	2013	$12.042	$16.260	9,099
	2014	$16.260	$16.263	8,883
	2015	$16.263	$15.015	8,324
	2016	$15.015	$13.443	8,577
UIF Small Company Growth Portfolio, Class II
	2007	$19.312	$19.526	4,232
	2008	$19.526	$11.422	2,737
	2009	$11.422	$16.450	5,060
	2010	$16.450	$20.446	3,421
	2011	$20.446	$18.331	3,341
	2012	$18.331	$20.650	3,340
	2013	$20.650	$34.746	3,310
	2014	$34.746	$29.393	2,637
	2015	$29.393	$26.040	2,637
	2016	$26.040	$27.019	2,636
UIF U.S. Real Estate Portfolio, Class II
	2007	$30.066	$24.425	16,406
	2008	$24.425	$14.859	12,296
	2009	$14.859	$18.750	12,283
	2010	$18.750	$23.852	6,595
	2011	$23.852	$24.753	5,862
	2012	$24.753	$28.106	5,064
	2013	$28.106	$28.087	4,290
	2014	$28.087	$35.701	3,153
	2015	$35.701	$35.736	2,490
	2016	$35.736	$37.397	2,271
Van Kampen LIT Money Market Portfolio - Class II
	2007	$10.164	$10.426	137,828
	2008	$10.426	$10.422	135,319
	2009	$10.422	$10.243	0

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.60% and an administrative expense charge of 0.19%.

ALLSTATE ADVISOR VARIABLE ANNUITY: Allstate Advisor Preferred Contracts with No Withdrawal Charge Option - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71-79)
Mortality & Expense = 2.5

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$10.193	$11.633	0
	2008	$11.633	$6.487	0
	2009	$6.487	$8.551	0
	2010	$8.551	$9.730	0
	2011	$9.730	$9.205	0
	2012	$9.205	$10.403	0
	2013	$10.403	$13.257	0
	2014	$13.257	$14.404	0
	2015	$14.404	$14.074	0
	2016	$14.074	$14.756	0
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
	2007	$10.383	$10.953	0
	2008	$10.953	$7.976	0
	2009	$7.976	$9.620	0
	2010	$9.620	$10.536	0
	2011	$10.536	$10.210	0
	2012	$10.210	$11.085	0
	2013	$11.085	$12.210	0
	2014	$12.210	$12.382	0
	2015	$12.382	$11.985	0
	2016	$11.985	$12.274	0
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
	2007	$10.412	$11.141	0
	2008	$11.141	$7.285	0
	2009	$7.285	$9.113	0
	2010	$9.113	$10.138	0
	2011	$10.138	$9.744	0
	2012	$9.744	$10.720	0
	2013	$10.720	$12.063	0
	2014	$12.063	$12.278	0
	2015	$12.278	$11.893	0
	2016	$11.893	$12.245	0
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
	2007	$10.421	$11.263	0
	2008	$11.263	$6.776	0
	2009	$6.776	$8.650	0
	2010	$8.650	$9.755	0
	2011	$9.755	$9.224	0
	2012	$9.224	$10.338	0
	2013	$10.338	$12.214	0
	2014	$12.214	$12.449	0
	2015	$12.449	$12.050	0
	2016	$12.050	$12.474	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Freedom Income Portfolio - Service Class 2
	2007	$10.274	$10.588	0
	2008	$10.588	$9.200	0
	2009	$9.200	$10.263	0
	2010	$10.263	$10.712	0
	2011	$10.712	$10.569	0
	2012	$10.569	$10.928	0
	2013	$10.928	$11.188	0
	2014	$11.188	$11.272	0
	2015	$11.272	$10.906	0
	2016	$10.906	$11.057	0
Fidelity VIP Growth Opportunities Portfolio - Service Class 2
	2015	$10.000	$16.700	0
	2016	$16.700	$16.262	0
Fidelity VIP Growth Stock Portfolio - Service Class 2
	2007	$9.673	$11.511	0
	2008	$11.511	$6.186	0
	2009	$6.186	$8.694	0
	2010	$8.694	$10.133	0
	2011	$10.133	$9.905	0
	2012	$9.905	$11.390	0
	2013	$11.390	$14.919	0
	2014	$14.919	$16.309	0
	2015	$16.309	$17.246	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$10.742	$10.994	0
	2008	$10.994	$6.722	0
	2009	$6.722	$8.262	0
	2010	$8.262	$9.224	0
	2011	$9.224	$9.137	0
	2012	$9.137	$10.280	0
	2013	$10.280	$13.196	0
	2014	$13.196	$14.547	0
	2015	$14.547	$14.309	0
	2016	$14.309	$15.538	0
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$9.804	$11.002	0
	2008	$11.002	$6.465	0
	2009	$6.465	$8.793	0
	2010	$8.793	$11.001	0
	2011	$11.001	$9.544	0
	2012	$9.544	$10.639	0
	2013	$10.639	$14.066	0
	2014	$14.066	$14.514	0
	2015	$14.514	$13.893	0
	2016	$13.893	$15.133	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Growth and Income VIP Fund - Class 2
	2007	$16.335	$15.304	510
	2008	$15.304	$9.658	443
	2009	$9.658	$11.894	470
	2010	$11.894	$13.505	445
	2011	$13.505	$13.459	397
	2012	$13.459	$14.698	377
	2013	$14.698	$18.537	365
	2014	$18.537	$19.686	322
	2015	$19.686	$18.982	296
	2016	$18.982	$20.620	0
FTVIP Franklin Income VIP Fund - Class 2
	2007	$12.693	$12.814	0
	2008	$12.814	$8.771	0
	2009	$8.771	$11.574	0
	2010	$11.574	$12.690	0
	2011	$12.690	$12.644	0
	2012	$12.644	$13.859	0
	2013	$13.859	$15.367	0
	2014	$15.367	$15.644	0
	2015	$15.644	$14.149	0
	2016	$14.149	$15.700	0
FTVIP Franklin Large Cap Growth VIP Fund - Class 2
	2007	$11.140	$11.514	0
	2008	$11.514	$7.336	0
	2009	$7.336	$9.261	0
	2010	$9.261	$10.056	0
	2011	$10.056	$9.639	0
	2012	$9.639	$10.539	0
	2013	$10.539	$13.192	0
	2014	$13.192	$14.437	0
	2015	$14.437	$14.839	0
	2016	$14.839	$14.182	0
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$10.936	$11.901	0
	2008	$11.901	$8.285	0
	2009	$8.285	$9.942	0
	2010	$9.942	$10.832	0
	2011	$10.832	$10.229	0
	2012	$10.229	$11.283	0
	2013	$11.283	$14.012	0
	2014	$14.012	$14.413	0
	2015	$14.413	$13.513	0
	2016	$13.513	$14.752	0
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$17.063	$17.179	1,203
	2008	$17.179	$10.513	1,070
	2009	$10.513	$12.895	1,132
	2010	$12.895	$13.953	1,133
	2011	$13.953	$13.437	1,072
	2012	$13.437	$14.937	995
	2013	$14.937	$18.644	452
	2014	$18.644	$19.434	407
	2015	$19.434	$17.978	380
	2016	$17.978	$20.305	55

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Small Cap Value VIP Fund - Class 2
	2007	$20.921	$19.871	640
	2008	$19.871	$12.951	547
	2009	$12.951	$16.277	553
	2010	$16.277	$20.310	499
	2011	$20.310	$19.022	465
	2012	$19.022	$21.912	435
	2013	$21.912	$29.050	53
	2014	$29.050	$28.430	56
	2015	$28.430	$25.621	47
	2016	$25.621	$32.461	34
FTVIP Franklin Small-Mid Cap Growth VIP Fund - Class 2
	2007	$18.007	$19.490	0
	2008	$19.490	$10.905	0
	2009	$10.905	$15.236	0
	2010	$15.236	$18.923	0
	2011	$18.923	$17.525	0
	2012	$17.525	$18.903	0
	2013	$18.903	$25.413	0
	2014	$25.413	$26.577	0
	2015	$26.577	$25.175	0
	2016	$25.175	$25.521	0
FTVIP Franklin U.S. Government Securities VIP Fund - Class 2
	2007	$10.265	$10.648	1,084
	2008	$10.648	$11.148	1,084
	2009	$11.148	$11.184	1,084
	2010	$11.184	$11.458	1,034
	2011	$11.458	$11.784	976
	2012	$11.784	$11.683	926
	2013	$11.683	$11.114	880
	2014	$11.114	$11.181	828
	2015	$11.181	$10.932	773
	2016	$10.932	$10.709	724
FTVIP Templeton Developing Markets VIP Fund - Class 2
	2007	$31.342	$39.272	0
	2008	$39.272	$18.073	0
	2009	$18.073	$30.353	0
	2010	$30.353	$34.732	0
	2011	$34.732	$28.440	0
	2012	$28.440	$31.315	0
	2013	$31.315	$30.192	0
	2014	$30.192	$26.914	0
	2015	$26.914	$21.055	0
	2016	$21.055	$24.065	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$19.677	$22.104	608
	2008	$22.104	$12.824	608
	2009	$12.824	$17.101	608
	2010	$17.101	$18.041	580
	2011	$18.041	$15.689	547
	2012	$15.689	$18.049	519
	2013	$18.049	$21.599	493
	2014	$21.599	$18.678	464
	2015	$18.678	$16.995	434
	2016	$16.995	$17.726	406
FTVIP Templeton Global Bond VIP Fund - Class 2
	2007	$14.747	$15.927	0
	2008	$15.927	$16.461	0
	2009	$16.461	$19.011	0
	2010	$19.011	$21.173	0
	2011	$21.173	$20.425	0
	2012	$20.425	$22.869	0
	2013	$22.869	$22.616	0
	2014	$22.616	$22.411	0
	2015	$22.411	$20.869	0
	2016	$20.869	$20.906	0
Invesco V.I. American Franchise Fund - Series II
	2007	$12.632	$14.336	0
	2008	$14.336	$7.098	0
	2009	$7.098	$11.441	0
	2010	$11.441	$13.312	0
	2011	$13.312	$12.127	0
	2012	$12.127	$13.381	0
	2013	$13.381	$18.203	0
	2014	$18.203	$19.161	0
	2015	$19.161	$19.531	0
	2016	$19.531	$19.390	0
Invesco V.I. American Value Fund - Series I
	2007	$14.407	$15.117	1,356
	2008	$15.117	$8.636	1,302
	2009	$8.636	$11.698	1,256
	2010	$11.698	$13.916	1,147
	2011	$13.916	$13.667	1,048
	2012	$13.667	$15.600	944
	2013	$15.600	$20.383	411
	2014	$20.383	$21.769	367
	2015	$21.769	$19.250	354
	2016	$19.250	$21.636	52
Invesco V.I. American Value Fund - Series II
	2007	$14.369	$15.063	0
	2008	$15.063	$8.586	0
	2009	$8.586	$11.626	0
	2010	$11.626	$13.824	0
	2011	$13.824	$13.564	0
	2012	$13.564	$15.452	0
	2013	$15.452	$20.138	0
	2014	$20.138	$21.454	0
	2015	$21.454	$18.923	0
	2016	$18.923	$21.218	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Comstock Fund - Series II
	2007	$12.882	$12.242	0
	2008	$12.242	$7.647	0
	2009	$7.647	$9.555	0
	2010	$9.555	$10.758	0
	2011	$10.758	$10.248	0
	2012	$10.248	$11.859	0
	2013	$11.859	$15.655	0
	2014	$15.655	$16.620	0
	2015	$16.620	$15.171	0
	2016	$15.171	$17.272	0
Invesco V.I. Equity and Income Fund - Series II
	2007	$12.461	$12.532	0
	2008	$12.532	$9.429	0
	2009	$9.429	$11.238	0
	2010	$11.238	$12.252	0
	2011	$12.252	$11.768	0
	2012	$11.768	$12.869	0
	2013	$12.869	$15.640	0
	2014	$15.640	$16.554	0
	2015	$16.554	$15.692	0
	2016	$15.692	$17.536	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$17.694	$17.650	1,156
	2008	$17.650	$11.643	961
	2009	$11.643	$14.061	1,028
	2010	$14.061	$15.351	1,037
	2011	$15.351	$14.601	981
	2012	$14.601	$16.246	902
	2013	$16.246	$21.147	396
	2014	$21.147	$22.629	350
	2015	$22.629	$21.291	321
	2016	$21.291	$24.746	45
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.197	$13.955	0
	2008	$13.955	$7.219	0
	2009	$7.219	$10.986	0
	2010	$10.986	$13.606	0
	2011	$13.606	$12.001	0
	2012	$12.001	$13.035	0
	2013	$13.035	$17.328	0
	2014	$17.328	$18.159	0
	2015	$18.159	$17.854	0
	2016	$17.854	$17.475	0
Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio
	2007	$10.840	$11.199	0
	2008	$11.199	$8.987	0
	2009	$8.987	$11.745	0
	2010	$11.745	$12.837	0
	2011	$12.837	$13.040	0
	2012	$13.040	$14.279	0
	2013	$14.279	$15.030	0
	2014	$15.030	$15.262	0
	2015	$15.262	$14.624	0
	2016	$14.624	$15.959	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Lord Abbett Series Fund, Inc. - Fundamental Equity Portfolio
	2007	$12.636	$13.120	0
	2008	$13.120	$9.107	0
	2009	$9.107	$11.163	0
	2010	$11.163	$12.930	0
	2011	$12.930	$12.018	0
	2012	$12.018	$12.932	0
	2013	$12.932	$17.084	0
	2014	$17.084	$17.811	0
	2015	$17.811	$16.735	0
	2016	$16.735	$18.851	0
Lord Abbett Series Fund, Inc. - Growth and Income Portfolio
	2007	$12.460	$12.540	0
	2008	$12.540	$7.758	0
	2009	$7.758	$8.975	0
	2010	$8.975	$10.255	0
	2011	$10.255	$9.373	0
	2012	$9.373	$10.223	0
	2013	$10.223	$13.519	0
	2014	$13.519	$14.162	0
	2015	$14.162	$13.386	0
	2016	$13.386	$15.257	0
Lord Abbett Series Fund, Inc. - Growth Opportunities Portfolio
	2007	$11.881	$14.020	0
	2008	$14.020	$8.425	0
	2009	$8.425	$11.932	0
	2010	$11.932	$14.273	0
	2011	$14.273	$12.494	0
	2012	$12.494	$13.872	0
	2013	$13.872	$18.504	0
	2014	$18.504	$19.099	0
	2015	$19.099	$19.092	0
	2016	$19.092	$18.809	0
Lord Abbett Series Fund, Inc. - Mid-Cap Stock Portfolio
	2007	$12.764	$12.491	0
	2008	$12.491	$7.371	0
	2009	$7.371	$9.081	0
	2010	$9.081	$11.085	0
	2011	$11.085	$10.354	0
	2012	$10.354	$11.541	0
	2013	$11.541	$14.635	0
	2014	$14.635	$15.883	0
	2015	$15.883	$14.871	0
	2016	$14.871	$16.845	0
Oppenheimer Capital Appreciation Fund/VA - Service Shares
	2007	$13.542	$15.002	1,366
	2008	$15.002	$7.932	1,376
	2009	$7.932	$11.127	1,339
	2010	$11.127	$11.818	1,329
	2011	$11.818	$11.342	1,218
	2012	$11.342	$12.560	1,172
	2013	$12.560	$15.820	531
	2014	$15.820	$17.723	446
	2015	$17.723	$17.810	383
	2016	$17.810	$16.911	66

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Conservative Balanced Fund/VA - Service Shares
	2007	$15.077	$15.180	0
	2008	$15.180	$8.329	0
	2009	$8.329	$9.855	0
	2010	$9.855	$10.806	0
	2011	$10.806	$10.556	0
	2012	$10.556	$11.515	0
	2013	$11.515	$12.643	0
	2014	$12.643	$13.290	0
	2015	$13.290	$13.005	0
	2016	$13.005	$13.285	0
Oppenheimer Core Bond Fund/VA - Service Shares
	2007	$10.253	$10.384	0
	2008	$10.384	$6.156	0
	2009	$6.156	$6.532	0
	2010	$6.532	$7.074	0
	2011	$7.074	$7.430	0
	2012	$7.430	$7.965	0
	2013	$7.965	$7.721	0
	2014	$7.721	$8.034	0
	2015	$8.034	$7.873	0
	2016	$7.873	$7.896	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$15.529	$16.021	0
	2008	$16.021	$7.917	0
	2009	$7.917	$10.190	0
	2010	$10.190	$12.609	0
	2011	$12.609	$12.374	0
	2012	$12.374	$13.986	0
	2013	$13.986	$18.459	0
	2014	$18.459	$18.955	0
	2015	$18.955	$19.615	0
	2016	$19.615	$19.486	0
Oppenheimer Global Fund/VA - Service Shares
	2007	$20.669	$21.333	0
	2008	$21.333	$12.386	0
	2009	$12.386	$16.796	0
	2010	$16.796	$18.912	0
	2011	$18.912	$16.834	0
	2012	$16.834	$19.812	0
	2013	$19.812	$24.484	0
	2014	$24.484	$24.315	0
	2015	$24.315	$24.530	0
	2016	$24.530	$23.834	0
Oppenheimer Global Strategic Income Fund/VA - Service Shares
	2007	$13.196	$14.066	52
	2008	$14.066	$11.705	36
	2009	$11.705	$13.486	35
	2010	$13.486	$15.063	31
	2011	$15.063	$14.754	28
	2012	$14.754	$16.244	25
	2013	$16.244	$15.749	29
	2014	$15.749	$15.707	0
	2015	$15.707	$14.903	0
	2016	$14.903	$15.412	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer High Income Fund/VA - Service Shares
	2007	$14.324	$13.871	0
	2008	$13.871	$2.892	0
	2009	$2.892	$3.544	0
	2010	$3.544	$3.947	0
	2011	$3.947	$3.743	0
	2012	$3.743	$4.121	0
Oppenheimer Main Street Fund®/VA - Service Shares
	2007	$15.268	$15.472	2,445
	2008	$15.472	$9.240	2,345
	2009	$9.240	$11.508	2,391
	2010	$11.508	$12.971	2,287
	2011	$12.971	$12.583	2,563
	2012	$12.583	$14.278	2,392
	2013	$14.278	$18.262	1,754
	2014	$18.262	$19.619	1,620
	2015	$19.619	$19.684	1,484
	2016	$19.684	$21.321	1,117
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$20.060	$19.245	0
	2008	$19.245	$11.610	0
	2009	$11.610	$15.464	0
	2010	$15.464	$18.518	0
	2011	$18.518	$17.591	0
	2012	$17.591	$20.142	0
	2013	$20.142	$27.563	0
	2014	$27.563	$29.947	0
	2015	$29.947	$27.366	0
	2016	$27.366	$31.338	0
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$11.800	0
	2010	$11.800	$12.930	0
	2011	$12.930	$12.825	0
	2012	$12.825	$14.888	0
	2013	$14.888	$19.185	0
	2014	$19.185	$21.032	0
	2015	$21.032	$19.844	0
	2016	$19.844	$21.946	0
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$13.886	$13.639	981
	2008	$13.639	$7.867	891
	2009	$7.867	$9.617	957
	2010	$9.617	$10.372	978
	2011	$10.372	$10.373	891
	2012	$10.373	$11.359	839
	2013	$11.359	$13.053	154
	2014	$13.053	$14.059	111
	2015	$14.059	$13.526	88
	2016	$13.526	$14.217	79

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Global Asset Allocation Fund - Class IB
	2007	$14.943	$14.966	0
	2008	$14.966	$9.710	0
	2009	$9.710	$12.776	0
	2010	$12.776	$14.258	0
	2011	$14.258	$13.818	0
	2012	$13.818	$15.354	0
	2013	$15.354	$17.854	0
	2014	$17.854	$19.011	0
	2015	$19.011	$18.531	0
	2016	$18.531	$19.245	0
Putnam VT Global Health Care Fund - Class IB
	2007	$12.855	$12.432	0
	2008	$12.432	$10.032	0
	2009	$10.032	$12.300	0
	2010	$12.300	$12.265	0
	2011	$12.265	$11.795	0
	2012	$11.795	$14.033	0
	2013	$14.033	$19.345	0
	2014	$19.345	$24.029	0
	2015	$24.029	$25.204	0
	2016	$25.204	$21.743	0
Putnam VT Global Utilities Fund - Class IB
	2007	$21.512	$25.106	28
	2008	$25.106	$16.981	25
	2009	$16.981	$17.740	27
	2010	$17.740	$17.579	27
	2011	$17.579	$16.182	26
	2012	$16.182	$16.539	25
	2013	$16.539	$18.318	25
	2014	$18.318	$20.424	0
	2015	$20.424	$17.904	0
	2016	$17.904	$17.768	0
Putnam VT Government Money Market Fund - Class IB formerly, Putnam VT Money Market Fund - Class IB
	2007	$9.686	$9.875	0
	2008	$9.875	$9.856	0
	2009	$9.856	$9.611	0
	2010	$9.611	$9.356	0
	2011	$9.356	$9.106	0
	2012	$9.106	$8.861	0
	2013	$8.861	$8.624	0
	2014	$8.624	$8.392	0
	2015	$8.392	$8.167	0
	2016	$8.167	$7.949	0
Putnam VT Growth and Income Fund - Class IB
	2007	$16.700	$15.267	2,370
	2008	$15.267	$9.107	2,273
	2009	$9.107	$11.504	2,318
	2010	$11.504	$12.804	2,243
	2011	$12.804	$11.882	2,551
	2012	$11.882	$13.774	2,368
	2013	$13.774	$18.186	1,685
	2014	$18.186	$19.596	1,552
	2015	$19.596	$17.633	1,458
	2016	$17.633	$19.737	1,059

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.042	138
Putnam VT High Yield Fund - Class IB
	2007	$15.337	$15.339	0
	2008	$15.339	$11.035	0
	2009	$11.035	$16.128	0
	2010	$16.128	$17.898	0
	2011	$17.898	$17.723	0
	2012	$17.723	$20.006	0
	2013	$20.006	$20.997	0
	2014	$20.997	$20.751	0
	2015	$20.751	$19.112	0
	2016	$19.112	$21.491	0
Putnam VT Income Fund - Class IB
	2007	$10.645	$10.899	0
	2008	$10.899	$8.068	0
	2009	$8.068	$11.514	0
	2010	$11.514	$12.310	0
	2011	$12.310	$12.579	0
	2012	$12.579	$13.555	0
	2013	$13.555	$13.437	0
	2014	$13.437	$13.920	0
	2015	$13.920	$13.348	0
	2016	$13.348	$13.250	0
Putnam VT International Equity Fund - Class IB
	2007	$20.331	$21.436	0
	2008	$21.436	$11.691	0
	2009	$11.691	$14.179	0
	2010	$14.179	$15.181	0
	2011	$15.181	$12.271	0
	2012	$12.271	$14.557	0
	2013	$14.557	$18.142	0
	2014	$18.142	$16.458	0
	2015	$16.458	$16.037	0
	2016	$16.037	$15.224	0
Putnam VT Investors Fund - Class IB
	2007	$16.552	$15.273	0
	2008	$15.273	$8.984	0
	2009	$8.984	$11.437	0
	2010	$11.437	$12.678	0
	2011	$12.678	$12.343	0
	2012	$12.343	$14.032	0
	2013	$14.032	$18.451	0
	2014	$18.451	$20.453	0
	2015	$20.453	$19.469	0
	2016	$19.469	$21.230	0
Putnam VT Multi-Cap Growth Fund - Class IB
	2007	$16.221	$16.688	1,419
	2008	$16.688	$9.947	1,314
	2009	$9.947	$12.790	1,333
	2010	$12.790	$14.880	1,902
	2011	$14.880	$13.744	1,780
	2012	$13.744	$15.615	1,693
	2013	$15.615	$20.733	502
	2014	$20.733	$22.897	432
	2015	$22.897	$22.216	374
	2016	$22.216	$23.304	107

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT New Value Fund - Class IB
	2007	$18.856	$17.449	0
	2008	$17.449	$9.379	0
	2009	$9.379	$8.819	0
Putnam VT Research Fund - Class IB
	2007	$15.023	$14.698	0
	2008	$14.698	$8.789	0
	2009	$8.789	$11.391	0
	2010	$11.391	$12.900	0
	2011	$12.900	$12.335	0
	2012	$12.335	$14.153	0
	2013	$14.153	$18.367	0
	2014	$18.367	$20.529	0
	2015	$20.529	$19.668	0
	2016	$19.668	$21.070	0
Putnam VT Vista Fund - Class IB
	2007	$17.357	$17.531	715
	2008	$17.531	$9.289	724
	2009	$9.289	$12.541	744
	2010	$12.541	$14.216	0
Putnam VT Voyager Fund - Class IB
	2007	$13.240	$13.594	1,752
	2008	$13.594	$8.329	1,585
	2009	$8.329	$13.284	1,301
	2010	$13.284	$15.615	1,167
	2011	$15.615	$12.483	1,242
	2012	$12.483	$13.875	1,235
	2013	$13.875	$19.406	455
	2014	$19.406	$20.720	401
	2015	$20.720	$18.930	379
	2016	$18.930	$18.820	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$17.313	$17.922	0
	2008	$17.922	$14.828	0
	2009	$14.828	$18.774	0
	2010	$18.774	$20.049	0
	2011	$20.049	$20.854	0
	2012	$20.854	$23.919	0
	2013	$23.919	$21.238	0
	2014	$21.238	$21.264	0
	2015	$21.264	$20.448	0
	2016	$20.448	$22.006	0
UIF Global Franchise Portfolio, Class II
	2007	$14.141	$15.104	0
	2008	$15.104	$10.444	0
	2009	$10.444	$13.167	0
	2010	$13.167	$14.613	0
	2011	$14.613	$15.508	0
	2012	$15.508	$17.443	0
	2013	$17.443	$20.311	0
	2014	$20.311	$20.656	0
	2015	$20.656	$21.347	0
	2016	$21.347	$21.900	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Growth Portfolio, Class I
	2007	$12.187	$14.455	1,371
	2008	$14.455	$7.147	1,419
	2009	$7.147	$11.514	1,257
	2010	$11.514	$13.766	1,097
	2011	$13.766	$13.022	1,003
	2012	$13.022	$14.492	1,003
	2013	$14.492	$20.883	382
	2014	$20.883	$21.614	365
	2015	$21.614	$23.606	290
	2016	$23.606	$22.597	49
UIF Growth Portfolio, Class II
	2007	$12.100	$14.323	0
	2008	$14.323	$7.059	0
	2009	$7.059	$11.345	0
	2010	$11.345	$13.536	0
	2011	$13.536	$12.772	0
	2012	$12.772	$14.175	0
	2013	$14.175	$20.376	0
	2014	$20.376	$21.036	0
	2015	$21.036	$22.920	0
	2016	$22.920	$21.876	0
UIF Mid Cap Growth Portfolio, Class II
	2007	$9.759	$11.642	0
	2008	$11.642	$6.025	0
	2009	$6.025	$9.226	0
	2010	$9.226	$11.875	0
	2011	$11.875	$10.727	0
	2012	$10.727	$11.324	0
	2013	$11.324	$15.150	0
	2014	$15.150	$15.014	0
	2015	$15.014	$13.735	0
	2016	$13.735	$12.185	0
UIF Small Company Growth Portfolio, Class II
	2007	$18.672	$18.705	0
	2008	$18.705	$10.841	0
	2009	$10.841	$15.470	0
	2010	$15.470	$19.053	0
	2011	$19.053	$16.925	0
	2012	$16.925	$18.891	0
	2013	$18.891	$31.496	0
	2014	$31.496	$26.400	0
	2015	$26.400	$23.174	0
	2016	$23.174	$23.824	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$28.957	$23.307	510
	2008	$23.307	$14.048	510
	2009	$14.048	$17.565	510
	2010	$17.565	$22.140	487
	2011	$22.140	$22.765	0
	2012	$22.765	$25.612	0
	2013	$25.612	$25.360	0
	2014	$25.360	$31.940	0
	2015	$31.940	$31.679	0
	2016	$31.679	$32.848	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Van Kampen LIT Money Market Portfolio - Class II
	2007	$9.887	$10.049	0
	2008	$10.049	$9.953	0
	2009	$9.953	$9.696	0

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.50% and an administrative expense charge of 0.19%.

PA195-4                                                 ASADVISOR

The Allstate Variable Annuities
(Allstate Variable Annuity, Allstate Variable Annuity – L Share)
Allstate Life Insurance Company
Street Address: 5801 SW 6th Ave. Topeka, KS 66606-0001
Mailing Address: P.O. Box 758566, Topeka, KS 66675-8566
Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
Prospectus dated May 1, 2017

Allstate Life Insurance Company (“Allstate Life”) has offered the following individual and group flexible premium deferred variable annuity contracts (each, a “Contract”):

•	Allstate Variable Annuity

•	Allstate Variable Annuity – L Share
This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. These Contracts are no longer offered for new sales.
This prospectus is for informational or educational purposes. It is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. In providing these materials Allstate Life Insurance Company is not acting as a fiduciary as defined by any applicable laws and regulations. Please consult with a qualified investment professional if you wish to obtain investment advice.
Each Contract currently offers several investment alternatives (“investment alternatives”). The investment alternatives include fixed account options (“Fixed Account Options”), depending on the Contract, and include various* variable sub-accounts (“Variable Sub-Accounts”) of the Allstate Financial Advisors Separate Account I (“Variable Account”). Each Variable Sub-Account invests exclusively in shares of the following funds (“Funds”):

AB Variable Product Series Fund, Inc. (Class B)
Fidelity® Variable Insurance Products (Service Class 2)
Franklin Templeton Variable Insurance Products Trust (Class 2)
Goldman Sachs Variable Insurance Trust
AIM Variable Insurance Funds (Series II) (Invesco Variable Insurance Funds - Series II)

Janus Aspen Series
Morgan Stanley Variable Investment Series (Class Y)
Morgan Stanley Variable Insurance Fund, Inc. (VIF) (formerly, The Universal Institutional Funds, Inc.)
PIMCO Variable Insurance Trust
Putnam Variable Trust (Class IB)

* Certain Variable Sub-Accounts may not be available depending on the date you purchased your Contract. Please see the Investment Alternatives: The Variable Sub-Accounts section for information about Variable Sub-Account or Portfolio liquidations, mergers, closures and name changes.
Each Fund has multiple investment Portfolios (“Portfolios”). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your Morgan Stanley Financial Advisor for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.
We (Allstate Life) have filed a Statement of Additional Information, dated May 1, 2017, with the Securities and Exchange Commission (“ SEC ”). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears at the end of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC’s Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC’s Web site.

IMPORTANT NOTICES
The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

Investment in the Contracts involves investment risks, including possible loss of principal.

ASADVISORL

i

Glossary of Terms

AB Factor- An element used to calculate the Accumulation Benefit that is determined by the Rider Period and Guarantee Option you selected as of the Rider Date.
Accumulation Benefit- An amount used to determine the minimum Contract Value on the Rider Maturity Date under the TrueReturn Accumulation Benefit Option, which is equal to the Benefit Base multiplied by the AB Factor.
Accumulation Phase - The period that begins on the date we issue your Contract ( “ Issue Date ” ) and continues until the Payout Start Date, which is the date we apply your money to provide income payments.
Accumulation Unit- A unit of measurement used to measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase. To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer.
Accumulation Unit Value- Each Variable Sub-Account has a separate value for its Accumulation Units (this is analogous to, but not the same as, the share price of a mutual fund).
Allstate Life (“we”) : The issuer of the Allstate Variable Annuity and Allstate Variable Annuity - L Share, each an individual and group flexible premium deferred variable annuity contract ( “ Contract ” ).
Annuitant- The individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.
Automatic Additions Program- A programs that permits subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.
Automatic Portfolio Rebalancing Program- A program that provides for the automatic rebalancing of the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations after the performance of each Sub-Account causes a shift in the percentage you allocated to each Sub-Account.
Beneficiary(ies)- The person(s) or entity(ies), who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies. You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract.

•
Primary Beneficiary- the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

•
Contingent Beneficiary- the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

Benefit Base- An amount used solely for the purpose of determining the accumulation or withdrawal benefit (or payments available) of an optional benefit and the Rider Fee. This amount is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value and is subsequently increased by purchase payments and decreased by withdrawals as detailed in the sections that discuss the TrueReturn Accumulation Benefit and each of the Withdrawal Benefit Options. The Benefit Base will never be less than zero.
Benefit Payment- In connection with the Withdrawal Benefit Options, the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment.
Benefit Payment Remaining- In connection with the Withdrawal Benefit Options, the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base (and for the SureIncome Plus Withdrawal Benefit Option and the SureIncome for Life Withdrawal Benefit Option, the SureIncome ROP Death Benefit) by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years.
Benefit Year- In connection with the Withdrawal Benefit Options, the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (be the same as) the Contract Year.

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Co-Annuitant- An individual who will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply upon the death of the Co-Annuitant.
Contract*- Is an agreement between you, the Contract Owner, and Allstate Life a life insurance company.
Contract Anniversary - Each twelve-month period from the date of your contract’s issue date.
Contract Owner (“you”) - The person(s) having the privileges of ownership defined in the Contract.
Contract Value- During the Accumulation Phase, your contract value is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.
Contract Year- The annual period of time measured from the date we issue your Contract or a Contract Anniversary.
Dollar Cost Averaging Program- A program that, during the Accumulation Phase, automatically transfers a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts.
Due Proof of Death- Documentation needed when there is a request for payment of the death benefit. We will accept the following documentation as Due Proof of Death: a certified copy of death certificate, a certified copy of decree of a court of competent jurisdiction as to the finding of death, or any other proof acceptable to us.
Earnings Protection Death Benefit Option: An optional death benefit that increases the death benefit provided by the Contract if the oldest Contract Owner or Annuitant is age 70 or younger on the Rider Application Date by the lesser of: (1) 100% (50% if the oldest Contract Owner or Annuitant is over age 70 and both the Contact Owner and Annuitant are younger than 79 on the Rider Application Date) of In-Force Premium, excluding purchase payments made in the twelve month period immediately preceding the death of the Contract Owner or Annuitant; and (2) 40% (25% if the oldest Contract Owner or Annuitant is over age 70 and both the Contact Owner and Annuitant are younger than 79 on the Rider Application Date) of In-Force Earnings.
Enhanced Beneficiary Protection Option: An option available that provides for an enhanced death benefit that accumulates your Contract Value on the Rider Date plus any subsequent payments, at a daily rate equivalent to 5% per year (3% in some states), adjusted for withdrawals and subject to the terms of the benefit.
Excess of Earnings Withdrawal- An amount equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.
Fixed Account Options – Investment options offered through our general account that credit interest at rates we guarantee.
Free Withdrawal Amount- An amount equal to 15% of all purchase payments that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge.
Funds- Each Variable Sub-account invests exclusively in shares of the following underlying funds (“Funds”):

AB Variable Product Series Fund, Inc. (Class B)
Fidelity® Variable Insurance Products (Service Class 2)
Franklin Templeton Variable Insurance Products Trust (Class 2)
Goldman Sachs Variable Insurance Trust
AIM Variable Insurance Funds (Series II) (Invesco Variable Insurance Funds - Series II)
Janus Aspen Series

Morgan Stanley Variable Investment Series (Class Y)
Morgan Stanley Variable Insurance Fund, Inc. (VIF) (formerly, The Universal Institutional Funds, Inc.)
PIMCO Variable Insurance Trust
Putnam Variable Trust (Class IB)

Income Base: An amount used to determine a Retirement Guaranteed Income Benefit that equals the Contract Value on the Rider Date, adjusted for purchase payments and withdrawals, which accumulates interest on a daily basis at a rate equivalent to 5% per year (3% in some states) subject to certain conditions and as detailed in “Retirement Income Guarantee Riders.”
Income Plan- A series of payments made on a scheduled basis to you or to another person designated by you.
Income Protection Benefit Option- An option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments, that guarantees your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2.
In-Force Earnings- An amount equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

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In-force Premium- An amount equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.
* In certain states the Contract was available only as a group Contract. In these states, we issued you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates unless the context requires otherwise.
Investment Alternatives - Variable Sub-Accounts that invest in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. For more complete information about each Portfolio, including the investment objective(s), expenses and risks associated with the Portfolio, please refer to the prospectuses for the Funds.
IRA Contract- A form of the Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.
Issue Date- The date we issue your Contract.
Market Value Adjustment- A calculation we apply to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under specified circumstances. The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates.
Maximum Anniversary Value: An amount used to determine the Maximum Anniversary Value (MAV) Death Benefit that equals the initial purchase payment on the Issue Date and is subsequently adjusted for purchase payments and withdrawals as detailed in “Death Benefit Amount.”
Maximum Anniversary Value (MAV) Death Benefit Option- An option available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date that provides the opportunity for an increased death benefit. On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value.
Payout Phase- The period of time that begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
Payout Start Date- The date we apply your money to provide income payments.
Payout Withdrawal- If you have elected Income Plan 3, your ability to terminate all or a portion of the income payments being made in exchange for their present value subject to an additional charge.
Portfolios- The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.
Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.
Retirement Income Guarantee Options: Two options that guarantee that the amount of income payments you receive will not be less than those determined by applying the applicable Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan. These riders are no longer offered.
Return of Premium (“ROP”) Death Benefit- A benefit that provides a death benefit equal to the sum of all purchase payments, reduced by a proportional withdrawal adjustment for each withdrawal.
Rider Anniversary- For the TrueReturn Accumulation Benefit Option, each twelve-month period from the Rider Date.
Rider Application Date- The later of the date we receive the completed application or the request to add an option.
Rider Date - The date any optional benefit is made part of your Contract.
Rider Fee- An additional annual fee that you may pay if you elect certain optional benefits.
Rider Maturity Date- For the TrueReturn Accumulation Benefit Option, the date on which the benefit guarantees a minimum Contract Value, which is determined by the length of the Rider Period which you select and must occur before the latest Payout Start Date (the later of the youngest Annuitant’s 99th birthday or the 10th Contract Anniversary).
Rider Period- The period of time that begins on the Rider Date and ends on the Rider Maturity Date.
Rider Trade-In Option- An option that allows you to cancel your TrueReturn Accumulation Benefit Option or SureIncome Withdrawal Benefit Option and immediately add a new option, subject to certain requirements and conditions.

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Right to Cancel- Your ability to cancel the Contract during the Trial Examination Period, and receive a refund (not including any Credit Enhancement).
Settlement Value - The amount paid in the event of a full withdrawal of the Contract Value.
Spousal Protection Benefit (Co-Annuitant) Option- An option that provides that the Co-Annuitant will be considered an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply on the death of the Co-Annuitant.
Standard Fixed Account Option- An option that allows you to allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation and the length of the initial interest rate guarantee period.
SureIncome Covered Life- In connection with the SureIncome for Life Option, the oldest Contract Owner, or the oldest Annuitant if the Contract Owner is a non-living entity, on the Rider Date.
SureIncome Option Fee- The separate annual Rider Fee applicable if you elect the SureIncome Option.
SureIncome Plus Option Fee- The separate annual Rider Fee applicable if you elect the SureIncome Option.
SureIncome Plus Withdrawal Benefit Option (also referred to as SureIncome Plus Option)- An option that provides a guaranteed withdrawal benefit and gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the option, that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted. This option also provides an additional death benefit option.
SureIncome for Life Option Fee- The separate annual Rider Fee applicable if you elect the SureIncome for Life Option.
SureIncome for Life Withdrawal Benefit Option (also referred to as SureIncome for Life Option) - An option that provides a guaranteed withdrawal benefit and gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the option, as long as the SureIncome Covered Life is alive (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until the death of the SureIncome Covered Life, subject to certain restrictions. This option also provides an additional death benefit option.
SureIncome ROP Death Benefit-An option available under SureIncome for Life and SureIncome Plus that provides a death benefit equal to the Contract Value on the Rider Date and subsequently increased by purchase payments and decreased by withdrawals as described in “Death of Owner or Annuitant” in the “SureIncome Plus Withdrawal Benefit Option” section.
SureIncome Withdrawal Benefit Option (also referred to as SureIncome Option)- An option that provides a guaranteed withdrawal benefit and gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted.
Systematic Withdrawal Program- A program that permits you to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date.
Tax Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.
Transfer Period Account- Each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.
Trial Examination Period- The period during which you may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20-day period after you receive the Contract, or such longer period that your state may require.
TrueBalanceSM Asset Allocation Program- A program that spreads Contract Value across a range of asset classes but is no longer offered for new enrollments.
TrueReturn Accumulation Benefit Option- An option that guarantees a minimum Contract Value on the Rider Maturity Date subject to the terms of the benefit.
Valuation Date - The term used to indicated a “business day,” which means each day Monday through Friday that the New York Stock Exchange is open for business. Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time).

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Variable Account- An account for which the income, gains, and losses are determined separately from the results of our other operations. The Variable Account consists of multiple Variable Sub- Accounts, each of which is available under the Contract.
Variable Sub-Account- An investment in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies.
Withdrawal Benefit Factor- In connection with the Withdrawal Benefit Options, a factor used to determine the “Benefit Payment” and Benefit Payment Remaining, which currently equals 8%.
Withdrawal Benefit Payout Phase- In connection with the Withdrawal Benefit Options, the period of time during which the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase. During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. Once all scheduled payments have been paid, the Contract will terminate.
Withdrawal Benefit Payout Start Date- In connection with the Withdrawal Benefit Options, the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.
Withdrawal Benefit Options- Collectively, the SureIncome Option, the SureIncome Plus Option and the SureIncome for Life Option.
Withdrawal Benefit Option Fee- Collectively, the SureIncome Option Fee, the SureIncome Plus Option Fee and the SureIncome for Life Option Fee.

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Overview of Contracts

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

•
The Allstate Variable Annuity Contract has a mortality and expense risk charge of 1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

•
The Allstate Variable Annuity – L Share Contract has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period.

Other differences between the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

*
The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005 and 0.19% for Contracts issued on or after October 17, 2005. The administrative expense charge is 0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

The Contracts at a Glance

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

Flexible Payments
We are no longer offering new contracts.

You can add to your Contract as often and as much as you like, but each subsequent payment must be at least $1,000 ($50 for automatic payments). We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract.

Trial Examination Period
You may cancel your Contract within 20 days of receipt or any longer period as your state may require (“Trial Examination Period”). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. The amount you receive will be less applicable federal and state income tax withholding. See “Trial Examination Period” for details.

Expenses
Each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account. You also will bear the following expenses:

Allstate Variable Annuity Contracts

• Annual mortality and expense risk charge equal to 1.10% of average daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Allstate Variable Annuity – L Share Contracts

• Annual mortality and expense risk charge equal to 1.50% of average daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

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All Contracts

• Annual administrative expense charge of 0.19% for Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005 (0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the annual administrative expense charge applied to such Contracts is 0.19%; up to 0.35% for future Contracts).

• Annual contract maintenance charge of $30 (waived in certain cases).

• If you select the Maximum Anniversary Value (MAV) Death Benefit Option (“MAV Death Benefit Option”) you will pay an additional mortality and expense risk charge of 0.20% (up to 0.30% for Options added in the future).

• If you select Enhanced Beneficiary Protection (Annual Increase) Option, you will pay an additional mortality and expense risk charge of 0.30%.

• If you select the Earnings Protection Death Benefit Option you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner and oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later (“Rider Application Date”).

• If you select the TrueReturnSM Accumulation Benefit Option (“TrueReturn Option”) you would pay an additional annual fee (“Rider Fee”) of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary (“Contract Anniversary”) during the Rider Period. You may not select the TrueReturn Option together with a Retirement Income Guarantee Option or any Withdrawal Benefit Option.

• We discontinued offering the SureIncome Withdrawal Benefit Option (“SureIncome Option”) as of May 1, 2006, except in a limited number of states. If you elected the SureIncome Option prior to May 1, 2006, you would pay an additional annual fee (“SureIncome Option Fee”) of 0.50% of the Benefit Base on each Contract Anniversary (see the SureIncome Option Fee section). You may not select the SureIncome Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

• If you select the SureIncome Plus Withdrawal Benefit Option (“SureIncome Plus Option”) you would pay an additional annual fee (“SureIncome Plus Option Fee”) of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (see the SureIncome Plus Option Fee section). You may not select the SureIncome Plus Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

• If you select the SureIncome For Life Withdrawal Benefit Option (“SureIncome For Life Option”) you would pay an additional annual fee (“SureIncome For Life Option Fee”) of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (see the SureIncome For Life Option Fee section). You may not select the SureIncome For Life Option together with a Retirement Income Guarantee Option, a TrueReturn Option or any other Withdrawal Benefit Option.

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• We discontinued offering Retirement Income Guarantee Option 1 (“RIG 1”) as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 1 prior to May 1, 2004, you will pay an additional annual fee (“Rider Fee”) of 0.40% of the Income Base in effect on a Contract Anniversary.

• We discontinued offering Retirement Income Guarantee Option 2 (“RIG 2”) as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 2 prior to May 1, 2004, you will pay an additional annual Rider Fee of 0.55% of the Income Base in effect on a Contract Anniversary.

• If you select the Income Protection Benefit Option you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

• If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts (“CSP”) you would pay an additional annual fee (“Rider Fee”) of 0.10%* (up to 0.15% for Options added in the future) of the Contract Value (“Contract Value”) on each Contract Anniversary. These Options are only available for certain types of IRA Contracts, which are Contracts issued with an Individual Retirement Annuity or Account (“IRA”) under Section 408 of the Internal Revenue Code. The CSP is only available for certain Custodial Individual Retirement Accounts established under Section 408 of the Internal

Revenue Code. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

* No Rider Fee was charged for these Options for Contract Owners who added these Options prior to January 1, 2005. See the "Overview of Contracts" section for details.

• Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12th transfer in any Contract Year (“Contract Year”), which we measure from the date we issue your Contract or a Contract Anniversary.

• State premium tax (if your state imposes one)

• Not all Options are available in all states

We may discontinue offering any of these Options at any time prior to the time you elect to receive it.

Investment Alternatives
Each Contract offers several investment alternatives including:

• Fixed Account Options that credit interest at rates we guarantee, and

• Various* Variable Sub-Accounts investing in Portfolios offering professional money management by these investment advisers:

• Morgan Stanley Investment Management Inc.

• Invesco Advisers, Inc.

• Alliance Bernstein L.P.

• Fidelity® Management & Research Company (FMR)

• Franklin Advisers, Inc.

• Franklin Mutual Advisers, LLC

• Goldman Sachs Asset Management, L.P.

• Janus Capital Management LLC

• Pacific Investment Management Company LLC

• Putnam Investment Management, LLC

• Templeton Investment Counsel, LLC

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* Certain Variable Sub-Accounts may not be available depending on the date you purchased your Contract. Please see the Investment Alternatives: The Variable Sub-Accounts section for information about Sub-Accounts and/or Portfolio liquidations, mergers, closures and name changes.

Not all Fixed Account Options are available in all states or with all Contracts.

To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-457-7617.

Special Services
For your convenience, we offer these special services:

• Automatic Portfolio Rebalancing Program

• Automatic Additions Program

• Dollar Cost Averaging Program

• Systematic Withdrawal Program

• TrueBalanceSM Asset Allocation Program

Income Payments
You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

• life income with guaranteed number of payments

• joint and survivor life income with guaranteed number of payments

• guaranteed number of payments for a specified period

• life income with cash refund

• joint life income with cash refund

• life income with installment refund

• joint life income with installment refund

Prior to May 1, 2004, Allstate Life also offered two Retirement Income Guarantee Options that guarantee a minimum amount of fixed income payments you can receive if you elect to receive income payments.

In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.

Death Benefits
If you, the Annuitant, or Co-Annuitant die before the Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract. In addition to the death benefit included in your Contract (“Return of Premium Death Benefit” or “ROP Death Benefit”), the death benefit options we currently offer include:

• MAV Death Benefit Option;

• Enhanced Beneficiary Protection (Annual Increase) Option; and

• Earnings Protection Death Benefit Option

The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit, (“SureIncome ROP Death Benefit”).

Transfers
Before the Payout Start Date, you may transfer your Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the Standard Fixed Account or Market Value Adjusted Account Options is $100.

A charge may apply after the 12th transfer in each Contract Year.

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Withdrawals
You may withdraw some or all of your Contract Value at any time during the Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value Adjustment may also apply.

Unless a Withdrawal Benefit Option is in effect under your Contract: if any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value; and your Contract will terminate if you withdraw all of your Contract Value.

How the Contracts Work

Each Contract basically works in two ways.
First, each Contract can help you (we assume you are the “Contract Owner”) save for retirement because you can invest in your Contract’s investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the “Accumulation Phase” of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the “Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.
Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a preset number of years, by selecting one of the income payment options (we call these “ Income Plans ”) described in the Income Payments - Income Plans section. You receive income payments during what we call the “ Payout Phase ” of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.
The timeline below illustrates how you might use your Contract.

Other income payment options are also available. See “Income Payments.”
As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See “The Contracts.” In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See “Death Benefits.”
Please call us at 1-800-457-7617 if you have any question about how the Contracts work.

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Expense Table

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see “Expenses,” below. For more information about Portfolio expenses, please refer to the prospectuses for the Funds.
Contract Owner Transaction Expenses
Withdrawal Charge (as a percentage of purchase payments withdrawn)*

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Allstate Variable Annuity	7%	7%	6%	5%	4%	3%	2%	0%	0%
Allstate Variable Annuity – L Share	7%	6%	5%	0%

All Contracts:
Annual Contract Maintenance Charge	$30**
Transfer Fee	up to 2.00% of the amount transferred***
* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge (“Free Withdrawal Amount”). See “Withdrawal Charges” for more information.
** Waived in certain cases. See “Expenses.”
*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.
Variable Account Annual Expenses (as a percentage of average daily net asset value deducted from each Variable Sub-Account)
If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

Basic Contract (without any optional benefit)	Mortality and Expense Risk Charge	Administrative Expense Charge*	Total Variable Account Annual Expense
Allstate Variable Annuity	1.10%	0.19%	1.29%
Allstate Variable Annuity – L Share	1.50%	0.19%	1.69%
* We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005. The administrative expense charge is 0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the administrative expense charge applied to such Contracts is 0.19%.
Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

MAV Death Benefit Option	0.20% (up to 0.30% for Options added in the future)
Enhanced Beneficiary Protection (Annual Increase) Option	0.30%
Earnings Protection Death Benefit Option (issue age 0-70)	0.25% (up to 0.35% for Options added in the future)
Earnings Protection Death Benefit Option (issue age 71-79)	0.40% (up to 0.50% for Options added in the future)
If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced Beneficiary Protection (Annual Increase) Option, Earnings Protection Death Benefit Option (issue age 71-79)	Mortality and Expense Risk Charge*	Administrative Expense Charge*	Total Variable Account Annual Expense
Allstate Variable Annuity	2.00%	0.19%	2.19%
Allstate Variable Annuity – L Share	2.40%	0.19%	2.59%
* As described above, the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005. The administrative expense charge is 0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

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TrueReturnSM Accumulation Benefit Option Fee*
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

TrueReturnSM Accumulation Benefit Option	0.50%*
* Up to 1.25% for TrueReturn Options added in the future. See “TrueReturnSM Accumulation Benefit Option” for details.
SureIncome Withdrawal Benefit Option Fee*
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome Withdrawal Benefit Option	0.50%**
* Effective May 1, 2006, we ceased offering the SureIncome Option except in a limited number of states.
** Up to 1.25% for SureIncome Options added in the future. See “SureIncome Withdrawal Benefit Option” for details.
SureIncome Plus Withdrawal Benefit Option Fee
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome Plus Withdrawal Benefit Option	0.65%*
* Up to 1.25% for SureIncome Plus Options added in the future. See “SureIncome Plus Withdrawal Benefit Option” for details.
SureIncome For Life Withdrawal Benefit Option Fee
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome For Life Withdrawal Benefit Option	0.65%*
* Up to 1.25% for SureIncome For Life Options added in the future. See “SureIncome For Life Withdrawal Benefit Option” for details.
Retirement Income Guarantee Option Fee*
(annual rate as a percentage of Income Base on a Contract Anniversary)

RIG 1	0.40%
RIG 2	0.55%
* We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees shown apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states).
Spousal Protection Benefit (Co-Annuitant) Option Fee
(as a percentage of Contract Value on each Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option	0.10%*
* Applies to Contract Owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.
Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee
(as a percentage of Contract Value on each Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts	0.10%*
* Applies to Contract owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.
If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts on or after January 1, 2005, you will pay a Rider Fee at the annual rate of 0.10% of the Contract Value on each Contract Anniversary. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. If you selected either of these Options prior to January 1, 2005, there is no charge associated with your Option. See “Spousal Protection Benefit (Co-Annuitant) Option Fee and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee” for details.

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Income Protection Benefit Option
(as a percentage of the average daily net Variable Account assets supporting the variable income payments to which the Option applies)

Income Protection Benefit Option	0.50%*
* The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the charge to up to 0.75% for Options added in the future. See “Income Payments – Income Protection Benefit Option,” below, for details.
PORTFOLIO ANNUAL EXPENSES – Minimum and Maximum
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio’s fees and expenses appears in the prospectus for each Portfolio.
ANNUAL PORTFOLIO EXPENSES

	Minimum	Maximum
Total Annual Portfolio Operating Expenses (1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or services (12b-1) fees, and other expenses)	0.50%	1.68%

(1)	Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2016 (except as otherwise noted).
EXPENSE EXAMPLES
These examples are intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses (with a 0.19% annual administrative charge), and Portfolio fees and expenses.
The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

•	invested $10,000 in the Contract for the time periods indicated;

•	earned a 5% annual return on your investment;

•	allocate all of your Account Value to the sub-Account with the Maximum Total Annual Fund Operating Expenses as listed in the Expense Table, and these remain the same each year*

•	elected the MAV Death Benefit Option and the Enhanced Beneficiary Protection (Annual Increase) Option;

•	elected the Earnings Protection Death Benefit Option (assuming issue age 71-79);

•	elected the Spousal Protection Benefit (Co-Annuitant) Option; and

•	elected the SureIncome Plus Withdrawal Benefit Option **
The examples also assume:

•	No tax charge applies.

•	For each charge, we deduct the maximum charge rather than current charge.

•	You make no transfers, or other transactions for which we charge a fee.
Amounts shown in the examples are rounded to the nearest dollar.
*      Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.
**      Note: The combination of optional benefits represents the maximum optional benefit charge.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

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	ALLSTATE VARIABLE ANNUITY
	Assuming Maximum Total Annual Fund Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,284	$2,339	$3,279	$5,655
If you annuitize your annuity at the end of the applicable time period: [1]	$584	$1,739	$2,879	$5,655
If you do not surrender your annuity:	$584	$1,739	$2,879	$5,655

	ALLSTATE VARIABLE ANNUITY - L SHARE
	Assuming Maximum Total Annual Fund Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,324	$2,353	$3,057	$5,956
If you annuitize your annuity at the end of the applicable time period: [1]	$624	$1,853	$3,057	$5,956
If you do not surrender your annuity:	$624	$1,853	$3,057	$5,956
1 Your ability to annuitize within the first 30 days of the first Annuity Year may be limited.
Financial Information

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the “Accumulation Unit.” Each Variable Sub-Account has a separate value for its Accumulation Units we call “Accumulation Unit Value.” Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.
Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix K to this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The consolidated financial statements of Allstate Life and the financial statements of the Variable Account, which are comprised of the underlying financial statements of the Sub-Accounts, appear in the Statement of Additional Information.
No Accumulation Unit Values are shown for Contracts with administrative expense charges of 0.30% which applies to Contracts purchased on or after January 1, 2005, and prior to October 17, 2005; effective October 17, 2005, and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

The Contracts

CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

•	the investment alternatives during the Accumulation and Payout Phases,

•	the amount and timing of your purchase payments and withdrawals,

•	the programs you want to use to invest or withdraw money,

•	the income payment plan(s) you want to use to receive retirement income,

•	the Annuitant (either yourself or someone else) on whose life the income payments will be based,

•	the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or the Annuitant dies, and

•	any other rights that the Contract provides, including restricting income payments to Beneficiaries.
If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.
If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

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The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.
If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, or the Earnings Protection Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option or the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts (CSP), the maximum age of any Contract Owner or beneficial owner for CSP on the Rider Application Date is currently age 90. If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is age 80. If you select the SureIncome for Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest Contract Owner (oldest annuitant if Contract Owner is a non-living person) on the Rider Application Date are ages 50 and 79, respectively.
The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, (“Code”) may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.
Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Contract. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.
ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is age 90.
If you select the Enhanced Beneficiary Protection (MAV) Death Benefit Option, Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 79.
If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application Date is age 90.
If you select the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Annuitant on the Rider Application Date is age 90.
If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.
If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 80. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest annuitant, if the Contract Owner is a non-living person, on the Rider Application Date are ages 50 and 79, respectively.
If you select an Income Plan that depends on the Annuitant or a joint Annuitant’s life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.
CO-ANNUITANT
Spousal Protection Benefit (Co-Annuitant) Option
Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

•	the individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA;

•	the Contract Owner must be age 90 or younger on the Rider Application Date;

•	the Co-Annuitant must be age 79 or younger on the Rider Application Date; and

•	the Co-Annuitant must be the sole Primary Beneficiary under the Contract.
Under the Spousal Protection Benefit (Co-Annuitant) Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start

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Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See “Spousal Protection Benefit Option and Death of Co-Annuitant” for more information.
Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts.
Contracts that meet the following conditions and that elect the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts may name the spouse of the Annuitant as a Co-Annuitant:

•	the beneficially owned Contract must be a Custodial traditional IRA, Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA;

•	the Annuitant must be the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA;

•	the Co-Annuitant must be the legal spouse of the Annuitant and only one Co-Annuitant may be named;

•	the Co-Annuitant must be the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA;

•	the Annuitant must be age 90 or younger on the Rider Application Date; and

•	the Co-Annuitant must be age 79 or younger on the Rider Application Date.
Under the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. The Co-Annuitant is not considered the beneficial owner of the Custodial Traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA. See “Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant” for more information.
BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.
You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.
You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.
If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

•	your spouse or, if he or she is no longer alive,

•	your surviving children equally, or if you have no surviving children,

•	your estate.
If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is a grantor trust), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract Owner is a grantor trust), the remaining Beneficiaries in that class will divide the deceased Beneficiary’s share in proportion to the original share of the remaining Beneficiaries.
For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person A”) has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person B”), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

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Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.
If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.
MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.
ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.
Purchases

MINIMUM PURCHASE PAYMENTS
You may make purchase payments at any time prior to the Payout Start Date. All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). Additional payments may be limited in some states. Please consult with your Morgan Stanley Financial Advisor for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of acceptance of purchase payments.
AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your Morgan Stanley Financial Advisor for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.
ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling us at 1-800-457-7617.
We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.
We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.
We use the term “business day” to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as “Valuation Dates.” Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.
There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under

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those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.
With respect to any purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.
TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20-day period after you receive the Contract, or such longer period that your state may require. If you exercise this “Right to Cancel,” the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value. The amount you receive will be less applicable federal and state income tax withholding.
We reserve the right to allocate your purchase payments to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account during the Trial Examination Period.
For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-Accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account. On the next Valuation Date, 40 days after the Issue Date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.
State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for state specific information.
Contract Value

On the Issue Date, the Contract Value is equal to your initial purchase payment.
Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.
ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.
ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

•	changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

•	the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge
We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.
We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.
You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

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TRUERETURNSM ACCUMULATION BENEFIT OPTION
We offer the TrueReturnSM Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the “Rider Maturity Date.” The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See “Termination of the TrueReturn Option” below for details on termination.
The TrueReturn Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the TrueReturn Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the TrueReturn Option. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a TrueReturn Option, a Retirement Income Guarantee Option or a Withdrawal Benefit Option. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant’s 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by notifying us in writing in a form satisfactory to us.
The “Rider Anniversary” is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.
When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The “Rider Period” begins on the Rider Date and ends on the Rider Maturity Date. The “Rider Date” is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. Each Model Portfolio Option available under a Guarantee Option has specific investment requirements that are described in the “Investment Requirements” section below and may depend upon the Rider Date of your TrueReturn Option. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.
The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.
Accumulation Benefit.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account. You may transfer the excess amount out of the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.
The “Accumulation Benefit” is equal to the Benefit Base multiplied by the AB Factor. The “AB Factor” is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

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AB Factors
Rider Period (number of years)	Guarantee Option 1	Guarantee Option 2
8	100.0%	NA
9	112.5%	NA
10	125.0%	100.0%
11	137.5%	110.0%
12	150.0%	120.0%
13	162.5%	130.0%
14	175.0%	140.0%
15	187.5%	150.0%
16	200.0%	160.0%
17	212.5%	170.0%
18	225.0%	180.0%
19	237.5%	190.0%
20	250.0%	200.0%
The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.
Example 1: Guarantee Option 1

Guarantee Option:	1
Rider Period:	15
AB Factor:	187.5%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 187.5%
= $93,750
Example 2: Guarantee Option 2

Guarantee Option:	2
Rider Period:	15
AB Factor:	150.0%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 150.0%
= $75,000
Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See “Investment Requirements” below for more information.

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Benefit Base.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

•
The Benefit Base will be increased by purchase payments made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

•	The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)	= the withdrawal amount;

(b)	= the Contract Value immediately prior to the withdrawal; and

(c)	= the Benefit Base immediately prior to the withdrawal.
Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.
The Benefit Base will never be less than zero.
Investment Requirements.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option (“Model Portfolio Option”) you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.
When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1)	to a Model Portfolio Option available with the Guarantee Option you selected, as defined below; or

(2)	to the DCA Fixed Account Option and then transfer all purchase payments and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

(3)	to a combination of (1) and (2) above.
For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.
On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2 and TrueBalanceSM Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn Option:

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Guarantee Option 1	Guarantee Option 2
* Model Portfolio Option 1 * TrueBalance Conservative Model Portfolio Option * TrueBalance Moderately Conservative Model Portfolio Option
* Model Portfolio Option 2
* TrueBalance Conservative Model Portfolio Option
* TrueBalance Moderately Conservative Model Portfolio Option
* TrueBalance Moderate Model Portfolio Option
* TrueBalance Moderately Aggressive Model Portfolio Option
* TrueBalance Aggressive Model Portfolio Option

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.
Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.
Model Portfolio Option 1
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
Effective October 1, 2004, certain Variable Sub-Accounts under Model Portfolio 1 were reclassified into different asset categories. These changes apply to TrueReturn Options effective prior to and on or after October 1, 2004.
The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category:

Model Portfolio Option 1
20% Category A
50% Category B
30% Category C
0% Category D
Category A
Fidelity® VIP Government Money Market – Service Class 2 Sub-Account (11) (formerly, Fidelity® VIP Money Market – Service Class 2 Sub-Account)
Category B
Invesco V. I. High Yield Fund – Series II Sub-Account
Morgan Stanley VIS Income Plus Portfolio – Class Y Sub-Account
Morgan Stanley VIS Limited Duration Portfolio – Class Y Sub-Account (3)
Fidelity® VIP High Income Portfolio – Service Class 2 Sub-Account
FTVIP Franklin High Income VIP Fund – Class 2 Sub-Account (1) (12)
PIMCO CommodityRealReturn™ Strategy Portfolio – Advisor Shares Sub-Account
PIMCO Emerging Markets Bond Portfolio – Advisor Shares Sub-Account
PIMCO Real Return Portfolio – Advisor Shares Sub-Account
PIMCO Total Return – Advisor Shares Sub-Account (8)
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Debt, Class II Sub-Account)
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II Sub-Account, (formerly UIF U.S. Real Estate, Class II Sub-Account) (10)

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Category C
AB VPS Growth Portfolio – Class B Sub-Account
AB VPS Growth and Income Portfolio – Class B Sub-Account (1)
AB VPS International Value Portfolio – Class B Sub-Account (7)
AB VPS Small/Mid Cap Value Portfolio – Class B Sub-Account
AB VPS Value Portfolio – Class B Sub-Account (6)
Fidelity® VIP Contrafund® Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Growth & Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Mid Cap Portfolio – Service Class 2 Sub-Account
FTVIP Franklin Flex Cap Growth VIP Fund – Class 2 Sub-Account
FTVIP Franklin High Income VIP Fund – Class 2 Sub-Account(12)
FTVIP Mutual Global Discovery VIP Fund – Class 2 Sub-Account
FTVIP Mutual Shares VIP Fund – Class 2 Sub-Account
FTVIP Templeton Foreign VIP Fund – Class 2 Sub-Account
Goldman Sachs VIT Small Cap Equity Insights Fund - Institutional Sub-Account
Goldman Sachs VIT U.S. Equity Insights Fund - Institutional Sub-Account
Goldman Sachs VIT Large Cap Value Fund - Institution Sub-Account
Goldman Sachs VIT Mid Cap Value Fund - Institutional Sub-Account (3)
Invesco V.I. Value Opportunities Fund – Series II Sub-Account (1)(5)
Invesco V.I. Core Equity Fund – Series II Sub-Account (4)
Invesco V.I. Mid Cap Core Equity Fund– Series II Sub-Account (1), (9)
Invesco V. I. Diversified Dividend Fund– Series II Sub-Account
Invesco V. I. Global Core Equity Fund – Series II Sub-Account
Invesco V. I. Equity and Income Portfolio – Series II Sub-Account (1)
Invesco V. I. S&P 500 Index Fund – Series II Sub-Account
Invesco V.I. American Value Fund– Series II Sub-Account
Invesco V.I. American Franchise Fund – Series II Sub-Account
Invesco V.I. Comstock Fund – Series II Sub-Account
Invesco V.I. Growth and Income Fund – Series II Sub-Account
Morgan Stanley VIS Multi Cap Growth Portfolio – Class Y Sub-Account
Putnam VT Equity Income Fund– Class IB Sub-Account
Putnam VT Growth and Income Fund– Class IB Sub-Account (1)
Putnam VT International Equity Fund– Class IB Sub-Account
Putnam VT Investors Fund– Class IB Sub-Account (2)
Putnam VT George Putnam Balanced Fund – Class IB Sub-Account
Putnam VT Growth Opportunities Fund - Class IB (formerly Putnam VT Voyager Fund– Class IB Sub-Account)
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Equity, Class II Sub-Account)
Morgan Stanley VIF Global Franchise Portfolio - Class II (formerly UIF Global Franchise, Class II Sub-Account)
Morgan Stanley VIF Mid Cap Growth Portfolio - Class II (formerly UIF Mid Cap Growth, Class II Sub-Account)
Morgan Stanley VIF Global Infrastructure Portfolio - Class II (formerly UIF Global Infrastructure – Class II Sub-Account) (1)
Morgan Stanley VIF Global Strategist Portfolio - Class II (formerly UIF Global Strategist Portfolio – Class II Sub-Account)
Category D (Variable Sub-Accounts not available under Model Portfolio Option 1)
Morgan Stanley VIS European Equity Portfolio – Class Y Sub-Account (3)
AB VPS Large Cap Growth Portfolio – Class B Sub-Account (1)
Morgan Stanley VIF Growth - Class II (formerly UIF Growth, Class II Sub-Account)
Invesco V.I. Mid Cap Growth Fund – Series II Sub-Account
Invesco V.I. American Franchise Fund – Series II Sub-Account
Each calendar quarter, we will use the Automatic Portfolio Rebalancing program to automatically rebalance your contract value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 1. We will use the percentage allocations as of your most recent instructions.

1)
Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the Invesco V.I. Value Opportunities – Series II Sub-Account, the AB VPS Growth and Income – Class B Sub-Account, the AB VPS Large Cap Growth – Class B Sub-Account, the FTVIP Franklin High Income VIP Fund – Class 2 Sub-Account, the Invesco V.I. Equity and Income – Series II Sub-Account, the Putnam VT Growth and Income – Class IB Sub-Account, UIF Emerging Markets Debt, Class II Sub-Account and the UIF Global Infrastructure – Class Y Sub-Account.*

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2)	Effective May 1, 2004, the Putnam VT Investors – Class IB Sub-Account closed to new investments. *

3)
Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity – Class Y Sub-Account and the Morgan Stanley VIS Limited Duration – Class Y Sub-Account. *

4)
Effective May 1, 2006, the Invesco V.I. Core Equity – Series II Sub-Account is no longer available for new investments. If you are currently invested in the Invesco V.I. Core Equity – Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the Invesco V.I. Premier Equity – Series II Sub-Account (the predecessor of the Invesco V.I. Core Equity – Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Invesco V.I. Core Equity – Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. *

5)
Effective as of August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account, was closed to all Contract Owners except those who have contract value invested in the Variable Sub-Account as of the closure date. Contract owners who have contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who do not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account thereafter.

6)
Effective as of January 31, 2013 the AB VPS Value Portfolio – Class B Sub-Account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter.

7)
Effective as of May 1, 2013, the AB VPS International Value Portfolio – Class B Sub-Account, was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter.

8)
Effective as of April 13, 2015, the PIMCO Total Return – Advisor Shares Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. An application is pending with the Securities and Exchange Commission requesting an order to allow Allstate Life to remove the PIMCO Total Return Portfolio – Advisor Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Allstate Life anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

9)
  Effective as of September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.*

10)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.*

11)
Any Contract Value that was transferred to the Fidelity ® VIP Government Money Market Portfolio – Service Class 2 as a result of the liquidation of the Morgan Stanley VIS Money Market Portfolio – Class X on April 29, 2016 (“Liquidation Date”) can be transferred free of charge and will not count as one of your annual free transfers for a period of 60 days after the Liquidation Date. It is important to note that any subsequent transfer out of a Portfolio will be subject to the transfer limitations described in this prospectus.

12)
Effective at the close of business April 21, 2017, the FTVIP Franklin High Income VIP Fund – Class 2 was closed for new purchase payment allocations to all Contract owners. Effective April 28, 2017, the FTVIP Franklin Income VIP Fund – Class 2 was liquidated. On the liquidation date, the Portfolio was no longer available under your Annuity contract, and any contract value allocated to this liquidated Portfolio was transferred, as of the close of business on the liquidation date to one of the default transfer portfolios. If you are in a Model Portfolio Option, your contract value was transferred to the PIMCO Real Return Portfolio – Advisor Shares. If you are not in a Model Portfolio, your contract value was transferred to the Fidelity® VIP Government Money Market Portfolio – Service Class 2.

For a period of 60 days after the liquidation date, any Contract Value that was transferred to the PIMCO Real Return Portfolio – Advisor Shares (if you are in a Model Portfolio Option) or the Fidelity® VIP Government Money Market Portfolio – Service Class 2 (if you are not in a Model Portfolio Option) as the result of the liquidation can be transferred free of charge and will not count as one of your annual free transfers. If you are in a Model Portfolio Option, any transfer out of the PIMCO Real Return Portfolio – Advisor Shares must comply with the investment requirements of that Model Portfolio Option. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in this prospectus.
* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.

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Model Portfolio Option 2
The investment requirements under Model Portfolio Option 2 depend on the Rider Date of your TrueReturn Option.
Model Portfolio Option 2 (Rider Date prior to October 1, 2004)
If your TrueReturn Option Rider Date is prior to October 1, 2004 and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004) and the Variable Sub-Accounts available under each category:

Model Portfolio Option 2 (Rider Date Prior to October 1, 2004)
10% Category A
20% Category B
50% Category C
20% Category D
Category A
Fidelity® VIP Government Money Market – Service Class 2 Sub-Account (11) (formerly, Fidelity® VIP Money Market – Service Class 2 Sub-Account)
Category B
Invesco V. I. High Yield Fund – Series II Sub-Account
Morgan Stanley VIS Income Plus Portfolio – Class Y Sub-Account
Morgan Stanley VIS Limited Duration Portfolio– Class Y Sub-Account (3)
Fidelity® VIP High Income Portfolio – Service Class 2 Sub-Account
PIMCO CommodityRealReturn™ Strategy Portfolio – Advisor Shares Sub-Account
PIMCO Emerging Markets Bond Portfolio– Advisor Shares Sub-Account
PIMCO Real Return Portfolio – Advisor Shares Sub-Account
PIMCO Total Return – Advisor Shares Sub-Account (8)
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II (formerly UIF U.S. Real Estate, Class II Sub-Account) (10)
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Debt, Class II Sub-Account) (1)
Category C
Morgan Stanley VIS Multi-Cap Growth Portfolio – Class Y Sub-Account
Invesco V. I. Diversified Dividend Fund – Series II Sub-Account
Invesco V. I. Equity and Income Portfolio – Series II Sub-Account (1)
Invesco V.I. S&P 500 Index Fund – Series II Sub-Account
Morgan Stanley VIF Global Strategist Portfolio - Class II (formerly UIF Global Strategist Portfolio – Class II Sub-Account)
Morgan Stanley VIF Global Infrastructure Portfolio - Class II (formerly UIF Global Infrastructure – Class II Sub-Account)(1)
Invesco V.I. Value Opportunities Fund – Series II Sub-Account (1)(5)
Invesco V.I. Core Equity Fund – Series II Sub-Account (4)
AB VPS Growth and Income Portfolio – Class B Sub-Account (1)
AB VPS International Value Portfolio – Class B Sub-Account (7)
AB VPS Value Portfolio – Class B Sub-Account (6)
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Growth & Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Mid Cap Portfolio – Service Class 2 Sub-Account
FTVIP Franklin Flex Cap Growth VIP Fund – Class 2 Sub-Account
FTVIP Franklin High Income VIP Fund – Class 2 Sub-Account (12)
FTVIP Mutual Global Discovery VIP Fund – Class 2 Sub-Account
FTVIP Mutual Shares VIP Fund – Class 2 Sub-Account
Goldman Sachs VIT Small Cap Equity Insights Fund - Institutional Sub-Account
Goldman Sachs VIT U.S. Equity Insights Fund - Institutional Sub-Account
Goldman Sachs VIT Large Cap Value Fund - Institutional Sub-Account
Goldman Sachs VIT Mid Cap Value Fund - Institutional Sub-Account (3)

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Putnam VT Equity Income Fund – Class IB Sub-Account
Putnam VT Growth and Income Fund – Class IB Sub-Account (1)
Putnam VT George Putnam Balanced Fund – Class IB Sub-Account
Invesco V.I. Equity and Income Portfolio - Series II Sub-Account
Invesco V.I. American Value Fund - Series II Sub-Account
Invesco V.I. Comstock Fund - Series II Sub-Account
Invesco V.I. Growth and Income Fund - Series II Sub-Account
Category D
Morgan Stanley VIS European Equity Portfolio – Class Y Sub-Account (3)
Invesco V.I. Global Core Equity Fund – Series II Sub-Account
Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (1), (9)
AB VPS Growth Portfolio – Class B Sub-Account
AB VPS Large Cap Growth Portfolio – Class B Sub-Account (1)
AB VPS Small/Mid Cap Value Portfolio – Class B Sub-Account
FTVIP Templeton Foreign VIP Fund – Class 2 Sub-Account
Putnam VT International Equity Fund – Class IB Sub-Account
Putnam VT Investors Fund – Class IB Sub-Account (2)
Putnam VT Growth Opportunities Fund - Class IB (formerly Putnam VT Voyager – Class IB Sub-Account)
Morgan Stanley VIF Emerging Markets Equity Portfolio - Class II (formerly UIF Emerging Markets Equity, Class II Sub-Account)
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth, Class II Sub-Account)
Morgan Stanley VIF Global Franchise Portfolio - Class II (formerly UIF Global Franchise, Class II Sub-Account)
Morgan Stanley VIF Mid Cap Growth Portfolio - Class II (formerly UIF Mid Cap Growth, Class II Sub-Account)
Invesco V.I. American Franchise Fund - Series II Sub-Account
Invesco V.I. Mid Cap Growth Fund - Series II Sub-Account
Each calendar quarter, we will use the Automatic Portfolio Rebalancing program to automatically rebalance your contract value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider date October 1, 2004). We will use the percentage allocations as of your most recent instructions.

1)
Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the Invesco V.I. Value Opportunities – Series II Sub-Account, the Invesco V.I. Mid Cap Core Equity – Series II Sub-Account, the AB VPS Growth and Income – Class B Sub-Account, the AB VPS Large Cap Growth – Class B Sub-Account, the FTVIP Franklin High Income-VIP Fund– Class 2 Sub-Account, the Invesco V.I. Equity and Income – Series II Sub-Account, the UIF Global Infrastructure – Class Y Sub-Account, the Putnam VT Growth and Income – Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*

2)	Effective May 1, 2004, the Putnam VT Investors – Class IB Sub-Account closed to new investments. *

3)
Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity – Class Y Sub-Account and the Morgan Stanley VIS Limited Duration – Class Y Sub-Account. *

4)
Effective May 1, 2006, the Invesco V.I. Core Equity – Series II Sub-Account is no longer available for new investments. If you are currently invested in the Invesco V.I. Core Equity – Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the Invesco V.I. Premier Equity – Series II Sub-Account (the predecessor of the Invesco V.I. Core Equity – Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Invesco V.I. Core Equity – Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. *

5)
Effective as of August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account, was closed to all Contract Owners except those who have contract value invested in the Variable Sub-Account as of the closure date. Contract owners who have contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who do not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account thereafter. *

6)
Effective as of January 31, 2013 the AB VPS Value Portfolio – Class B Sub-Account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter. *

7)
Effective as of May 1, 2013, the AB VPS International Value Portfolio – Class B Sub-Account, was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter. *

8)
Effective as of April 13, 2015, PIMCO Total Return – Advisor Shares Sub Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. An application is pending

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with the Securities and Exchange Commission requesting an order to allow Allstate Life to remove the PIMCO Total Return Portfolio – Advisor Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Allstate Life anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017. *

9)
Effective as of September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. *

10)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.

11)
Any Contract Value that was transferred to the Fidelity® VIP Government Money Market Portfolio – Service Class 2 as a result of the liquidation of the Morgan Stanley VIS Money Market Portfolio – Class X on April 29, 2016 (“Liquidation Date”) can be transferred free of charge and will not count as one of your annual free transfers for a period of 60 days after the Liquidation Date. It is important to note that any subsequent transfer out of a Portfolio will be subject to the transfer limitations described in this prospectus.

12)
Effective at the close of business April 21, 2017, the FTVIP Franklin High Income VIP Fund - Class 2 was closed for new purchase payment allocations to all Contract owners. Effective April 28, 2017, the FTVIP Franklin Income VIP Fund - Class 2 was liquidated. On the liquidation date, the Portfolio was no longer available under your Annuity contract, and any contract value allocated to this liquidated Portfolio was transferred, as of the close of business on the liquidation date to one of the default transfer portfolios. If you are in a Model Portfolio Option, your contract value was transferred to the PIMCO Real Return Portfolio - Advisor Shares. If you are not in a Model Portfolio, your contract value was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

For a period of 60 days after the liquidation date, any Contract Value that was transferred to the PIMCO Real Return Portfolio - Advisor Shares (if you are in a Model Portfolio Option) or the Fidelity® VIP Government Money Market Portfolio - Service Class 2 (if you are not in a Model Portfolio Option) as the result of the liquidation can be transferred free of charge and will not count as one of your annual free transfers. If you are in a Model Portfolio Option, any transfer out of the PIMCO Real Return Portfolio - Advisor Shares must comply with the investment requirements of that Model Portfolio Option. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in this prospectus.
* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.
Model Portfolio Option 2 (Rider Date on or after October 1, 2004)
If your TrueReturn Option Rider Date is on or after October 1, 2004, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after October 1, 2004):

Model Portfolio Option 2
(Rider Date on or After October 1, 2004)
Available
Morgan Stanley VIS Multi Cap Growth Portfolio – Class Y Sub-Account
AB VPS Growth Portfolio – Class B Sub-Account
AB VPS Growth and Income Portfolio – Class B Sub-Account (1)
AB VPS International Value Portfolio – Class B Sub-Account (7)
AB VPS Small/Mid Cap Value Portfolio – Class B Sub-Account
AB VPS Value Portfolio – Class B Sub-Account (6)
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Growth & Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP High Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Mid Cap Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (11)
FTVIP Franklin Flex Cap Growth VIP Fund – Class 2 Sub-Account
FTVIP Franklin High Income VIP Fund – Class 2 Sub-Account(12)

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FTVIP Mutual Global Discovery VIP Fund – Class 2 Sub-Account
FTVIP Templeton Foreign VIP Fund – Class 2 Sub-Account
Goldman Sachs VIT Small Cap Equity Insights Fund - Institutional Sub-Account
Goldman Sachs VIT U.S. Equity Insights Fund - Institutional Sub-Account
Goldman Sachs VIT Large Cap Value Fund - Institutional Sub-Account
Goldman Sachs VIT Mid Cap Value Fund - Institutional Sub-Account (3)
Invesco V.I. S&P 500 Index Fund – Series II Sub-Account
Morgan Stanley VIF Global Strategist Portfolio - Class II (formerly UIF Global Strategist Portfolio – Class II Sub-Account)
Morgan Stanley VIF Global Infrastructure Portfolio - Class II (formerly UIF Global Infrastructure – Class II Sub-Account) (1)
Morgan Stanley VIS Income Plus Portfolio – Class Y Sub-Account
Morgan Stanley VIS Limited Duration Portfolio – Class Y Sub-Account (3)
Invesco V.I. Value Opportunities Fund – Series II Sub-Account (1)(5)
Invesco V.I. Core Equity Fund – Series II Sub-Account (4)
Invesco V.I. Mid Cap Core Equity Fund– Series II Sub-Account (1), (9)
Invesco V. I. Diversified Dividend Fund – Series II Sub-Account
Invesco V. I. Global Core Equity Fund – Series II Sub-Account
Invesco V. I. High Yield Fund – Series II Sub-Account
Invesco V.I. Equity and Income Portfolio – Series II Sub-Account (1)
Model Portfolio Option 2 (Rider Date on or after October 1, 2004)
PIMCO CommodityRealReturn™ Strategy Portfolio – Advisor Shares Sub-Account
PIMCO Emerging Markets Bond Portfolio– Advisor Shares Sub-Account
PIMCO Real Return Portfolio – Advisor Shares Sub-Account
PIMCO Total Return – Advisor Shares Sub-Account (8)
Putnam VT Equity Income Fund – Class IB Sub-Account
Putnam VT Growth and Income Fund – Class IB Sub-Account (1)
Putnam VT International Equity Fund – Class IB Sub-Account
Putnam VT George Putnam Balanced Fund – Class IB Sub-Account
Putnam VT Growth Opportunities Fund - Class IB (formerly Putnam VT Voyager – Class IB Sub-Account)
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Debt, Class II Sub-Account) (1)
Morgan Stanley VIF Emerging Markets Equity Portfolio - Class II (formerly UIF Emerging Markets Equity, Class II Sub-Account)
Morgan Stanley VIF Global Franchise Portfolio - Class II (formerly UIF Global Franchise, Class II Sub-Account)
Morgan Stanley VIF Mid Cap Growth Portfolio - Class II (formerly UIF Mid Cap Growth, Class II Sub-Account)
Morgan Stanley VIF U.S. Mid Cap Value Portfolio - Class II (formerly UIF U.S. Mid Cap Value, Class II Sub-Account)
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II (formerly UIF U.S. Real Estate - Class II Sub-Account)(10)
Invesco V.I. American Franchise Fund - Series II Sub-Account
Invesco V.I. Comstock Fund - Series II Sub-Account
Invesco V.I. Growth and Income Fund - Series II Sub-Account
Excluded
Morgan Stanley VIS Multi Cap Growth Portfolio – Class Y Sub-Account
Morgan Stanley VIS European Equity Portfolio – Class Y Sub-Account (3)
Invesco V.I. American Franchise Fund – Series II Sub-Account
AB VPS Large Cap Growth Portfolio – Class B Sub-Account (1)
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth, Class II Sub-Account)
Invesco V.I. Mid Cap Growth Fund - Series II Sub-Account

1)
Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the Invesco V.I. Value Opportunities – Series II Sub-Account, the Invesco V.I. Mid Cap Core Equity – Series II Sub-Account, the ABVPS Growth and Income – Class B Sub-Account, the AB VPS Large Cap Growth – Class B Sub-Account, the FTVIP Franklin High Income VIP – Class 2 Sub-Account, the Invesco V.I. Equity and Income – Series II Sub-Account, the UIF Global Infrastructure – Class Y Sub-Account, the Putnam VT Growth and Income – Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*

2)	Effective May 1, 2004, the Putnam VT Investors – Class IB Sub-Account closed to new investments and is not available with this TrueReturn Option. *

3)
Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity – Class Y Sub-Account and the Morgan Stanley VIS Limited Duration – Class Y Sub-Account. *

4)
Effective May 1, 2006, the Invesco V.I. Core Equity – Series II Sub-Account is no longer available for new investments. If you are currently invested in the Invesco V.I. Core Equity – Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the Invesco V.I. Premier Equity – Series II Sub-Account (the predecessor of the Invesco V.I. Core Equity – Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Invesco V.I.

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Core Equity – Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. *

5)
Effective as of August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account, was closed to all Contract Owners except those who have contract value invested in the Variable Sub-Account as of the closure date. Contract owners who have contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who do not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account thereafter. *

6)
Effective as of January 31, 2013 the AB VPS Value Portfolio – Class B Sub-Account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter. *

7)
Effective as of May 1, 2013, the AB VPS International Value Portfolio – Class B Sub-Account, was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter. *

8)
Effective as of April 13, 2015, the PIMCO Total Return – Advisor Shares Sub Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. An application is pending with the Securities and Exchange Commission requesting an order to allow Allstate Life to remove the PIMCO Total Return Portfolio – Advisor Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Allstate Life anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

9)
Effective as of September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. *

10)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. *

11)
Any Contract Value that was transferred to the Fidelity® VIP Government Money Market Portfolio – Service Class 2 as a result of the liquidation of the Morgan Stanley VIS Money Market Portfolio – Class X on April 29, 2016 (“Liquidation Date”) can be transferred free of charge and will not count as one of your annual free transfers for a period of 60 days after the Liquidation Date. It is important to note that any subsequent transfer out of a Portfolio will be subject to the transfer limitations described in this prospectus.

12)
Effective at the close of business April 21, 2017, the FTVIP Franklin High Income VIP Fund - Class 2 was closed for new purchase payment allocations to all Contract owners. Effective April 28, 2017, the FTVIP Franklin Income VIP Fund - Class 2 was liquidated. On the liquidation date, the Portfolio was no longer available under your Annuity contract, and any contract value allocated to this liquidated Portfolio was transferred, as of the close of business on the liquidation date to one of the default transfer portfolios. If you are in a Model Portfolio Option, your contract value was transferred to the PIMCO Real Return Portfolio - Advisor Shares. If you are not in a Model Portfolio, your contract value was transferred to the Fidelity® VIP Government Money Market Portfolio -Service Class 2.

For a period of 60 days after the liquidation date, any Contract Value that was transferred to the PIMCO Real Return Portfolio - Advisor Shares (if you are in a Model Portfolio Option) or the Fidelity® VIP Government Money Market Portfolio - Service Class 2 (if you are not in a Model Portfolio Option) as the result of the liquidation can be transferred free of charge and will not count as one of your annual free transfers. If you are in a Model Portfolio Option, any transfer out of the PIMCO Real Return Portfolio - Advisor Shares must comply with the investment requirements of that Model Portfolio Option. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in this prospectus.
* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.
TrueBalanceSM Model Portfolio Options.
If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this

29

section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.
Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.
Cancellation of the TrueReturn Option.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.
Death of Owner or Annuitant.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, as described in the Death Benefits - Death Benefit Payments - Death of Contract Owner - Option D or Death of Annuitant - Option D section of this prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
Rider Trade-In Option.
We offer a “Rider Trade-In Option” that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option (“New Option”), provided all of the following conditions are met:

•
The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

•	The New Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

•	The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.
For example, if you trade-in your TrueReturn Option:

•	the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

•	the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

•	the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

•	the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

•	any waiting period for canceling the New Option will start again on the new Rider Date;

•	any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

•	the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

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We are also making the SureIncome Plus or SureIncome For Life Withdrawal Benefit Options available at the time of your first utilization of this TrueReturn Rider Trade-In Option. We may discontinue offering these Withdrawal Benefit Options under the Rider Trade-In Option with respect to new TrueReturn Options added in the future at anytime at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have a Withdrawal Benefit Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Option and immediately add a new SureIncome Plus Option or a new SureIncome For Life Option, provided all of the following conditions are met:

•
The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. At our discretion, we reserve the right to extend the date at which time the trade-in may occur up to the 10th anniversary of the Rider Date at any time. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

•
The new Withdrawal Benefit Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The new Withdrawal Benefit Option must be a Withdrawal Benefit Option that we make available for use with this Rider Trade-In Option.

•
The issue requirements and terms and conditions of the new Withdrawal Benefit Option must be met as of the date the new Withdrawal Benefit Option is made a part of your Contract. Currently, if you select the SureIncome Plus Withdrawal Benefit Option by utilizing the Rider Trade-In Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For other Withdrawal Benefit Options that may be selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

You should consult with your Morgan Stanley Financial Advisor before trading in your TrueReturn Option.
Termination of the TrueReturn Option.
The TrueReturn Option will terminate on the earliest of the following to occur:

•	on the Rider Maturity Date;

•	on the Payout Start Date;

•	on the date your Contract is terminated;

•	on the date the Option is cancelled;

•	on the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	on the date the Option is replaced with a New Option under the Rider Trade-In Option.
We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.
WITHDRAWAL BENEFIT OPTIONS
“Withdrawal Benefit Options” is used to refer collectively to the SureIncome Withdrawal Benefit Option, the SureIncome Plus Withdrawal Benefit Option, and the SureIncome For Life Withdrawal Benefit Option. “Withdrawal Benefit Option” is used to refer to any one of the Withdrawal Benefit Options.
SUREINCOME WITHDRAWAL BENEFIT OPTION
Effective May 1, 2006, we ceased offering the SureIncome Withdrawal Benefit Option (“SureIncome Option”), except in a limited number of states where we intend to discontinue offering the Option as soon as possible. In the states where we continue to offer the SureIncome Option, it is available for an additional fee.
The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).
The SureIncome Option guarantees an amount up to the “Benefit Payment Remaining” which will be available for withdrawal from the Contract each “Benefit Year” until the “Benefit Base” (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract owner as described below under the “Withdrawal Benefit Payout Phase”.
For purposes of the SureIncome Option, “withdrawal” means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges.

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Under the SureIncome Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.
The “Rider Date” is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.
In those states where currently offered, the SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Option. Currently, you may have only one Withdrawal Benefit Option (SureIncome, SureIncome Plus or SureIncome For Life) in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 80 or younger on the effective date of the Rider (the “Rider Application Date”). (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.
In those states where the SureIncome Option is currently available, we may discontinue offering, at any time without prior notice, the Option to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.
Withdrawal Benefit Factor
The “Withdrawal Benefit Factor” is used to determine the “Benefit Payment” and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.
Benefit Payment and Benefit Payment Remaining
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.
The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.
During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.
On the Rider Date, the Benefit Payment is equal to the greater of:

•	The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options); or

•
The value of the Benefit Payment of the previous Withdrawal Benefit Option (attached to your Contract) which is being terminated under a rider trade-in option (see “Rider Trade-In Option” below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

•	The Benefit Payment immediately prior to the withdrawal; or

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

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The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.
Benefit Base
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.
The Benefit Base may also be reduced in other situations as detailed in the “Contract Owner and Assignment of Payments or Interest” section below.
If the Benefit Base is reduced to zero, this SureIncome Option will terminate.
For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix H.
Contract Owner and Assignment of Payments or Interest
If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.
Contract Value
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.
Withdrawal Benefit Payout Phase
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:
The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.
No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.
Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.
During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder.

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Therefore, the amount of each payment under the SureIncome Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Code Section 401(a)(9), we will not permit a change in the payment frequency or level.
If your Contract is not subject to Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.
If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.
Once all scheduled payments have been paid, the Contract will terminate.
Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.
Investment Requirements
If you add a SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in “Investment Requirements (Applicable to All Withdrawal Benefit Options)” below.
Cancellation of the SureIncome Option
You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any such change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.
Rider Trade-In Option
We offer a “Rider Trade-In Option” that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option (“New SureIncome Option”). In most states, we currently offer the SureIncome Plus Withdrawal Benefit Option as the New SureIncome Option under the Rider Trade-In Option. We may also offer other Options (“New Options”) under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion. If we do so, SureIncome Options issued prior to this time will continue to have a TrueReturn Option available at the time of the first utilization of this SureIncome Rider Trade-In Option.
This Rider Trade-in Option is available provided all of the following conditions are met:

•
The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

•
The New SureIncome Option or any New Option will be made a part of your Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The New SureIncome Option or any New Option must be an Option that we make available for use with this Rider Trade-In Option.

•
The issue requirements and terms and conditions of the New SureIncome Option or the New Option must be met as of the date any such Option is made a part of your Contract. Currently, if you select the SureIncome Plus Withdrawal Benefit Option utilizing the Rider Trade-in Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For a New SureIncome Option or New Option that may be offered and selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

If the New Option is a New SureIncome Option, it must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.
You should consult with your Morgan Stanley Financial Advisor before trading in your SureIncome Option.

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Death of Owner or Annuitant
If the Owner or Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Option will continue unless the new Owner elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Option below. If the Contract is not continued, then the SureIncome Option will terminate on the date we received a complete request for settlement of the Death Proceeds.
Termination of the SureIncome Option
The SureIncome Option will terminate on the earliest of the following to occur:

•	The Benefit Base is reduced to zero;

•	On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

•	On the date the Contract is terminated;

•	On the date the SureIncome Option is cancelled;

•	On the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	On the date the SureIncome Option is replaced with a New Option under the Rider Trade-In Option.
SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Plus Withdrawal Benefit Option (“SureIncome Plus Option”), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome Plus Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, that total an amount equal to your purchase payments, subject to certain restrictions. Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (see defined terms below). The SureIncome Plus Option also provides an additional death benefit option.
The SureIncome Plus Option guarantees an amount up to the “Benefit Payment Remaining” which will be available for withdrawal from the Contract each “Benefit Year” until the “Benefit Base” (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the “Withdrawal Benefit Payout Phase”. Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome Plus Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit (“SureIncome ROP Death Benefit”). This death benefit option is described below under “Death of Owner or Annuitant” and in the Death Benefits section.
For purposes of the SureIncome Plus Option, “withdrawal” means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Plus Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.
The “Rider Date” is the date the SureIncome Plus Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.
The SureIncome Plus Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Plus Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Plus Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Plus Option is available if the oldest Contract Owner and oldest Annuitant are age 80 or younger on the effective date of the Rider (the “Rider Application Date”), (the maximum age may depend on your state), up to age 85 or younger if selected by utilizing the Rider Trade-in Option. (See Rider Trade-In Option, above, under TrueReturn Accumulation Benefit Option and SureIncome Withdrawal Benefit Option.) The SureIncome Plus Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Code Section 403(b) at this time. We reserve the right to make the SureIncome Plus Option

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available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Plus Option may not be cancelled at any time.
We may discontinue offering the SureIncome Plus Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Plus Option prior to the date of discontinuance.
Withdrawal Benefit Factor
The “Withdrawal Benefit Factor” is used to determine the “Benefit Payment” and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Plus Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Plus Option, it cannot be changed after the Rider Date.
Benefit Payment and Benefit Payment Remaining
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.
The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.
During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Plus Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.
On the Rider Date, the Benefit Payment is equal to the greater of:

•	The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Plus Options); or

•
The value of the Benefit Payment of the previous Withdrawal Benefit Option (attached to your Contract) which is being terminated under a rider trade-in option, if applicable. See Rider Trade-In Option, above, under SureIncome Withdrawal Benefit Option for more information.

After the Rider Date, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

•	The Benefit Payment immediately prior to the withdrawal; or

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.
As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.
On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

•	The Benefit Payment following the application of all purchase payments and withdrawals on that Contract Anniversary; and

•	The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals, and expenses multiplied by the Withdrawal Benefit Factor.
The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract

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as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.
Benefit Base
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Plus Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

•	The Contract Value immediately prior to the withdrawal less the amount of the withdrawal; or

•	The Benefit Base immediately prior to the withdrawal less the amount of the withdrawal.
As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.
On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

•	The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

•	The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.
The Benefit Base may also be reduced in other situations as detailed in the “Contract Owner and Assignment of Payments or Interest” section below.
If the Benefit Base is reduced to zero, this SureIncome Plus Option will terminate.
For numerical examples that illustrate how the values defined under the SureIncome Plus Option are calculated, see Appendix I.
Contract Owner and Assignment of Payments or Interest
If you change the Contract Owner or assign any payments or interest under the Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value or the Benefit Base at the time of assignment.
Contract Value
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Plus Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.
Withdrawal Benefit Payout Phase
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.
The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase ends at this point, the SureIncome ROP Death Benefit no longer applies.
Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.
During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the commencement of the Payout Start Date. The amount of each

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payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Plus Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Code Section 401(a)(9), we will not permit a change in the payment frequency or level.
If your Contract is not subject to Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.
If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.
Once all scheduled payments have been paid, the Contract will terminate.
Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.
Investment Requirements
If you add a SureIncome Plus Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in “Investment Requirements (Applicable to All Withdrawal Benefit Options)” below.
Death of Owner or Annuitant
If the Owner or the Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Plus Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Plus Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Plus Option will continue unless the new Owner elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Plus Option below. If the Contract is not continued, then the SureIncome Plus Option will terminate on the date we received a complete request for settlement of the Death Proceeds.
The SureIncome Plus Option also makes available the SureIncome ROP Death Benefit. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments and decreased by withdrawals as follows:

•
If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.
As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.
For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome Plus Option is calculated, see Appendix I.
Refer to the Death Benefits section for more details on the SureIncome ROP Death Benefit.

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Termination of the SureIncome Plus Option
The SureIncome Plus Option will terminate on the earliest of the following to occur:

•	The Benefit Base is reduced to zero;

•	On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

•	On the date the Contract is terminated;

•	On the date the SureIncome Plus Option is cancelled as detailed under Death of Owner or Annuitant above; or

•	On the date we receive a Complete Request for Settlement of the Death Proceeds.
SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION
We offer the SureIncome For Life Withdrawal Benefit Option (“SureIncome For Life Option”), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome For Life Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, as long as the SureIncome Covered Life is alive, subject to certain restrictions. Therefore, regardless of subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until the death of the SureIncome Covered Life (as defined below), subject to certain restrictions. The SureIncome For Life Option also provides an additional death benefit option.
The SureIncome For Life Option guarantees an amount up to the “Benefit Payment Remaining” which will be available for withdrawal from the Contract each “Benefit Year” as long as the SureIncome Covered Life is alive, subject to certain restrictions. The “SureIncome Covered Life” is the oldest Contract Owner, or the oldest Annuitant if the Contact Owner is a non-living entity, on the Rider Date. If the Contract Value is reduced to zero and the Benefit Payment is still greater than zero, we will distribute an amount equal to the Benefit Payment each year to the Contract Owner as described below under the “Withdrawal Benefit Payout Phase” as long as the SureIncome Covered Life is alive. Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome For Life Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit (“SureIncome ROP Death Benefit”). This Option is described below under “Death of Owner or Annuitant” and in the Death Benefits section.
For purposes of the SureIncome For Life Option, “withdrawal” means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome For Life Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.
The “Rider Date” is the date the SureIncome For Life Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.
The SureIncome For Life Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome For Life Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome For Life Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome For Life Option is only available if the oldest Contract Owner or the oldest Annuitant, if the Contract Owner is a non-living entity (i.e., the SureIncome Covered Life) is between the ages of 50 and 79, inclusive, on the effective date of the Rider (the “Rider Application Date”). (The maximum age may depend on your state.) The SureIncome For Life Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Code Section 403(b) at this time. We reserve the right to make the SureIncome For Life Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome For Life Option may not be cancelled at any time.
We may discontinue offering the SureIncome For Life Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome For Life Option prior to the date of discontinuance.
Withdrawal Benefit Factor
The “Withdrawal Benefit Factor” is used to determine the “Benefit Payment” and Benefit Payment Remaining. Prior to the earlier of the date of the first withdrawal after the issuance of the SureIncome For Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor used in these determinations may change as shown below. Generally speaking, during this period the Withdrawal Benefit Factor will increase as the SureIncome Covered Life grows older. On the earlier of the date of the first withdrawal after the issuance of the SureIncome for Life Option or the date the Contract enters

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the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor will be fixed at the then applicable rate, based on the then current attained age of the SureIncome Covered Life, and will be used in all subsequent determinations of Benefit Payments and Benefit Payments Remaining. After this date the Withdrawal Benefit Factor will not change.
We currently offer the following Withdrawal Benefit Factors:

Attained Age of SureIncome Covered Life	Withdrawal Benefit Factor
50 – 59	4%
60 – 69	5%
70 +	6%
The Withdrawal Benefit Factors and age ranges applicable to your Contract are set on the Rider Date. They cannot be changed after the SureIncome For Life Option has been added to your Contract. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome For Life Options, change the age ranges to which they apply, and/or to eliminate currently available Withdrawal Benefit Factors.
Benefit Payment and Benefit Payment Remaining
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary are applied to the Benefit Year that just ended on that Contract Anniversary.
The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.
On the Rider Date, the Benefit Payment is equal to the Contract Value multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life.
After the Rider Date, the Benefit Payment and Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life. On the date of the first withdrawal after the Rider Date the Benefit Payment and Benefit Payment Remaining will equal the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life multiplied by the Benefit Base immediately after application of any purchase payments, but prior to the withdrawal on that date. The Withdrawal Benefit Factor used in all future calculations will not change.
After the first withdrawal, the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor. The Benefit Payment Remaining is reduced by the amount of any withdrawal. The Benefit Payment Remaining will never be less than zero.
After the first withdrawal, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor. The Benefit Payment is affected by withdrawals as follows:

•	If a withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

•	If a withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

•	The Benefit Payment immediately prior to the withdrawal; or

•	The Benefit Base immediately after the withdrawal multiplied by the Withdrawal Benefit Factor.
If the Benefit Payment is reduced to zero, the SureIncome For Life Option will terminate.
On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

•	The Benefit Payment following application of all purchase payments and withdrawals on that Contract Anniversary; or

•	The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses, multiplied by the Withdrawal Benefit Factor currently applicable.

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The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.
Benefit Base
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome For Life Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The Benefit Base immediately prior to withdrawal less the amount of the withdrawal (this value cannot be less than zero).
As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.
On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

•	The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

•	The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.
For numerical examples that illustrate how the values defined under the SureIncome For Life Option are calculated, see Appendix J.
Contract Value
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Payment is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome For Life Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.
Withdrawal Benefit Payout Phase
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.
The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase of the Contract ends at this point, the SureIncome ROP Death Benefit no longer applies.
Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.
During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by

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4.) Payments will be made until the later of the death of the SureIncome Covered Life or over a period certain based on the total payments made equaling at least the Benefit Base on the Payout Start Date. If your Contract is subject to Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome For Life Option may be larger during the period certain so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Code Section 401(a)(9), we will not permit a change in the payment frequency or level.
If your Contract is not subject to Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.
If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.
Once all scheduled payments have been paid, the Contract will terminate.
Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.
Investment Requirements
If you add a SureIncome For Life Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in “Investment Requirements (Applicable to All Withdrawal Benefit Options)” below.
Death of Owner or Annuitant
If the SureIncome Covered Life dies during the Accumulation Phase of the Contract, the SureIncome For Life Option will terminate on the date of the SureIncome Covered Life’s death. If the Contract Owner or the Annuitant who is not the SureIncome Covered Life dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome For Life Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome For Life Option. If the SureIncome For Life Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome For Life Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
The SureIncome For Life Option also makes available the SureIncome ROP Death Benefit. The SureIncome ROP Death Benefit is only available upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments and decreased by withdrawals as follows:

•
If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.
As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge applicable.
For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome For Life Option is calculated, see Appendix J.
Refer to the Death Benefits section for more details on the SureIncome ROP Death Benefit.
Termination of the SureIncome For Life Option
The SureIncome For Life Option will terminate on the earliest of the following to occur:

•	The Benefit Payment is reduced to zero;

•	On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

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•	On the date the Contract is terminated;

•
On the date the SureIncome Covered Life is removed from the Contract for any reason, and is no longer a Contract Owner or Annuitant under the Contract (if the Covered Life continues as only the Beneficiary, the Option will terminate);

•	On the date the SureIncome For Life Option is cancelled as detailed under Death of Owner or Annuitant section above;

•	On the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	On the date the SureIncome Covered Life dies if the SureIncome Covered Life dies prior to the Payout Start Date.
INVESTMENT REQUIREMENTS (APPLICABLE TO ALL WITHDRAWAL BENEFIT OPTIONS)
If you add a Withdrawal Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your current Model Portfolio Option and your Withdrawal Benefit Factor(s). These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a Withdrawal Benefit Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a New SureIncome Option or to a New Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future including specific model portfolio options (“Model Portfolio Options”) as described below available only to certain Withdrawal Benefit Factors.
When you add a Withdrawal Benefit Option to your Contract, you must allocate your entire Contract Value as follows:

(1)	to a Model Portfolio Option available as described below;

(2)	to the DCA Fixed Account Option and then transfer all purchase payments and interest to an available Model Portfolio Option; or

(3)	to a combination of (1) and (2) above.
With respect to (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.
On the Rider Date, you must select only one of the Model Portfolio Options to which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalanceSM Model Portfolio Options sections of this prospectus for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

*Model Portfolio Option 1
*TrueBalance Conservative Model Portfolio Option
*TrueBalance Moderately Conservative Model Portfolio Option
*TrueBalance Moderate Model Portfolio Option
*TrueBalance Moderately Aggressive Model Portfolio Option
*TrueBalance Aggressive Model Portfolio Option
You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding a Withdrawal Benefit Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account, any

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remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections for your Model Portfolio Option.
Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all investment alternatives, unless you request otherwise.
Model Portfolio Option 1.
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, we have divided the Variable Sub-Accounts into two separate categories: “Available,” and “Excluded.” Currently, you may allocate up to 100% of your Contract Value to the Available Variable Sub-Accounts in any manner you choose. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows:

Available
AB VPS Growth Portfolio – Class B Sub-Account
AB VPS Growth and Income Portfolio – Class B Sub-Account (1)
AB VPS International Value Portfolio – Class B Sub-Account (7)
AB VPS Small/Mid Cap Value Portfolio – Class B Sub-Account
AB VPS Value Portfolio – Class B Sub-Account (6)
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Growth & Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP High Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Mid Cap Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account
FTVIP Franklin Flex Cap Growth VIP Fund – Class 2 Sub-Account
FTVIP Franklin High Income VIP Fund – Class 2 Sub-Account (11)
FTVIP Mutual Global Discovery VIP Fund – Class 2 Sub-Account
FTVIP Mutual Shares VIP Fund – Class 2 Sub-Account
FTVIP Templeton Foreign VIP Fund – Class 2 Sub-Account
PIMCO Total Return – Advisor Shares Sub-Account(8)(12)
Invesco V. I. Diversified Dividend Fund– Series II Sub-Account (5)
Invesco V.I. Global Core Equity Fund – Series II Sub-Account
Invesco V. I. High Yield Fund – Series II Sub-Account (1)
Invesco V.I. Equity and Income Portfolio – Series II Sub-Account (1)
Invesco V.I. S&P 500 Index Fund – Series II Sub-Account
Invesco V.I. Value Opportunities Fund – Series II Sub-Account (1)(5)
Invesco V.I. Core Equity Fund – Series II Sub-Account (4)
Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (1), (9)
Invesco V.I. Equity and Income Portfolio - Series II Sub-Account
Invesco V.I. American Franchise Fund - Series II Sub-Account
Invesco V.I. Comstock Fund - Series II Sub-Account
Invesco V.I. Growth and Income Fund - Series II Sub-Account
Invesco V.I. American Value Fund - Series II Sub-Account
Morgan Stanley VIF Global Franchise Portfolio - Class II (formerly UIF Global Franchise, Class II Sub-Account)
Morgan Stanley VIF Global Strategist Portfolio - Class II (formerly UIF Global Strategist Portfolio – Class Y Sub-Account)
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II (formerly UIF U.S. Real Estate, Class II Sub-Account) (10)
Morgan Stanley VIF Mid Cap Growth Portfolio - Class II (formerly UIF Mid Cap Growth, Class II Sub-Account)
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Debt, Class II Sub-Account) (1)

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Morgan Stanley VIF Emerging Markets Equity Portfolio - Class II (formerly UIF Emerging Markets Equity, Class II Sub-Account)
Morgan Stanley VIS Multi Cap Growth Portfolio – Class Y Sub-Account
Morgan Stanley VIS Income Plus Portfolio – Class Y Sub-Account
Morgan Stanley VIS Limited Duration Portfolio – Class Y Sub-Account (3)
Morgan Stanley VIF Global Infrastructure Portfolio - Class II (formerly UIF Global Infrastructure – Class II Sub-Account) (1)
Goldman Sachs VIT Small Cap Equity Insights Fund Institutional Sub-Account
Goldman Sachs VIT U.S. Equity Insights Fund - Institutional Sub-Account
Goldman Sachs VIT Large Cap Value Fund - Institutional Sub-Account
Goldman Sachs VIT Mid Cap Value Fund - Institutional Sub-Account (3)
PIMCO CommodityRealReturn(TM) Strategy Portfolio – Advisor Shares Sub-Account
PIMCO Emerging Markets Bond Portfolio – Advisor Shares Sub-Account
PIMCO Real Return Portfolio – Advisor Shares Portfolio Sub-Account
Putnam VT Equity Income Fund – Class IB Sub-Account
Putnam VT Growth and Income Fund – Class IB Sub-Account (1)
Putnam VT International Equity Fund – Class IB Sub-Account
Putnam VT George Putnam Balanced Fund – Class IB Sub-Account
Putnam VT Growth Opportunities Fund - Class IB (formerly Putnam VT Voyager – Class IB Sub-Account)
Excluded
Morgan Stanley VIS European Equity Portfolio – Class Y Sub-Account (3)
AB VPS Large Cap Growth Portfolio – Class B Sub-Account (1)
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth, Class II Sub-Account)
Invesco V.I. Mid Cap Growth Fund - Series II Sub-Account

1)
Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the Invesco V.I. Value Opportunities – Series II Sub-Account, the AB VPS Growth and Income – Class B Sub-Account, the AB VPS Large Cap Growth – Class B Sub-Account, the FTVIP Franklin High Income VIP Fund – Class 2 Sub-Account, the Invesco V. I. High Yield – Series II Sub-Account, the Invesco V.I. Equity and Income – Class II Sub-Account, the Putnam VT Growth and Income – Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*

2)	Effective May 1, 2004, the Putnam VT Investors – Class IB Sub-Account closed to new investments and is not available with any Withdrawal Benefit Option. *

3)
Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity – Class Y Sub-Account and the Morgan Stanley VIS Limited Duration – Class Y Sub-Account. *

4)
Effective May 1, 2006, the Invesco V.I. Core Equity – Series II Sub-Account is no longer available for new investments. If you are currently invested in the Invesco V.I. Core Equity – Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the Invesco V.I. Premier Equity – Series II Sub-Account (the predecessor of the Invesco V.I. Core Equity – Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Invesco V.I. Core Equity – Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. *

5)
Effective as of August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account, was closed to all Contract Owners except those who have contract value invested in the Variable Sub-Account as of the closure date. Contract owners who have contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who do not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account thereafter. *

6)
Effective as of Effective as of January 31, 2013 the AB VPS Value Portfolio – Class B Sub-Account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter. *

7)
Effective as of May 1, 2013, the AB VPS International Value Portfolio – Class B Sub-Account, was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter. *

8)
Effective as of April 13, 2015, the PIMCO Total Return – Advisor Shares Sub Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. An application is pending with the Securities and Exchange Commission requesting an order to allow Allstate Life to remove the PIMCO Total Return Portfolio – Advisor Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares.

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9)
Effective as of September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. *

10)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. *

11)
Effective at the close of business April 21, 2017, the FTVIP Franklin High Income VIP Fund - Class 2 was closed for new purchase payment allocations to all Contract owners. Effective April 28, 2017, the FTVIP Franklin Income VIP Fund - Class 2 was liquidated. On the liquidation date, the Portfolio was no longer available under your Annuity contract, and any contract value allocated to this liquidated Portfolio was transferred, as of the close of business on the liquidation date to one of the default transfer portfolios. If you are in a Model Portfolio Option, your contract value was transferred to the PIMCO Real Return Portfolio - Advisor Shares. If you are not in a Model Portfolio, your contract value was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

For a period of 60 days after the liquidation date, any Contract Value that was transferred to the PIMCO Real Return Portfolio - Advisor Shares (if you are in a Model Portfolio Option) or the Fidelity® VIP Government Money Market Portfolio - Service Class 2 (if you are not in a Model Portfolio Option) as the result of the liquidation can be transferred free of charge and will not count as one of your annual free transfers. If you are in a Model Portfolio Option, any transfer out of the PIMCO Real Return Portfolio - Advisor Shares must comply with the investment requirements of that Model Portfolio Option. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in this prospectus.
* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.
TrueBalanceSM Model Portfolio Options.
If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts that comprise that TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added a Withdrawal Benefit Option to your Contract.

Investment Alternatives: The Variable Sub-Accounts

You may allocate your purchase payments to various* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.
For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.
The Variable Sub-Accounts that you select are your choice - we do not provide investment advice, nor do we recommend any particular Variable Sub-Account. Please consult with a qualified investment professional if you wish to obtain investment advice. You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 1-800-457-7617 or go to www.accessallstate.com.
* Certain Variable Sub-Accounts may not be available depending on the date you purchased your Contract. Please see the footnotes below the following table for information about Sub-Accounts and/or Portfolio liquidations, mergers, closures and name changes.

Portfolio:	Each Portfolio Seeks:	Investment Advisor:
Morgan Stanley Variable Investment Series

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Portfolio:	Each Portfolio Seeks:	Investment Advisor:
Morgan Stanley VIS Multi Cap Growth Portfolio - Class Y
As a primary objective, growth of capital through investments in common stocks of companies believed by the Investment Adviser to have potential for superior growth. As a secondary objective, income but only when consistent with its primary objective.
Morgan Stanley Investment Management Inc.
Morgan Stanley VIS European Equity Portfolio - Class Y (1)	To maximize the capital appreciation of its investments
Morgan Stanley VIS Income Plus Portfolio - Class Y
As a primary objective, high level of current income by investing primarily in U.S. government securities and other fixed-income securities. As a secondary objective, capital appreciation but only when consistent with its primary objective.

Morgan Stanley VIS Limited Duration Portfolio - Class Y (1)	The Portfolio seeks a high level of current income consistent with preservation of capital.
Janus Aspen Series
Janus Aspen Series Flexible Bond Portfolio – Institutional Shares	To obtain maximum total return, consistent with preservation of capital.	Janus Capital Management LLC
Morgan Stanley Variable Insurance Fund, Inc. (VIF)		Morgan Stanley Investment Management Inc.
Morgan Stanley VIF Global Infrastructure Portfolio - Class II (formerly UIF Global Infrastructure Portfolio - Class II) (2)(14)	The Portfolio seek both capital appreciation and current income.
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth Portfolio, Class II)(15)	The Portfolio seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class II (formerly UIF Emerging Markets Debt Portfolio, Class II) (2)(16)
The Portfolio seeks a high total return by investing primarily in fixed income securities of government and government-related issuers and, to a lesser extent, of corporate issuers in emerging market countries.

Morgan Stanley VIF Emerging Markets Equity Portfolio - Class II (formerly UIF Emerging Markets Equity Portfolio, Class II)(17)	The Portfolio seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of issuers in emerging market countries.
Morgan Stanley VIF Global Franchise Portfolio - Class II (formerly UIF Global Franchise Portfolio, Class II)(18)	Long-term capital appreciation.
Morgan Stanley VIF Global Strategist Portfolio - Class II (formerly UIF Global Strategist Portfolio, Class II)(19)	Total return.
Morgan Stanley VIF Mid Cap Growth Portfolio - Class II (formerly UIF Mid Cap Growth Portfolio, Class II)(20)	Long-term capital growth by investing primarily in common stocks and other equity securities.
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II (formerly UIF U.S. Real Estate Portfolio, Class II) (10)
The Portfolio seeks above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.

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Portfolio:	Each Portfolio Seeks:	Investment Advisor:
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Invesco V.I. American Franchise Fund – Series II	Capital growth.	Invesco Advisers, Inc.
Invesco V.I. Comstock Fund – Series II	Capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.
Invesco V.I. Equity and Income Portfolio, Series II (2)	Capital appreciation and current income.
Invesco V.I. Global Core Equity Fund – Series II	Long-term capital appreciation by investing primarily in equity securities of issuers throughout the world, including U.S. issuers
Invesco V.I. Growth and Income Fund – Series II	Long-term growth of capital and income.
Invesco V.I. International Growth Fund – Series II	Long-term growth of capital
Invesco V.I. Mid Cap Growth Fund – Series II	To seek capital growth
Invesco V.I. American Value Fund – Series II	Above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.
Invesco V.I. Value Opportunities Fund – Series II (2)(6)	Long-term growth of capital
Invesco V.I. Core Equity Fund – Series II (3)(13)	Long-term growth of capital
Invesco V.I. Diversified Dividend Fund – Series II	Provide reasonable current income and long term growth of income and capital.
Invesco V.I. High Yield Fund – Series II (2)	Total return, comprised of current income and capital appreciation.
Invesco V.I. Mid Cap Core Equity Fund – Series II (2), (9)	Long-term growth of capital
Invesco V.I. S&P 500 Index Fund – Series II	To provide Investment results that, before expenses, correspond to the total return (i.e., combination of capital changes and income) of the Standard and Poor’s 500 Composite Stock Price Index
AB Variable Products Series Fund, Inc.
AB VPS Growth and Income Portfolio – Class B (2)	Long-term growth of capital	Alliance Bernstein L.P.
AB VPS Growth Portfolio – Class B	Long-term growth of capital
AB VPS International Value Portfolio – Class B (7)	Long-term growth of capital
AB VPS Large Cap Growth Portfolio – Class B (2)	Long-term growth of capital
AB VPS Small/Mid Cap Value Portfolio – Class B	Long-term growth of capital
AB VPS Value Portfolio – Class B (6)	Long-term growth of capital
Fidelity® Variable Insurance Products
Fidelity® VIP Contrafund® Portfolio - Service Class 2	Long-term capital appreciation	Fidelity® Management & Research Company (FMR)
Fidelity® VIP Growth & Income Portfolio - Service Class 2	High total return through a combination of current income and capital appreciation
Fidelity® VIP High Income Portfolio - Service Class 2	High level of current income, while also considering growth of capital
Fidelity® VIP Mid Cap Portfolio - Service Class 2	Long-term growth of capital
Fidelity® VIP Government Money Market Portfolio - Service Class 2(11)	As high a level of current income as is consistent with preservation of capital and liquidity.
Franklin Templeton Variable Insurance Products Trust
FTVIP Franklin Flex Cap Growth VIP Fund - Class 2
Seeks capital appreciation. Under normal market conditions, the fund invests predominantly in equity securities of companies that the investment manager believes have the potential for capital appreciation.
Franklin Advisers, Inc.
FTVIP Franklin High Income VIP Fund - Class 2 (12)	Maximize income while maintaining prospects for capital appreciation.
FTVIP Mutual Global Discovery VIP Fund - Class 2	Seeks capital appreciation. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC
FTVIP Mutual Shares VIP Fund - Class 2
Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.

FTVIP Templeton Foreign VIP Fund - Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

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Portfolio:	Each Portfolio Seeks:	Investment Advisor:
Goldman Sachs Variable Insurance Trust
Goldman Sachs VIT Large Cap Value Fund - Institutional	Long-term capital appreciation	Goldman Sachs Asset Management, L.P.
Goldman Sachs VIT Mid Cap Value Fund - Institutional (1)	Long-term capital appreciation
Goldman Sachs VIT Small Cap Equity Insights Fund Institutional	Long-term growth of capital
Goldman Sachs VIT U.S. Equity Insights Fund Institutional	Long-term growth of capital
PIMCO Variable Insurance Trust		Pacific Investment Management Company LLC
PIMCO CommodityRealReturn®Strategy Portfolio – Advisor Shares	The Portfolio seeks maximum real return, consistent with prudent investment management
PIMCO Emerging Markets Bond Portfolio - Advisor Shares	The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management
PIMCO Real Return Portfolio - Advisor Shares	The Portfolio seeks maximum real return, consistent with preservation of real capital and prudent investment management
PIMCO Total Return Portfolio - Advisor Shares (8)	The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management
Putnam Variable Trust
Putnam VT Equity Income Fund - Class IB	Capital growth and current income.	Putnam Investment Management, LLC
Putnam VT George Putnam Balanced Fund - Class IB	Seeks a balanced investment composed of a well-diversified portfolio of stocks and bonds which produce both capital growth and current income.
Putnam VT Growth and Income Fund - Class IB (2)	Capital growth and current income.
Putnam VT International Equity Fund - Class IB	Capital appreciation.
Putnam VT Investors Fund - Class IB (5)	Seeks long-term growth of capital and any increased income that results from this growth.
Putnam VT Growth Opportunities Fund - Class IB (formerly Putnam VT Voyager Fund - Class IB)	Capital appreciation.

(1)
Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Sub-Account, Morgan Stanley VIS European Equity – Class Y Sub-Account and Morgan Stanley VIS Limited Duration – Class Y Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)
Effective May 1, 2005, the Invesco V.I. Value Opportunities – Series II Sub-Account, the Invesco V.I. Capital Appreciation – Series II Sub-Account, the Invesco V.I. Mid Cap Core Equity – Series II Sub-Account, the AB VPS Growth and Income – Class B Sub-Account, the AB VPS Large Cap Growth – Class B Sub-Account, the FTVIP Franklin High Income VIP Fund – Class 2 Sub-Account, the Invesco V.I. High Yield Fund, Series II, Invesco V.I. Equity and Income Portfolio, Series II, the UIF Global Infrastructure – Class Y Sub-Account, the Putnam VT Growth and Income – Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)
Effective May 1, 2006, the Invesco V.I. Core Equity – Series II Sub-Account is no longer available for new investments. If you are currently invested in the Invesco V.I. Core Equity – Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the Invesco V.I. Premier Equity – Series II Sub-Account (the predecessor of the Invesco V.I. Core Equity – Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Invesco V.I. Core Equity – Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)
Effective May 1, 2004, the Putnam VT Investors Fund – Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5)
Effective as of August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account, was closed to all Contract Owners except those who have contract value invested in the Variable Sub-Account as of the closure date. Contract owners who have contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who do not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account thereafter.

(6)
Effective as of January 31, 2013 the AB VPS Value Portfolio – Class B Sub-Account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter.

(7)
Effective as of May 1, 2013, the AB VPS International Value Portfolio – Class B Sub-Account, was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter.

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(8)
Effective as of April 13, 2015, the PIMCO Total Return – Advisor Shares Sub Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. An application is pending with the Securities and Exchange Commission requesting an order to allow Allstate Life to remove the PIMCO Total Return Portfolio – Advisor Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Allstate Life anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

(9)
Effective as of September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.

(10)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.

(11)
Any Contract Value that was transferred to the Fidelity® VIP Government Money Market Portfolio – Service Class 2 as a result of the liquidation of the Morgan Stanley VIS Money Market Portfolio – Class X on April 29, 2016 (“Liquidation Date”) can be transferred free of charge and will not count as one of your annual free transfers for a period of 60 days after the Liquidation Date. It is important to note that any subsequent transfer out of a Portfolio will be subject to the transfer limitations described in this prospectus.

(12)
Effective at the close of business April 21, 2017, the FTVIP Franklin High Income VIP Fund - Class 2 was closed for new purchase payment allocations to all Contract owners. Effective April 28, 2017, the FTVIP Franklin Income VIP Fund - Class 2 was liquidated. On the liquidation date, the Portfolio was no longer available under your Annuity contract, and any contract value allocated to this liquidated Portfolio was transferred, as of the close of business on the liquidation date to one of the default transfer portfolios. If you are in a Model Portfolio Option, your contract value was transferred to the PIMCO Real Return Portfolio - Advisor Shares. If you are not in a Model Portfolio, your contract value was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

For a period of 60 days after the liquidation date, any Contract Value that was transferred to the PIMCO Real Return Portfolio - Advisor Shares (if you are in a Model Portfolio Option) or the Fidelity® VIP Government Money Market Portfolio - Service Class 2 (if you are not in a Model Portfolio Option) as the result of the liquidation can be transferred free of charge and will not count as one of your annual free transfers. If you are in a Model Portfolio Option, any transfer out of the PIMCO Real Return Portfolio - Advisor Shares must comply with the investment requirements of that Model Portfolio Option. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in this prospectus.
(13) Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(14)
Effective Effective May 1, 2017, the UIF Global Infrastructure Portfolio - Class I, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Global Infrastructure Portfolio - Class I.

(15)	Effective May 1, 2017, the UIF Growth Portfolio - Class I, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Growth Portfolio - Class I.

(16)	Effective May 1, 2017, the UIF Emerging Markets Debt Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Emerging Markets Debt Portfolio - Class II.

(17)
Effective May 1, 2017, the UIF Emerging Markets Equity Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Emerging Markets Equity Portfolio - Class II.

(18)	Effective May 1, 2017, the UIF Global Franchise Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc.Global Franchise Portfolio - Class II.

(19)	Effective May 1, 2017, the UIF Global Strategist Portfolio - Class I, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Global Strategist Portfolio - Class I.

(20)	Effective May 1, 2017, the UIF Mid Cap Growth Portfolio - Class I, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Mid Cap Growth Portfolio - Class I.

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-Accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.
Variable insurance portfolios might not be managed by the same portfolio managers who manage retail mutual funds with similar names. These portfolios are likely to differ from similarly named retail mutual funds in assets, cash flow, and tax matters. Accordingly, the holdings and investment results of a variable insurance portfolio can be expected to be higher or lower than the investment results of a similarly named retail mutual fund.

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TRUEBALANCESM ASSET ALLOCATION PROGRAM
The TrueBalance asset allocation program (“TrueBalance program”) is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.
There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.
Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.
Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.
Allstate Life does not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.
Allstate Life retained an independent investment management firm (“investment management firm”) to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Allstate Life’s Contract Owners. Neither Allstate Life nor the investment management firm is acting for any Contract Owner as a “fiduciary” or as an “investment manager,” as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).
The investment management firm does not take into account any information about any Contract Owner or any Contract Owner’s assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Allstate Life nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners’ purposes.
Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that is designed to meet the investment goals of the applicable investment style. On the business day we approve your participation in the TrueBalance program, we automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.
We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocation for the model portfolio you selected.
Allstate Life may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Allstate Life will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your Morgan Stanley Financial Advisor will notify you of any new or revised TrueBalance model portfolios that may be available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio in accordance with the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.
You may only select one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your Morgan Stanley Financial

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Advisor before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.
Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.
Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.
The following applies to TrueBalance model portfolios selected with the TrueReturn Option or a Withdrawal Benefit Option:
For TrueBalance model portfolios selected with the TrueReturn Option or a Withdrawal Benefit Option, you must allocate all of your Contract Value to a TrueBalance Model Portfolio Option, and you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you selected. You may, however, elect to reallocate your entire Contract Value from one Model Portfolio Option to another Model Portfolio Option available with your Option.
If you own the TrueReturn Option, on the Rider Maturity Date, the Contract Value may be increased due to the Option. Any increase will be allocated to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the allocation percentages for your currently selected model portfolio.
The following applies to TrueBalance model portfolios selected without the TrueReturn Option or a Withdrawal Benefit Option:
For TrueBalance model portfolios selected without the TrueReturn or a Withdrawal Benefit Option, you may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the Contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your Morgan Stanley Financial Advisor before making transfers.
If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your Morgan Stanley Financial Advisor.
Your participation in the TrueBalance program is subject to the program’s terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.
Investment Alternatives: The Fixed Account Options

You may allocate all or a portion of your purchase payments to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

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DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option (“DCA Fixed Account Option”) is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described in the Investment Alternatives: Transfers - Dollar Cost Averaging Program section.
This option allows you to allocate purchase payments to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.
At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.
Your purchase payments will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.
You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described in the Investment Alternatives: Transfers - Dollar Cost Averaging Program section.
If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account unless you request a different investment alternative.
If you have a TrueReturn Option or Withdrawal Benefit Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.
You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.
The DCA Fixed Account Option may not be available in your state. Please check with your Morgan Stanley Financial Advisor for availability.
STANDARD FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation and the length of the initial interest rate guarantee period (“Standard Fixed Guarantee Period”). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.
At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Allstate Variable Annuity Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Allstate Variable Annuity – L Share Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently

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offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.
Some Standard Fixed Guarantee Periods are not available in all states. Please check with your Morgan Stanley Financial Advisor for availability.
The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.
In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date (“30-Day Window”), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.
Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.
At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

•
transfer all or part of the money from the Standard Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

•	transfer all or part of the money from the Standard Fixed Guarantee Period Account to other investment alternatives available at the time; or

•	withdraw all or part of the money from the Standard Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.
Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

•	you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

•	you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.
The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.
The Standard Fixed Account Option currently is not available with the Allstate Variable Annuity – L Share Contract.
MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option (“Market Value Adjusted Fixed Guarantee Period Account”), which is defined by the date of the allocation and the length of the initial interest rate guarantee period (“Market Value Adjusted Fixed Guarantee Period”). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.
At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option (“Market Value Adjusted Fixed Guarantee Periods”). We currently offer Market Value Adjusted Fixed Guarantee Periods of 3,

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5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your Morgan Stanley Financial Advisor for availability.
The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.
Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires (“30-Day MVA Window”). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.
We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15 (“Treasury Rate”) to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.
The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.
Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.
For example, assume that you purchase a Contract and allocate part of the initial purchase payment to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.
The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.
At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account (“New Account Start Date.”) If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

•
transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

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•	transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to other investment alternatives available at the time; or

•	withdraw all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.
The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.
Investment Alternatives: Transfers

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.
You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Option or a Withdrawal Benefit Option to your Contract, certain restrictions on transfers apply. See the “TrueReturnSM Accumulation Benefit Option” and “Withdrawal Benefit Options” sections of this prospectus for more information.
The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See “Standard Fixed Account Option”. The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.
We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.
We reserve the right to waive any transfer restrictions.
TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.

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TELEPHONE OR ELECTRONIC TRANSFERS
You may make transfers by telephone by calling 1-800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.
We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.
We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.
MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.
We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.
While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.
TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

•
we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

•
we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

•	the total dollar amount being transferred, both in the aggregate and in the transfer request;

•
the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

•
whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

•	whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

•	the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

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We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.
If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).
In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.
SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio’s Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.
We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio’s prospectus for more complete information regarding the fees and charges associated with each Portfolio.
DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.
We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.
The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.
AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.
We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.
Example:
Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Morgan Stanley VIS Income Plus – Class Y Sub-Account and 60% to be in the Invesco V.I. Mid Cap Growth, Class II Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Morgan Stanley VIS Income Plus – Class Y Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Morgan Stanley VIS Income Plus – Class Y Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Invesco V.I. Mid Cap Growth, Class II Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

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The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.
Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.
Expenses

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.
CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.
The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

•	for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

•	for a Contract Anniversary, if on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.
We reserve the right to waive this charge for all Contracts.
ADMINISTRATIVE EXPENSE CHARGE
For Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005, we deduct an administrative expense charge at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. For Contracts issued on or after January 1, 2005 and prior to October 17, 2005, we deduct an administrative expense charge at an annual rate of 0.30% of the average daily net assets you have invested in the Variable Sub-Accounts. Effective October 17, 2005 and thereafter, the administrative expense charge we deduct for such Contracts is at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.
MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

Allstate Variable Annuity	1.10%
Allstate Variable Annuity – L Share	1.50%
The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.
You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

•
MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

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•
Enhanced Beneficiary Protection (Annual Increase) Option: The current mortality and expense risk charge for this option is 0.30%. This charge will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

•	Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

•	0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

•	0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.
The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

•
Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.

TRUERETURNSM ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.
The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the “TrueReturnSM Accumulation Benefit Option” section of this prospectus for more information.
SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE AND SPOUSAL PROTECTION BENEFIT(CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE
We charge a separate annual Rider Fee for both the Spousal Protection Benefit (Co-Annuitant) Option and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts. The current annual Rider Fee is 0.10% of the Contract Value for either Option. This applies to all new Options added on or after January 1, 2005. For Options added prior to January 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. We reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options and/or new Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts we offer in the future. Once we issue your Option, we cannot change the Rider Fee that applies to your Contract.
The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.
The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Option is terminated. We will not charge a Rider Fee on the date the Option is terminated, on a date other than the Contract Anniversary, if the Option is terminated on the Payout Start Date or due to death of the Contract Owner or Annuitant.
For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first

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Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary. If you terminate this Option on a date other than a Contract Anniversary, we will deduct a Rider Fee. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this Option during the first Contract Year after adding the Option, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value immediately prior to the termination.
RETIREMENT INCOME GUARANTEE OPTION FEE
We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states). We impose a separate annual Rider Fee for RIG 1 and RIG 2. The current annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The current annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. See “Retirement Income Guarantee Options” for details.
We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee prorated to cover the period from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal prorated to cover the period the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.
WITHDRAWAL BENEFIT OPTION FEE
Effective May 1, 2006, we ceased offering the SureIncome Option except in a limited number of states. We charge separate annual Rider Fees for each of the SureIncome Option (the “SureIncome Option Fee”), the SureIncome Plus Option (the “SureIncome Plus Option Fee”), and the SureIncome For Life Option (the “SureIncome For Life Option Fee”). Collectively, we refer to the SureIncome Option Fee, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee as the “Withdrawal Benefit Option Fees”. “Withdrawal Benefit Option Fee” is used to refer to any one of the Withdrawal Benefit Option Fees.
The current annual SureIncome Option Fee is 0.50% of the Benefit Base. The current annual SureIncome Plus Option Fee and the current annual SureIncome For Life Option Fee are each 0.65% of the Benefit Base. We reserve the right to increase any Withdrawal Benefit Option Fee to up to 1.25% of the Benefit Base. We reserve the right to charge a different Withdrawal Benefit Option Fee for different Withdrawal Benefit Factors or Withdrawal Benefit Options we may offer in the future. Once we issue your Withdrawal Benefit Option, we cannot change the Withdrawal Benefit Option Fee that applies to your Contract. If applicable, if you elect to exercise the Rider Trade-In Option, the new Withdrawal Benefit Option Fee will be based on the Withdrawal Benefit Option Fee percentage applicable to a new Withdrawal Benefit Option available at the time of trade-in.
We deduct the Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option. The Withdrawal Benefit Option Fees are deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. The Withdrawal Benefit Option Fee will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Withdrawal Benefit Option Fee is deducted, the Withdrawal Benefit Option Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Withdrawal Benefit Option Fee over the total Contract Value in all Variable Sub-Accounts will be waived.
The first Withdrawal Benefit Option Fee will be deducted on the first Contract Anniversary following the Rider Date. A Withdrawal Benefit Option Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Withdrawal Benefit Option is terminated.
For the first Contract Anniversary following the Rider Date, the SureIncome Option Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base on the first Contract Anniversary. For subsequent Contract Anniversaries, the SureIncome Option Fee is equal to 0.50% multiplied by the Benefit Base as of that Contract Anniversary.
For the first Contract Anniversary following the Rider Date, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee are each equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base on the first Contract Anniversary increased by purchase payments and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value. For subsequent Contract Anniversaries, the SureIncome Plus Option Fee and the SureIncome For Life Option Rider Fee are each equal to 0.65% multiplied by the Benefit Base on that Contract Anniversary increased by purchase payments and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value for any of the ten Contract Anniversaries after the Rider Date. As previously stated, we will deduct Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option.
If you terminate the SureIncome Option or the SureIncome Plus Option on a date other than a Contract Anniversary, we will deduct the Withdrawal Benefit Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner or

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Annuitant. If you terminate the SureIncome For Life Option on a date other than a Contract Anniversary, we will deduct the SureIncome For Life Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner, Annuitant, or the death of the SureIncome Covered Life. The Withdrawal Benefit Option Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, from the Rider Date to the date of termination. For the SureIncome Option, the pro-rated SureIncome Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the SureIncome Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. For the SureIncome Plus Option and the SureIncome For Life Option, the pro-rated Withdrawal Benefit Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. The Withdrawal Benefit Option Fee will be waived during the Withdrawal Benefit Payout Phase.
TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.
WITHDRAWAL CHARGE
We may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears in the Expense Table section. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.
Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.
Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to the Investment Alternatives: The Fixed Account Options - Market Value Adjusted Fixed Account Options section for more information on market value adjustments.
FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.
Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.
You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.
For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1)	Purchase payments that no longer are subject to withdrawal charges;

2)	Free Withdrawal Amount (if available);

3)	Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4)	Any earnings not previously withdrawn.
However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.
If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

•	The Free Withdrawal Amount described above; or

•	Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

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For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1)	Earnings not previously withdrawn;

2)	Purchase payments that are no longer subject to withdrawal charges;

3)	Free Withdrawal Amount in excess of earnings;

4)	Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.
All Contracts
We do not apply a withdrawal charge in the following situations:

•	the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

•	withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

•	withdrawals that qualify for one of the waivers described below.
We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.
Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.
Confinement Waiver.    We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1.
you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2.	we receive your request for withdrawal and Due Proof of confinement no later than 90 days following the end of your or the Annuitant’s confinement at the long term care facility or hospital, and

3.	a physician must have prescribed the confinement and the confinement must be medically necessary (as defined in the Contract).
“Due Proof” includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.
Terminal Illness Waiver.    We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1.	you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2.	you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.
“Due Proof” includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.
Unemployment Waiver.    We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1.	you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2.	you or the Annuitant receive Unemployment Compensation for at least 30 consecutive days as a result of that unemployment, and

3.	you or the Annuitant claim this benefit within 180 days of your or the Annuitant’s initial receipt of Unemployment Compensation.
Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.
“Unemployment Compensation” means unemployment compensation received from a unit of state or federal government in the U.S. “Due Proof” includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.
You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.
Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

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The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.
PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may sometime in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 3.5%, depending on the state.
At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.
DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We may assess a charge against the Sub-accounts and the Fixed Rate Options equal to any taxes which may be imposed upon the Separate Account. We will pay company income taxes on the taxable corporate earnings created by this Separate Account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the Tax Charge you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future. In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the Tax Charge you pay under the contract.
Our status under the Code is briefly described in the “Taxes” section of this prospectus.
OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see the Expense Table - Portfolio Annual Expenses section. We receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution, or other services we provide to the Portfolios. We collect this compensation under agreements between us and the Portfolio’s investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the Portfolio.
Access to Your Money

WITHDRAWALS
You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See the Income Payments - Income Plans section.
The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.
You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.
In general, you must withdraw at least $50 at a time.
Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See the Investment Alternatives: The Fixed Account Options - Standard Fixed Account Option section.
Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as

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ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See “Withdrawal Benefit Options” above for more information. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if a Withdrawal Benefit Option is currently attached to your Contract. See “Withdrawal Benefit Options” for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.
WRITTEN REQUESTS AND FORMS IN GOOD ORDER.
Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.
POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.	The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2.	An emergency exists as defined by the SEC, or

3.	The SEC permits delay for your protection.
We may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.
SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your Morgan Stanley Financial Advisor or call us at 1-800-457-7617 for more information.
Any systematic withdrawal programs based upon IRS minimum distribution requirements may be modified to ensure guarantees under any Withdrawal Benefit Option currently attached to your Contract are not impacted by the withdrawals. Withdrawals made outside of any systematic withdrawal program based upon IRS minimum distribution requirements may impact the guarantees provided under any Withdrawal Benefit Option currently attached to your Contract.
Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.
We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.
MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See “Withdrawal Benefit Options” above for more information. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.
Income Payments

PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

•	the Annuitant’s 99th birthday, or

•	the 10th Contract Anniversary, if later.

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You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.
INCOME PLANS
An “Income Plan” is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under “Income Protection Benefit Option,” below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the “Beneficiary” section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

•	fixed income payments;

•	variable income payments; or

•	a combination of the two.
A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the “basis.” Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.
The seven Income Plans are:
Income Plan 1 – Life Income with Guaranteed Number of Payments.    Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed (“Guaranteed Payment Period”) may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.
Income Plan 2 – Joint and Survivor Life Income with Guaranteed Number of Payments.    Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.
Income Plan 3 – Guaranteed Number of Payments.    Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant’s life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600.
We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See “Modifying Payments” and “Payout Withdrawals” below for more details.
Income Plan 4 – Life Income with Cash Refund.    Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.
Income Plan 5 – Joint Life Income with Cash Refund.    Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

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Income Plan 6 – Life Income with Installment Refund.    Under this plan, we make periodic income payments until the later of: (1) the death of the Annuitant; or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.
Income Plan 7 – Joint Life Income with Installment Refund.    Under this plan, we make periodic income payments until the later of: (1) the deaths of both the Annuitant and joint Annuitant; or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.
If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.
The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.
Modifying Payments
After the Payout Start Date, you may make the following changes under Income Plan 3:

•
You may request to modify the length of the Guaranteed Payment Period. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

•	You may request to change the frequency of your payments.
We currently allow you to make the changes described above once each Contract Year; on that single occasion you may make either change alone, or both simultaneously. We reserve the right to change this practice at any time without prior notice.
Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.
Modifying payments of this Contract may not be allowed under Qualified Contracts. In order to satisfy required minimum distributions (“RMD”) under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.
Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.
Payout Withdrawal
You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value (“withdrawal value”), subject to a Payout Withdrawal Charge, by writing to us (“Payout Withdrawal”). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.
A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

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You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.
Payout Withdrawal Charge
To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments has been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.
Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Allstate Variable Annuity	7%	7%	6%	5%	4%	3%	2%	0%	0%
Allstate Variable Annuity – L Share	7%	6%	5%	0%	0%	0%	0%	0%	0%
Additional Information.    We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.
We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes, to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

•
terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

•	reduce the frequency of your payments so that each payment will be at least $20.
VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by: (a) company mortality experience; or (b) the amount of our administration expenses.
We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.
In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate (“AIR”, also known as benchmark rate) of 3%. Currently, you may choose a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.
We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.
Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.
You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive

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level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.
INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

•	The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

•	You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

•	You may apply the Income Protection Benefit Option to more than one Income Plan.

•	The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

•	You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

•	You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

•	You may not convert variable income payments to fixed income payments.
If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.
If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the Option has been applied. Currently, the charge for this option is 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We may change the amount we charge, but it will not exceed 0.75% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. Once the option is issued, we will not increase what we charge you for the benefit.
In order to ensure that we achieve adequate investment diversification (“Income Protection Diversification Requirement”), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.
To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: “unrestricted,” “restricted” and “excluded.” Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate any portion of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

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In the following three tables, we list our current Income Protection Diversification Requirement:
Unrestricted Variable Sub-Accounts.    There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently, we require that you allocate at least 30% of the assets supporting your variable income payments to this category.

Morgan Stanley VIS Income Plus Portfolio – Class Y Sub-Account
Morgan Stanley VIS Limited Duration Portfolio – Class Y Sub-Account (3)
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (10)
PIMCO Real Return Portfolio – Advisor Shares Sub-Account
PIMCO Total Return Portfolio – Advisor Shares Sub-Account (7)
Restricted Variable Sub-Accounts.    You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

AB VPS Growth Portfolio – Class B Sub-Account
AB VPS Growth and Income Portfolio – Class B Sub-Account (1)
AB VPS International Value Portfolio– Class B Sub-Account (6)
AB VPS Large Cap Value Portfolio – Class B Sub-Account (1)
AB VPS Small/Mid Cap Value Portfolio – Class B Sub-Account
AB VPS Value Portfolio – Class B Sub-Account (5)
Fidelity® VIP Contrafund® Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Growth & Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP High Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Mid Cap Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Government Money Market Portfolio - Initial
FTVIP Franklin High Income VIP Fund – Class 2 Sub-Account (12)
FTVIP Mutual Global Discovery VIP Fund – Class 2 Sub-Account
FTVIP Mutual Shares VIP Fund – Class 2 Sub-Account
FTVIP Templeton Foreign VIP Fund – Class 2 Sub-Account
Goldman Sachs VIT U.S. Equity Insights Fund Institutional Sub-Account
Goldman Sachs VIT Large Cap Value Fund - Institutional Sub-Account
Goldman Sachs VIT Mid Cap Value Fund - Institutional Sub-Account (3)
Invesco V.I. American Value Fund - Series II Sub-Account
Invesco V.I. Core Equity Fund– Series II Sub-Account (4) (11)
Invesco V.I. Diversified Dividend Fund– Series II Sub-Account
Invesco V.I. Global Equity Fund– Series II Sub-Account
Invesco V.I. High Yield Fund– Series II Sub-Account
Invesco V.I. Equity and Income Portfolio – Series II Sub-Account (1)
Invesco V.I. S&P 500 Index Fund– Series II Sub-Account
Invesco V.I. Comstock Fund - Series II Sub-Account
Invesco V.I. Growth and Income Fund - Series II Sub-Account
Invesco V.I. Equity and Income Portfolio - Series II Sub-Account
Invesco V.I. Value Opportunities Fund – Series II Sub-Account (1), (5)
Morgan Stanley VIS Multi Cap Growth Portfolio – Class Y Sub-Account
Morgan Stanley VIS European Equity Portfolio – Class Y Sub-Account (3)
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth, Class II Sub-Account)
Morgan Stanley VIF Global Franchise Portfolio - Class II (formerly UIF Global Franchise, Class II Sub-Account)
Morgan Stanley VIF Global Infrastructure Portfolio - Class II (formerly UIF Global Infrastructure – Class II Sub-Account) (1)
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II (formerly UIF U.S. Real Estate, Class II Sub-Account) (7)
PIMCO CommodityRealReturn™ Strategy Portfolio – Advisor Shares Sub-Account
PIMCO Emerging Markets Bond Portfolio– Advisor Shares Sub-Account
Putnam VT Equity Income Fund – Class IB Sub-Account
Putnam VT George Putnam Balanced Fund – Class IB Sub-Account
Putnam VT Growth and Income Fund – Class IB Sub-Account (1)
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Putnam VT International Equity Fund – Class IB Sub-Account
Putnam VT Investors Fund – Class IB Sub-Account (2)
Putnam VT Growth Opportunities Fund - Class IB (formerly Putnam VT Voyager – Class IB Sub-Account)
Excluded Variable Sub-Accounts.    Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (1), (8)
FTVIP Franklin Flex Cap Growth VIP Fund – Class 2 Sub-Account
Goldman Sachs VIT Small Cap Equity Insights Fund -Institutional Sub-Account
Fidelity® VIP Government Money Market Portfolio - Class 2 Shares (formerly UIF Small Company Growth, Class II Sub-Account)
Morgan Stanley VIF Emerging Markets Equity Portfolio - Class II (formerly UIF Emerging Markets Equity, Class II Sub-Account)
Morgan Stanley VIF Mid Cap Growth Portfolio - Class II (formerly UIF Mid Cap Growth, Class II Sub-Account)
Morgan Stanley VIF Emerging Markets Debt Portfolio - Class I (formerly UIF Emerging Market Debt - Class II Sub-Account) (1)
Invesco V.I. American Franchise Fund - Series II Sub-Account
Invesco V.I. Mid Cap Growth - Series II Sub-Account

1)
Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: Invesco V.I. Value Opportunities Fund – Series I, the Invesco V.I. Mid Cap Core Equity – Series II Sub-Account, the AB VPS Growth and Income –Class B Sub-Account, the AB VPS Large Cap Growth – Class B Sub-Account, the FTVIP Franklin High Income VIP – Class 2 Sub-Account, the Invesco V. I. High Yield – Series II Sub-Account, the Invesco V.I. Equity and Income – Series II Sub-Account, the UIF Global Infrastructure – Class Y Sub-Account, the Putnam VT Growth and Income – Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*

2)	Effective May 1, 2004, the Putnam VT Investors – Class IB Sub-Account closed to new investments. *

3)
Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity – Class Y Sub-Account and the Morgan Stanley VIS Limited Duration – Class Y Sub-Account. *

4)
Effective May 1, 2006, the Invesco V.I. Core Equity – Series II Sub-Account is no longer available for new investments. If you are currently invested in the Invesco V.I. Core Equity – Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the Invesco V.I. Premier Equity – Series II Sub-Account (the predecessor of the Invesco V.I. Core Equity – Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Invesco V.I. Core Equity – Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. *

5)
Effective as of August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account, was closed to all Contract Owners except those who have contract value invested in the Variable Sub-Account as of the closure date. Contract owners who have contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who do not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account thereafter. *

6)
Effective as of May 1, 2013, the AB VPS International Value Portfolio – Class B Sub-Account, was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter. *

7)
Effective as of April 13, 2015, the PIMCO Total Return – Advisor Shares Sub Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. An application is pending with the Securities and Exchange Commission requesting an order to allow Allstate Life to remove the PIMCO Total Return Portfolio – Advisor Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Allstate Life anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2016.

8)
Effective as of September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. *

9)
Effective as of February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II Sub-Account was closed to all contract owners except those who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they remove, withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. *

10)
Any Contract Value that was transferred to the Fidelity® VIP Government Money Market Portfolio – Service Class 2 as a result of the liquidation of the Morgan Stanley VIS Money Market Portfolio – Class X on April 29, 2016 (“Liquidation Date”) can be transferred free of charge and will not count as one of your annual free transfers for a period of 60 days after the Liquidation Date. It is important to note that any subsequent transfer out of a Portfolio will be subject to the transfer limitations described in this prospectus.

11)
Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

12)
Effective at the close of business April 21, 2017, the FTVIP Franklin High Income VIP Fund - Class 2 was closed for new purchase payment allocations to all Contract owners. Effective April 28, 2017, the FTVIP Franklin Income VIP Fund - Class 2 was liquidated. On the liquidation date, the Portfolio was no longer available under your Annuity contract, and any contract value allocated to this liquidated Portfolio was transferred, as of the close of business on the liquidation date to one of the default transfer portfolios. If you are in a Model Portfolio Option, your contract value was transferred to the PIMCO Real Return Portfolio - Advisor Shares. If you are not in a Model Portfolio, your contract value was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

For a period of 60 days after the liquidation date, any Contract Value that was transferred to the PIMCO Real Return Portfolio - Advisor Shares (if you are in a Model Portfolio Option) or the Fidelity® VIP Government Money Market Portfolio - Service Class 2 (if you are not in a Model Portfolio Option) as the result of the liquidation can be transferred free of charge and will not count as one of your annual free transfers. If you are in a Model Portfolio Option, any transfer out of the PIMCO Real Return

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Portfolio - Advisor Shares must comply with the investment requirements of that Model Portfolio Option. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in this prospectus.
* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program unless you subsequently withdraw or otherwise transfer your entire Contract Value from that Variable Sub-Account. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.
You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.
The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.
We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.
Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See “Investment Alternatives: Transfers,” above, for additional information.
FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.
We calculate the fixed income payments by:

•	adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

•	deducting any applicable taxes; and

•
applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.
RETIREMENT INCOME GUARANTEE OPTIONS
Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options (“RIG 1” and “RIG 2”), except in a limited number of states. Effective May 1, 2004, the RIG 1 and RIG 2 Options are no longer available in any state. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004 (up to May 1, 2004 in certain states), your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program. If you previously elected a RIG Option, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your Morgan Stanley Financial Advisor for details.
The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to May 1, 2004.
We refer to the issue date of the option as the “Rider Date.” You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, as described above.
We reserve the right to impose limitations on the investment alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

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For each option, an “Income Base” is calculated, which is used only for the purpose of calculating the “Guaranteed Retirement Income Benefit” and the appropriate “Rider Fee,” all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.
You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

•	The Payout Start Date must be on or after the 10th Contract Anniversary of the Rider Date.

•	The Payout Start Date must occur during the 30-day period following a Contract Anniversary.

•	The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

•	You must select Fixed Amount Income Payments only.

•	You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

•	120 months, if the youngest Annuitant is age 80 or younger as of the Payout Start Date; or

•	60 months, if the youngest Annuitant is older than age 80 as of the Payout Start Date.
The “Guaranteed Retirement Income Benefit” is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.
If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.
On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

•	The Guaranteed Retirement Income Benefit; or

•
For fixed income payments, the Contract Value, adjusted by any applicable Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated to cover the period between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated to cover the period between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.
The Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary.
These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

•	The date the Contract is terminated;

•
If the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

•	The Payout Start Date; or

•
You elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004 (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.
Calculation of Income Base.
On the Rider Date, the “RIG 1 Income Base” is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the “Cap” defined below. This accumulation will continue until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends (3% in certain states), the RIG 1 Income Base will continue to be increased by purchase payments and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The “RIG 1 Withdrawal Adjustment” is defined below.
The RIG 1 Income Base will not exceed a Cap equal to:

•	200% of the Contract Value as of the Rider Date; plus

•	200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the Payout Start Date; minus

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•	RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.
RIG 1 Withdrawal Adjustment.    Prior to the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

•
In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate (3% in certain states) and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

•
In each Contract Year, for the portion of withdrawals that cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal and reduced for the portion of withdrawals that does not cumulatively exceed 5% (3% in certain states), and the result multiplied by the most recently calculated RIG 1 Income Base, reduced for the portion of withdrawals that does not cumulatively exceed 5% (3% in certain states).

On or after the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.
See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.
The “RIG 2 Income Base” is defined as the greater of “Income Base A” or “Income Base B.”
“Income Base A” and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.
On the Rider Date, “Income Base B” is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

•	Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment.

•
Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

•
On each Contract Anniversary until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85th birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.
CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.
Death Benefits

DEATH PROCEEDS
Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the “Payout Phase” section of your Contract. See “Income Payments” for more information.
We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a

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“Complete Request for Settlement,” a claim for distribution of the Death Proceeds must include “Due Proof of Death” in any of the following forms of documentation:

•	A certified copy of the death certificate;

•	A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

•	Any other proof acceptable to us.
“Death Proceeds” are determined based on when we receive a Complete Request for Settlement:

•	If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the “Death Benefit.”

•
If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.
DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

•	MAV Death Benefit Option

•	Enhanced Beneficiary Protection (Annual Increase) Option

•	Earnings Protection Death Benefit Option
The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit (“SureIncome ROP Death Benefit.”)
The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.
You may select any combination of death benefit options on the Issue Date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit option(s) to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add an option(s).
The “Death Benefit” is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

•	The Contract Value;

•	The Settlement Value;

•	The ROP Death Benefit;

•	The MAV Death Benefit Option (if selected);

•	The Enhanced Beneficiary Protection (Annual Increase) Option (if selected); or

•	The SureIncome ROP Death Benefit. *
The “Settlement Value” is the amount that would be paid in the event of a full withdrawal of the Contract Value.
* The SureIncome ROP Death Benefit under the SureIncome For Life Option is only included in the calculation of the Death Benefit upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable.
The “ROP Death Benefit” is equal to the sum of all purchase payments, reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:
The sum of all purchase payments made prior to the withdrawal, less any prior withdrawal adjustments.
Maximum Anniversary Value Death Benefit Option.
The “MAV Death Benefit Option” is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

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On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see “Death Proceeds,” above), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

•	Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment.

•
Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

•
On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described in the Death Benefits - Death Benefit Payments - Death of Contract Owner - Option D section, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

•
The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments and withdrawals); or

•	The date we next determine the Death Proceeds.
Enhanced Beneficiary Protection (Annual Increase) Option.
The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.
On the date we issue the rider for this benefit (“Rider Date”), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value. The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the “Cap” defined below. This accumulation will continue until the earlier of:

(a)	the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

(b)	the date we determine the Death Proceeds.
After the 5% interest accumulation ends (3% in certain states), the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.
The Enhanced Beneficiary Protection (Annual Increase) Benefit Cap is equal to:

•	200% of the Contract Value as of the Rider Date; plus

•	200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

•	Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

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If, upon death of the Contract Owner, the Contract is continued under Option D as described in the Death Benefits - Death Benefit Payments - Death of Contract Owner - Option D section, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments, less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

•
The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals); or

•	The date we next determine the Death Proceeds.
Earnings Protection Death Benefit Option.
The “Earnings Protection Death Benefit Option” is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

•	0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

•	0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.
We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.
If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

•
100% of “In-Force Premium” (excluding purchase payments made after the date we issue the rider for this benefit (“Rider Date”) and during the twelve- month period immediately prior to the death of the Contract Owner or Annuitant); or

•	40% of “In-Force Earnings”
calculated as of the date we determine the Death Proceeds.
If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

•	50% of “In-Force Premium” (excluding purchase payments made after the Rider Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

•	25% of “In-Force Earnings”
calculated as of the date we determine the Death Proceeds.
In-Force Earnings are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.
In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.
An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.
Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.
If, upon death of the Contract Owner, the Contract is continued under Option D as described in the Death Benefits - Death Benefit Payments - Death of Contract Owner - Option D section, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

•	The Rider Date will be changed to the date we determine the Death Proceeds;

•
The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

•
The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

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•	The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.
If either the Contract Owner’s or the Annuitant’s age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.
ALL OPTIONS
We reserve the right to impose limitations on the investment alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.
These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

•	the date the Contract is terminated;

•
if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the Death of Owner section in the Death Benefits - Death Benefit Payments - Death of Contract Owner - Option D section, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

•
if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

•
on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

•	on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

•	the Payout Start Date.
Notwithstanding the preceding, in the event of the Contract Owner’s death, if the Contract Owner’s spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.
DEATH BENEFIT PAYMENTS
Death of Contract Owner
If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be “New Contract Owners”. If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.
If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.
The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.
New Contract Owner Categories
Category 1.    If your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.
Category 2.    If the New Contract Owner is a living person who is not your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.
Category 3.    If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement

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options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.
The death settlement options we currently offer are:
Option A.    The New Contract Owner may elect to receive the Death Proceeds in a lump sum.
Option B.    The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

•	Over the life of the New Contract Owner; or

•	For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

•	Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.
Option C.    The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account unless the New Contract Owner provides other allocation instructions.
The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.
If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner’s Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner’s death. If we do not receive instructions on where to send the payment within 5 years of the date of death, the funds will be escheated.
Option D.    The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Note that if you elected to receive required minimum distributions under a Minimum Distribution Option, the program will be discontinued upon receipt of notification of death. The final required minimum distribution must be distributed prior to establishing a beneficiary payment option for the balance of the Contract.
Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account.
Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee, provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.
The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.
Option E.    For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the “Annual Required Distribution” calculated for each calendar year. The first such withdrawal must occur within:

•	One year of the date of death;

•	The same calendar year as the date we receive the first Complete Request for Settlement; and

•	One withdrawal frequency.
The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.
In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the “Life Expectancy” of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date

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of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.
In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.
If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner’s Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.
We reserve the right to offer additional death settlement options.
Death of Annuitant
If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

•	The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

•
The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

Surviving Contract Owner Categories
Category 1.    If the Contract Owner is a living person, prior to the Annuitant’s death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.
Category 2.    If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.
The death settlement options we currently offer are:
Option A.    The Contract Owner may elect to receive the Death Proceeds in a lump sum.
Option B.    The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.
Option C.    The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Fidelity® VIP Government Money Market - Service Class 2 Sub-Account unless the Contract Owner provides other allocation instructions.
The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.
Option D.    The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.
We reserve the right to offer additional death settlement options.
Qualified Contracts
The death settlement options for Qualified Contracts, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Contract. Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.
Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant
We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

•	The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

•	The Contract Owner’s spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

•	The Contract Owner must be age 90 or younger on the Rider Application Date; and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

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•
On or after May 1, 2005, the Option may be added only when we issue the Contract or within 6 months of the Contract Owner’s marriage. You may not add the Option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the “Death of Annuitant” provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contract Owner’s age.
You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may be only one Co-Annuitant under your Contract.
There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.
The option will terminate upon the date termination is accepted by us or will terminate on the earliest of the following occurrences:

•	upon the death of the Co-Annuitant (as of the date we determine the Death Proceeds);

•	upon the death of the Contract Owner (as of the date we determine the Death Proceeds);

•	on the date the Contract is terminated;

•	on the Payout Start Date; or

•	on the date you change the beneficiary of the Contract and the change is accepted by us;

•
for options added on or after January 1, 2005, the Owner may terminate the option upon the divorce of the Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

•	for options added prior to January 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.
Once terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.
Death of Co-Annuitant.    If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the “Death of Owner” provision of your Contract:

•	The Co-Annuitant must have been your legal spouse on the date of his or her death; and

•	Option D of the “Death of Owner” provision of your Contract has not previously been exercised.
The Contract may only be continued once under Option D under the “Death of Owner” provision. For a description of Option D, see the “Death of Owner” section of this prospectus.
Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant
We offer a Spousal Protection Benefit (Co-Annuitant) Option for certain Custodial Individual Retirement Accounts established under Code Section 408(a) that may be added to your Contract. CSP may not be available in all states. CSP is subject to the following conditions (“CSP Conditions”):

•	The beneficially owned Contract must be a Custodial traditional IRA, Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA.

•	The Annuitant must be the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

•	The Co-Annuitant must be the legal spouse of the Annuitant. Only one Co-Annuitant may be named.

•	The Co-Annuitant must be the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

•	The Annuitant must be age 90 or younger on the CSP Application Date.

•	The Co-Annuitant must be age 79 or younger on the CSP Application Date.

•
On or after May 1, 2005, the CSP may be added only when we issue the Contract or within 6 months of the beneficial owner’s marriage. You may not add the CSP to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the CSP. We may require proof of marriage in a form satisfactory to us.

•	We have made no payments under any Income Plan.

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•
There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value.

Under CSP, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that:

•	The Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date.

•	The “Death of Annuitant” provision of the Contract does not apply on the death of the Co-Annuitant.

•	The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.
You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.
For Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts added on or after January 1, 2005, there is an annual Rider Fee of 0.10% of the Contract Value for this Option. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts issued on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.
The Owner may terminate CSP upon the divorce of the Annuitant and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate CSP upon a change in the beneficiary of the IRA by providing written notice and proof of the change in a form satisfactory to us. CSP will terminate upon the date termination is accepted by us or on the earliest of the following occurrences:

•	On the date CSP is terminated as described above; or

•	Upon the death of the Annuitant; or

•	Upon the death of the Co-Annuitant; or

•	On the date the Contract is terminated; or

•	On the Payout Start Date.
Once terminated, a new CSP cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or change of beneficiary of the IRA.
Death of Co-Annuitant.    This section applies if:

•	The CSP Conditions are met.

•	The Annuitant was, at the time of the Co-Annuitant’s death, the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

•	We have received proof satisfactory to us that the Co-Annuitant has died.

•	The Co-Annuitant was, at the time of the Co-Annuitant’s death, the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA, and

•	The Co-Annuitant was, at the time of the Co-Annuitant’s death, the legal spouse of the Annuitant.
If this section applies and if the Co-Annuitant dies prior to the Payout Start Date, then, subject to the following conditions, the Contract may be continued according to Option D under the “Death of Owner” provisions under the same terms and conditions that would apply if the Co-Annuitant were the Owner of the Contract before death and the sole new Owner of the Contract were the Annuitant provided that:

•	The Co-Annuitant was the legal spouse of the Annuitant on the date of Annuitant’s death.

•	The Owner does not thereafter name a new Co-Annuitant; and

•	The Owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA remains the Custodian; and

•	The Contract may only be continued once.

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More Information

ALLSTATE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.
Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation.
Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3075 Sanders Road, Northbrook, Illinois, 60062.
Effective June 1, 2006, Allstate Life entered into an agreement (“the Agreement”) with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America (“PICA”) pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business. Pursuant to the Agreement Allstate Life and PICA also entered into an administrative services agreement which provides that PICA or an affiliate administer the Variable Account and the Contracts. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.
VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.
We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account’s income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.
The Variable Account consists of multiple Variable Sub-Accounts, each of which invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.
THE PORTFOLIOS
Dividends and Capital Gain Distributions.    We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.
Voting Privileges.    As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.
As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee’s number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.
We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.
We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

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Changes in Portfolios.    If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.
Conflicts of Interest.    Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio’s board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio’s net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.
THE CONTRACT
Distribution.    The Contracts are distributed exclusively by their principal underwriter, Morgan Stanley & Co. LLC (formerly, Morgan Stanley & Co. Incorporated) (“Morgan Stanley & Co.”). Morgan Stanley & Co., a wholly owned subsidiary of Morgan Stanley, is located at 1585 Broadway, New York, New York 10036. Morgan Stanley & Co. is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the New York Stock Exchange and FINRA. Contracts are sold through the registered representatives of Morgan Stanley & Co. These registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts.
We will pay commissions to Morgan Stanley & Co. for selling the Contracts. We may pay to Morgan Stanley & Co. up to a maximum sales commission of 6.0% of purchase payments. In addition, we may pay ongoing annual compensation of up to 1.40% of Contract value. To compensate Morgan Stanley for the costs of distribution, insurance licensing, due diligence and other home office services, we pay Morgan Stanley an additional percentage of purchase payments not exceeding 0.80% and a percentage of Contract Value not exceeding 0.20%. Commissions and annual compensation, when combined, could exceed 8.5% of total premium payments. Individual representatives receive a portion of compensation paid to Morgan Stanley & Co. in accordance with Morgan Stanley & Co.’s practices.
We also make additional payments to Morgan Stanley & Co. for promotional marketing and educational expenses and to reimburse certain expenses of registered representatives relating to sales of Contracts. For more information on the exact compensation arrangement associated with this Contract, please consult your registered representative.
In addition, Morgan Stanley & Co. may pay annually to its representatives, from its profits, a persistency bonus that will take into account, among other things, the length of time purchase payments have been held under the Contract and Contract Value.
The Contracts are no longer sold to new customers, however, existing customers can continue to hold the Contracts and make additional purchase payments. The Contracts were sold exclusively by Morgan Stanley & Co. and its affiliates to its clients.
Morgan Stanley & Co. does not receive compensation for its role as principal underwriter.
Effective June 1, 2009, Morgan Stanley and Citigroup Inc. (“Citi”) established a new broker dealer, Morgan Stanley Smith Barney LLC (“MSSB”), as part of a joint venture that included the Global Wealth Management Group within Morgan Stanley & Co. In furtherance of this joint venture, effective June 1, 2009, Morgan Stanley Smith Barney LLC was added as an additional party to the General Agency/Selling Agreement related to sales of the Contracts through the Morgan Stanley channel of MSSB. Compensation amounts previously paid to Morgan Stanley & Co. are now paid to MSSB.
Administration.     We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se 2 , LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se 2 , LLC provides certain business process outsourcing services with respect to the Contracts. se 2 , LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2016, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley Global Investment Markets, a division of RR Donnelley & Sons Company (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a

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Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.
In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.
We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.
 Correspondence sent by regular mail to our Annuity Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Annuity Service Center. Your correspondence is not considered received by us until it is received at our Annuity Service Center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Annuity Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Annuity Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.
We provide information about cyber security risks associated with this Annuity in the Statement of Additional Information.
ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.
LEGAL PROCEEDINGS
There are no pending legal proceedings to which the Separate Account is a party. Allstate Life is engaged from time to time in routine lawsuits, which, in management’s judgment, are not likely to have a material effect, either individually or in the aggregate, on the operating results, cash flows or financial position of Allstate Life.
LEGAL MATTERS
All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life’s right to issue such Contracts under Illinois insurance law, have been passed upon by Angela K. Fontana, General Counsel of Allstate Life.
Taxes

The following discussion is general and is not intended as tax advice. Allstate Life makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.
Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.
TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make

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provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.
TAXATION OF VARIABLE ANNUITIES IN GENERAL
Tax Deferral.    Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

•	the Contract Owner is a natural person,

•	the investments of the Variable Account are “adequately diversified” according to Treasury Department regulations, and

•	Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.
Non-Natural Owners.    Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.
Exceptions to the Non-Natural Owner Rule.    There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.
Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.
Grantor Trust Owned Annuity.    Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.
Diversification Requirements.    For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.
Ownership Treatment.    The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.
Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.
Taxation of Partial and Full Withdrawals.     If you make a partial withdrawal under a Non-Qualified Contract, the amount you receive will be taxed as ordinary income, rather than as return of cost basis, until all gain has been withdrawn. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the cost basis in the Contract.

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Taxation of Annuity Payments.     Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your cost basis in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the cost basis in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the cost basis in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the cost basis in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the cost basis in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.
Partial Annuitization
An individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under Section 72 of the Code. We do not currently permit partial annuitization.
Taxation of Level Monthly Variable Annuity Payments.    You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.
Withdrawals After the Payout Start Date.    Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.
Distribution at Death Rules.    In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

•
if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;

•
if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

•
if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Prior to a 2013 Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing a valid same sex marriage for federal law purposes. On June 26, 2015, the Supreme Court ruled in Obergefell v. Hodges that same-sex couples have a constitutional right to marry, thus requiring all states to allow same-sex marriage. The Windsor and Obergefell decisions mean that the federal and state tax law provisions applicable to an opposite sex spouse will also apply to a same sex spouse. Please note that a civil union or registered domestic partnership is generally not recognized as a marriage.
Please consult with your tax or legal adviser for additional information.
Taxation of Annuity Death Benefits.    Death Benefit amounts are included in income as follows:

•	if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

•	if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.
Medicare Tax on Net Investment Income     The Patient Protection and Affordable Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000

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for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,500 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.
Penalty Tax on Premature Distributions.    A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or becoming totally disabled,

•
made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made under an immediate annuity and the annuity start date is no more than one year from the date of purchase (the first annuity payment must commence within 13 months of the date of purchase), or

•	attributable to investment in the Contract before August 14, 1982.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments.    With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Special Rules in Relation to Tax-free Exchanges Under Section 1035. Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. After you elect an Income Plan as described in the Income Payments section earlier in the prospectus, you are not eligible for a tax-free exchange under Section 1035.
Partial Exchanges.     The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.
If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.
Taxation of Ownership Changes.    If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.
Aggregation of Annuity Contracts.    The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.
INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.
Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

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Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form) at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

•	Individual Retirement Annuities (IRAs) under Code Section 408(b);

•	Roth IRAs under Code Section 408A;

•	Simplified Employee Pension (SEP IRA) under Code Section 408(k);

•	Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);

•	Tax Sheltered Annuities under Code Section 403(b);

•	Corporate and Self Employed Pension and Profit Sharing Plans under Code Section 401; and

•	State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.
Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.
The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that Inherited IRAs, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.
Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.
Taxation of Withdrawals from an Individually Owned Tax Qualified Contract.    If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.
“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made to a beneficiary after the Contract Owner’s death,

•	attributable to the Contract Owner being disabled, or

•	made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).
“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.
Required Minimum Distributions.    Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not

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withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.
The Death Benefit and Tax Qualified Contracts.    Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.
It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.
Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.
Penalty Tax on Premature Distributions from Tax Qualified Contracts.    A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or total disability,

•
made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made after separation from service after age 55 (does not apply to IRAs),

•	made pursuant to an IRS levy,

•	made for certain medical expenses,

•	made to pay for health insurance premiums while unemployed (applies only for IRAs),

•	made for qualified higher education expenses (applies only for IRAs)

•	made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

•
from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments on Tax Qualified Contracts.    With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Income Tax Withholding on Tax Qualified Contracts.    Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

•	required minimum distributions, or,

•	a series of substantially equal periodic payments made over a period of at least 10 years, or,

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•	a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

•	hardship distributions.
With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.
For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Charitable IRA Distributions.    Certain qualified IRA distributions for charitable purposes are eligible for an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.
The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with the applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.
Individual Retirement Annuities.    Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12-month rule.
Roth Individual Retirement Annuities.    Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.
A traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The tax law allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.
Annuities Held By Individual Retirement Accounts (commonly known as Custodial IRAs).    Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.
If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099-R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

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Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:

1)	The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)	The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3)	We receive a complete request for settlement for the death of the Annuitant; and

4)	The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)	The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b)	The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c)	The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.
Simplified Employee Pension IRA (SEP IRA).    Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.
Savings Incentive Match Plans for Employees (SIMPLE IRA).    Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.
To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590-A and your competent tax advisor.
Tax Sheltered Annuities.    Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

•	attains age 59 1/2,

•	severs employment,

•	dies,

•	becomes disabled, or

•	incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).
These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.
Corporate and Self-Employed Pension and Profit Sharing Plans.    Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R.10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.
There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

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A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

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•
An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.
State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.    Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees’ gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to 457 plans.
New Late Rollover Self-Certification. After August 24, 2016, you may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a new self-certification procedure established by the IRS. Please consult your tax or legal adviser regarding your eligibility to use this self-certification procedure. As indicated in this IRS guidance, we, as a financial institution, are not required to accept your self-certification for waiver of the 60-day deadline.
ERISA Requirements
ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the Annuity. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the Annuity. This information has to do primarily with the fees, charges, discounts and other costs related to the Annuity, as well as any commissions paid to any agent selling the Annuity. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.
Other relevant information required by the exemptions is contained in the contract and accompanying documentation.
Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.
Spousal Consent Rules for Retirement Plans - Qualified Annuities
If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.
Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an Annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.
Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an Annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

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IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.
Gifts and Generation-skipping Transfers
If you transfer your Annuity to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your Annuity to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37½ years younger than you, there may be generation-skipping transfer tax consequences.
Annual Reports and Other Documents

Allstate Life’s Annual Report on Form 10-K for the year ended December 31, 2016, is incorporated herein by reference, which means that it is legally a part of this prospectus.
All other reports filed with the SEC under the Exchange Act since the Form 10-K Annual Report, including filings made on Form 10-Q and Form 8-K, and all documents or reports we file with the SEC under the Exchange Act after the date of this prospectus and before we terminate the offering of the securities under this prospectus are also incorporated herein by reference, which means that they are legally a part of this prospectus.
Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.
We file our Exchange Act documents and reports, including our annual report on Form 10-K quarterly reports on Form 10-Q and current reports on Form 8-K electronically on the SEC’s “EDGAR” system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC’s Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC’s Public Reference Room, call 1-202-551-8090.
If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 758565, Topeka, KS 66675-8565 or 1-800-457-7617.
Statement of Additional Information
Table of Contents

Additions, Deletions, or Substitutions of Investments	2
The Contracts	2
Purchase of Contracts	2
Tax-Free Exchange (1035 Exchanges, Rollovers and Transfers)	3
Calculation of Accumulation Unit Values	3
Net Investment Factor	3
Calculation of Variable Income Payments	4
Calculation of Annuity Unit Values	5
General Matters	5
Incontestability	5
Settlements	5
Safekeeping of the Variable Account’s Assets	5
Premium Taxes	6
Tax Reserves	6
Experts	6
Financial Statements	6
Appendix A – Accumulation Unit Values
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

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Appendix A
Contract Comparison Chart

Feature	Allstate Variable Annuity	Allstate Variable Annuity – L Share
DCA Fixed Account Option	3 to 6 month transfer periods 7 to 12 month transfer periods	3 to 6 month transfer periods 7 to 12 month transfer periods
Standard Fixed Account Option	1-, 3-*, 5-*, and 7-* year guarantee periods	N/A
MVA Fixed Account Option**	3-, 5-, 7-, and 10- year guarantee periods	3-, 5-, 7-, and 10- year guarantee periods
Mortality and Expense Risk Charge (Base Contract)	1.10%	1.50%
Withdrawal Charge (% of purchase payment)	7/ 7/ 6/ 5/ 4/ 3/ 2	7/ 6/ 5
Withdrawal Charge Waivers	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment
The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The table summarizes the availability of the Fixed Account Options in general. Please check with your Morgan Stanley Financial Advisor for specific details for your state.

*	Available only in states in which the MVA Fixed Account Option is not offered.

**	Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account Options are offered.

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Appendix B – Market Value Adjustment

The Market Value Adjustment is based on the following:

I	=	the Treasury Rate for a maturity equal to the term length of the Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;

J	=
the Treasury Rate for a maturity equal to the term length of the Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be (“Market Value Adjustment Date”).

N	=	the number of whole and partial years from the Market Value Adjustment Date to the expiration of the term length of the Market Value Adjusted Fixed Guarantee Period Account.
Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.
The Market Value Adjustment factor is determined from the following formula:
.9 × [I-(J + .0025)] × N
The denominator of the MVA formula includes a factor, currently equal to 0.0025 or 25 basis points. The factor is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no factor is applied, will reduce the amount being surrendered or transferred from the MVA Fixed Guarantee Period Account.
To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

Examples Of Market Value Adjustment
Purchase Payment:	$10,000 allocated to a Market Value Adjusted Fixed Guarantee Period Account
Guarantee Period:	5 years
Interest Rate:	4.50%
Full Withdrawal:	End of Contract Year 3
Contract:	Allstate Variable Annuity*

Example 1: (Assumes Declining Interest Rates)
Step 1:	Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66
Step 2:	Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1500
Step 3:	Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510
Step 4:	Calculate the Market Value Adjustment:	I	=	4.50%
		J	=	4.20%
		N	= 730 DAYS	= 2
365 DAYS
Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
		=	.9 × [.045 - (.042 + .0025)] × 2 = .0009
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject To Market Value Adjustment:
		=	.0009 × $11,411.66 = $10.27
Step 5:	Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 + $10.27 = $10,911.93

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Example 2: (Assumes Rising Interest Rates)
Step 1:	Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66
Step 2:	Calculate The Free Withdrawal Amount:	=	.15 × $10,000 = $1,500
Step 3:	Calculate the Withdrawal Charge:	=	0.06 × ($10,000 – $1,500) = $510
Step 4:	Calculate the Market Value Adjustment:	I	=	4.50%
		J	=	4.80%
		N	= 730 DAYS	= 2
365 DAYS
Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
		=	.9 × [(.045 – (.048 + .0025)] × (2) = -.0099
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject To Market Value Adjustment:
		=	-.0099 × $11,411.66 = -$112.98
Step 5:	Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 - $112.98 = $10,788.68

*
These examples assume the election of the Allstate Variable Annuity Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under the Allstate Variable Annuity – L Share Contract, which has different expenses and withdrawal charges.

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Appendix C
Example of Calculation of Income Protection Benefit

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.
To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

Adjusted age of Annuitant on the Payout Start Date:	65
Sex of Annuitant:	male
Income Plan selected:	1
Payment frequency:	monthly
Amount applied to variable income payments under the Income Plan:	$100,000.00
The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:	3%
Guaranteed minimum variable income payment:	85% of the initial variable amount income value
Step 1 – Calculation of the initial variable amount income value:
Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.
Step 2 – Calculation of the amount guaranteed under the Income Protection Benefit Option:
guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.
Step 3 – Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:
If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

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Appendix D
Withdrawal Adjustment Example – Income Benefits*

Issue Date: January 1, 2003
Initial Purchase Payment: $50,000.

				Income Benefit Amount
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Maximum Anniversary Value	5% Roll-Up Value**
1/1/04	Contract Anniversary	$55,000	—	$55,000	$55,000	$52,500
7/1/04	Partial Withdrawal	$60,000	$15,000	$45,000	$41,250	$40,176
The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.

Maximum Anniversary Value Income Benefit
Partial Withdrawal Amount	(a)	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$55,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,750
Adjusted Income Benefit		$41,250
5 % Roll-Up Value Income Benefit**
Total Partial Withdrawal Amount	(a)	$15,000
STEP 1 – Dollar For Dollar Portion
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth of interest on $52,500 and $54,600, respectively)	(c)	$53,786
Partial Withdrawal Amount (Corridor = 5% of Roll-Up Value on 1/1/04)	(d)	$2,625
Dollar for Dollar Withdrawal Adjustment (discounted for a half year’s worth of interest)	(e) = (d) * 1.05 ^-0.5	$2,562
Contract Value After Step 1	(b’) = (b) - (d)	$57,375
Adjusted Income Benefit After Step 1	(c’) = (c) - (e)	$51,224
STEP 2 – Proportional Portion
Partial Withdrawal Amount	(a’) = (a) - (d)	$12,375
Proportional Adjustment	(a’) /(b’) * (c’)	$11,048
Contract Value After Step 2	(b’) - (a’)	$45,000
Adjusted Income Benefit After Step 2		$40,176

*
For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**
In certain states, the Roll-Up Value Income Benefit accumulates interest on a daily basis at a rate equivalent to 3% per year rather than 5%. If calculations assumed an interest rate of 3% per year, the adjusted income benefit would be lower.

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Appendix E
Withdrawal Adjustment Example – Death Benefits*

Issue Date: January 1, 2007
Initial Purchase Payment: $50,000

					Death Benefit Amount
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Purchase Payment Value	Maximum Anniversary Value	Enhanced Beneficiary Value**
1/1/2008	Contract Anniversary	$55,000	—	$55,000	$50,000	$55,000	$52,500
7/1/2008	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$41,250	$40,339
The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

Purchase Payment Value Death Benefit
Partial Withdrawal Amount	(a)	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$50,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500
Adjusted Death Benefit		$37,500
MAV Death Benefit
Partial Withdrawal Amount	(a)	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$55,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,750
Adjusted Death Benefit		$41,250
Enhanced Beneficiary Protection (Annual Increase) Benefit**
Partial Withdrawal Amount	(a)	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth of interest on $52,500 and $54,600, respectively)	(c)	$53,786
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,446
Adjusted Death Benefit		$40,339

*
For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**
Calculations for the Enhanced Beneficiary Protection (Annual Increase) Benefit assumed that interest accumulates on a daily basis at a rate equivalent to 5% per year. In certain states, the benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.

E-1

Appendix F
Calculation of Earnings Protection Death Benefit*

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.
Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals
In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals	=	$0
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$100,000 ($100,000+ $0 - $0)
In-Force Earnings	=	$25,000 ($125,000- $100,000)
Earnings Protection Death Benefit**	=	40% * $25,000 = $10,000
Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

*
For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**
If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

Example 2: Elected When Contract Was Issued With Subsequent Withdrawals
In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals	=	$5,000 ($10,000-$5,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$95,000 ($100,000+$0-$5,000)
In-Force Earnings	=	$19,000 ($114,000-$95,000)
Earnings Protection Death Benefit**	=	40%*$19,000=$7,600
Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

*
For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**
If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals
This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the

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additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals	=	$30,000 ($50,000-$20,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$120,000 ($110,000+$40,000-$30,000)
In-Force Earnings	=	$20,000 ($140,000-$120,000)
Earnings Protection Death Benefit**	=	25%*$20,000=$5,000
In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.
Since 25% of In-Force Earnings is less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death ), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

*
For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**	If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00).
Example 4: Spousal Continuation
This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and MAV Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals	=	$0
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$100,000 ($100,000+$0-$0)
In-Force Earnings	=	$50,000 ($150,000-$100,000)
Earnings Protection Death Benefit**	=	40%*$50,000=$20,000
Contract Value	=	$150,000
Death Benefit	=	$160,000
Earnings Protection Death Benefit	=	$20,000
Continuing Contract Value	=	$180,000 ($160,000+$20,000)
Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.
Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

*
For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**
If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

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Appendix G
Withdrawal Adjustment Example – TrueReturn Accumulation Benefit*

Issue Date: January 2, 2007
Initial Purchase Payment: $50,000
Initial Benefit Base: $50,000

Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Benefit Base
1/2/2008	Contract Anniversary	$55,000	—	$55,000	$50,000
7/2/2008	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500
The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Bases by the same proportion as the withdrawal reduces the Contract Value.

Benefit Base
Partial Withdrawal Amount	(a)	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000
Value of Benefit Base Amount Immediately Prior to Partial Withdrawal	(c)	$50,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500
Adjusted Benefit Base		$37,500
* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

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Appendix H – SureIncome Withdrawal Benefit Option
Calculation Examples

Example 1: Assume you purchase an Allstate Variable Annuity contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.
Your Benefit Base is $100,000, which is your initial purchase payment of $100,000. Your Benefit Payment is $8,000, which is 8% of your initial purchase payment. Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.
Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.
The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000). The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000). The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).
Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.
The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000). The Benefit Payment is unchanged and remains $8,000. The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).
Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000. The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000 – $25,000)) = $8,000. There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.
Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($92,000 – $5,000) = $55,000. The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000 – $5,000)) = $4,400. The Benefit Payment Remaining is unchanged at $0.
Example 6: Assume example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).
The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000). The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000). The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).
Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).
The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200). The Benefit Payment is unchanged and remains $7,600. The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

H-1

Appendix I – SureIncome Plus Withdrawal Benefit
Option Calculation Examples

Example 1: Assume you purchase an Allstate Variable Annuity contract with a $100,000 initial purchase payment and add the SureIncome Plus Option at issue.
Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.
Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.
Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.
Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.
Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.
The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).
The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).
Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.
The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).
The SureIncome ROP Death Benefit is reduced to $92,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($8,000).
The Benefit Payment is unchanged and remains $8,000.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).
Example 4: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% × ($130,000 – $25,000)) = $8,000
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.
Example 5: Assume Example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($92,000 – $5,000) = $55,000.
The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($92,000 – $5,000) = $55,000.
The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% × ($60,000 – $5,000)) = $4,400.
The Benefit Payment Remaining is unchanged at $0.

I-1

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).
The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).
The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).
Example 7: Assume Example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).
The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).
The SureIncome ROP Death Benefit is reduced to $91,800, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($3,200).
The Benefit Payment is unchanged, because the amount withdrawn does not exceed the Benefit Payment Remaining, and remains $7,600.
The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).
Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.
The SureIncome Plus Option Fee is $650, which is 0.65% × the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.
The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).
The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).
The SureIncome ROP Death Benefit remains $100,000.
The Benefit Payment is increased to $12,748, which is the greater of your current Benefit Payment ($8,000) and 8% × the final Contract Value on the Contract Anniversary ($159,350).
The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.
Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.
The SureIncome Plus Option Fee is $1,035.78, which is 0.65% × the Benefit Base ($159,350) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.
The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).
The Benefit Base remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).
The SureIncome ROP Death Benefit remains $100,000.
The Benefit Payment is remains $12,748, which is the greater of your current Benefit Payment $12,748 and 8% × the final Contract Value on the Contract Anniversary ($58,964.22).
The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

I-2

Appendix J – SureIncome For Life Withdrawal Benefit
Option Calculation Examples

Example 1: Assume you purchase an Allstate Variable Annuity contract with $100,000 initial purchase payment, are attained age 55 at issue, and add the SureIncome For Life Option at issue (you are the SureIncome Covered Life).
Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.
Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.
Your Benefit Payment is $4,000, which is 4% of your initial purchase payment.
Your Benefit Payment Remaining for this Benefit Year is $4,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.
Note: The Benefit Payment remains $4,000 until you turn age 60 (as long as the Contract Value on any of the prior Contract Anniversaries have not caused any of the guarantees under the Option to be updated). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% x current Benefit Base ($5,000 = 5% × $100,000, assuming your Benefit Base is still $100,000).
Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.
The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).
The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $5,600, which is your prior Benefit Payment ($4,000) plus 4% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $5,600, which is your prior Benefit Payment Remaining ($4,000) plus 4% of your additional purchase payment ($40,000).
Note: The Benefit Payment remains $5,600 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% x current Benefit Base ($7,000 = 5% × $140,000, assuming your Benefit Base is still $140,000).
Example 3a: Assume Example 1 is continued and the first withdrawal, equal to $4,000, is made during the first Benefit Year.
The Benefit Base is reduced to $96,000, which is your prior Benefit Base ($100,000) less your withdrawal ($4,000).
The SureIncome ROP Death Benefit is reduced to $96,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($4,000).
The Benefit Payment is unchanged and remains $4,000.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($4,000) less your withdrawal ($4,000).
Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.
Example 3b: Assume Example 1 is continued and the first withdrawal, equal to $5,000, is made during the sixth Benefit Year and you have attained age 60 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).
The Benefit Base is reduced to $95,000, which is your prior Benefit Base ($100,000) less your withdrawal ($5,000).
The SureIncome ROP Death Benefit is reduced to $95,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($5,000).
Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% x current Benefit Base (5% × $100,000 = $5,000).
The Benefit Payment remains $5,000 after withdrawal.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($5,000) less your withdrawal ($5,000).

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.
Example 3c: Assume Example 1 is continued and the first withdrawal, equal to $6,000, is made during the sixteenth Benefit Year and you have attained age 70 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).
The Benefit Base is reduced to $94,000, which is your prior Benefit Base ($100,000) less your withdrawal ($6,000).
The SureIncome ROP Death Benefit is reduced to $94,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($6,000).
Because the first withdrawal occurs at attained age 70, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 6% × current Benefit Base (6% × $100,000 = $6,000).
The Benefit Payment remains $6,000 after withdrawal.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($6,000) less your withdrawal ($6,000).
Note: The Withdrawal Benefit Factor is locked at 6% because the age at first withdrawal is age 70.
Example 4a: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The Benefit Payment is reduced to $3,000, determined by the following calculation: the lesser of ($4,000) and (4% × $75,000) = $3,000.
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.
Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.
Example 4b: Assume Example 1 is continued and a withdrawal of $25,000 is made during the sixth Benefit Year (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries). Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% X current Benefit Base prior to the withdrawal (5% × $100,000 = $5,000).
The Benefit Payment is reduced to $3,750, determined by the following calculation: the lesser of ($5,000) and (5% × $75,000) = $3,750.
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.
Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.
Example 5: Assume Example 3a is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($96,000 – $5,000) = $55,000.
The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($96,000 – $5,000) = $55,000.
The Benefit Payment is reduced to $2,200, determined by the following formula: the lesser of ($4,000) and (4% × $55,000) = $2,200.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).
The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).
The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $3,800, which is your prior Benefit Payment ($2,200) plus 4% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $1,600, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 4% of your additional purchase payment ($40,000).
Example 7: Assume Example 6 is continued and an additional withdrawal of $1,600 is taken in the same year (the first Benefit Year).
The Benefit Base is reduced to $93,400, which is your prior Benefit Base ($95,000) less your withdrawal ($1,600).
The SureIncome ROP Death Benefit is reduced to $93,400, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($1,600).
The Benefit Payment is unchanged and remains $3,800.
The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($1,600) less your withdrawal ($1,600).
Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.
The SureIncome For Life Option Fee is $650, which is 0.65% × the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.
The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).
The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).
The SureIncome ROP Death Benefit remains $100,000.
The Benefit Payment is increased to $6,374, which is the greater of your current Benefit Payment ($4,000) and 4% of the final Contract Value on the Contract Anniversary ($159,350).
The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.
Note: The Benefit Payment remains $6,374 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment and Benefit Payment Remaining are updated to 5% × current Benefit Base ($7,967.50 = 5% × $159,350, assuming your Benefit Base is still $159,350).
Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.
The SureIncome For Life Option Fee is $1,035.78, which is 0.65% × the Benefit Base ($159,350) prior to updating for the Benefit Base based on the Contract Value on the Contract Anniversary.
The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).
The Benefit Base is remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).
The SureIncome ROP Death Benefit remains $100,000.
The Benefit Payment is remains $6,374, which is the greater of your current Benefit Payment $6,374 and 4% × the final Contract Value on the Contract Anniversary ($58,964.22).
The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

APPENDIX K – ACCUMULATION UNIT VALUES

Appendix K presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable
Sub-Account since the Variable Sub-Accounts were first offered under the Contracts; for a maximum of 10 years. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect
Accumulation Unit Values for each Contract; as well as outstanding units for each such sub-accounts, which may include other variable annuities offered, as of the dates shown.. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect
Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of
Additional Information.

In addition, no Accumulation Unit Values are shown for Contracts with administrative expense charges of 0.30% which applies to Contracts purchased on or after January 1, 2005, and prior to October 17, 2005; effective October 17, 2005, and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

The Allstate Variable Annuity Contracts, the Allstate Variable Annuity-L Share Contracts and all available Benefit Options were first offered on May 1, 2003. All of the Variable Sub-Accounts shown below were first offered under the Contracts on May 1, 2003 except for the Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account, FTVIP Franklin High
Income Securities – Class 2 Sub-Account, FTVIP Franklin Income Securities – Class 2 Sub-Account, FTVIP Mutual
Shares Securities – Class 2 Sub-Account, and FTVIP Templeton Foreign Securities – Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004; the AllianceBernstein VPS International Value – Class B Sub-
Account, the AllianceBernstein VPS Utility Income – Class B Sub-Account, the AllianceBernstein VPS Value – Class B
Sub-Account, the Fidelity VIP Contrafund – Service Class 2 Sub-Account, the Fidelity VIP Growth & Income – Service
Class 2 Sub-Account, the Fidelity VIP High Income – Service Class 2 Sub-Account, the Fidelity VIP Mid Cap – Service
Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities – Class 2 Sub-Account, the FTVIP Mutual Global
Discovery Securities Fund – Class 2 Sub-Account, the Goldman Sachs VIT Structured Small Cap Equity Sub-Account,
the Goldman Sachs VIT Structured U.S. Equity Sub-Account, the Goldman Sachs VIT Large Cap Value Fund Sub-
Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value – Class IB Sub-Account
which were first offered under the Contracts on April 30, 2005;the Invesco V.I. Core Equity – Series II Sub-Account,
the Fidelity VIP Money Market – Service Class 2 Sub-Account, the PIMCO CommodityRealReturn Strategy – Advisor
Shares Sub-Account, PIMCO Emerging Markets Bond – Advisor Shares Sub-Account, PIMCO Real Return – Advisor
Shares Sub-Account, PIMCO Total Return – Advisor Shares Sub-Account and the Invesco Van Kampen V.I.
International Growth Equity Fund – Series II Sub-Account which were first offered under the Contracts on May 1, 2006;
the Putnam VT Equity Income Fund – Class IB Sub-Account which was first offered under the Contracts on
February 13, 2009; and the Invesco V.I. International Growth Fund – Series II Sub-Account, the Invesco Van Kampen V.I.
Equity and Income Fund – Series II Sub-Account and the Invesco V.I. Global Core Equity Fund – Series II Sub-Account
which were first offered under the Contracts on April 29, 2011; and the Putnam VT Growth Opportunities Fund-Class IB which was first offered under the contracts on November 18, 2016.

K-1

The name, of the following Sub-Accounts changed since December 31, 2016. The names shown in the tables of
Accumulation Units correspond to the names of the Sub-Accounts as of December 31, 2016:

Sub-Account Name as of December 31, 2016 (as appears in the following tables of Accumulation Unit Values)	Sub-Account Name on/about May 1, 2017
UIF Emerging Markets Debt Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Emerging Markets Debt Portfolio, Class II
UIF Emerging Markets Equity Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Emerging Markets Equity Portfolio, Class II
UIF Global Franchise Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Global Franchise Portfolio, Class II
UIF Global Infrastructure Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio, Class II
UIF Global Strategist Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Global Strategist Portfolio, Class II
UIF Growth Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class II
UIF Mid Cap Growth Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Mid Cap Growth Portfolio, Class II
UIF U.S. Real Estate Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. U.S. Real Estate Portfolio, Class II

K-2

ALLSTATE VARIABLE ANNUITY - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*
Basic Contract
Mortality & Expense = 1.1

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
AB VPS Growth & Income Portfolio - Class B
	2007	$16.118	$16.682	336,404
	2008	$16.682	$9.766	303,800
	2009	$9.766	$11.601	269,512
	2010	$11.601	$12.917	234,256
	2011	$12.917	$13.525	156,985
	2012	$13.525	$15.652	120,487
	2013	$15.652	$20.795	92,701
	2014	$20.795	$22.434	65,383
	2015	$22.434	$22.460	56,950
	2016	$22.460	$24.626	41,452
AB VPS Growth Portfolio - Class B
	2007	$15.157	$16.855	356,669
	2008	$16.855	$9.550	305,855
	2009	$9.550	$12.525	289,591
	2010	$12.525	$14.193	243,621
	2011	$14.193	$14.146	200,172
	2012	$14.146	$15.859	158,132
	2013	$15.859	$20.934	108,680
	2014	$20.934	$23.343	88,098
	2015	$23.343	$25.074	75,385
	2016	$25.074	$24.962	53,924
AB VPS International Value Portfolio - Class B
	2007	$15.875	$16.544	645,090
	2008	$16.544	$7.629	670,721
	2009	$7.629	$10.118	567,122
	2010	$10.118	$10.417	530,629
	2011	$10.417	$8.284	501,353
	2012	$8.284	$9.337	410,187
	2013	$9.337	$11.312	267,416
	2014	$11.312	$10.445	215,242
	2015	$10.445	$10.558	167,106
	2016	$10.558	$10.339	140,306
AB VPS Large Cap Growth Portfolio - Class B
	2007	$13.688	$15.350	109,489
	2008	$15.350	$9.118	91,770
	2009	$9.118	$12.341	77,990
	2010	$12.341	$13.379	53,765
	2011	$13.379	$12.775	40,933
	2012	$12.775	$14.642	33,944
	2013	$14.642	$19.801	28,873
	2014	$19.801	$22.251	24,389
	2015	$22.251	$24.348	21,376
	2016	$24.348	$24.601	12,769

K-3

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
AB VPS Small/Mid Cap Value Portfolio - Class B
	2007	$19.026	$19.066	377,632
	2008	$19.066	$12.092	342,681
	2009	$12.092	$17.028	285,949
	2010	$17.028	$21.278	246,911
	2011	$21.278	$19.193	187,137
	2012	$19.193	$22.444	140,237
	2013	$22.444	$30.492	99,926
	2014	$30.492	$32.792	83,119
	2015	$32.792	$30.526	68,296
	2016	$30.526	$37.604	57,078
AB VPS Value Portfolio - Class B
	2007	$12.852	$12.157	92,965
	2008	$12.157	$7.078	73,569
	2009	$7.078	$8.456	67,766
	2010	$8.456	$9.301	55,429
	2011	$9.301	$8.834	48,835
	2012	$8.834	$10.075	28,973
	2013	$10.075	$13.574	10,514
	2014	$13.574	$14.843	7,672
	2015	$14.843	$13.601	5,396
	2016	$13.601	$14.942	3,975
AllianceBernstein VPS Utility Income Portfolio - Class B
	2007	$13.383	$16.121	86,127
	2008	$16.121	$10.064	59,080
	2009	$10.064	$10.904	0
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$13.108	$15.177	953,870
	2008	$15.177	$8.586	906,812
	2009	$8.586	$11.481	842,828
	2010	$11.481	$13.251	782,880
	2011	$13.251	$12.716	577,610
	2012	$12.716	$14.578	525,027
	2013	$14.578	$18.844	310,655
	2014	$18.844	$20.768	197,523
	2015	$20.768	$20.586	143,026
	2016	$20.586	$21.892	109,474
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.235	$10.603	159,940
	2008	$10.603	$10.755	520,911
	2009	$10.755	$10.667	464,222
	2010	$10.667	$10.537	375,839
	2011	$10.537	$10.403	315,165
	2012	$10.403	$10.269	271,519
	2013	$10.269	$10.138	228,872
	2014	$10.138	$10.008	201,210
	2015	$10.008	$9.880	134,789
	2016	$9.880	$9.754	372,003

K-4

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Growth & Income Portfolio - Service Class 2
	2007	$12.382	$13.670	244,669
	2008	$13.670	$7.840	250,198
	2009	$7.840	$9.830	230,522
	2010	$9.830	$11.114	221,910
	2011	$11.114	$11.120	191,412
	2012	$11.120	$12.980	157,595
	2013	$12.980	$17.072	103,004
	2014	$17.072	$18.575	70,143
	2015	$18.575	$17.870	52,215
	2016	$17.870	$20.429	40,090
Fidelity VIP High Income Portfolio - Service Class 2
	2007	$11.506	$11.645	234,374
	2008	$11.645	$8.605	210,481
	2009	$8.605	$12.186	179,059
	2010	$12.186	$13.673	158,631
	2011	$13.673	$13.999	135,359
	2012	$13.999	$15.749	102,536
	2013	$15.749	$16.431	79,604
	2014	$16.431	$16.366	50,882
	2015	$16.366	$15.530	41,174
	2016	$15.530	$17.503	24,428
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$13.466	$15.330	369,677
	2008	$15.330	$9.139	324,260
	2009	$9.139	$12.607	321,406
	2010	$12.607	$16.000	308,116
	2011	$16.000	$14.080	206,809
	2012	$14.080	$15.921	169,812
	2013	$15.921	$21.353	122,323
	2014	$21.353	$22.349	50,564
	2015	$22.349	$21.702	39,388
	2016	$21.702	$23.977	32,773
FTVIP Franklin Flex Cap Growth VIP Fund - Class 2
	2007	$11.608	$13.099	92,942
	2008	$13.099	$8.364	90,854
	2009	$8.364	$10.978	87,018
	2010	$10.978	$12.591	86,487
	2011	$12.591	$11.832	84,137
	2012	$11.832	$12.761	57,261
	2013	$12.761	$17.318	31,809
	2014	$17.318	$18.138	17,525
	2015	$18.138	$18.686	15,142
	2016	$18.686	$17.913	11,252
FTVIP Franklin High Income VIP Fund - Class 2
	2007	$11.800	$11.963	173,502
	2008	$11.963	$9.048	157,840
	2009	$9.048	$12.745	126,761
	2010	$12.745	$14.248	120,554
	2011	$14.248	$14.706	78,938
	2012	$14.706	$16.775	59,491
	2013	$16.775	$17.855	50,520
	2014	$17.855	$17.620	41,318
	2015	$17.620	$15.806	36,070
	2016	$15.806	$18.247	34,169

K-5

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Income VIP Fund - Class 2
	2007	$13.185	$13.503	885,514
	2008	$13.503	$9.376	810,005
	2009	$9.376	$12.550	729,159
	2010	$12.550	$13.958	645,367
	2011	$13.958	$14.107	535,353
	2012	$14.107	$15.686	383,121
	2013	$15.686	$17.642	276,618
	2014	$17.642	$18.219	215,042
	2015	$18.219	$16.715	147,842
	2016	$16.715	$18.814	142,561
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$13.854	$15.294	183,230
	2008	$15.294	$10.801	172,918
	2009	$10.801	$13.148	162,316
	2010	$13.148	$14.530	159,207
	2011	$14.530	$13.919	143,035
	2012	$13.919	$15.574	89,435
	2013	$15.574	$19.618	49,948
	2014	$19.618	$20.471	38,730
	2015	$20.471	$19.469	36,927
	2016	$19.469	$21.559	32,813
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$13.995	$14.294	445,687
	2008	$14.294	$8.874	404,303
	2009	$8.874	$11.041	333,595
	2010	$11.041	$12.119	277,117
	2011	$12.119	$11.838	237,390
	2012	$11.838	$13.349	172,382
	2013	$13.349	$16.901	130,791
	2014	$16.901	$17.871	89,772
	2015	$17.871	$16.770	59,137
	2016	$16.770	$19.213	50,295
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$15.049	$17.150	745,295
	2008	$17.150	$10.093	641,464
	2009	$10.093	$13.653	575,128
	2010	$13.653	$14.610	506,308
	2011	$14.610	$12.888	453,275
	2012	$12.888	$15.041	322,679
	2013	$15.041	$18.258	242,191
	2014	$18.258	$16.016	198,210
	2015	$16.016	$14.783	150,800
	2016	$14.783	$15.640	118,072
Goldman Sachs VIT Large Cap Value Fund - Institutional
	2007	$12.766	$12.633	161,324
	2008	$12.633	$8.266	137,300
	2009	$8.266	$9.654	160,660
	2010	$9.654	$10.596	115,320
	2011	$10.596	$9.722	106,309
	2012	$9.722	$11.432	84,725
	2013	$11.432	$15.035	53,862
	2014	$15.035	$16.761	42,298
	2015	$16.761	$15.815	35,707
	2016	$15.815	$17.419	28,784

K-6

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2007	$13.074	$13.247	203,257
	2008	$13.247	$8.275	163,375
	2009	$8.275	$10.876	148,557
	2010	$10.876	$13.420	128,149
	2011	$13.420	$12.403	111,768
	2012	$12.403	$14.503	88,862
	2013	$14.503	$19.025	50,158
	2014	$19.025	$21.328	39,911
	2015	$21.328	$19.107	37,533
	2016	$19.107	$21.413	31,783
Goldman Sachs VIT Small Cap Equity Insights Fund - Institutional
	2007	$12.598	$10.356	463,960
	2008	$10.356	$6.763	422,890
	2009	$6.763	$8.523	384,856
	2010	$8.523	$10.948	336,667
	2011	$10.948	$10.879	278,687
	2012	$10.879	$12.117	222,764
	2013	$12.117	$16.221	174,494
	2014	$16.221	$17.121	68,791
	2015	$17.121	$16.541	50,641
	2016	$16.541	$20.116	36,527
Goldman Sachs VIT U.S. Equity Insights Fund - Institutional
	2007	$12.587	$12.132	262,920
	2008	$12.132	$7.600	251,425
	2009	$7.600	$9.089	221,142
	2010	$9.089	$10.124	201,152
	2011	$10.124	$10.398	171,843
	2012	$10.398	$11.747	143,631
	2013	$11.747	$15.946	88,619
	2014	$15.946	$18.316	58,938
	2015	$18.316	$18.045	42,908
	2016	$18.045	$19.724	33,940
Invesco V.I. American Franchise Fund - Series II
	2007	$13.448	$15.483	157,178
	2008	$15.483	$7.777	145,869
	2009	$7.777	$12.715	140,339
	2010	$12.715	$15.007	122,371
	2011	$15.007	$13.867	98,771
	2012	$13.867	$15.522	92,509
	2013	$15.522	$21.419	82,131
	2014	$21.419	$22.870	67,255
	2015	$22.870	$23.647	55,206
	2016	$23.647	$23.813	48,003
Invesco V.I. American Value Fund - Series II
	2007	$19.981	$21.249	569,614
	2008	$21.249	$12.287	535,515
	2009	$12.287	$16.878	440,565
	2010	$16.878	$20.356	359,531
	2011	$20.356	$20.260	293,048
	2012	$20.260	$23.412	218,660
	2013	$23.412	$30.953	162,452
	2014	$30.953	$33.449	129,926
	2015	$33.449	$29.927	112,276
	2016	$29.927	$34.038	89,559

K-7

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Capital Appreciation - Series II
	2007	$14.449	$15.935	62,808
	2008	$15.935	$9.024	55,950
	2009	$9.024	$10.753	53,464
	2010	$10.753	$12.229	46,413
	2011	$12.229	$11.092	41,810
	2012	$11.092	$12.739	0
Invesco V.I. Comstock Fund - Series II
	2007	$17.092	$16.478	1,899,584
	2008	$16.478	$10.442	1,630,400
	2009	$10.442	$13.235	1,426,710
	2010	$13.235	$15.115	1,220,309
	2011	$15.115	$14.606	1,021,451
	2012	$14.606	$17.145	746,490
	2013	$17.145	$22.958	579,967
	2014	$22.958	$24.724	445,387
	2015	$24.724	$22.894	354,904
	2016	$22.894	$26.438	281,629
Invesco V.I. Core Equity Fund - Series II
	2007	$10.804	$11.504	52,025
	2008	$11.504	$7.913	49,165
	2009	$7.913	$9.996	44,333
	2010	$9.996	$10.780	40,181
	2011	$10.780	$10.610	39,159
	2012	$10.610	$11.898	23,407
	2013	$11.898	$15.143	20,945
	2014	$15.143	$16.121	17,897
	2015	$16.121	$14.958	16,941
	2016	$14.958	$16.245	14,665
Invesco V.I. Diversified Dividend Fund - Series II
	2007	$14.900	$15.280	433,504
	2008	$15.280	$9.584	394,305
	2009	$9.584	$11.725	311,712
	2010	$11.725	$12.754	273,597
	2011	$12.754	$12.582	206,876
	2012	$12.582	$14.701	149,052
	2013	$14.701	$18.976	121,281
	2014	$18.976	$21.079	105,288
	2015	$21.079	$21.185	91,812
	2016	$21.185	$23.953	69,196
Invesco V.I. Equity and Income Fund - Series II
	2007	$15.070	$15.374	463,892
	2008	$15.374	$11.734	366,052
	2009	$11.734	$14.187	339,381
	2010	$14.187	$15.689	287,074
	2011	$15.689	$15.286	283,842
	2012	$15.286	$16.957	204,049
	2013	$16.957	$20.904	139,771
	2014	$20.904	$22.444	115,105
	2015	$22.444	$21.581	96,295
	2016	$21.581	$24.464	84,620

K-8

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Global Core Equity Fund - Series II
	2011	$10.000	$12.554	127,266
	2012	$12.554	$14.053	97,661
	2013	$14.053	$16.959	84,934
	2014	$16.959	$16.821	67,450
	2015	$16.821	$16.330	57,860
	2016	$16.330	$17.169	48,170
Invesco V.I. Global Dividend Growth Fund - Series II
	2007	$18.468	$19.462	274,405
	2008	$19.462	$11.317	240,021
	2009	$11.317	$12.972	199,739
	2010	$12.972	$14.326	177,987
	2011	$14.326	$15.462	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$17.352	$17.559	900,886
	2008	$17.559	$11.750	780,887
	2009	$11.750	$14.394	719,108
	2010	$14.394	$15.941	593,027
	2011	$15.941	$15.380	500,922
	2012	$15.380	$17.359	362,479
	2013	$17.359	$22.922	277,198
	2014	$22.922	$24.881	221,162
	2015	$24.881	$23.746	189,802
	2016	$23.746	$27.995	164,137
Invesco V.I. High Yield Fund - Series II
	2013	$10.000	$19.631	36,666
	2014	$19.631	$19.685	32,102
	2015	$19.685	$18.776	24,640
	2016	$18.776	$20.542	21,073
Invesco V.I. High Yield Securities Fund - Series II
	2007	$13.268	$13.607	142,464
	2008	$13.607	$10.315	111,487
	2009	$10.315	$14.690	90,257
	2010	$14.690	$15.944	74,319
	2011	$15.944	$15.999	58,774
	2012	$15.999	$18.715	43,280
	2013	$18.715	$19.315	0
Invesco V.I. Income Builder Fund - Series II
	2007	$15.108	$15.339	84,148
	2008	$15.339	$11.137	66,790
	2009	$11.137	$13.731	59,867
	2010	$13.731	$15.199	48,617
	2011	$15.199	$16.184	0
Invesco V.I. International Growth Fund - Series II
	2011	$10.000	$8.279	200,401
	2012	$8.279	$9.419	195,048
	2013	$9.419	$11.038	171,400
	2014	$11.038	$10.905	26,907
	2015	$10.905	$10.483	34,678
	2016	$10.483	$10.276	27,637

K-9

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.559	$13.547	66,771
	2008	$13.547	$9.537	63,651
	2009	$9.537	$12.224	58,380
	2010	$12.224	$13.729	53,132
	2011	$13.729	$12.671	44,645
	2012	$12.671	$13.835	21,254
	2013	$13.835	$17.544	16,562
	2014	$17.544	$18.040	9,157
	2015	$18.040	$17.045	6,037
	2016	$17.045	$19.040	5,486
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$16.573	$19.237	81,088
	2008	$19.237	$10.095	75,417
	2009	$10.095	$15.583	70,514
	2010	$15.583	$19.577	54,925
	2011	$19.577	$17.516	48,586
	2012	$17.516	$19.300	32,738
	2013	$19.300	$26.025	26,423
	2014	$26.025	$27.665	16,486
	2015	$27.665	$27.592	14,329
	2016	$27.592	$27.393	11,283
Invesco V.I. S&P 500 Index Fund - Series II
	2007	$15.462	$16.026	1,151,976
	2008	$16.026	$9.923	1,135,623
	2009	$9.923	$12.348	1,011,779
	2010	$12.348	$13.967	900,102
	2011	$13.967	$13.999	620,524
	2012	$13.999	$15.961	493,120
	2013	$15.961	$20.727	350,780
	2014	$20.727	$23.111	267,212
	2015	$23.111	$22.990	261,045
	2016	$22.990	$25.235	174,628
Invesco V.I. Value Opportunities Fund - Series II
	2007	$16.404	$16.412	160,793
	2008	$16.412	$7.791	177,479
	2009	$7.791	$11.363	148,519
	2010	$11.363	$11.995	127,880
	2011	$11.995	$11.439	105,881
	2012	$11.439	$13.284	73,457
	2013	$13.284	$17.476	55,614
	2014	$17.476	$18.352	46,242
	2015	$18.352	$16.185	37,402
	2016	$16.185	$18.840	29,943
Invesco Van Kampen V.I. International Growth Equity Fund - Series II
	2007	$10.761	$12.136	72,239
	2008	$12.136	$6.166	96,162
	2009	$6.166	$8.311	86,149
	2010	$8.311	$9.016	84,235
	2011	$9.016	$9.828	0
K-10

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Morgan Stanley VIS - Global Infrastructure Portfolio - Class Y
	2007	$18.270	$21.647	86,092
	2008	$21.647	$14.221	80,258
	2009	$14.221	$16.681	44,277
	2010	$16.681	$17.576	41,418
	2011	$17.576	$20.095	33,660
	2012	$20.095	$23.492	19,773
	2013	$23.492	$27.257	16,794
	2014	$27.257	$28.855	0
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
	2007	$17.484	$20.603	35,654
	2008	$20.603	$10.372	34,174
	2009	$10.372	$17.308	37,731
	2010	$17.308	$21.481	25,726
	2011	$21.481	$19.594	20,965
	2012	$19.594	$21.587	16,935
	2013	$21.587	$22.928	0
Morgan Stanley VIS European Equity Portfolio - Class Y
	2007	$19.322	$21.998	81,637
	2008	$21.998	$12.411	71,612
	2009	$12.411	$15.609	63,468
	2010	$15.609	$16.480	56,422
	2011	$16.480	$14.665	50,201
	2012	$14.665	$17.104	41,377
	2013	$17.104	$21.476	35,301
	2014	$21.476	$19.213	28,293
	2015	$19.213	$17.942	25,385
	2016	$17.942	$17.225	19,656
Morgan Stanley VIS Global Advantage Portfolio - Class Y
	2007	$17.147	$19.748	13,437
	2008	$19.748	$10.924	12,351
	2009	$10.924	$10.445	0
Morgan Stanley VIS Income Plus Portfolio - Class Y
	2007	$11.315	$11.808	2,527,529
	2008	$11.808	$10.594	1,986,494
	2009	$10.594	$12.789	1,790,282
	2010	$12.789	$13.761	1,572,045
	2011	$13.761	$14.224	1,319,372
	2012	$14.224	$15.981	1,060,499
	2013	$15.981	$15.903	840,679
	2014	$15.903	$16.859	608,724
	2015	$16.859	$16.272	469,419
	2016	$16.272	$17.136	362,258
Morgan Stanley VIS Limited Duration Portfolio - Class Y
	2007	$10.295	$10.446	951,430
	2008	$10.446	$8.742	779,527
	2009	$8.742	$9.109	716,650
	2010	$9.109	$9.191	583,997
	2011	$9.191	$9.295	445,327
	2012	$9.295	$9.454	353,553
	2013	$9.454	$9.341	311,659
	2014	$9.341	$9.298	275,537
	2015	$9.298	$9.149	225,347
	2016	$9.149	$9.465	171,414

K-11

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Morgan Stanley VIS Money Market Portfolio - Class Y
	2007	$10.289	$10.629	1,227,382
	2008	$10.629	$10.723	1,158,126
	2009	$10.723	$10.586	1,026,288
	2010	$10.586	$10.450	858,610
	2011	$10.450	$10.317	675,122
	2012	$10.317	$10.185	549,485
	2013	$10.185	$10.054	414,508
	2014	$10.054	$9.925	355,372
	2015	$9.925	$9.798	290,955
	2016	$9.798	$9.757	0
Morgan Stanley VIS Multi Cap Growth Portfolio - Class Y
	2007	$15.526	$18.273	433,093
	2008	$18.273	$9.425	414,460
	2009	$9.425	$15.895	310,698
	2010	$15.895	$19.993	279,782
	2011	$19.993	$18.361	250,814
	2012	$18.361	$20.316	195,345
	2013	$20.316	$30.155	164,580
	2014	$30.155	$31.387	106,144
	2015	$31.387	$33.565	93,990
	2016	$33.565	$31.925	76,715
Morgan Stanley VIS Strategist Portfolio - Class Y
	2007	$15.805	$16.907	283,081
	2008	$16.907	$12.650	228,394
	2009	$12.650	$14.914	237,057
	2010	$14.914	$15.678	224,263
	2011	$15.678	$14.218	165,645
	2012	$14.218	$14.971	140,330
	2013	$14.971	$15.951	0
PIMCO CommodityRealReturn® Strategy Portfolio - Advisor Shares
	2007	$9.517	$11.567	50,173
	2008	$11.567	$6.411	51,624
	2009	$6.411	$8.961	76,870
	2010	$8.961	$10.991	85,668
	2011	$10.991	$10.031	121,676
	2012	$10.031	$10.408	99,352
	2013	$10.408	$8.762	81,838
	2014	$8.762	$7.039	34,884
	2015	$7.039	$5.165	28,265
	2016	$5.165	$5.857	25,198

K-12

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Emerging Markets Bond Portfolio - Advisor Shares
	2007	$10.732	$11.200	13,492
	2008	$11.200	$9.434	13,090
	2009	$9.434	$12.149	20,723
	2010	$12.149	$13.438	21,287
	2011	$13.438	$14.090	18,978
	2012	$14.090	$16.376	16,314
	2013	$16.376	$15.027	12,651
	2014	$15.027	$15.041	8,676
	2015	$15.041	$14.500	7,623
	2016	$14.500	$16.202	7,030
PIMCO Real Return Portfolio - Advisor Shares
	2007	$10.146	$11.073	71,055
	2008	$11.073	$10.151	126,069
	2009	$10.151	$11.851	203,245
	2010	$11.851	$12.635	181,438
	2011	$12.635	$13.914	152,768
	2012	$13.914	$14.922	158,204
	2013	$14.922	$13.358	82,265
	2014	$13.358	$13.580	55,058
	2015	$13.580	$13.029	48,941
	2016	$13.029	$13.516	43,432
PIMCO Total Return Portfolio - Advisor Shares
	2007	$10.329	$11.077	456,710
	2008	$11.077	$11.450	458,173
	2009	$11.450	$12.880	652,330
	2010	$12.880	$13.732	598,564
	2011	$13.732	$14.031	540,321
	2012	$14.031	$15.164	478,520
	2013	$15.164	$14.660	340,323
	2014	$14.660	$15.075	201,731
	2015	$15.075	$14.933	184,169
	2016	$14.933	$15.120	168,188
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$8.191	321,699
	2010	$8.191	$9.104	293,986
	2011	$9.104	$9.160	267,769
	2012	$9.160	$10.787	238,521
	2013	$10.787	$14.099	195,644
	2014	$14.099	$15.679	60,047
	2015	$15.679	$15.006	48,417
	2016	$15.006	$16.834	40,200
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$13.740	$13.692	92,913
	2008	$13.692	$8.011	71,820
	2009	$8.011	$9.934	65,216
	2010	$9.934	$10.868	58,715
	2011	$10.868	$11.025	56,562
	2012	$11.025	$12.247	46,089
	2013	$12.247	$14.276	34,915
	2014	$14.276	$15.597	37,237
	2015	$15.597	$15.222	33,034
	2016	$15.222	$16.229	28,592

K-13

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Growth and Income Fund - Class IB
	2007	$16.057	$14.892	74,546
	2008	$14.892	$9.011	72,093
	2009	$9.011	$11.547	54,941
	2010	$11.547	$13.037	42,887
	2011	$13.037	$12.272	32,445
	2012	$12.272	$14.431	28,251
	2013	$14.431	$19.327	22,294
	2014	$19.327	$21.125	20,014
	2015	$21.125	$19.283	16,251
	2016	$19.283	$21.894	11,359
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.058	65,143
Putnam VT International Equity Fund - Class IB
	2007	$20.321	$21.736	222,845
	2008	$21.736	$12.025	193,760
	2009	$12.025	$14.794	172,893
	2010	$14.794	$16.068	135,957
	2011	$16.068	$13.175	103,342
	2012	$13.175	$15.855	67,143
	2013	$15.855	$20.043	54,001
	2014	$20.043	$18.444	37,560
	2015	$18.444	$18.231	31,232
	2016	$18.231	$17.555	27,101
Putnam VT Investors Fund - Class IB
	2007	$16.364	$15.317	3,106
	2008	$15.317	$9.140	2,276
	2009	$9.140	$11.803	2,256
	2010	$11.803	$13.273	2,240
	2011	$13.273	$13.108	2,481
	2012	$13.108	$15.116	2,212
	2013	$15.116	$20.161	0
	2014	$20.161	$22.670	0
	2015	$22.670	$21.890	0
	2016	$21.890	$24.213	0
Putnam VT New Value Fund - Class IB
	2007	$12.538	$11.770	355,677
	2008	$11.770	$6.418	365,722
	2009	$6.418	$6.045	0
Putnam VT Voyager Fund - Class IB
	2007	$13.230	$13.780	155,642
	2008	$13.780	$8.565	145,665
	2009	$8.565	$13.856	135,902
	2010	$13.856	$16.522	110,339
	2011	$16.522	$13.398	82,424
	2012	$13.398	$15.107	62,350
	2013	$15.107	$21.432	54,925
	2014	$21.432	$23.213	42,169
	2015	$23.213	$21.512	40,510
	2016	$21.512	$21.659	0

K-14

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Emerging Markets Debt Portfolio, Class II
	2007	$14.891	$15.638	147,971
	2008	$15.638	$13.124	121,506
	2009	$13.124	$16.856	109,210
	2010	$16.856	$18.259	88,226
	2011	$18.259	$19.265	64,103
	2012	$19.265	$22.415	41,952
	2013	$22.415	$20.189	37,494
	2014	$20.189	$20.504	29,106
	2015	$20.504	$20.002	26,757
	2016	$20.002	$21.834	19,110
UIF Emerging Markets Equity Portfolio, Class II
	2007	$32.371	$44.878	201,793
	2008	$44.878	$19.162	160,087
	2009	$19.162	$32.178	142,501
	2010	$32.178	$37.782	115,955
	2011	$37.782	$30.494	106,196
	2012	$30.494	$36.071	83,613
	2013	$36.071	$35.213	68,534
	2014	$35.213	$33.176	46,571
	2015	$33.176	$29.241	41,105
	2016	$29.241	$30.776	35,106
UIF Global Franchise Portfolio, Class II
	2007	$18.080	$19.591	683,552
	2008	$19.591	$13.741	578,764
	2009	$13.741	$17.574	497,576
	2010	$17.574	$19.784	418,112
	2011	$19.784	$21.297	369,041
	2012	$21.297	$24.299	288,301
	2013	$24.299	$28.702	194,680
	2014	$28.702	$29.609	139,847
	2015	$29.609	$31.040	112,219
	2016	$31.040	$32.301	90,995
UIF Global Infrastructure - Class II
	2014	$10.000	$31.018	16,255
	2015	$31.018	$26.366	9,285
	2016	$26.366	$29.922	7,718
UIF Global Strategist Portfolio, Class II
	2013	$10.000	$17.425	114,273
	2014	$17.425	$17.543	98,698
	2015	$17.543	$16.186	82,146
	2016	$16.186	$16.856	72,956
UIF Growth Portfolio, Class II
	2007	$14.512	$17.427	199,929
	2008	$17.427	$8.713	135,126
	2009	$8.713	$14.203	117,702
	2010	$14.203	$17.191	99,028
	2011	$17.191	$16.453	77,957
	2012	$16.453	$18.523	68,667
	2013	$18.523	$27.010	63,435
	2014	$27.010	$28.285	31,389
	2015	$28.285	$31.261	23,677
	2016	$31.261	$30.266	19,229

K-15

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Mid Cap Growth Portfolio, Class II
	2007	$19.618	$23.743	294,553
	2008	$23.743	$12.464	267,442
	2009	$12.464	$19.361	207,754
	2010	$19.361	$25.279	163,878
	2011	$25.279	$23.163	126,912
	2012	$23.163	$24.805	96,494
	2013	$24.805	$33.663	72,600
	2014	$33.663	$33.840	49,885
	2015	$33.840	$31.403	40,270
	2016	$31.403	$28.258	34,436
UIF Small Company Growth Portfolio, Class II
	2007	$19.674	$19.994	135,433
	2008	$19.994	$11.755	122,362
	2009	$11.755	$17.016	104,428
	2010	$17.016	$21.258	81,572
	2011	$21.258	$19.156	68,574
	2012	$19.156	$21.689	53,087
	2013	$21.689	$36.680	44,980
	2014	$36.680	$31.188	29,210
	2015	$31.188	$27.771	22,411
	2016	$27.771	$28.960	17,925
UIF U.S. Real Estate Portfolio, Class II
	2007	$26.896	$21.962	330,940
	2008	$21.962	$13.428	286,772
	2009	$13.428	$17.032	246,512
	2010	$17.032	$21.776	199,546
	2011	$21.776	$22.713	171,972
	2012	$22.713	$25.921	130,073
	2013	$25.921	$26.035	112,478
	2014	$26.035	$33.262	65,108
	2015	$33.262	$33.464	47,455
	2016	$33.464	$35.197	37,548
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.10% and an administration expense charge of 0.19%.

K-16

ALLSTATE VARIABLE ANNUITY - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*
With the MAV Death Benefit Option, the Enhanced Beneficiary Protection Option and the Earnings Protection Death Benefit Option (age 71-79)
Mortality & Expense = 2.0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
AB VPS Growth & Income Portfolio - Class B
	2007	$15.586	$15.984	24,486
	2008	$15.984	$9.271	20,315
	2009	$9.271	$10.914	12,376
	2010	$10.914	$12.041	11,728
	2011	$12.041	$12.493	5,973
	2012	$12.493	$14.326	5,447
	2013	$14.326	$18.859	2,373
	2014	$18.859	$20.160	2,106
	2015	$20.160	$20.000	1,892
	2016	$20.000	$21.729	1,646
AB VPS Growth Portfolio - Class B
	2007	$14.657	$16.149	6,783
	2008	$16.149	$9.067	6,959
	2009	$9.067	$11.783	5,803
	2010	$11.783	$13.230	4,467
	2011	$13.230	$13.067	4,037
	2012	$13.067	$14.515	0
	2013	$14.515	$18.986	0
	2014	$18.986	$20.977	0
	2015	$20.977	$22.327	0
	2016	$22.327	$22.026	0
AB VPS International Value Portfolio - Class B
	2007	$15.635	$16.144	11,918
	2008	$16.144	$7.376	15,561
	2009	$7.376	$9.694	16,226
	2010	$9.694	$9.889	17,324
	2011	$9.889	$7.793	20,046
	2012	$7.793	$8.703	4,541
	2013	$8.703	$10.448	4,351
	2014	$10.448	$9.559	3,135
	2015	$9.559	$9.574	2,987
	2016	$9.574	$9.290	3,243
AB VPS Large Cap Growth Portfolio - Class B
	2007	$13.237	$14.708	11,262
	2008	$14.708	$8.657	11,026
	2009	$8.657	$11.609	11,026
	2010	$11.609	$12.472	9,603
	2011	$12.472	$11.800	5,377
	2012	$11.800	$13.401	43
	2013	$13.401	$17.958	40
	2014	$17.958	$19.996	37
	2015	$19.996	$21.681	34
	2016	$21.681	$21.707	31

K-17

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
AB VPS Small/Mid Cap Value Portfolio - Class B
	2007	$18.399	$18.269	5,854
	2008	$18.269	$11.481	4,030
	2009	$11.481	$16.019	2,222
	2010	$16.019	$19.835	1,769
	2011	$19.835	$17.729	908
	2012	$17.729	$20.542	639
	2013	$20.542	$27.654	639
	2014	$27.654	$29.468	0
	2015	$29.468	$27.182	0
	2016	$27.182	$33.180	0
AB VPS Value Portfolio - Class B
	2007	$12.657	$11.863	0
	2008	$11.863	$6.844	0
	2009	$6.844	$8.102	0
	2010	$8.102	$8.830	0
	2011	$8.830	$8.310	0
	2012	$8.310	$9.391	0
	2013	$9.391	$12.537	0
	2014	$12.537	$13.584	0
	2015	$13.584	$12.334	0
	2016	$12.334	$13.427	0
AllianceBernstein VPS Utility Income Portfolio - Class B
	2007	$13.180	$15.732	273
	2008	$15.732	$9.731	1,452
	2009	$9.731	$10.473	0
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$12.910	$14.810	5,944
	2008	$14.810	$8.301	3,333
	2009	$8.301	$10.999	8,133
	2010	$10.999	$12.580	3,549
	2011	$12.580	$11.962	3,089
	2012	$11.962	$13.588	1,086
	2013	$13.588	$17.405	796
	2014	$17.405	$19.007	776
	2015	$19.007	$18.668	747
	2016	$18.668	$19.672	737
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.172	$10.441	4,439
	2008	$10.441	$10.495	8,295
	2009	$10.495	$10.314	18,960
	2010	$10.314	$10.095	5,453
	2011	$10.095	$9.876	5,278
	2012	$9.876	$9.660	2,725
	2013	$9.660	$9.449	2,477
	2014	$9.449	$9.243	2,431
	2015	$9.243	$9.042	2,236
	2016	$9.042	$8.846	3,814

K-18

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Growth & Income Portfolio - Service Class 2
	2007	$12.194	$13.340	6,674
	2008	$13.340	$7.580	7,366
	2009	$7.580	$9.417	6,626
	2010	$9.417	$10.551	6,679
	2011	$10.551	$10.461	6,437
	2012	$10.461	$12.098	1,674
	2013	$12.098	$15.768	1,345
	2014	$15.768	$17.000	1,253
	2015	$17.000	$16.206	1,253
	2016	$16.206	$18.358	1,175
Fidelity VIP High Income Portfolio - Service Class 2
	2007	$11.331	$11.364	1,883
	2008	$11.364	$8.320	764
	2009	$8.320	$11.675	459
	2010	$11.675	$12.981	449
	2011	$12.981	$13.169	427
	2012	$13.169	$14.680	429
	2013	$14.680	$15.177	482
	2014	$15.177	$14.979	506
	2015	$14.979	$14.084	510
	2016	$14.084	$15.729	486
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$13.262	$14.959	251
	2008	$14.959	$8.836	1,649
	2009	$8.836	$12.078	2,487
	2010	$12.078	$15.190	196
	2011	$15.190	$13.245	176
	2012	$13.245	$14.841	157
	2013	$14.841	$19.723	0
	2014	$19.723	$20.454	0
	2015	$20.454	$19.681	0
	2016	$19.681	$21.546	0
FTVIP Franklin Flex Cap Growth VIP Fund - Class 2
	2007	$11.432	$12.782	5,150
	2008	$12.782	$8.087	5,196
	2009	$8.087	$10.518	5,010
	2010	$10.518	$11.953	4,872
	2011	$11.953	$11.130	4,980
	2012	$11.130	$11.895	0
	2013	$11.895	$15.995	0
	2014	$15.995	$16.600	0
	2015	$16.600	$16.945	0
	2016	$16.945	$16.096	0
FTVIP Franklin High Income VIP Fund - Class 2
	2007	$11.515	$11.568	3,061
	2008	$11.568	$8.669	2,025
	2009	$8.669	$12.100	1,670
	2010	$12.100	$13.404	1,579
	2011	$13.404	$13.709	1,505
	2012	$13.709	$15.495	1,069
	2013	$15.495	$16.342	877
	2014	$16.342	$15.980	883
	2015	$15.980	$14.204	883
	2016	$14.204	$16.249	823

K-19

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Income VIP Fund - Class 2
	2007	$12.868	$13.057	1,492
	2008	$13.057	$8.984	1,577
	2009	$8.984	$11.915	3,077
	2010	$11.915	$13.131	2,990
	2011	$13.131	$13.150	2,778
	2012	$13.150	$14.489	1,313
	2013	$14.489	$16.147	694
	2014	$16.147	$16.523	609
	2015	$16.523	$15.021	527
	2016	$15.021	$16.753	442
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$13.644	$14.925	3,586
	2008	$14.925	$10.444	3,182
	2009	$10.444	$12.597	1,348
	2010	$12.597	$13.794	1,262
	2011	$13.794	$13.094	1,169
	2012	$13.094	$14.517	0
	2013	$14.517	$18.120	0
	2014	$18.120	$18.735	0
	2015	$18.735	$17.656	0
	2016	$17.656	$19.373	0
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$13.658	$13.822	8,002
	2008	$13.822	$8.502	7,984
	2009	$8.502	$10.482	2,974
	2010	$10.482	$11.401	2,980
	2011	$11.401	$11.035	2,826
	2012	$11.035	$12.330	832
	2013	$12.330	$15.469	586
	2014	$15.469	$16.208	568
	2015	$16.208	$15.070	571
	2016	$15.070	$17.108	534
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$14.686	$16.583	1,366
	2008	$16.583	$9.670	2,607
	2009	$9.670	$12.962	3,304
	2010	$12.962	$13.744	2,228
	2011	$13.744	$12.014	2,371
	2012	$12.014	$13.893	1,906
	2013	$13.893	$16.710	1,459
	2014	$16.710	$14.525	1,703
	2015	$14.525	$13.284	1,746
	2016	$13.284	$13.926	1,753
Goldman Sachs VIT Large Cap Value Fund - Institutional
	2007	$12.573	$12.327	551
	2008	$12.327	$7.992	538
	2009	$7.992	$9.249	573
	2010	$9.249	$10.060	579
	2011	$10.060	$9.146	615
	2012	$9.146	$10.656	591
	2013	$10.656	$13.887	529
	2014	$13.887	$15.340	489
	2015	$15.340	$14.342	498
	2016	$14.342	$15.653	488

K-20

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2007	$12.875	$12.926	0
	2008	$12.926	$8.001	0
	2009	$8.001	$10.420	0
	2010	$10.420	$12.740	0
	2011	$12.740	$11.667	0
	2012	$11.667	$13.519	0
	2013	$13.519	$17.572	0
	2014	$17.572	$19.520	0
	2015	$19.520	$17.327	0
	2016	$17.327	$19.242	0
Goldman Sachs VIT Small Cap Equity Insights Fund - Institutional
	2007	$12.407	$10.106	1,346
	2008	$10.106	$6.539	2,010
	2009	$6.539	$8.166	2,421
	2010	$8.166	$10.393	1,185
	2011	$10.393	$10.234	1,177
	2012	$10.234	$11.294	1,111
	2013	$11.294	$14.982	891
	2014	$14.982	$15.669	863
	2015	$15.669	$15.000	856
	2016	$15.000	$18.077	773
Goldman Sachs VIT U.S. Equity Insights Fund - Institutional
	2007	$12.397	$11.839	6,517
	2008	$11.839	$7.349	6,690
	2009	$7.349	$8.708	7,054
	2010	$8.708	$9.611	7,071
	2011	$9.611	$9.781	6,625
	2012	$9.781	$10.950	959
	2013	$10.950	$14.728	830
	2014	$14.728	$16.763	746
	2015	$16.763	$16.364	725
	2016	$16.364	$17.725	719
Invesco V.I. American Franchise Fund - Series II
	2007	$13.004	$14.835	4,090
	2008	$14.835	$7.383	2,959
	2009	$7.383	$11.962	1,813
	2010	$11.962	$13.989	0
	2011	$13.989	$12.809	0
	2012	$12.809	$14.206	0
	2013	$14.206	$19.425	0
	2014	$19.425	$20.552	0
	2015	$20.552	$21.056	0
	2016	$21.056	$21.012	0
Invesco V.I. American Value Fund - Series II
	2007	$19.322	$20.360	12,160
	2008	$20.360	$11.665	11,195
	2009	$11.665	$15.878	9,150
	2010	$15.878	$18.975	8,826
	2011	$18.975	$18.714	5,125
	2012	$18.714	$21.429	2,565
	2013	$21.429	$28.072	2,455
	2014	$28.072	$30.059	1,686
	2015	$30.059	$26.649	1,107
	2016	$26.649	$30.034	1,061

K-21

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Capital Appreciation - Series II
	2007	$13.972	$15.268	880
	2008	$15.268	$8.567	872
	2009	$8.567	$10.116	0
	2010	$10.116	$11.399	0
	2011	$11.399	$10.245	0
	2012	$10.245	$11.732	0
Invesco V.I. Comstock Fund - Series II
	2007	$16.529	$15.788	50,066
	2008	$15.788	$9.913	38,421
	2009	$9.913	$12.451	21,619
	2010	$12.451	$14.090	18,655
	2011	$14.090	$13.491	9,842
	2012	$13.491	$15.692	5,392
	2013	$15.692	$20.821	5,079
	2014	$20.821	$22.219	4,078
	2015	$22.219	$20.386	3,302
	2016	$20.386	$23.328	3,277
Invesco V.I. Core Equity Fund - Series II
	2007	$10.738	$11.329	8,588
	2008	$11.329	$7.721	8,530
	2009	$7.721	$9.665	8,483
	2010	$9.665	$10.328	8,437
	2011	$10.328	$10.072	405
	2012	$10.072	$11.192	388
	2013	$11.192	$14.115	366
	2014	$14.115	$14.889	325
	2015	$14.889	$13.689	301
	2016	$13.689	$14.731	277
Invesco V.I. Diversified Dividend Fund - Series II
	2007	$14.408	$14.641	19,418
	2008	$14.641	$9.099	13,916
	2009	$9.099	$11.030	8,360
	2010	$11.030	$11.889	7,909
	2011	$11.889	$11.622	4,437
	2012	$11.622	$13.455	3,476
	2013	$13.455	$17.209	3,158
	2014	$17.209	$18.943	2,111
	2015	$18.943	$18.864	1,896
	2016	$18.864	$21.135	1,650
Invesco V.I. Equity and Income Fund - Series II
	2007	$14.573	$14.731	5,965
	2008	$14.731	$11.140	776
	2009	$11.140	$13.347	768
	2010	$13.347	$14.625	763
	2011	$14.625	$14.120	758
	2012	$14.120	$15.520	753
	2013	$15.520	$18.958	749
	2014	$18.958	$20.169	745
	2015	$20.169	$19.217	742
	2016	$19.217	$21.586	886

K-22

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Global Core Equity Fund - Series II
	2011	$10.000	$11.596	1,673
	2012	$11.596	$12.862	1,416
	2013	$12.862	$15.380	1,154
	2014	$15.380	$15.116	1,066
	2015	$15.116	$14.541	1,015
	2016	$14.541	$15.149	963
Invesco V.I. Global Dividend Growth Fund - Series II
	2007	$17.859	$18.647	11,536
	2008	$18.647	$10.745	11,196
	2009	$10.745	$12.203	7,090
	2010	$12.203	$13.354	6,673
	2011	$13.354	$14.370	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$16.780	$16.825	29,153
	2008	$16.825	$11.155	9,573
	2009	$11.155	$13.541	6,001
	2010	$13.541	$14.860	5,552
	2011	$14.860	$14.206	4,995
	2012	$14.206	$15.888	4,302
	2013	$15.888	$20.788	3,864
	2014	$20.788	$22.359	2,757
	2015	$22.359	$21.145	1,173
	2016	$21.145	$24.701	790
Invesco V.I. High Yield Fund - Series II
	2013	$10.000	$17.804	0
	2014	$17.804	$17.691	0
	2015	$17.691	$16.720	0
	2016	$16.720	$18.126	0
Invesco V.I. High Yield Securities Fund - Series II
	2007	$12.830	$13.037	6,708
	2008	$13.037	$9.794	6,374
	2009	$9.794	$13.820	1,346
	2010	$13.820	$14.863	1,346
	2011	$14.863	$14.779	1,346
	2012	$14.779	$17.129	0
	2013	$17.129	$17.627	0
Invesco V.I. Income Builder Fund - Series II
	2007	$14.610	$14.697	4,876
	2008	$14.697	$10.574	4,428
	2009	$10.574	$12.917	0
	2010	$12.917	$14.168	0
	2011	$14.168	$15.042	0
Invesco V.I. International Growth Fund - Series II
	2011	$10.000	$7.860	10,076
	2012	$7.860	$8.860	0
	2013	$8.860	$10.288	0
	2014	$10.288	$10.072	0
	2015	$10.072	$9.593	0
	2016	$9.593	$9.318	0

K-23

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.256	$13.099	0
	2008	$13.099	$9.137	0
	2009	$9.137	$11.605	0
	2010	$11.605	$12.915	0
	2011	$12.915	$11.811	0
	2012	$11.811	$12.779	0
	2013	$12.779	$16.057	0
	2014	$16.057	$16.360	0
	2015	$16.360	$15.317	0
	2016	$15.317	$16.954	0
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$16.027	$18.433	424
	2008	$18.433	$9.585	216
	2009	$9.585	$14.660	0
	2010	$14.660	$18.250	0
	2011	$18.250	$16.180	0
	2012	$16.180	$17.664	0
	2013	$17.664	$23.602	0
	2014	$23.602	$24.861	0
	2015	$24.861	$24.570	0
	2016	$24.570	$24.170	0
Invesco V.I. S&P 500 Index Fund - Series II
	2007	$14.953	$15.355	28,701
	2008	$15.355	$9.421	28,554
	2009	$9.421	$11.617	26,320
	2010	$11.617	$13.020	26,155
	2011	$13.020	$12.931	8,009
	2012	$12.931	$14.609	1,548
	2013	$14.609	$18.798	1,298
	2014	$18.798	$20.768	1,216
	2015	$20.768	$20.471	1,179
	2016	$20.471	$22.267	915
Invesco V.I. Value Opportunities Fund - Series II
	2007	$15.863	$15.725	3,632
	2008	$15.725	$7.397	1,439
	2009	$7.397	$10.689	213
	2010	$10.689	$11.181	227
	2011	$11.181	$10.565	232
	2012	$10.565	$12.158	0
	2013	$12.158	$15.848	0
	2014	$15.848	$16.491	0
	2015	$16.491	$14.411	0
	2016	$14.411	$16.623	0
Invesco Van Kampen V.I. International Growth Equity Fund - Series II
	2007	$10.695	$11.951	7,868
	2008	$11.951	$6.017	9,863
	2009	$6.017	$8.036	9,439
	2010	$8.036	$8.638	9,658
	2011	$8.638	$9.388	0

K-24

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Morgan Stanley VIS - Global Infrastructure Portfolio - Class Y
	2007	$17.668	$20.742	962
	2008	$20.742	$13.501	894
	2009	$13.501	$15.693	48
	2010	$15.693	$16.385	0
	2011	$16.385	$18.562	0
	2012	$18.562	$21.502	0
	2013	$21.502	$24.721	0
	2014	$24.721	$26.094	0
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
	2007	$16.908	$19.741	951
	2008	$19.741	$9.847	951
	2009	$9.847	$16.283	762
	2010	$16.283	$20.024	762
	2011	$20.024	$18.099	762
	2012	$18.099	$19.758	762
	2013	$19.758	$20.924	0
Morgan Stanley VIS European Equity Portfolio - Class Y
	2007	$18.685	$21.078	3,931
	2008	$21.078	$11.783	3,926
	2009	$11.783	$14.684	3,494
	2010	$14.684	$15.362	3,491
	2011	$15.362	$13.546	3,488
	2012	$13.546	$15.654	3,486
	2013	$15.654	$19.477	734
	2014	$19.477	$17.266	0
	2015	$17.266	$15.977	0
	2016	$15.977	$15.198	0
Morgan Stanley VIS Global Advantage Portfolio - Class Y
	2007	$16.581	$18.922	0
	2008	$18.922	$10.371	0
	2009	$10.371	$9.888	0
Morgan Stanley VIS Income Plus Portfolio - Class Y
	2007	$10.942	$11.314	42,065
	2008	$11.314	$10.058	22,447
	2009	$10.058	$12.031	17,766
	2010	$12.031	$12.828	15,605
	2011	$12.828	$13.139	14,082
	2012	$13.139	$14.627	8,708
	2013	$14.627	$14.423	8,321
	2014	$14.423	$15.151	8,090
	2015	$15.151	$14.489	7,857
	2016	$14.489	$15.120	7,785
Morgan Stanley VIS Limited Duration Portfolio - Class Y
	2007	$9.955	$10.008	21,727
	2008	$10.008	$8.300	18,154
	2009	$8.300	$8.569	1,103
	2010	$8.569	$8.567	1,072
	2011	$8.567	$8.586	1,044
	2012	$8.586	$8.653	1,017
	2013	$8.653	$8.472	994
	2014	$8.472	$8.356	972
	2015	$8.356	$8.147	950
	2016	$8.147	$8.351	660

K-25

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Morgan Stanley VIS Money Market Portfolio - Class Y
	2007	$9.950	$10.185	9,365
	2008	$10.185	$10.180	6,937
	2009	$10.180	$9.959	20,745
	2010	$9.959	$9.742	7,966
	2011	$9.742	$9.530	5,569
	2012	$9.530	$9.321	1,473
	2013	$9.321	$9.118	1,636
	2014	$9.118	$8.919	1,694
	2015	$8.919	$8.725	1,655
	2016	$8.725	$8.662	0
Morgan Stanley VIS Multi Cap Growth Portfolio - Class Y
	2007	$15.014	$17.509	19,501
	2008	$17.509	$8.948	10,965
	2009	$8.948	$14.953	10,337
	2010	$14.953	$18.637	8,454
	2011	$18.637	$16.960	7,847
	2012	$16.960	$18.594	6,836
	2013	$18.594	$27.348	4,126
	2014	$27.348	$28.206	2,845
	2015	$28.206	$29.888	2,485
	2016	$29.888	$28.169	2,230
Morgan Stanley VIS Strategist Portfolio - Class Y
	2007	$15.284	$16.199	11,588
	2008	$16.199	$12.010	2,185
	2009	$12.010	$14.030	1,977
	2010	$14.030	$14.615	1,845
	2011	$14.615	$13.133	1,710
	2012	$13.133	$13.702	1,571
	2013	$13.702	$14.557	0
PIMCO CommodityRealReturn® Strategy Portfolio - Advisor Shares
	2007	$9.458	$11.391	796
	2008	$11.391	$6.255	1,548
	2009	$6.255	$8.664	971
	2010	$8.664	$10.530	970
	2011	$10.530	$9.523	1,019
	2012	$9.523	$9.791	905
	2013	$9.791	$8.167	923
	2014	$8.167	$6.501	1,119
	2015	$6.501	$4.727	1,269
	2016	$4.727	$5.311	1,181
PIMCO Emerging Markets Bond Portfolio - Advisor Shares
	2007	$10.666	$11.029	0
	2008	$11.029	$9.206	502
	2009	$9.206	$11.747	0
	2010	$11.747	$12.874	0
	2011	$12.874	$13.376	0
	2012	$13.376	$15.405	0
	2013	$15.405	$14.006	0
	2014	$14.006	$13.892	0
	2015	$13.892	$13.270	0
	2016	$13.270	$14.693	0

K-26

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Real Return Portfolio - Advisor Shares
	2007	$10.084	$10.905	416
	2008	$10.905	$9.905	5,427
	2009	$9.905	$11.459	4,137
	2010	$11.459	$12.105	806
	2011	$12.105	$13.210	729
	2012	$13.210	$14.037	667
	2013	$14.037	$12.451	639
	2014	$12.451	$12.543	612
	2015	$12.543	$11.924	566
	2016	$11.924	$12.258	537
PIMCO Total Return Portfolio - Advisor Shares
	2007	$10.265	$10.908	11,176
	2008	$10.908	$11.173	14,260
	2009	$11.173	$12.453	15,405
	2010	$12.453	$13.157	14,701
	2011	$13.157	$13.321	14,031
	2012	$13.321	$14.265	3,274
	2013	$14.265	$13.665	733
	2014	$13.665	$13.924	705
	2015	$13.924	$13.666	649
	2016	$13.666	$13.712	616
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$7.847	5,922
	2010	$7.847	$8.643	5,941
	2011	$8.643	$8.617	5,683
	2012	$8.617	$10.054	1,045
	2013	$10.054	$13.022	940
	2014	$13.022	$14.350	871
	2015	$14.350	$13.608	873
	2016	$13.608	$15.127	842
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$13.287	$13.119	0
	2008	$13.119	$7.606	0
	2009	$7.606	$9.346	0
	2010	$9.346	$10.131	0
	2011	$10.131	$10.184	0
	2012	$10.184	$11.209	0
	2013	$11.209	$12.947	0
	2014	$12.947	$14.016	0
	2015	$14.016	$13.554	0
	2016	$13.554	$14.320	0
Putnam VT Growth and Income Fund - Class IB
	2007	$15.528	$14.269	5,977
	2008	$14.269	$8.555	4,752
	2009	$8.555	$10.863	2,431
	2010	$10.863	$12.152	2,163
	2011	$12.152	$11.335	1,889
	2012	$11.335	$13.208	1,607
	2013	$13.208	$17.528	1,350
	2014	$17.528	$18.984	1,198
	2015	$18.984	$17.171	1,050
	2016	$17.171	$19.318	869
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.048	0

K-27

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT International Equity Fund - Class IB
	2007	$19.651	$20.827	1,940
	2008	$20.827	$11.417	1,959
	2009	$11.417	$13.918	1,731
	2010	$13.918	$14.978	970
	2011	$14.978	$12.169	918
	2012	$12.169	$14.511	717
	2013	$14.511	$18.177	717
	2014	$18.177	$16.574	0
	2015	$16.574	$16.234	0
	2016	$16.234	$15.490	0
Putnam VT Investors Fund - Class IB
	2007	$15.825	$14.676	0
	2008	$14.676	$8.678	0
	2009	$8.678	$11.104	0
	2010	$11.104	$12.373	0
	2011	$12.373	$12.107	0
	2012	$12.107	$13.834	0
	2013	$13.834	$18.285	0
	2014	$18.285	$20.372	0
	2015	$20.372	$19.492	0
	2016	$19.492	$21.365	0
Putnam VT New Value Fund - Class IB
	2007	$12.348	$11.485	5,080
	2008	$11.485	$6.206	6,006
	2009	$6.206	$5.838	0
Putnam VT Voyager Fund - Class IB
	2007	$12.794	$13.203	201
	2008	$13.203	$8.131	217
	2009	$8.131	$13.035	174
	2010	$13.035	$15.402	164
	2011	$15.402	$12.376	198
	2012	$12.376	$13.827	0
	2013	$13.827	$19.437	0
	2014	$19.437	$20.860	0
	2015	$20.860	$19.156	0
	2016	$19.156	$19.131	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$14.400	$14.984	508
	2008	$14.984	$12.460	409
	2009	$12.460	$15.857	0
	2010	$15.857	$17.021	0
	2011	$17.021	$17.795	0
	2012	$17.795	$20.516	0
	2013	$20.516	$18.310	0
	2014	$18.310	$18.426	0
	2015	$18.426	$17.811	0
	2016	$17.811	$19.265	0
K-28

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Emerging Markets Equity Portfolio, Class II
	2007	$31.304	$43.002	1,297
	2008	$43.002	$18.193	833
	2009	$18.193	$30.272	830
	2010	$30.272	$35.220	729
	2011	$35.220	$28.167	757
	2012	$28.167	$33.015	720
	2013	$33.015	$31.936	705
	2014	$31.936	$29.813	132
	2015	$29.813	$26.038	137
	2016	$26.038	$27.156	127
UIF Global Franchise Portfolio, Class II
	2007	$17.484	$18.771	11,242
	2008	$18.771	$13.046	8,277
	2009	$13.046	$16.533	6,919
	2010	$16.533	$18.443	4,966
	2011	$18.443	$19.672	3,004
	2012	$19.672	$22.240	2,545
	2013	$22.240	$26.031	2,453
	2014	$26.031	$26.609	2,342
	2015	$26.609	$27.640	946
	2016	$27.640	$28.502	944
UIF Global Infrastructure - Class II
	2014	$10.000	$27.875	0
	2015	$27.875	$23.478	0
	2016	$23.478	$26.403	0
UIF Global Strategist Portfolio, Class II
	2013	$10.000	$15.803	1,444
	2014	$15.803	$15.765	591
	2015	$15.765	$14.413	518
	2016	$14.413	$14.873	429
UIF Growth Portfolio, Class II
	2007	$14.033	$16.697	2,573
	2008	$16.697	$8.272	2,559
	2009	$8.272	$13.362	1,640
	2010	$13.362	$16.025	1,636
	2011	$16.025	$15.198	1,130
	2012	$15.198	$16.953	1,130
	2013	$16.953	$24.496	1,129
	2014	$24.496	$25.418	1,064
	2015	$25.418	$27.837	238
	2016	$27.837	$26.706	238
UIF Mid Cap Growth Portfolio, Class II
	2007	$18.972	$22.750	9,962
	2008	$22.750	$11.833	10,113
	2009	$11.833	$18.214	8,474
	2010	$18.214	$23.565	7,296
	2011	$23.565	$21.396	7,422
	2012	$21.396	$22.703	392
	2013	$22.703	$30.529	327
	2014	$30.529	$30.410	324
	2015	$30.410	$27.963	328
	2016	$27.963	$24.933	320

K-29

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Small Company Growth Portfolio, Class II
	2007	$19.025	$19.158	7,661
	2008	$19.158	$11.161	6,513
	2009	$11.161	$16.008	6,542
	2010	$16.008	$19.816	6,323
	2011	$19.816	$17.694	2,841
	2012	$17.694	$19.851	664
	2013	$19.851	$33.266	664
	2014	$33.266	$28.027	616
	2015	$28.027	$24.728	0
	2016	$24.728	$25.553	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$26.009	$21.043	7,640
	2008	$21.043	$12.748	6,485
	2009	$12.748	$16.022	1,695
	2010	$16.022	$20.299	1,284
	2011	$20.299	$20.979	1,252
	2012	$20.979	$23.724	1,081
	2013	$23.724	$23.611	961
	2014	$23.611	$29.891	880
	2015	$29.891	$29.798	286
	2016	$29.798	$31.056	278
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.00% and an administration expense charge of 0.19%.

ALLSTATE VARIABLE ANNUITY-L SHARE CONTRACTS - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*
Basic Contract
Mortality & Expense = 1.5

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
AB VPS Growth & Income Portfolio - Class B
	2007	$15.880	$16.369	345,766
	2008	$16.369	$9.543	119,126
	2009	$9.543	$11.291	103,086
	2010	$11.291	$12.521	86,534
	2011	$12.521	$13.057	68,395
	2012	$13.057	$15.050	58,729
	2013	$15.050	$19.914	38,007
	2014	$19.914	$21.396	30,112
	2015	$21.396	$21.334	21,283
	2016	$21.334	$23.297	21,031

K-30

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
AB VPS Growth Portfolio - Class B
	2007	$14.933	$16.538	373,318
	2008	$16.538	$9.333	258,510
	2009	$9.333	$12.191	182,344
	2010	$12.191	$13.758	133,260
	2011	$13.758	$13.657	111,522
	2012	$13.657	$15.249	90,461
	2013	$15.249	$20.047	65,115
	2014	$20.047	$22.263	57,150
	2015	$22.263	$23.817	48,291
	2016	$23.817	$23.615	43,641
AB VPS International Value Portfolio - Class B
	2007	$15.768	$16.365	527,670
	2008	$16.365	$7.516	554,744
	2009	$7.516	$9.928	455,435
	2010	$9.928	$10.180	390,099
	2011	$10.180	$8.062	345,808
	2012	$8.062	$9.051	296,820
	2013	$9.051	$10.920	242,388
	2014	$10.920	$10.042	225,542
	2015	$10.042	$10.110	184,476
	2016	$10.110	$9.860	172,940
AB VPS Large Cap Growth Portfolio - Class B
	2007	$13.486	$15.062	26,777
	2008	$15.062	$8.911	22,011
	2009	$8.911	$12.011	14,295
	2010	$12.011	$12.969	7,561
	2011	$12.969	$12.333	7,435
	2012	$12.333	$14.079	9,994
	2013	$14.079	$18.962	7,471
	2014	$18.962	$21.221	3,164
	2015	$21.221	$23.127	2,276
	2016	$23.127	$23.273	2,212
AB VPS Small/Mid Cap Value Portfolio - Class B
	2007	$18.746	$18.709	492,368
	2008	$18.709	$11.817	266,076
	2009	$11.817	$16.573	194,269
	2010	$16.573	$20.626	143,862
	2011	$20.626	$18.530	103,942
	2012	$18.530	$21.580	74,466
	2013	$21.580	$29.200	59,846
	2014	$29.200	$31.275	45,423
	2015	$31.275	$28.995	35,720
	2016	$28.995	$35.574	30,364
AB VPS Value Portfolio - Class B
	2007	$12.765	$12.025	73,715
	2008	$12.025	$6.973	71,808
	2009	$6.973	$8.297	55,919
	2010	$8.297	$9.089	48,769
	2011	$9.089	$8.598	33,726
	2012	$8.598	$9.766	32,396
	2013	$9.766	$13.104	21,888
	2014	$13.104	$14.271	16,642
	2015	$14.271	$13.024	13,909
	2016	$13.024	$14.250	12,953

K-31

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
AllianceBernstein VPS Utility Income Portfolio - Class B
	2007	$13.293	$15.948	105,948
	2008	$15.948	$9.915	75,031
	2009	$9.915	$10.711	0
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$13.020	$15.013	1,070,999
	2008	$15.013	$8.458	834,097
	2009	$8.458	$11.265	684,175
	2010	$11.265	$12.949	489,383
	2011	$12.949	$12.376	376,737
	2012	$12.376	$14.130	286,081
	2013	$14.130	$18.192	232,862
	2014	$18.192	$19.968	176,399
	2015	$19.968	$19.713	137,943
	2016	$19.713	$20.878	119,817
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.207	$10.531	233,662
	2008	$10.531	$10.639	390,322
	2009	$10.639	$10.509	307,616
	2010	$10.509	$10.339	239,805
	2011	$10.339	$10.166	117,660
	2012	$10.166	$9.995	97,223
	2013	$9.995	$9.827	79,730
	2014	$9.827	$9.661	58,601
	2015	$9.661	$9.499	36,411
	2016	$9.499	$9.340	159,622
Fidelity VIP Growth & Income Portfolio - Service Class 2
	2007	$12.298	$13.523	274,217
	2008	$13.523	$7.724	254,479
	2009	$7.724	$9.645	230,339
	2010	$9.645	$10.861	172,953
	2011	$10.861	$10.823	119,785
	2012	$10.823	$12.581	98,239
	2013	$12.581	$16.481	72,942
	2014	$16.481	$17.860	60,646
	2015	$17.860	$17.112	50,858
	2016	$17.112	$19.484	42,717
Fidelity VIP High Income Portfolio - Service Class 2
	2007	$11.428	$11.520	228,615
	2008	$11.520	$8.478	148,744
	2009	$8.478	$11.957	112,768
	2010	$11.957	$13.362	83,389
	2011	$13.362	$13.625	73,963
	2012	$13.625	$15.266	63,548
	2013	$15.266	$15.863	56,517
	2014	$15.863	$15.736	42,504
	2015	$15.736	$14.872	32,629
	2016	$14.872	$16.693	25,036

K-32

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$13.375	$15.164	279,884
	2008	$15.164	$9.003	190,988
	2009	$9.003	$12.370	158,160
	2010	$12.370	$15.635	119,897
	2011	$15.635	$13.703	87,649
	2012	$13.703	$15.433	62,588
	2013	$15.433	$20.615	48,743
	2014	$20.615	$21.489	43,500
	2015	$21.489	$20.781	36,520
	2016	$20.781	$22.867	32,417
FTVIP Franklin Flex Cap Growth VIP Fund - Class 2
	2007	$11.530	$12.957	141,437
	2008	$12.957	$8.240	128,083
	2009	$8.240	$10.771	112,939
	2010	$10.771	$12.304	93,989
	2011	$12.304	$11.516	69,408
	2012	$11.516	$12.369	57,440
	2013	$12.369	$16.718	41,472
	2014	$16.718	$17.439	37,158
	2015	$17.439	$17.893	28,302
	2016	$17.893	$17.084	27,476
FTVIP Franklin High Income VIP Fund - Class 2
	2007	$11.673	$11.786	114,261
	2008	$11.786	$8.878	73,253
	2009	$8.878	$12.455	64,034
	2010	$12.455	$13.868	57,649
	2011	$13.868	$14.256	48,513
	2012	$14.256	$16.195	41,657
	2013	$16.195	$17.168	32,294
	2014	$17.168	$16.873	29,760
	2015	$16.873	$15.075	26,705
	2016	$15.075	$17.333	23,688
FTVIP Franklin Income VIP Fund - Class 2
	2007	$13.044	$13.304	1,392,292
	2008	$13.304	$9.200	958,297
	2009	$9.200	$12.264	762,025
	2010	$12.264	$13.585	569,805
	2011	$13.585	$13.674	418,754
	2012	$13.674	$15.144	317,875
	2013	$15.144	$16.963	278,082
	2014	$16.963	$17.446	223,691
	2015	$17.446	$15.941	178,035
	2016	$15.941	$17.871	151,313
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$13.760	$15.129	128,508
	2008	$15.129	$10.641	84,601
	2009	$10.641	$12.901	70,890
	2010	$12.901	$14.199	53,473
	2011	$14.199	$13.547	37,875
	2012	$13.547	$15.096	29,528
	2013	$15.096	$18.940	21,548
	2014	$18.940	$19.682	15,909
	2015	$19.682	$18.643	13,273
	2016	$18.643	$20.561	13,069

K-33

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$13.845	$14.083	513,207
	2008	$14.083	$8.707	341,061
	2009	$8.707	$10.790	277,165
	2010	$10.790	$11.795	214,576
	2011	$11.795	$11.475	137,727
	2012	$11.475	$12.888	118,000
	2013	$12.888	$16.251	96,679
	2014	$16.251	$17.114	78,200
	2015	$17.114	$15.994	54,206
	2016	$15.994	$18.249	47,303
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$14.887	$16.896	920,177
	2008	$16.896	$9.903	467,082
	2009	$9.903	$13.342	349,030
	2010	$13.342	$14.220	270,180
	2011	$14.220	$12.493	215,424
	2012	$12.493	$14.521	175,986
	2013	$14.521	$17.555	142,148
	2014	$17.555	$15.337	116,616
	2015	$15.337	$14.099	95,248
	2016	$14.099	$14.856	83,551
Goldman Sachs VIT Large Cap Value Fund - Institutional
	2007	$12.680	$12.497	172,441
	2008	$12.497	$8.143	125,940
	2009	$8.143	$9.472	102,650
	2010	$9.472	$10.355	77,343
	2011	$10.355	$9.462	64,372
	2012	$9.462	$11.082	53,764
	2013	$11.082	$14.515	45,095
	2014	$14.515	$16.115	36,526
	2015	$16.115	$15.144	31,744
	2016	$15.144	$16.613	28,246
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2007	$12.985	$13.104	125,334
	2008	$13.104	$8.152	93,609
	2009	$8.152	$10.672	83,346
	2010	$10.672	$13.114	67,253
	2011	$13.114	$12.071	60,767
	2012	$12.071	$14.058	41,207
	2013	$14.058	$18.367	34,269
	2014	$18.367	$20.507	25,592
	2015	$20.507	$18.297	20,558
	2016	$18.297	$20.422	18,329
Goldman Sachs VIT Small Cap Equity Insights Fund - Institutional
	2007	$12.513	$10.244	540,006
	2008	$10.244	$6.663	417,070
	2009	$6.663	$8.363	330,031
	2010	$8.363	$10.698	228,901
	2011	$10.698	$10.589	168,315
	2012	$10.589	$11.745	123,621
	2013	$11.745	$15.660	89,360
	2014	$15.660	$16.462	77,732
	2015	$16.462	$15.839	62,502
	2016	$15.839	$19.185	50,286

K-34

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT U.S. Equity Insights Fund - Institutional
	2007	$12.502	$12.001	267,974
	2008	$12.001	$7.488	236,625
	2009	$7.488	$8.918	199,427
	2010	$8.918	$9.893	158,663
	2011	$9.893	$10.120	123,858
	2012	$10.120	$11.387	106,524
	2013	$11.387	$15.394	84,330
	2014	$15.394	$17.611	69,099
	2015	$17.611	$17.279	56,285
	2016	$17.279	$18.811	47,724
Invesco V.I. American Franchise Fund - Series II
	2007	$13.249	$15.192	158,278
	2008	$15.192	$7.600	100,605
	2009	$7.600	$12.376	78,391
	2010	$12.376	$14.547	60,020
	2011	$14.547	$13.388	44,137
	2012	$13.388	$14.924	38,887
	2013	$14.924	$20.511	25,851
	2014	$20.511	$21.811	19,124
	2015	$21.811	$22.461	15,732
	2016	$22.461	$22.528	13,925
Invesco V.I. American Value Fund - Series II
	2007	$19.686	$20.850	407,795
	2008	$20.850	$12.007	304,971
	2009	$12.007	$16.427	236,510
	2010	$16.427	$19.732	186,104
	2011	$19.732	$19.559	141,406
	2012	$19.559	$22.511	120,403
	2013	$22.511	$29.641	96,748
	2014	$29.641	$31.901	81,953
	2015	$31.901	$28.427	69,717
	2016	$28.427	$32.201	59,891
Invesco V.I. Capital Appreciation - Series II
	2007	$14.235	$15.635	12,902
	2008	$15.635	$8.819	9,631
	2009	$8.819	$10.466	5,685
	2010	$10.466	$11.854	4,182
	2011	$11.854	$10.708	3,743
	2012	$10.708	$12.282	0
Invesco V.I. Comstock Fund - Series II
	2007	$16.840	$16.168	1,404,832
	2008	$16.168	$10.204	899,592
	2009	$10.204	$12.881	722,463
	2010	$12.881	$14.652	585,755
	2011	$14.652	$14.101	461,656
	2012	$14.101	$16.485	375,359
	2013	$16.485	$21.985	300,526
	2014	$21.985	$23.580	248,258
	2015	$23.580	$21.746	197,512
	2016	$21.746	$25.011	171,934

K-35

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Core Equity Fund - Series II
	2007	$10.775	$11.426	15,644
	2008	$11.426	$7.827	8,455
	2009	$7.827	$9.848	13,233
	2010	$9.848	$10.577	9,478
	2011	$10.577	$10.368	8,641
	2012	$10.368	$11.580	8,476
	2013	$11.580	$14.678	7,956
	2014	$14.678	$15.563	6,193
	2015	$15.563	$14.381	6,206
	2016	$14.381	$15.556	5,917
Invesco V.I. Diversified Dividend Fund - Series II
	2007	$14.680	$14.993	171,337
	2008	$14.993	$9.366	122,838
	2009	$9.366	$11.412	109,319
	2010	$11.412	$12.363	92,715
	2011	$12.363	$12.147	73,078
	2012	$12.147	$14.135	63,001
	2013	$14.135	$18.171	35,079
	2014	$18.171	$20.104	28,866
	2015	$20.104	$20.123	16,858
	2016	$20.123	$22.660	15,379
Invesco V.I. Equity and Income Fund - Series II
	2007	$14.847	$15.086	413,713
	2008	$15.086	$11.467	270,176
	2009	$11.467	$13.808	201,195
	2010	$13.808	$15.208	151,369
	2011	$15.208	$14.757	128,724
	2012	$14.757	$16.305	101,396
	2013	$16.305	$20.018	84,040
	2014	$20.018	$21.405	73,542
	2015	$21.405	$20.499	54,701
	2016	$20.499	$23.144	51,392
Invesco V.I. Global Core Equity Fund - Series II
	2011	$10.000	$12.120	53,809
	2012	$12.120	$13.512	47,075
	2013	$13.512	$16.240	37,330
	2014	$16.240	$16.043	33,869
	2015	$16.043	$15.512	28,537
	2016	$15.512	$16.242	26,374
Invesco V.I. Global Dividend Growth Fund - Series II
	2007	$18.195	$19.096	99,611
	2008	$19.096	$11.060	73,529
	2009	$11.060	$12.625	67,838
	2010	$12.625	$13.887	64,546
	2011	$13.887	$14.968	0

K-36

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Growth and Income Fund - Series II
	2007	$17.096	$17.230	512,719
	2008	$17.230	$11.482	375,128
	2009	$11.482	$14.010	312,086
	2010	$14.010	$15.452	248,674
	2011	$15.452	$14.848	186,366
	2012	$14.848	$16.691	153,252
	2013	$16.691	$21.950	104,198
	2014	$21.950	$23.729	87,238
	2015	$23.729	$22.555	72,193
	2016	$22.555	$26.484	65,714
Invesco V.I. High Yield Fund - Series II
	2013	$10.000	$18.799	25,154
	2014	$18.799	$18.775	18,696
	2015	$18.775	$17.835	15,734
	2016	$17.835	$19.434	15,479
Invesco V.I. High Yield Securities Fund - Series II
	2007	$13.072	$13.351	93,648
	2008	$13.351	$10.081	62,827
	2009	$10.081	$14.298	47,661
	2010	$14.298	$15.456	43,081
	2011	$15.456	$15.446	41,148
	2012	$15.446	$17.995	32,184
	2013	$17.995	$18.548	0
Invesco V.I. Income Builder Fund - Series II
	2007	$14.885	$15.051	36,595
	2008	$15.051	$10.884	18,279
	2009	$10.884	$13.364	15,511
	2010	$13.364	$14.733	14,674
	2011	$14.733	$15.667	0
Invesco V.I. International Growth Fund - Series II
	2011	$10.000	$8.091	80,492
	2012	$8.091	$9.167	69,569
	2013	$9.167	$10.699	61,091
	2014	$10.699	$10.527	57,708
	2015	$10.527	$10.079	48,364
	2016	$10.079	$9.840	47,747
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.424	$13.346	45,968
	2008	$13.346	$9.357	29,739
	2009	$9.357	$11.946	22,776
	2010	$11.946	$13.362	19,849
	2011	$13.362	$12.282	15,109
	2012	$12.282	$13.357	14,759
	2013	$13.357	$16.868	12,502
	2014	$16.868	$17.275	11,609
	2015	$17.275	$16.256	7,059
	2016	$16.256	$18.086	5,677

K-37

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$16.329	$18.876	13,222
	2008	$18.876	$9.866	7,991
	2009	$9.866	$15.167	4,547
	2010	$15.167	$18.977	4,031
	2011	$18.977	$16.911	4,027
	2012	$16.911	$18.557	3,956
	2013	$18.557	$24.921	2,576
	2014	$24.921	$26.385	2,963
	2015	$26.385	$26.209	1,374
	2016	$26.209	$25.915	1,797
Invesco V.I. S&P 500 Index Fund - Series II
	2007	$15.234	$15.725	473,195
	2008	$15.725	$9.698	399,210
	2009	$9.698	$12.018	347,195
	2010	$12.018	$13.539	268,847
	2011	$13.539	$13.515	216,637
	2012	$13.515	$15.347	197,399
	2013	$15.347	$19.849	168,419
	2014	$19.849	$22.041	143,592
	2015	$22.041	$21.837	130,083
	2016	$21.837	$23.873	114,404
Invesco V.I. Value Opportunities Fund - Series II
	2007	$16.162	$16.104	77,794
	2008	$16.104	$7.614	77,108
	2009	$7.614	$11.059	68,921
	2010	$11.059	$11.627	61,971
	2011	$11.627	$11.043	50,108
	2012	$11.043	$12.773	37,651
	2013	$12.773	$16.735	21,852
	2014	$16.735	$17.502	16,833
	2015	$17.502	$15.373	11,624
	2016	$15.373	$17.823	10,731
Invesco Van Kampen V.I. International Growth Equity Fund - Series II
	2007	$10.731	$12.054	125,536
	2008	$12.054	$6.100	137,445
	2009	$6.100	$8.188	122,981
	2010	$8.188	$8.846	105,229
	2011	$8.846	$9.630	0
Morgan Stanley VIS - Global Infrastructure Portfolio - Class Y
	2007	$18.000	$21.241	21,779
	2008	$21.241	$13.897	14,062
	2009	$13.897	$16.235	14,827
	2010	$16.235	$17.038	16,061
	2011	17.038	19.400	6,526
	2012	$19.400	$22.588	6,841
	2013	$22.588	$26.102	7,100
	2014	$26.102	$27.597	0

K-38

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
	2007	$17.226	$20.216	22,494
	2008	$20.216	$10.136	10,781
	2009	$10.136	$16.846	11,010
	2010	$16.846	$20.823	10,083
	2011	$20.823	$18.917	7,377
	2012	$18.917	$20.756	5,796
	2013	$20.756	$22.017	0
Morgan Stanley VIS European Equity Portfolio - Class Y
	2007	$19.037	$21.585	17,986
	2008	$21.585	$12.128	8,493
	2009	$12.128	$15.192	6,505
	2010	$15.192	$15.975	6,524
	2011	$15.975	$14.158	6,082
	2012	$14.158	$16.445	4,506
	2013	$16.445	$20.566	3,716
	2014	$20.566	$18.324	3,047
	2015	$18.324	$17.043	2,572
	2016	$17.043	$16.295	2,695
Morgan Stanley VIS Global Advantage Portfolio - Class Y
	2007	$16.894	$19.377	11,065
	2008	$19.377	$10.675	8,445
	2009	$10.675	$10.194	0
Morgan Stanley VIS Income Plus Portfolio - Class Y
	2007	$11.148	$11.586	1,666,801
	2008	$11.586	$10.353	1,135,993
	2009	$10.353	$12.447	990,914
	2010	$12.447	$13.339	784,873
	2011	$13.339	$13.733	610,134
	2012	$13.733	$15.366	519,616
	2013	$15.366	$15.229	450,652
	2014	$15.229	$16.079	369,565
	2015	$16.079	$15.456	307,507
	2016	$15.456	$16.211	261,790
Morgan Stanley VIS Limited Duration Portfolio - Class Y
	2007	$10.143	$10.249	522,713
	2008	$10.249	$8.543	396,358
	2009	$8.543	$8.865	347,249
	2010	$8.865	$8.909	289,396
	2011	$8.909	$8.974	222,112
	2012	$8.974	$9.090	152,310
	2013	$9.090	$8.945	122,869
	2014	$8.945	$8.868	125,602
	2015	$8.868	$8.690	109,320
	2016	$8.690	$8.954	94,444

K-39

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Morgan Stanley VIS Money Market Portfolio - Class Y
	2007	$10.137	$10.430	721,750
	2008	$10.430	$10.479	651,907
	2009	$10.479	$10.303	399,239
	2010	$10.303	$10.130	358,976
	2011	$10.130	$9.960	282,737
	2012	$9.960	$9.792	232,097
	2013	$9.792	$9.628	186,110
	2014	$9.628	$9.466	168,613
	2015	$9.466	$9.307	167,029
	2016	$9.307	$9.256	0
Morgan Stanley VIS Multi Cap Growth Portfolio - Class Y
	2007	$15.297	$17.930	347,503
	2008	$17.930	$9.210	282,038
	2009	$9.210	$15.470	217,547
	2010	$15.470	$19.380	154,281
	2011	$19.380	$17.726	107,382
	2012	$17.726	$19.534	83,437
	2013	$19.534	$28.877	59,036
	2014	$28.877	$29.934	55,642
	2015	$29.934	$31.882	40,380
	2016	$31.882	$30.202	37,181
Morgan Stanley VIS Strategist Portfolio - Class Y
	2007	$15.572	$16.589	178,415
	2008	$16.589	$12.362	128,309
	2009	$12.362	$14.515	104,362
	2010	$14.515	$15.197	76,931
	2011	$15.197	$13.726	57,644
	2012	$13.726	$14.395	47,529
	2013	$14.395	$15.318	0
PIMCO CommodityRealReturn® Strategy Portfolio - Advisor Shares
	2007	$9.491	$11.489	78,415
	2008	$11.489	$6.341	86,439
	2009	$6.341	$8.829	120,701
	2010	$8.829	$10.784	116,277
	2011	$10.784	$9.802	116,346
	2012	$9.802	$10.130	104,071
	2013	$10.130	$8.493	92,061
	2014	$8.493	$6.795	66,093
	2015	$6.795	$4.966	64,096
	2016	$4.966	$5.608	53,827
PIMCO Emerging Markets Bond Portfolio - Advisor Shares
	2007	$10.703	$11.124	20,429
	2008	$11.124	$9.332	24,792
	2009	$9.332	$11.969	30,425
	2010	$11.969	$13.185	24,441
	2011	$13.185	$13.769	20,380
	2012	$13.769	$15.938	17,497
	2013	$15.938	$14.565	9,930
	2014	$14.565	$14.521	6,419
	2015	$14.521	$13.941	5,931
	2016	$13.941	$15.515	5,413

K-40

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Real Return Portfolio - Advisor Shares
	2007	$10.118	$10.998	149,722
	2008	$10.998	$10.041	138,483
	2009	$10.041	$11.675	117,920
	2010	$11.675	$12.397	86,005
	2011	$12.397	$13.598	62,061
	2012	$13.598	$14.523	53,321
	2013	$14.523	$12.948	41,061
	2014	$12.948	$13.110	27,885
	2015	$13.110	$12.527	18,160
	2016	$12.527	$12.943	14,995
PIMCO Total Return Portfolio - Advisor Shares
	2007	$10.300	$11.002	541,720
	2008	$11.002	$11.326	436,998
	2009	$11.326	$12.689	517,932
	2010	$12.689	$13.474	442,840
	2011	$13.474	$13.712	339,838
	2012	$13.712	$14.759	290,898
	2013	$14.759	$14.211	247,085
	2014	$14.211	$14.554	184,448
	2015	$14.554	$14.357	160,649
	2016	$14.357	$14.479	144,498
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$8.037	208,702
	2010	$8.037	$8.897	174,188
	2011	$8.897	$8.915	138,176
	2012	$8.915	$10.456	115,488
	2013	$10.456	$13.611	97,648
	2014	$13.611	$15.075	79,686
	2015	$15.075	$14.369	69,267
	2016	$14.369	$16.055	60,135
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$13.538	$13.435	42,032
	2008	$13.435	$7.829	30,400
	2009	$7.829	$9.669	29,381
	2010	$9.669	$10.535	21,966
	2011	$10.535	$10.644	15,111
	2012	$10.644	$11.775	11,969
	2013	$11.775	$13.671	10,022
	2014	$13.671	$14.875	10,650
	2015	$14.875	$14.458	9,882
	2016	$14.458	$15.353	12,159
Putnam VT Growth and Income Fund - Class IB
	2007	$15.820	$14.612	26,162
	2008	$14.612	$8.806	13,522
	2009	$8.806	$11.238	13,276
	2010	$11.238	$12.637	8,470
	2011	$12.637	$11.847	6,475
	2012	$11.847	$13.875	4,969
	2013	$13.875	$18.508	4,566
	2014	$18.508	$20.148	2,382
	2015	$20.148	$18.316	1,882
	2016	$18.316	$20.712	1,648
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.053	42,344

K-41

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT International Equity Fund - Class IB
	2007	$20.022	$21.328	267,807
	2008	$21.328	$11.752	200,134
	2009	$11.752	$14.399	173,859
	2010	$14.399	$15.575	129,035
	2011	$15.575	$12.719	108,108
	2012	$12.719	$15.244	88,184
	2013	$15.244	$19.194	62,291
	2014	$19.194	$17.590	52,653
	2015	$17.590	$17.317	49,614
	2016	$17.317	$16.608	46,531
Putnam VT Investors Fund - Class IB
	2007	$16.123	$15.030	191
	2008	$15.030	$8.932	189
	2009	$8.932	$11.488	187
	2010	$11.488	$12.866	185
	2011	$12.866	$12.654	183
	2012	$12.654	$14.534	0
	2013	$14.534	$19.307	0
	2014	$19.307	$21.621	0
	2015	$21.621	$20.793	0
	2016	$20.793	$22.906	0
Putnam VT New Value Fund - Class IB
	2007	$12.453	$11.643	289,114
	2008	$11.643	$6.323	250,595
	2009	$6.323	$5.953	0
Putnam VT Voyager Fund - Class IB
	2007	$13.035	$13.521	111,462
	2008	$13.521	$8.370	90,140
	2009	$8.370	$13.486	66,820
	2010	$13.486	$16.016	50,759
	2011	$16.016	$12.935	49,709
	2012	$12.935	$14.525	41,788
	2013	$14.525	$20.524	31,535
	2014	$20.524	$22.138	25,803
	2015	$22.138	$20.434	21,681
	2016	$20.434	$20.499	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$14.671	$15.344	62,789
	2008	$15.344	$12.825	38,419
	2009	$12.825	$16.405	25,051
	2010	$16.405	$17.699	17,996
	2011	$17.699	$18.599	23,559
	2012	$18.599	$21.552	18,811
	2013	$21.552	$19.333	14,647
	2014	$19.333	$19.555	9,299
	2015	$19.555	$18.999	7,574
	2016	$18.999	$20.655	6,971

K-42

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Emerging Markets Equity Portfolio, Class II
	2007	$31.893	$44.036	317,054
	2008	$44.036	$18.726	165,074
	2009	$18.726	$31.319	122,124
	2010	$31.319	$36.624	81,377
	2011	$36.624	$29.439	56,860
	2012	$29.439	$34.683	39,872
	2013	$34.683	$33.721	29,287
	2014	$33.721	$31.641	23,013
	2015	$31.641	$27.775	18,871
	2016	$27.775	$29.115	15,833
UIF Global Franchise Portfolio, Class II
	2007	$17.813	$19.223	887,941
	2008	$19.223	$13.429	700,311
	2009	$13.429	$17.105	580,432
	2010	$17.105	$19.178	264,878
	2011	$19.178	$20.561	195,007
	2012	$20.561	$23.364	148,626
	2013	$23.364	$27.485	110,997
	2014	$27.485	$28.240	85,661
	2015	$28.240	$29.484	63,853
	2016	$29.484	$30.558	54,852
UIF Global Infrastructure - Class II
	2014	$10.000	$29.583	4,831
	2015	$29.583	$25.044	4,798
	2016	$25.044	$28.308	4,578
UIF Global Strategist Portfolio, Class II
	2013	$10.000	$16.686	38,545
	2014	$16.686	$16.732	36,803
	2015	$16.732	$15.375	35,092
	2016	$15.375	$15.946	27,248
UIF Growth Portfolio, Class II
	2007	$14.298	$17.100	40,684
	2008	$17.100	$8.515	31,807
	2009	$8.515	$13.824	29,106
	2010	$13.824	$16.664	19,742
	2011	$16.664	$15.884	19,173
	2012	$15.884	$17.810	15,083
	2013	$17.810	$25.865	12,696
	2014	$25.865	$26.976	9,610
	2015	$26.976	$29.694	9,090
	2016	$29.694	$28.633	7,461
UIF Mid Cap Growth Portfolio, Class II
	2007	$19.329	$23.297	505,179
	2008	$23.297	$12.180	275,791
	2009	$12.180	$18.844	202,880
	2010	$18.844	$24.504	148,110
	2011	$24.504	$22.362	103,090
	2012	$22.362	$23.850	77,960
	2013	$23.850	$32.236	56,196
	2014	$32.236	$32.274	46,629
	2015	$32.274	$29.828	38,191
	2016	$29.828	$26.733	31,926

K-43

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Small Company Growth Portfolio, Class II
	2007	$19.384	$19.619	39,071
	2008	$19.619	$11.488	30,629
	2009	$11.488	$16.562	22,825
	2010	$16.562	$20.606	19,551
	2011	$20.606	$18.493	15,235
	2012	$18.493	$20.854	12,318
	2013	$20.854	$35.126	9,491
	2014	$35.126	$29.745	5,706
	2015	$29.745	$26.378	4,855
	2016	$26.378	$27.397	5,095
UIF U.S. Real Estate Portfolio, Class II
	2007	$26.499	$21.549	176,152
	2008	$21.549	$13.122	143,148
	2009	$13.122	$16.576	108,273
	2010	$16.576	$21.108	83,837
	2011	$21.108	$21.928	62,484
	2012	$21.928	$24.924	47,116
	2013	$24.924	$24.932	38,161
	2014	$24.932	$31.723	28,254
	2015	$31.723	$31.787	20,549
	2016	$31.787	$33.297	17,094
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administration expense charge of 0.19%.

ALLSTATE VARIABLE ANNUITY-L SHARE CONTRACTS - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*
With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option (age 71-79)
Mortality & Expense = 2.4

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
AB VPS Growth & Income Portfolio - Class B
	2007	$15.354	$15.681	14,359
	2008	$15.681	$9.058	9,079
	2009	$9.058	$10.619	8,892
	2010	$10.619	$11.669	7,903
	2011	$11.669	$12.057	7,902
	2012	$12.057	$13.769	7,901
	2013	$13.769	$18.053	7,426
	2014	$18.053	$19.219	2,272
	2015	$19.219	$18.988	2,215
	2016	$18.988	$20.546	490

K-44

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
AB VPS Growth Portfolio - Class B
	2007	$14.439	$15.843	9,151
	2008	$15.843	$8.858	7,354
	2009	$8.858	$11.465	7,307
	2010	$11.465	$12.821	7,206
	2011	$12.821	$12.611	7,079
	2012	$12.611	$13.951	6,983
	2013	$13.951	$18.174	6,207
	2014	$18.174	$19.998	3,341
	2015	$19.998	$21.198	3,246
	2016	$21.198	$20.826	2,869
AB VPS International Value Portfolio - Class B
	2007	$15.528	$15.968	19,309
	2008	$15.968	$7.266	9,170
	2009	$7.266	$9.510	4,424
	2010	$9.510	$9.662	4,460
	2011	$9.662	$7.582	4,564
	2012	$7.582	$8.434	4,490
	2013	$8.434	$10.083	5,687
	2014	$10.083	$9.187	3,321
	2015	$9.187	$9.164	3,160
	2016	$9.164	$8.856	3,170
AB VPS Large Cap Growth Portfolio - Class B
	2007	$13.040	$14.429	5,877
	2008	$14.429	$8.458	5,876
	2009	$8.458	$11.296	4,936
	2010	$11.296	$12.086	4,308
	2011	$12.086	$11.388	4,077
	2012	$11.388	$12.881	4,076
	2013	$12.881	$17.190	1,866
	2014	$17.190	$19.062	1,865
	2015	$19.062	$20.584	1,864
	2016	$20.584	$20.525	1,497
AB VPS Small/Mid Cap Value Portfolio - Class B
	2007	$18.125	$17.923	19,903
	2008	$17.923	$11.217	11,021
	2009	$11.217	$15.587	9,368
	2010	$15.587	$19.222	7,286
	2011	$19.222	$17.110	6,958
	2012	$17.110	$19.744	6,870
	2013	$19.744	$26.471	975
	2014	$26.471	$28.092	937
	2015	$28.092	$25.807	921
	2016	$25.807	$31.373	551
AB VPS Value Portfolio - Class B
	2007	$12.571	$11.733	3,520
	2008	$11.733	$6.741	2,806
	2009	$6.741	$7.948	2,613
	2010	$7.948	$8.627	2,355
	2011	$8.627	$8.086	2,077
	2012	$8.086	$9.100	1,821
	2013	$9.100	$12.100	1,562
	2014	$12.100	$13.056	691
	2015	$13.056	$11.806	636
	2016	$11.806	$12.799	550

K-45

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
AllianceBernstein VPS Utility Income Portfolio - Class B
	2007	$13.091	$15.560	5,000
	2008	$15.560	$9.586	4,780
	2009	$9.586	$10.285	0
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$12.822	$14.649	15,101
	2008	$14.649	$8.177	7,743
	2009	$8.177	$10.791	7,100
	2010	$10.791	$12.291	7,165
	2011	$12.291	$11.640	6,530
	2012	$11.640	$13.167	6,435
	2013	$13.167	$16.797	947
	2014	$16.797	$18.269	943
	2015	$18.269	$17.869	939
	2016	$17.869	$18.754	935
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.144	$10.370	5,931
	2008	$10.370	$10.381	5,928
	2009	$10.381	$10.160	8,066
	2010	$10.160	$9.904	8,058
	2011	$9.904	$9.649	8,052
	2012	$9.649	$9.399	6,519
	2013	$9.399	$9.157	6,389
	2014	$9.157	$8.921	6,382
	2015	$8.921	$8.690	6,375
	2016	$8.690	$8.467	7,464
Fidelity VIP Growth & Income Portfolio - Service Class 2
	2007	$12.111	$13.194	2,099
	2008	$13.194	$7.467	1,848
	2009	$7.467	$9.239	1,636
	2010	$9.239	$10.309	1,453
	2011	$10.309	$10.179	1,275
	2012	$10.179	$11.724	1,109
	2013	$11.724	$15.218	944
	2014	$15.218	$16.340	150
	2015	$16.340	$15.512	149
	2016	$15.512	$17.501	142
Fidelity VIP High Income Portfolio - Service Class 2
	2007	$11.254	$11.240	0
	2008	$11.240	$8.196	0
	2009	$8.196	$11.454	0
	2010	$11.454	$12.683	0
	2011	$12.683	$12.814	0
	2012	$12.814	$14.226	0
	2013	$14.226	$14.647	0
	2014	$14.647	$14.397	0
	2015	$14.397	$13.482	0
	2016	$13.482	$14.994	0

K-46

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Mid Cap Portfolio - Service Class 2
	2007	$13.172	$14.796	7,956
	2008	$14.796	$8.704	2,971
	2009	$8.704	$11.849	2,770
	2010	$11.849	$14.841	2,544
	2011	$14.841	$12.888	2,781
	2012	$12.888	$14.381	2,905
	2013	$14.381	$19.034	0
	2014	$19.034	$19.659	0
	2015	$19.659	$18.838	0
	2016	$18.838	$20.540	0
FTVIP Franklin Flex Cap Growth VIP Fund - Class 2
	2007	$11.354	$12.643	3,613
	2008	$12.643	$7.966	3,613
	2009	$7.966	$10.318	2,610
	2010	$10.318	$11.679	2,610
	2011	$11.679	$10.830	2,363
	2012	$10.830	$11.526	2,363
	2013	$11.526	$15.437	0
	2014	$15.437	$15.955	0
	2015	$15.955	$16.220	0
	2016	$16.220	$15.345	0
FTVIP Franklin High Income VIP Fund - Class 2
	2007	$11.390	$11.395	0
	2008	$11.395	$8.505	0
	2009	$8.505	$11.822	3,600
	2010	$11.822	$13.043	4,654
	2011	$13.043	$13.285	6,477
	2012	$13.285	$14.954	6,506
	2013	$14.954	$15.707	2,769
	2014	$15.707	$15.297	2,769
	2015	$15.297	$13.541	2,769
	2016	$13.541	$15.427	2,769
FTVIP Franklin Income VIP Fund - Class 2
	2007	$12.728	$12.862	10,456
	2008	$12.862	$8.813	4,438
	2009	$8.813	$11.641	4,218
	2010	$11.641	$12.777	7,074
	2011	$12.777	$12.744	10,002
	2012	$12.744	$13.983	9,831
	2013	$13.983	$15.520	9,770
	2014	$15.520	$15.816	9,015
	2015	$15.816	$14.319	9,072
	2016	$14.319	$15.906	8,979
FTVIP Franklin Mutual Global Discovery VIP Fund - Class 2
	2007	$13.551	$14.762	0
	2008	$14.762	$10.288	0
	2009	$10.288	$12.358	0
	2010	$12.358	$13.478	0
	2011	$13.478	$12.741	0
	2012	$12.741	$14.068	0
	2013	$14.068	$17.488	0
	2014	$17.488	$18.007	0
	2015	$18.007	$16.900	0
	2016	$16.900	$18.469	0
K-47

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
FTVIP Franklin Mutual Shares VIP Fund - Class 2
	2007	$13.510	$13.616	17,832
	2008	$13.616	$8.341	9,681
	2009	$8.341	$10.241	10,310
	2010	$10.241	$11.093	10,527
	2011	$11.093	$10.694	5,967
	2012	$10.694	$11.900	5,962
	2013	$11.900	$14.868	8,962
	2014	$14.868	$15.514	8,957
	2015	$15.514	$14.366	8,954
	2016	$14.366	$16.243	8,947
FTVIP Templeton Foreign VIP Fund - Class 2
	2007	$14.527	$16.336	2,216
	2008	$16.336	$9.487	2,125
	2009	$9.487	$12.665	1,313
	2010	$12.665	$13.374	1,321
	2011	$13.374	$11.643	1,337
	2012	$11.643	$13.408	1,332
	2013	$13.408	$16.061	1,336
	2014	$16.061	$13.903	1,379
	2015	$13.903	$12.664	1,386
	2016	$12.664	$13.222	283
Goldman Sachs VIT Large Cap Value Fund - Institutional
	2007	$12.487	$12.193	2,505
	2008	$12.193	$7.873	2,277
	2009	$7.873	$9.074	2,048
	2010	$9.074	$9.828	1,809
	2011	$9.828	$8.899	1,587
	2012	$8.899	$10.326	1,371
	2013	$10.326	$13.402	1,651
	2014	$13.402	$14.743	816
	2015	$14.743	$13.728	775
	2016	$13.728	$14.922	733
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2007	$12.788	$12.785	1,172
	2008	$12.785	$7.881	1,166
	2009	$7.881	$10.222	1,160
	2010	$10.222	$12.448	1,155
	2011	$12.448	$11.353	1,149
	2012	$11.353	$13.100	1,145
	2013	$13.100	$16.958	0
	2014	$16.958	$18.761	0
	2015	$18.761	$16.586	0
	2016	$16.586	$18.344	0
Goldman Sachs VIT Small Cap Equity Insights Fund - Institutional
	2007	$12.323	$9.995	391
	2008	$9.995	$6.441	160
	2009	$6.441	$8.011	156
	2010	$8.011	$10.154	136
	2011	$10.154	$9.958	131
	2012	$9.958	$10.944	134
	2013	$10.944	$14.459	124
	2014	$14.459	$15.060	122
	2015	$15.060	$14.358	120
	2016	$14.358	$17.233	108

K-48

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT U.S. Equity Insights Fund - Institutional
	2007	$12.312	$11.710	242
	2008	$11.710	$7.239	162
	2009	$7.239	$8.542	171
	2010	$8.542	$9.390	172
	2011	$9.390	$9.517	160
	2012	$9.517	$10.611	161
	2013	$10.611	$14.214	148
	2014	$14.214	$16.112	133
	2015	$16.112	$15.664	129
	2016	$15.664	$16.897	129
Invesco V.I. American Franchise Fund - Series II
	2007	$12.811	$14.554	5,242
	2008	$14.554	$7.213	1,120
	2009	$7.213	$11.639	1,120
	2010	$11.639	$13.556	38
	2011	$13.556	$12.362	36
	2012	$12.362	$13.654	586
	2013	$13.654	$18.594	0
	2014	$18.594	$19.592	0
	2015	$19.592	$19.991	0
	2016	$19.991	$19.868	0
Invesco V.I. American Value Fund - Series II
	2007	$19.035	$19.975	11,997
	2008	$19.975	$11.397	9,148
	2009	$11.397	$15.450	9,100
	2010	$15.450	$18.388	8,178
	2011	$18.388	$18.061	7,619
	2012	$18.061	$20.596	6,411
	2013	$20.596	$26.871	5,675
	2014	$26.871	$28.656	1,737
	2015	$28.656	$25.301	1,729
	2016	$25.301	$28.398	1,650
Invesco V.I. Capital Appreciation - Series II
	2007	$13.764	$14.979	3,130
	2008	$14.979	$8.371	2,970
	2009	$8.371	$9.843	2,783
	2010	$9.843	$11.047	740
	2011	$11.047	$9.888	740
	2012	$9.888	$11.307	0
Invesco V.I. Comstock Fund - Series II
	2007	$16.282	$15.489	44,340
	2008	$15.489	$9.686	37,134
	2009	$9.686	$12.115	34,739
	2010	12.115	13.654	26,921
	2011	$13.654	$13.021	22,309
	2012	$13.021	$15.083	19,682
	2013	$15.083	$19.931	16,236
	2014	$19.931	$21.181	9,288
	2015	$21.181	$19.354	8,917
	2016	$19.354	$22.057	5,934

K-49

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Core Equity Fund - Series II
	2007	$10.709	$11.252	852
	2008	$11.252	$7.637	232
	2009	$7.637	$9.520	231
	2010	$9.520	$10.132	231
	2011	$10.132	$9.841	230
	2012	$9.841	$10.890	230
	2013	$10.890	$13.678	19
	2014	$13.678	$14.369	19
	2015	$14.369	$13.157	0
	2016	$13.157	$14.101	0
Invesco V.I. Diversified Dividend Fund - Series II
	2007	$14.194	$14.363	8,238
	2008	$14.363	$8.890	4,299
	2009	$8.890	$10.733	4,299
	2010	$10.733	$11.522	3,859
	2011	$11.522	$11.217	3,850
	2012	$11.217	$12.932	3,727
	2013	$12.932	$16.473	3,078
	2014	$16.473	$18.058	57
	2015	$18.058	$17.910	0
	2016	$17.910	$19.984	996
Invesco V.I. Equity and Income Fund - Series II
	2007	$14.356	$14.452	3,982
	2008	$14.452	$10.884	3,982
	2009	$10.884	$12.987	3,982
	2010	$12.987	$14.173	5,681
	2011	$14.173	$13.627	8,582
	2012	$13.627	$14.918	8,467
	2013	$14.918	$18.148	5,303
	2014	$18.148	$19.227	2,098
	2015	$19.227	$18.245	2,096
	2016	$18.245	$20.411	2,094
Invesco V.I. Global Core Equity Fund - Series II
	2011	$10.000	$11.191	8,816
	2012	$11.191	$12.363	8,771
	2013	$12.363	$14.722	8,090
	2014	$14.722	$14.411	7,463
	2015	$14.411	$13.806	7,385
	2016	$13.806	$14.324	5,097
Invesco V.I. Global Dividend Growth Fund - Series II
	2007	$17.593	$18.294	11,832
	2008	$18.294	$10.498	11,267
	2009	$10.498	$11.874	10,238
	2010	$11.874	$12.941	8,822
	2011	$12.941	$13.907	0

K-50

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Growth and Income Fund - Series II
	2007	$16.530	$16.506	18,625
	2008	$16.506	$10.899	17,211
	2009	$10.899	$13.176	15,190
	2010	$13.176	$14.400	12,800
	2011	$14.400	$13.711	8,326
	2012	$13.711	$15.271	8,274
	2013	$15.271	$19.899	6,387
	2014	$19.899	$21.315	6,323
	2015	$21.315	$20.075	6,046
	2016	$20.075	$23.356	5,961
Invesco V.I. High Yield Fund - Series II
	2013	$10.000	$17.043	181
	2014	$17.043	$16.865	187
	2015	$16.865	$15.874	188
	2016	$15.874	$17.139	183
Invesco V.I. High Yield Securities Fund - Series II
	2007	$12.639	$12.790	6,326
	2008	$12.790	$9.569	4,724
	2009	$9.569	$13.448	3,327
	2010	$13.448	$14.404	2,616
	2011	$14.404	$14.263	2,378
	2012	$14.263	$16.464	2,370
	2013	$16.464	$16.921	0
Invesco V.I. Income Builder Fund - Series II
	2007	$14.392	$14.419	2,185
	2008	$14.419	$10.331	540
	2009	$10.331	$12.569	537
	2010	$12.569	$13.730	527
	2011	$13.730	$14.557	0
Invesco V.I. International Growth Fund - Series II
	2011	$10.000	$7.679	1,144
	2012	$7.679	$8.621	1,134
	2013	$8.621	$9.969	0
	2014	$9.969	$9.720	0
	2015	$9.720	$9.220	0
	2016	$9.220	$8.920	0
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.123	$12.904	0
	2008	$12.904	$8.964	0
	2009	$8.964	$11.339	0
	2010	$11.339	$12.567	0
	2011	$12.567	$11.446	0
	2012	$11.446	$12.333	0
	2013	$12.333	$15.433	0
	2014	$15.433	$15.660	0
	2015	$15.660	$14.602	0
	2016	$14.602	$16.097	0

K-51

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$15.788	$18.083	4,220
	2008	$18.083	$9.364	4,072
	2009	$9.364	$14.264	4,072
	2010	$14.264	$17.685	4,072
	2011	$17.685	$15.615	4,072
	2012	$15.615	$16.978	4,072
	2013	$16.978	$22.592	4,072
	2014	$22.592	$23.700	0
	2015	$23.700	$23.327	0
	2016	$23.327	$22.854	0
Invesco V.I. S&P 500 Index Fund - Series II
	2007	$14.730	$15.064	15,588
	2008	$15.064	$9.205	12,007
	2009	$9.205	$11.303	11,472
	2010	$11.303	$12.617	11,274
	2011	$12.617	$12.479	10,795
	2012	$12.479	$14.041	10,598
	2013	$14.041	$17.994	8,292
	2014	$17.994	$19.799	4,680
	2015	$19.799	$19.436	4,614
	2016	$19.436	$21.054	4,862
Invesco V.I. Value Opportunities Fund - Series II
	2007	$15.627	$15.427	4,004
	2008	$15.427	$7.227	2,286
	2009	$7.227	$10.401	2,023
	2010	$10.401	$10.835	0
	2011	$10.835	$10.197	0
	2012	$10.197	$11.686	0
	2013	$11.686	$15.170	0
	2014	$15.170	$15.721	0
	2015	$15.721	$13.682	0
	2016	$13.682	$15.717	0
Invesco Van Kampen V.I. International Growth Equity Fund - Series II
	2007	$10.665	$11.869	1,317
	2008	$11.869	$5.951	1,300
	2009	$5.951	$7.915	1,164
	2010	$7.915	$8.474	1,154
	2011	$8.474	$9.197	0
Morgan Stanley VIS - Global Infrastructure Portfolio - Class Y
	2007	$17.405	$20.349	87
	2008	$20.349	$13.192	87
	2009	$13.192	$15.270	87
	2010	$15.270	$15.878	86
	2011	$15.878	17.914	86
	2012	$17.914	$20.667	86
	2013	$20.667	$23.664	86
	2014	$23.664	$24.946	0

K-52

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
	2007	$16.656	$19.367	2,507
	2008	$19.367	$9.621	2,256
	2009	$9.621	$15.844	2,047
	2010	$15.844	$19.405	314
	2011	$19.405	$17.467	314
	2012	$17.467	$18.990	314
	2013	$18.990	$20.085	0
Morgan Stanley VIS European Equity Portfolio - Class Y
	2007	$18.407	$20.679	1,743
	2008	$20.679	$11.512	1,800
	2009	$11.512	$14.288	324
	2010	$14.288	$14.887	0
	2011	$14.887	$13.073	0
	2012	$13.073	$15.046	0
	2013	$15.046	$18.644	0
	2014	$18.644	$16.460	0
	2015	$16.460	$15.168	0
	2016	$15.168	$14.370	0
Morgan Stanley VIS Global Advantage Portfolio - Class Y
	2007	$16.334	$18.563	1,798
	2008	$18.563	$10.133	1,782
	2009	$10.133	$9.648	0
Morgan Stanley VIS Income Plus Portfolio - Class Y
	2007	$10.779	$11.100	28,661
	2008	$11.100	$9.827	21,062
	2009	$9.827	$11.707	17,702
	2010	$11.707	$12.431	14,477
	2011	$12.431	$12.681	9,962
	2012	$12.681	$14.059	9,663
	2013	$14.059	$13.806	9,202
	2014	$13.806	$14.444	7,138
	2015	$14.444	$13.757	6,596
	2016	$13.757	$14.297	6,897
Morgan Stanley VIS Limited Duration Portfolio - Class Y
	2007	$9.807	$9.819	21,492
	2008	$9.819	$8.109	20,130
	2009	$8.109	$8.338	17,348
	2010	$8.338	$8.302	12,482
	2011	$8.302	$8.286	6,056
	2012	$8.286	$8.317	6,033
	2013	$8.317	$8.109	2,718
	2014	$8.109	$7.965	2,701
	2015	$7.965	$7.735	2,684
	2016	$7.735	$7.896	2,668
Morgan Stanley VIS Money Market Portfolio - Class Y
	2007	$9.801	$9.992	5,039
	2008	$9.992	$9.946	11,716
	2009	$9.946	$9.690	10,603
	2010	$9.690	$9.440	1,223
	2011	$9.440	$9.197	1,176
	2012	$9.197	$8.959	1,209
	2013	$8.959	$8.728	1,296
	2014	$8.728	$8.503	504
	2015	$8.503	$8.284	461
	2016	$8.284	$8.213	0

K-53

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Morgan Stanley VIS Multi Cap Growth Portfolio - Class Y
	2007	$14.791	$17.177	10,970
	2008	$17.177	$8.742	4,936
	2009	$8.742	$14.550	3,635
	2010	$14.550	$18.061	3,852
	2011	$18.061	$16.368	3,861
	2012	$16.368	$17.872	3,843
	2013	$17.872	$26.178	2,880
	2014	$26.178	$26.889	2,862
	2015	$26.889	$28.376	2,415
	2016	$28.376	$26.635	2,460
Morgan Stanley VIS Strategist Portfolio - Class Y
	2007	$15.056	$15.893	14,434
	2008	$15.893	$11.734	14,324
	2009	$11.734	$13.652	13,966
	2010	$13.652	$14.163	12,523
	2011	$14.163	$12.675	9,565
	2012	$12.675	$13.170	9,444
	2013	$13.170	$13.974	0
PIMCO CommodityRealReturn® Strategy Portfolio - Advisor Shares
	2007	$9.432	$11.313	0
	2008	$11.313	$6.187	0
	2009	$6.187	$8.535	0
	2010	$8.535	$10.330	0
	2011	$10.330	$9.304	0
	2012	$9.304	$9.527	0
	2013	$9.527	$7.914	0
	2014	$7.914	$6.274	0
	2015	$6.274	$4.543	0
	2016	$4.543	$5.084	0
PIMCO Emerging Markets Bond Portfolio - Advisor Shares
	2007	$10.637	$10.954	0
	2008	$10.954	$9.105	0
	2009	$9.105	$11.571	0
	2010	$11.571	$12.630	0
	2011	$12.630	$13.069	0
	2012	$13.069	$14.989	0
	2013	$14.989	$13.573	0
	2014	$13.573	$13.407	0
	2015	$13.407	$12.754	0
	2016	$12.754	$14.065	0
PIMCO Real Return Portfolio - Advisor Shares
	2007	$10.056	$10.830	0
	2008	$10.830	$9.797	0
	2009	$9.797	$11.287	0
	2010	$11.287	$11.875	0
	2011	$11.875	$12.906	939
	2012	$12.906	$13.658	999
	2013	$13.658	$12.066	0
	2014	$12.066	$12.105	0
	2015	$12.105	$11.461	0
	2016	$11.461	$11.733	0

K-54

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Total Return Portfolio - Advisor Shares
	2007	$10.237	$10.834	0
	2008	$10.834	$11.051	0
	2009	$11.051	$12.267	4,524
	2010	$12.267	$12.907	6,291
	2011	$12.907	$13.015	4,384
	2012	$13.015	$13.880	4,359
	2013	$13.880	$13.242	6,297
	2014	$13.242	$13.438	6,259
	2015	$13.438	$13.135	6,219
	2016	$13.135	$13.125	6,179
Putnam VT Equity Income Fund - Class IB
	2009	$10.000	$7.698	109
	2010	$7.698	$8.444	110
	2011	$8.444	$8.384	104
	2012	$8.384	$9.743	100
	2013	$9.743	$12.567	96
	2014	$12.567	$13.792	89
	2015	$13.792	$13.026	88
	2016	$13.026	$14.421	86
Putnam VT George Putnam Balanced Fund - Class IB
	2007	$13.089	$12.870	2,539
	2008	$12.870	$7.431	737
	2009	$7.431	$9.094	731
	2010	$9.094	$9.817	0
	2011	$9.817	$9.829	0
	2012	$9.829	$10.773	0
	2013	$10.773	$12.393	0
	2014	$12.393	$13.362	0
	2015	$13.362	$12.868	0
	2016	$12.868	$13.540	0
Putnam VT Growth and Income Fund - Class IB
	2007	$15.297	$13.999	0
	2008	$13.999	$8.359	0
	2009	$8.359	$10.570	0
	2010	$10.570	$11.777	0
	2011	$11.777	$10.940	0
	2012	$10.940	$12.695	0
	2013	$12.695	$16.778	0
	2014	$16.778	$18.098	0
	2015	$18.098	$16.302	0
	2016	$16.302	$18.266	0
Putnam VT Growth Opportunities Fund - Class IB
	2016	$10.000	$10.043	0
Putnam VT International Equity Fund - Class IB
	2007	$19.359	$20.432	9,971
	2008	$20.432	$11.155	8,305
	2009	$11.155	$13.542	7,495
	2010	$13.542	$14.515	4,317
	2011	$14.515	$11.745	4,141
	2012	$11.745	$13.947	4,073
	2013	$13.947	$17.400	1,327
	2014	$17.400	$15.800	1,363
	2015	$15.800	$15.412	1,311
	2016	$15.412	$14.646	1,318

K-55

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Putnam VT Investors Fund - Class IB
	2007	$15.589	$14.399	0
	2008	$14.399	$8.478	0
	2009	$8.478	$10.804	0
	2010	$10.804	$11.990	0
	2011	$11.990	$11.685	0
	2012	$11.685	$13.297	0
	2013	$13.297	$17.503	0
	2014	$17.503	$19.421	0
	2015	$19.421	$18.506	0
	2016	$18.506	$20.201	0
Putnam VT New Value Fund - Class IB
	2007	$12.264	$11.360	142
	2008	$11.360	$6.113	110
	2009	$6.113	$5.748	0
Putnam VT Voyager Fund - Class IB
	2007	$12.603	$12.953	1,776
	2008	$12.953	$7.945	0
	2009	$7.945	$12.684	0
	2010	$12.684	$14.925	0
	2011	$14.925	$11.944	0
	2012	$11.944	$13.289	0
	2013	$13.289	$18.606	0
	2014	$18.606	$19.886	0
	2015	$19.886	$18.187	0
	2016	$18.187	$18.097	0
UIF Emerging Markets Debt Portfolio, Class II
	2007	$14.186	$14.700	694
	2008	$14.700	$12.174	655
	2009	$12.174	$15.430	638
	2010	$15.430	$16.495	604
	2011	$16.495	$17.175	558
	2012	$17.175	$19.719	521
	2013	$19.719	$17.526	537
	2014	$17.526	$17.566	518
	2015	$17.566	$16.910	492
	2016	$16.910	$18.216	465
UIF Emerging Markets Equity Portfolio, Class II
	2007	$30.838	$42.188	3,775
	2008	$42.188	$17.775	2,348
	2009	$17.775	$29.456	1,915
	2010	$29.456	$34.131	1,910
	2011	$34.131	$27.185	1,906
	2012	$27.185	$31.733	1,901
	2013	$31.733	$30.570	1,490
	2014	$30.570	$28.422	277
	2015	$28.422	$24.721	275
	2016	$24.721	$25.677	273

K-56

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Global Franchise Portfolio, Class II
	2007	$17.223	$18.416	11,096
	2008	$18.416	$12.747	8,184
	2009	$12.747	$16.088	10,354
	2010	$16.088	$17.873	9,196
	2011	$17.873	$18.986	8,143
	2012	$18.986	$21.377	7,967
	2013	$21.377	$24.918	4,659
	2014	$24.918	$25.367	1,431
	2015	$25.367	$26.243	1,354
	2016	$26.243	$26.950	1,329
UIF Global Infrastructure - Class II
	2014	$10.000	$26.574	86
	2015	$26.574	$22.291	86
	2016	$22.291	$24.965	85
UIF Global Strategist Portfolio, Class II
	2013	$10.000	$15.127	7,669
	2014	$15.127	$15.029	6,968
	2015	$15.029	$13.684	6,942
	2016	$13.684	$14.063	6,563
UIF Growth Portfolio, Class II
	2007	$13.824	$16.381	5,417
	2008	$16.381	$8.082	3,843
	2009	$8.082	$13.002	3,774
	2010	$13.002	$15.529	3,745
	2011	$15.529	$14.668	3,720
	2012	$14.668	$16.295	715
	2013	$16.295	$23.448	672
	2014	$23.448	$24.231	658
	2015	$24.231	$26.429	623
	2016	$26.429	$25.251	622
UIF Mid Cap Growth Portfolio, Class II
	2007	$18.689	$22.319	11,169
	2008	$22.319	$11.562	10,551
	2009	$11.562	$17.723	10,423
	2010	$17.723	$22.836	8,994
	2011	$22.836	$20.649	8,966
	2012	$20.649	$21.821	8,891
	2013	$21.821	$29.224	7,545
	2014	$29.224	$28.991	3,579
	2015	$28.991	$26.548	3,569
	2016	$26.548	$23.575	1,303
UIF Small Company Growth Portfolio, Class II
	2007	$18.742	$18.795	7,471
	2008	$18.795	$10.904	1,684
	2009	$10.904	$15.577	1,682
	2010	$15.577	$19.203	690
	2011	$19.203	$17.077	376
	2012	$17.077	$19.080	374
	2013	$19.080	$31.844	372
	2014	$31.844	$26.718	371
	2015	$26.718	$23.477	369
	2016	$23.477	$24.161	438

K-57

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF U.S. Real Estate Portfolio, Class II
	2007	$25.622	$20.644	9,257
	2008	$20.644	$12.456	6,778
	2009	$12.456	$15.590	5,036
	2010	$15.590	$19.671	4,970
	2011	$19.671	$20.247	5,330
	2012	$20.247	$22.803	5,300
	2013	$22.803	$22.601	2,779
	2014	$22.601	$28.495	1,277
	2015	$28.495	$28.291	1,245
	2016	$28.291	$29.365	1,225
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.40% and an administration expense charge of 0.19%.

K-58

PA195-4                                                 ASADVISORL